EXHIBIT 4

================================================================================


                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
                                   Depositor,


                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                Master Servicer,


                          MIDLAND LOAN SERVICES, INC.,
                                Special Servicer,


                                       and


                             WELLS FARGO BANK, N.A.,
                         Trustee and REMIC Administrator


                        ---------------------------------


                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 1, 2007


                        ---------------------------------

                                 $3,515,654,613

                  Commercial Mortgage Pass-Through Certificates


                                  Series 2007-3

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

      DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND
                                THE CERTIFICATES

Section 1.01    Defined Terms................................................
Section 1.02    Rules of Construction; Other Definitional Provisions.........
Section 1.03    Certain Calculations in Respect of the Mortgage Pool.........
Section 1.04    Cross-Collateralized Mortgage Loans..........................
Section 1.05    Incorporation of Preliminary Statement.......................

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

Section 2.01    Conveyance of Mortgage Loans.................................
Section 2.02    Acceptance of REMIC I by Trustee.............................
Section 2.03    Mortgage Loan Seller's Repurchase or Substitution of
                 Mortgage Loans for Material Document Defects and
                 Material Breaches...........................................
Section 2.04    Representations and Warranties of the Depositor..............
Section 2.05    Representations and Warranties of the Master Servicer........
Section 2.06    Representations and Warranties of the Special Servicer.......
Section 2.07    Representations and Warranties of the Trustee and the
                 REMIC Administrator.........................................
Section 2.08    [RESERVED]...................................................
Section 2.09    Issuance of the Class R-I Certificates; Creation of the
                 REMIC I Regular Interests...................................
Section 2.10    Conveyance of REMIC I Regular Interests; Acceptance of
                 REMIC II by the Trustee.....................................
Section 2.11    Issuance of the REMIC II Certificates, Class A-2FL
                 Regular Interest and Class A-MFL Regular Interest...........
Section 2.12    Loss of Value Reserve Fund Provisions........................
Section 2.13    Designation of Grantor Trusts................................

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01    Administration of the Serviced Loans.........................
Section 3.02    Collection of Mortgage Loan Payments.........................
Section 3.03    Collection of Taxes, Assessments and Similar Items;
                 Servicing Account; Servicing Advances; Reserve Accounts.....
Section 3.04    Certificate Account, Distribution Account, REMIC I
                 Distribution Account, REMIC II Distribution Account,
                 Excess Liquidation Proceeds Account, Class A-2FL
                 Floating Rate Account, Class A-MFL Floating Rate
                 Account, Interest Reserve Account and Serviced Whole
                 Loan Custodial Account......................................
Section 3.05    Permitted Withdrawals From the Certificate Account, the
                 Distribution Account, the Serviced Whole Loan Custodial Accounts, the Class A-2FL Floating Rate Account, the
                 Class A-MFL Floating Rate Account and the Excess
                 Liquidation Proceeds Account................................
Section 3.06    Investment of Funds in the Certificate Account, the
                 Interest Reserve Account, the REMIC I Distribution
                 Account, the REMIC II Distribution Account, the Excess Liquidation Proceeds Account, the Class A-2FL Floating
                 Rate Account, the Class A-MFL Floating Rate Account and
                 the REO Account.............................................
Section 3.07    Maintenance of Insurance Policies; Errors and Omissions
                 and Fidelity Coverage.......................................
Section 3.08    Enforcement of Alienation Clauses............................
Section 3.09    Realization Upon Defaulted Serviced Loans....................
Section 3.10    Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11    Servicing Compensation; Interest on Servicing Advances;
                 Payment of Certain Expenses; Obligations of the Trustee
                 Regarding Back-up Servicing Advances........................
Section 3.12    Inspections; Collection of Financial Statements..............
Section 3.13    [RESERVED]...................................................
Section 3.14    [RESERVED]...................................................
Section 3.15    Access to Certain Information................................
Section 3.16    Title to REO Property; REO Account...........................
Section 3.17    Management of REO Property...................................
Section 3.18    Resolution of Defaulted Serviced Loans and REO Properties....
Section 3.19    Additional Obligations of the Master Servicer and the
                 Special Servicer............................................
Section 3.20    Modifications, Waivers, Amendments and Consents..............
Section 3.21    Transfer of Servicing Between Master Servicer and Special
                 Servicer; Record Keeping; Asset Status Report; Directing
                 Certificateholder...........................................
Section 3.22    Sub-Servicing Agreements.....................................
Section 3.23    Designation of the Special Servicer by the Majority
                 Certificateholder of the Controlling Class or the
                 Controlling Holder..........................................
Section 3.24    Confidentiality..............................................
Section 3.25    No Solicitation of Prepayments...............................
Section 3.26    Certain Matters with Respect to Serviced Loans Permitting
                 Defeasance, Franchise Mortgage Loans and Certain
                 Mortgage Loans Permitting Additional Debt...................
Section 3.27    Application of Default Charges...............................
Section 3.28    Matters Regarding the Whole Loans............................
Section 3.29    Matters Regarding the Non-Serviced Whole Loans...............
Section 3.30    Certain Powers of the Controlling Holders and Certain
                 Intercreditor Matters.......................................
Section 3.31    Class A-2FL Swap Contract....................................
Section 3.32    Class A-MFL Swap Contract....................................

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

Section 4.01    Distributions................................................
Section 4.02    Statements to Certificateholders; Certain Reports by the
                 Master Servicer and the Special Servicer....................
Section 4.03    P&I Advances.................................................
Section 4.04    Allocation of Realized Losses and Additional Trust Fund
                 Expenses....................................................
Section 4.05    Interest Reserve Account.....................................

                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01    The Certificates.............................................
Section 5.02    Registration of Transfer and Exchange of Certificates........
Section 5.03    Book-Entry Certificates......................................
Section 5.04    Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05    Persons Deemed Owners........................................
Section 5.06    Certification by Certificate Owners..........................
Section 5.07    Regarding the Identification of Certain Certificateholders...

                                   ARTICLE VI

    THE DEPOSIIITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE REMIC
                                  ADMINISTRATOR

Section 6.01    Liability of the Depositor, the Master Servicer, the
                 Special Servicer and the REMIC Administrator................
Section 6.02    Merger, Consolidation or Conversion of the Depositor, the
                 Master Servicer, the Special Servicer or the REMIC
                 Administrator...............................................
Section 6.03    Limitation on Liability of the Depositor, the Master
                 Servicer, the Special Servicer, the REMIC Administrator
                 and Others..................................................
Section 6.04    Master Servicer, Special Servicer and REMIC Administrator
                 Not to Resign...............................................
Section 6.05    Rights of the Depositor and the Trustee in Respect of the
                 Master Servicer, the Special Servicer and the REMIC
                 Administrator...............................................

                                   ARTICLE VII

                                     DEFAULT

Section 7.01    Events of Default............................................
Section 7.02    Trustee to Act; Appointment of Successor.....................
Section 7.03    Form 8-K Information; Notification to Certificateholders.....
Section 7.04    Waiver of Events of Default..................................
Section 7.05    Additional Remedies of Trustee Upon Event of Default.........

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01    Duties of Trustee............................................
Section 8.02    Certain Matters Affecting the Trustee........................
Section 8.03    Trustee Not Liable for Validity or Sufficiency of
                 Certificates or Loans.......................................
Section 8.04    Trustee May Own Certificates.................................
Section 8.05    Fees of Trustee; Indemnification of Trustee..................
Section 8.06    Eligibility Requirements for Trustee.........................
Section 8.07    Resignation and Removal of the Trustee.......................
Section 8.08    Successor Trustee............................................
Section 8.09    Merger or Consolidation of Trustee...........................
Section 8.10    Appointment of Co-Trustee or Separate Trustee................
Section 8.11    Appointment of Custodians....................................
Section 8.12    Access to Certain Information................................
Section 8.13    Maintenance of Mortgage File.................................

                                   ARTICLE IX

                                   TERMINATION

Section 9.01    Termination Upon Repurchase or Liquidation of All
                 Mortgage Loans..............................................
Section 9.02    Additional Termination Requirements..........................

                                    ARTICLE X

                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

Section 10.01   REMIC Administration.........................................
Section 10.02   Depositor, Master Servicer, Special Servicer and Trustee
                 to Cooperate with REMIC Administrator.......................
Section 10.03   Fees of the REMIC Administrator..............................
Section 10.04   Use of Agents................................................
Section 10.05   Grantor Trust Administration.................................

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01   Intent of the Parties; Reasonableness........................
Section 11.02   Succession; Subcontractors...................................
Section 11.03   Filing Obligations...........................................
Section 11.04   Form 10-D Filings............................................
Section 11.05   Form 10-K Filings............................................
Section 11.06   Sarbanes-Oxley Certification.................................
Section 11.07   Form 8-K Filings.............................................
Section 11.08   Form 15 Filing...............................................
Section 11.09   Annual Compliance Statements.................................
Section 11.10   Annual Reports on Assessment of Compliance with Servicing
                 Criteria....................................................
Section 11.11   Annual Independent Public Accountants' Servicing Report......
Section 11.12   Indemnification..............................................
Section 11.13   Signatures; Article XI Notices...............................
Section 11.14   Amendments...................................................
Section 11.15   Certain Matters Relating to the Securitization of
                 Companion Loans.............................................

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS
Section 12.01   Amendment....................................................
Section 12.02   Recordation of Agreement; Counterparts.......................
Section 12.03   Limitation on Rights of Certificateholders...................
Section 12.04   Governing Law................................................
Section 12.05   Notices......................................................
Section 12.06   Severability of Provisions...................................
Section 12.07   Successors and Assigns; Beneficiaries........................
Section 12.08   Article and Section Headings.................................
Section 12.09   Notices to and from Rating Agencies..........................
Section 12.10   Requests for Information; Standing Requests..................
Section 12.11   Insolvency...................................................




LIST OF EXHIBITS

EXHIBIT A-1    Form of Class A-1 Certificate
EXHIBIT A-2    Form of Class A-2 Certificate
EXHIBIT A-3    Form of Class A-2FL Certificate
EXHIBIT A-4    Form of Class A-3 Certificate
EXHIBIT A-5    Form of Class A-AB Certificate
EXHIBIT A-6    Form of Class A-4 Certificate
EXHIBIT A-7    Form of Class A-5 Certificate
EXHIBIT A-8    Form of Class A-1A Certificate
EXHIBIT A-9    Form of Class XW Certificate
EXHIBIT A-10   Form of Class A-M Certificate
EXHIBIT A-11   Form of Class A-MF Certificate
EXHIBIT A-12   Form of Class A-MFL Certificate
EXHIBIT A-13   Form of Class A-J Certificate
EXHIBIT A-14   Form of Class B Certificate
EXHIBIT A-15   Form of Class C Certificate
EXHIBIT A-16   Form of Class D Certificate
EXHIBIT A-17   Form of Class E Certificate
EXHIBIT A-18   Form of Class F Certificate
EXHIBIT A-19   Form of Class G Certificate
EXHIBIT A-20   Form of Class H Certificate
EXHIBIT A-21   Form of Class J Certificate
EXHIBIT A-22   Form of Class K Certificate
EXHIBIT A-23   Form of Class L Certificate
EXHIBIT A-24   Form of Class M Certificate
EXHIBIT A-25   Form of Class N Certificate
EXHIBIT A-26   Form of Class O Certificate
EXHIBIT A-27   Form of Class P Certificate
EXHIBIT A-28   Form of Class Q Certificate
EXHIBIT A-29   Form of Class S Certificate
EXHIBIT A-30   Form of Class R-I Certificate
EXHIBIT A-31   Form of Class R-II Certificate
EXHIBIT B      Form of Investment Representation Letter
EXHIBIT C-1    Form of Transfer Affidavit and Agreement Pursuant to Section
               5.02(d)(i)(B)
EXHIBIT C-2    Form of Transferor Certificate Pursuant to Section
               5.02(d)(i)(D)
EXHIBIT D      Form of Request for Release
EXHIBIT E      Form of ERISA Representation Letter
EXHIBIT F      Form of Custodial Certification
EXHIBIT G      Form of Trustee Distribution Date Statement
EXHIBIT H      Form of Request for Review
EXHIBIT I      Form of Notice Regarding Purchase Option Exercise
EXHIBIT J      Form of Notice and Certification Regarding Defeasance of
               Mortgage Loan
EXHIBIT K      Form of Certification to be Provided with Form 10-K
EXHIBIT L      Form of Certification to be Provided to Depositor
EXHIBIT M      Form of Confidentiality Agreement
EXHIBIT N      Form of Regulation S Certificate
EXHIBIT O      Form of Transfer Certificate for Exchange or Transfer from
               Domestic Global Certificate to Regulation S Global Certificate
               During the Restricted Period
EXHIBIT P      Form of Transfer Certificate for Exchange or Transfer from
               Domestic Global Certificate to Regulation S Global Certificate
               After the Restricted Period
EXHIBIT Q      Form of Transfer Certificate for Exchange or Transfer from
               Regulation S Global Certificate to Domestic Global Certificate





LIST OF SCHEDULES

SCHEDULE I      Mortgage Loan Schedule
SCHEDULE II     Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III    Schedule of Exceptions under Section 2.02(a)
SCHEDULE IV     [RESERVED]
SCHEDULE V      Mortgage Loans that Initially Pay Interest Only
SCHEDULE VI     Mortgage Loans Containing Additional Debt
SCHEDULE VII    Schedule of Initial Controlling Holders
SCHEDULE VIII   Servicing Criteria to be Addressed in Assessment of Compliance
SCHEDULE IX     Additional Form 10-D Disclosure
SCHEDULE X      Additional Form 10-K Disclosure
SCHEDULE XI     Form 8-K Disclosure Information
SCHEDULE XII    Form of Additional Disclosure Notification

               This Pooling and Servicing Agreement (this "Agreement"), dated and effective as of July 1, 2007, is by and among BANC OF AMERICA COMMERCIAL MORTGAGE INC., as Depositor, BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, MIDLAND LOAN SERVICES, INC., as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee and as REMIC Administrator.

                             PRELIMINARY STATEMENT:

               The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

               As provided herein, the Trustee will elect that two segregated pools of assets within the Trust Fund (exclusive of the Class A-2FL Regular Interest, the Class A-2FL Swap Contract, the Class A-2FL Floating Rate Account, the Class A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL Floating Rate Account) be treated for federal income tax purposes as two separate real estate mortgage investment conduits ("REMIC I" and "REMIC II", respectively).

                                     REMIC I

               As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes and such segregated asset pool will be designated as "REMIC I". The REMIC I Regular Interests listed below under the heading "Corresponding REMIC I Regular Interests" constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole Class of "residual interests" in REMIC I created hereunder for purposes of the REMIC Provisions.

               The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), and the Corresponding Components of the Class XW Certificates for each Class of the REMIC II Regular Certificates (the "Corresponding Certificates") (for the avoidance of doubt, in the case of the Class A-2FL and Class A-MFL Certificates, "Corresponding Certificates" shall mean the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively):


                                 Corresponding                              Corresponding
                                REMIC I Regular          REMIC I         Components of Class
 Corresponding Certificates      Interests(1)       Principal Balance     XW Certificates(1)
----------------------------    ---------------     -----------------    -------------------
Class A-1                            LA-1              $ 50,000,000              XA-1
Class A-2                            LA-2             $ 334,000,000              XA-2
Class A-2FL Regular Interest       LA-2FL(2)          $ 150,000,000             XA-2FL
Class A-3                            LA-3             $ 133,000,000              XA-3
Class A-AB                           LA-AB             $ 78,944,000             XA-AB
Class A-4                            LA-4            $1,017,000,000              XA-4
Class A-5                            LA-5              $ 50,000,000              XA-5
Class A-1A                           LA-1A            $ 648,014,000             XA-1A
Class A-M                            LA-M             $ 116,565,000              XA-M
Class A-MF                           LA-MF            $ 100,000,000             XA-MF
Class A-MFL Regular Interest       LA-MFL(3)          $ 135,000,000             XA-MFL
Class A-J                            LA-J             $ 241,701,000              XA-J
Class B                               LB               $ 35,157,000               XB
Class C                               LC               $ 48,340,000               XC
Class D                               LD               $ 26,368,000               XD
Class E                               LE               $ 26,367,000               XE
Class F                               LF               $ 35,157,000               XF
Class G                               LG               $ 30,762,000               XG
Class H                               LH               $ 48,340,000               XH
Class J                               LJ               $ 35,156,000               XJ
Class K                               LK               $ 43,946,000               XK
Class L                               LL               $ 26,367,000               XL
Class M                               LM               $  4,395,000               XM
Class N                               LN               $ 17,578,000               XN
Class O                               LO               $  4,395,000               XO
Class P                               LP               $  8,789,000               XP
Class Q                               LQ               $ 13,184,000               XQ
Class S                               LS               $ 57,129,613               XS

--------

(1) The REMIC I Regular Interest and the Component of the Class XW Certificates that correspond to any particular Class of REMIC II Regular Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest also correspond to each other and, accordingly, constitute the (i) "Corresponding REMIC I Regular Interests" and (ii) "Corresponding Components", respectively, with respect to each other.

(2) The Class LA-2FL Regular Interest and Component XA-2FL do not correspond to any Class of REMIC II Certificates. The Class LA-2FL Regular Interest and Component XA-2FL correspond to the Class A-2FL Regular Interest and to each other.

(3) The Class LA-MFL Regular Interest and Component XA-MFL do not correspond to any Class of REMIC II Certificates. The Class LA-MFL Regular Interest and Component XA-MFL correspond to the Class A-MFL Regular Interest and to each other.

                                    REMIC II

               As provided herein, the Trustee will elect to treat that portion of the Trust Fund consisting of the REMIC I Regular Interests and certain other assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as "REMIC II". The Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates will constitute "regular interests" in REMIC II, and the Class R-II Certificates will constitute the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

               The following table sets forth the designation, the approximate initial Pass-Through Rate and the Initial Class Principal Balance for each of the Classes of Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest:


                                                                  Initial Class
                                     Approximate Initial            Principal
         Designation                  Pass-Through Rate              Balance
----------------------------   -------------------------------   -----------------
Regular Certificates and
the Class A-2FL Regular
Interest and Class A-MFL
Regular Interest:
Class A-1                            5.6590% per annum(1)        $   50,000,000
Class A-2                            5.8379% per annum(2)        $  334,000,000
Class A-2FL                    LIBOR plus 0.1700% per annum(5)   $  150,000,000
Class A-2FL Regular Interest         5.8379% per annum(2)        $  150,000,000
Class A-3                            5.8379% per annum(2)        $  133,000,000
Class A-AB                           5.8379% per annum(2)        $   78,944,000
Class A-4                            5.8379% per annum(2)        $1,017,000,000
Class A-5                            5.3770% per annum           $   50,000,000
Class A-1A                           5.8379% per annum(2)        $  648,014,000
Class A-M                            5.8379% per annum(2)        $  116,565,000
Class A-MF                           5.3170% per annum           $  100,000,000
Class A-MFL                    LIBOR plus 0.2800% per annum(5)   $  135,000,000
Class A-MFL Regular Interest         5.8379% per annum(2)        $  135,000,000
Class A-J                            5.8379% per annum(2)        $  241,701,000
Class B                              5.8379% per annum(2)        $   35,157,000
Class C                              5.8379% per annum(2)        $   48,340,000
Class D                              5.8379% per annum(2)        $   26,368,000
Class E                              5.8379% per annum(2)        $   26,367,000
Class F                              5.8379% per annum(2)        $   35,157,000
Class G                              5.8379% per annum(2)        $   30,762,000
Class H                              5.8379% per annum(2)        $   48,340,000
Class J                              5.8379% per annum(2)        $   35,156,000
Class K                              5.8379% per annum(2)        $   43,946,000
Class L                              5.5010% per annum(1)        $   26,367,000
Class M                              5.5010% per annum(1)        $    4,395,000
Class N                              5.5010% per annum(1)        $   17,578,000
Class O                              5.5010% per annum(1)        $    4,395,000
Class P                              5.5010% per annum(1)        $    8,789,000
Class Q                              5.5010% per annum(1)        $   13,184,000
Class S                              5.5010% per annum(1)        $   57,129,613
Class XW                             0.0365% per annum(3)        $3,515,654,613(4)

--------


(1) Initial Pass-Through Rate. The Pass-Through Rate for the Class A-1 Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates for each Distribution Date will equal a fixed rate subject to a cap at the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(2) Initial Pass-Through Rate. The Pass-Through Rate for the Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates for each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(3) The Pass-Through Rate for the Class XW Certificates will be calculated in accordance with the definition of "Class XW Pass-Through Rate".

(4) The Class XW Certificates will not have Class Principal Balances, rather, such Class of Certificates will accrue interest as provided herein on the related Certificate Notional Amount.

(5) Initial Pass-Through Rate. The Pass-Through Rate applicable to the Class A-2FL and Class A-MFL Certificates on each Distribution Date will be a per annum rate equal to LIBOR plus 0.1700% and LIBOR plus 0.2800%, respectively. In addition, under certain circumstances described in this Agreement, the Pass-Through Rate applicable to the Class A-2FL and Class A-MFL Certificates may convert to the Pass-Through Rate applicable to the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively. The Class A-2FL Regular Interest and Class A-MFL Regular Interest will each accrue interest at the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date. The initial LIBOR rate will be determined as of July 24, 2007, and subsequent LIBOR rates will be determined two LIBOR Business Days before the start of the related Interest Accrual Period.

               The Class R-I and Class R-II Certificates will bear no Pass-Through Rate and will have no initial Certificate Principal Balances or notional amounts. Any Available Distribution Amount (i) remaining in the REMIC I Distribution Account after the distribution of all amounts distributable in respect of the REMIC I Regular Interests and (ii) remaining in the REMIC II Distribution Account after distributions to the Holders of the Regular Certificates (and, in the case of the Class A-2FL and Class A-MFL Certificates, in respect of the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively) shall be distributed to the Holders of the Class R-I and Class R-II Certificates, respectively.

               The segregated pool of assets consisting of the Class A-2FL Regular Interest, the Class A-2FL Swap Contract and the Class A-2FL Floating Rate Account and the proceeds thereof, will be treated as a grantor trust (the "Class A-2FL Grantor Trust") for federal income tax purposes. The Class A-2FL Certificates will represent undivided beneficial interests in the Class A-2FL Grantor Trust.

               The segregated pool of assets consisting of the Class A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL Floating Rate Account and the proceeds thereof, will be treated as a grantor trust (the "Class A-MFL Grantor Trust") for federal income tax purposes. The Class A-MFL Certificates will represent undivided beneficial interests in the Class A-MFL Grantor Trust.

               In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                   ARTICLE I

               DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE
                       MORTGAGE POOL AND THE CERTIFICATES

               Section 1.01 Defined Terms.

               Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

               "10-K Filing Deadline": As defined in Section 11.05(a).

               "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

               "A/B Whole Loan": Either of the Metropolis Shopping Center A/B Whole Loan or the Pacifica Tower A/B Whole Loan, as applicable.

               "A/B Whole Loan Purchase Option": Either of the Metropolis Shopping Center A/B Whole Loan Purchase Option or the Pacifica Tower A/B Whole Loan Purchase Option, as applicable.

               "A/B Whole Loan Purchase Option Holder": Either of the Metropolis Shopping Center A/B Whole Loan Purchase Option Holder or the Pacifica Tower A/B Whole Loan Purchase Option Holder, as applicable.

               "A/B Whole Loan Remittance Amount": With respect to any Master Servicer Remittance Date and any A/B Whole Loan, an amount equal to (a) all amounts on deposit in the related Serviced Whole Loan Custodial Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments, and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period), (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the related Serviced Whole Loan Custodial Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(f), (v) any Excess Liquidation Proceeds that are unrelated to such A/B Whole Loan, and (vi) any amounts deposited into the related Serviced Whole Loan Custodial Account in error, provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the A/B Whole Loan Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

               "A/B Whole Loan REO Account": As defined in Section 3.16(b).

               "Accrued Certificate Interest": With respect to any Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest for such Distribution Date, accrued on the related Class Principal Balance of such Class of Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest outstanding immediately prior to such Distribution Date and, with respect to the Class XW Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. For the avoidance of doubt, the Accrued Certificate Interest in respect of any Class of REMIC II Regular Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period. Except with respect to the Class A-2FL and Class A-MFL Certificates, Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class A-2FL and Class A-MFL Certificates shall be calculated on an Actual/360 Basis; provided, however, if a Class A-2FL Distribution Conversion or Class A-2FL Distribution Conversion has occurred, Accrued Certificate Interest with respect to the Class A-2FL or Class A-MFL Certificates, as applicable, shall be the same as for the Class A-2FL Regular Interest or Class A-MFL Regular Interest, as applicable.

               "Accrued Component Interest": With respect to each Component of the Class XW Certificates for any Distribution Date, one month's interest at the Class XW Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated as described in the definitions of Class XW Strip Rate with respect to any applicable Component and any Distribution Date, and shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

               "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

               "Additional Collateral": Any non-real property collateral pledged and/or delivered by or on behalf of the related Mortgagor and held by the related Mortgagee to secure payment on any Loan.

               "Additional Disclosure Notification": The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Additional Form 8-K Disclosure, which is attached hereto as
Schedule XII.

               "Additional Exclusions": Exclusions relating to terrorist or similar acts in addition to those customarily found in insurance policies for Mortgaged Properties prior to September 11, 2001.

               "Additional Form 8-K Disclosure": As defined in Section 11.07.

               "Additional Form 10-D Disclosure": As defined in Section 11.04.

               "Additional Form 10-K Disclosure": As defined in Section 11.05.

               "Additional Master Servicing Compensation": As defined in Section 3.11(b).

               "Additional Servicer": Each Affiliate of the Master Servicer that services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer and the Trustee, who Services 10% or more of the Mortgage Loans.

               "Additional Special Servicing Compensation": As defined in
Section 3.11(d).

               "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Holders of the REMIC II Regular Certificates, the Class A-2FL Regular Interest and/or the Class A-MFL Regular Interest, as applicable, receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

               "Adjusted Net Mortgage Rate": With respect to any Loan or REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month to produce the actual amount of interest accrued (or, if such Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Loan or REO Loan during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate by (ii) the actual number of days of accrued interest for the related period for such Loan or REO Loan, divided by 30; provided, however, with respect to such Loan or REO Loan, the Adjusted Net Mortgage Rate for the one-month period (a) prior to the Due Dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) shall be the per annum rate stated in the related Mortgage Note as of the Closing Date less the related Administrative Fee Rate and (b) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) shall be determined inclusive of one day of interest retained for each of the one-month periods prior to the Due Dates in January and February in any year that is not a leap year or February in any year that is a leap year.

               "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate (and, in the case of a Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate.

               "Advance": Any P&I Advance or Servicing Advance.

               "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(g) or Section 4.03(d), as applicable.

               "Adverse Grantor Trust Event": Either: (i) any impairment of the status of any Grantor Trust as a "grantor trust" under subpart E, Part I of subchapter J of the Code; or (ii) the imposition of a tax upon any Grantor Trust or any of its assets or transactions.

               "Adverse Rating Event": With respect to any Class of Rated Certificates or Companion Loan Securities and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates or Companion Loan Securities by such Rating Agency (or the placing of such Class of Rated Certificates or Companion Loan Securities on "negative credit watch" status in contemplation of any such action with respect thereto).

               "Adverse REMIC Event": With respect to each of REMIC I and REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.16(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code).

               "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

               "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

               "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Loan, which date is prior to the Stated Maturity Date for such Loan.

               "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of any state in which the Corporate Trust Office of the Trustee is located, (b) the laws of the states in which any loan documents are held and/or any REO Properties are located, (c) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or
(ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (d) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

               "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with Title XI of FIRREA (or, in the case of a Loan or REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer in the case of a limited appraisal and summary report or internal valuation with respect to a Loan or a REO Loan with a Stated Principal Balance as of the date of such appraisal or valuation of $2,000,000 or less).

               "Appraisal Reduction Amount": With respect to any Required Appraisal Serviced Loan, an amount (calculated as of the Determination Date by the Special Servicer immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Serviced Loan) equal to the excess, if any, of:

(1) the sum of (a) the Stated Principal Balance of such Required Appraisal Serviced Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Serviced Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Serviced Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Serviced Loan and reimbursable out of the Trust Fund and all Advances related to such Required Appraisal Serviced Loan that were not reimbursed out of collections on such Required Appraisal Serviced Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any Escrow Payments or Reserve Funds; over

(2) the sum of (x) the excess, if any, of (i) 90% of the Appraised Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate in accordance with the Servicing Standard (without implying any obligation to do so) based upon its review of the related Appraisal and such other information as the Special Servicer deems appropriate), as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b), over (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Serviced Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Serviced Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

               Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Serviced Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(b), with respect to the related Mortgaged Property during the 12 month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Serviced Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(b), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Serviced Loan will be recalculated in accordance with the preceding sentence of this definition.

               Also notwithstanding the foregoing, if and when any Cross-Collateralized Mortgage Loan becomes a Required Appraisal Serviced Loan, an Appraisal Reduction Amount shall be calculated for the entire Cross-Collateralized Set to which that particular Cross-Collateralized Mortgage Loan belongs as if such Cross-Collateralized Set was a single mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such Cross-Collateralized Set shall be allocated among the respective Cross-Collateralized Mortgage Loans forming that set on a pro rata basis in accordance with the respective Stated Principal Balances of those Serviced Loans.

               In addition, notwithstanding the foregoing and for the avoidance of doubt, for purposes of calculating Appraisal Reduction Amounts for determining change of control with respect to any Whole Loan, references to the Stated Principal Balance will be to the entire Stated Principal Balance thereof (i.e., the aggregate Stated Principal Balances of the related Mortgage Loan and, in the case of a Serviced Whole Loan, the related Companion Loan).

               Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loans that comprise that Serviced Whole Loan. For the avoidance of doubt, any Appraisal Reduction Amount with respect to (i) any Pari Passu Whole Loan shall be allocated pro rata between the Mortgage Loan and the related Companion Loan and (ii) any A/B Whole Loan shall be calculated based upon the aggregate stated principal balances of the related Mortgage Loan and the related Companion Loan and shall be deemed allocated first, to the related Companion Loan to the extent of its outstanding principal balance and then to the related Mortgage Loan.

               For the avoidance of doubt and for purposes of calculating Appraisal Reduction Amounts in connection with any P&I Advance required to be made under this Agreement for a Mortgage Loan constituting a part of an A/B Whole Loan, such calculation shall be made based upon and allocated solely to the Stated Principal Balance of the Mortgage Loan contained in such A/B Whole Loan and shall exclude the Stated Principal Balance of the related Note B.

               The Appraisal Reduction Amount applicable to either the ChampionsGate Hotel Pari Passu Mortgage Loan (which is governed by the ChampionsGate Hotel Pooling Agreement) or One Park Avenue Pari Passu Mortgage Loan (which is governed by the One Park Avenue Pooling Agreement ) shall be calculated by the applicable Non-Serviced Loan Master Servicer or Non-Serviced Loan Special Servicer under the related Non-Serviced Loan Pooling Agreement.

               "Appraisal Trigger Event": With respect to any Serviced Loan, any of the following events:

                      (i) such Serviced Loan becomes a Modified Serviced Loan;

                      (ii) any Monthly Payment with respect to such Loan remains unpaid for 60 days past the Due Date for such payment (or for such shorter period at the end of which such delinquency will become a Servicing Transfer Event); provided, however, solely in the case of a delinquent Balloon Payment and if (x) the related Borrower is actively seeking a refinancing commitment, (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) subject to Section 3.21(f), the Directing Certificateholder consents, failure to pay such Balloon Payment during such 60-day period shall not constitute an Appraisal Trigger Event if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the Due Date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such Due Date, during which the refinancing would occur;

                      (iii) the passage of 60 days after the Special Servicer
               receives notice that the Mortgagor under such Serviced Loan becomes the subject of bankruptcy, insolvency or similar proceedings that remain undischarged and undismissed;

                      (iv) the passage of 60 days after the Special Servicer
               receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property;

                      (v) the related Mortgaged Property becomes a REO Property;
               or

                      (vi) if a Serviced Loan has been extended three times,
               upon the sixtieth day after the third extension.

               "Appraised Value": With respect to any Mortgaged Property (other than any Mortgaged Property related to a Non-Serviced Loan) and as of any date of determination, the appraised value of a Mortgaged Property or REO Property based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement. With respect to any Mortgaged Property related to a Non-Serviced Loan, the appraised value shall be determined pursuant to the related Non-Serviced Loan Pooling Agreement.

               "Approval Provisions": With respect to any Serviced Loan and the provisions set forth in Section 3.21(e), the approvals and consents and the time frames for such approvals and consents necessary in connection with the taking of a Special Action or the extension of the maturity date of a Serviced Loan set forth below (in each case subject to the limitations set forth in Section 3.21(e) and Section 3.21(f):

                      (i) with respect to any Performing Serviced Loan, the
               Master Servicer shall obtain the approval or consent of the Special Servicer in connection with a Special Action;

                      (ii) (A) with respect to any Non-Partitioned Loan or Post
               CAP A/B Whole Loan that is a Performing Serviced Loan that involves an extension of the maturity date of such Loan or (B) in connection with a Special Action for any Non-Partitioned Loan or Post CAP A/B Whole Loan that is a Performing Serviced Loan, the Master Servicer shall obtain the approval and consent of the Special Servicer and the Special Servicer shall obtain the approval and consent of the Directing Certificateholder;

                      (iii) with respect to any Non-Partitioned Loan or Post CAP
               A/B Whole Loan that is a Specially Serviced Loan, the Special Servicer shall obtain the approval and consent of the Directing Certificateholder in connection with a Special Action;

                      (iv) with respect to any A/B Whole Loan, during any time
               period that a related Control Appraisal Period does not exist, the Master Servicer, if such A/B Whole Loan is a then Performing Serviced Loan, shall seek the approval and consent of the Special Servicer, and the Special Servicer shall then obtain the approval and consent of the related Controlling Holder in connection with a Special Action; and

                      (v) with respect to any A/B Whole Loan, during any time
               period that a related Control Appraisal Period does not exist, the Special Servicer, if such A/B Whole Loan is a then Specially Serviced Loan, shall obtain the approval and consent of the related Controlling Holder in connection with a Special Action.

               With respect to any extension or Special Action set forth in clauses (i), (ii) and (iv) of this definition, the Special Servicer shall respond to the Master Servicer in writing (which may be via e-mail or facsimile) of its decision to grant or deny the Master Servicer's request for approval and consent within ten Business Days of its receipt of such request (except as provided in Section 3.08) and all information reasonably requested by the Special Servicer, as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, any Controlling Holder or any Rating Agency. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the immediately preceding sentence, such approval and consent shall be deemed granted. With respect to any Special Action described in clauses (ii) and (iii) of this definition, the Directing Certificateholder shall respond to the Special Servicer within ten Business Days of its receipt of such request in writing (which may be via e-mail or facsimile) and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) and (v) of this definition, the related Controlling Holder shall respond in writing (which may be via e-mail or facsimile) to the Special Servicer within ten Business Days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

               "ARD Loan": Any Mortgage Loan that provides for changes in payments and accrual of interest, including the capture of Excess Interest from the related mortgaged property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date. Each Mortgage Loan that is an ARD Loan is identified on the Mortgage Schedule as such pursuant to clause (xv) under the definition of Mortgage Loan Schedule.

               "Asset Status Report": As defined in Section 3.21(d).

               "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the related Loan, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

               "Assumed Monthly Payment": With respect to any Balloon Loan for its Stated Maturity Date (provided that such Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date on which such Serviced Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Serviced Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Serviced Loan on the last Due Date prior to its becoming a REO Loan.

               "Available Distribution Amount": With respect to any Distribution Date and each Mortgage Loan and, in the case of a Non-Serviced Whole Loan (other than with respect to a P&I Advance required to be made by the Trustee) only to the extent received by the Trustee pursuant to the related Intercreditor Agreement, an amount equal to (a) the balance on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date, including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any amounts received from the ChampionsGate Hotel Master Servicer in respect of the ChampionsGate Hotel Pari Passu Mortgage Loan pursuant to the ChampionsGate Hotel Pooling Agreement and/or the ChampionsGate Hotel Intercreditor Agreement, any amounts received from the One Park Avenue Master Servicer in respect of the One Park Avenue Pari Passu Mortgage Loan pursuant to the One Park Avenue Pooling Agreement and/or the One Park Avenue Intercreditor Agreement, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, the portion of Loss of Value Payments deposited into the Certificate Account pursuant to Section 3.05(g) and for the Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the REMIC I Distribution Account pursuant to
Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the REMIC I Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (v) any amounts deposited into the REMIC I Distribution Account in error, (vi) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date, (vii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of Section 3.05(a), and (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year) (unless, in either case, the related Distribution Date is the final Distribution Date), an amount equal to the related Withheld Amount pursuant to
Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

               "BACM": Banc of America Commercial Mortgage Inc., or its successors in interest.

               "Balloon Loan": Any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

               "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Loan.

               "Balloon Payment Interest Shortfall": With respect to any Balloon Loan that is included as part of the Trust Fund, with a Stated Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Stated Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Stated Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

               "Bank": As defined in Section 2.07.

               "Bank of America": Bank of America, National Association, or its successors in interest.

               "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

               "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan, and with respect to any Class of Sequential Pay Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest, is a fraction: (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of: (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

               "Base Prospectus": That certain prospectus dated July 18, 2007, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

               "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

               "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

               "Breach": With respect to any Mortgage Loan, any breach of representation or warranty made by the related Mortgage Loan Seller pursuant to
Section 4(b) of the related Mortgage Loan Purchase and Sale Agreement.

               "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in Minnesota, Pennsylvania, New York, any city in which the office of the Certificate Registrar is located or any city in which the Corporate Trust Office of the Trustee or principal place of business of the Master Servicer or Special Servicer is located are authorized or obligated by law or executive order to remain closed.

               "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2007-3 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

               "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Certificate Account".

               "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

               "Certificate Notional Amount": With respect to a Class XW Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class XW Certificates.

               "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

               "Certificate Principal Balance": With respect to any Sequential Pay Certificate and the Class A-2FL and Class A-MFL Certificates, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

               "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

               "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 12.01(b) or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

               "Certification Parties": As defined in Section 11.06.

               "Certifying Person": As defined in Section 11.06.

               "Certifying Servicer" means the Master Servicer, the Special Servicer, the Trustee or an Additional Servicer, as the case may be.

               "ChampionsGate Hotel Indemnified Parties": As defined in Section 6.03(b).

               "ChampionsGate Hotel Intercreditor Agreement": The A Notes Intercreditor Agreement dated as of July 5, 2007 by and between the ChampionsGate Hotel Note A-1 Holder and the ChampionsGate Hotel Note A-2 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "ChampionsGate Hotel Master Servicer": The master servicer under the ChampionsGate Hotel Pooling Agreement, which as of the Closing Date is Wachovia Bank, National Association.

               "ChampionsGate Hotel Nonrecoverable Servicing Advance": With respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, a "Nonrecoverable Servicing Advance" as defined in the ChampionsGate Hotel Pooling Agreement.

               "ChampionsGate Hotel Note A-1": With respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the related Mortgage Note that is not included in the Trust Fund and which is pari passu in right of payment to the ChampionsGate Hotel Note A-2 as set forth in the ChampionsGate Hotel Intercreditor Agreement.

               "ChampionsGate Hotel Note A-1 Holder": The holder of the ChampionsGate Hotel Note A-1, which as of the date hereof is the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11.

               "ChampionsGate Hotel Note A-2": The Mortgage Note related to ChampionsGate Hotel Pari Passu Whole Loan that is included in the Trust, which is pari passu in right of payment to the ChampionsGate Hotel Note A-1 as set forth in the ChampionsGate Hotel Intercreditor Agreement.

               "ChampionsGate Hotel Note A-2 Holder": The holder of the ChampionsGate Hotel Note A-2, initially Eurohypo AG, New York Branch.

               "ChampionsGate Hotel Noteholders": The ChampionsGate Hotel Note A-1 Holder and ChampionsGate Hotel Note A-2 Holder.

               "ChampionsGate Hotel Pari Passu Companion Loan": The loan evidenced by the ChampionsGate Hotel Note A-1.

      "ChampionsGate Hotel Pari Passu Companion Loan Holder": The holder of the ChampionsGate Hotel Pari Passu Companion Loan.

               "ChampionsGate Hotel Pari Passu Mortgage Loan": The Mortgage Loan identified as Loan No. 400 in the Mortgage Loan Schedule, which, together with the ChampionsGate Hotel Note A-1, is secured by a Mortgage on the related Mortgaged Property.

               "ChampionsGate Hotel Pari Passu Whole Loan": The ChampionsGate Hotel Pari Passu Mortgage Loan together with the ChampionsGate Hotel Pari Passu Companion Loan. References herein to ChampionsGate Hotel Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the ChampionsGate Hotel Note A-1 and the ChampionsGate Hotel Note A-2.

               "ChampionsGate Hotel Pooling Agreement": That certain pooling and servicing agreement dated as of July 1, 2007 among J.P. Morgan Chase Commercial Mortgage Securities, Inc., as depositor, the ChampionsGate Hotel Master Servicer, as master servicer, the ChampionsGate Hotel Special Servicer, as special servicer, and the ChampionsGate Hotel Trustee, as trustee and REMIC administrator, which agreement relates to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11.

               "ChampionsGate Hotel Special Servicer": The special servicer under the ChampionsGate Hotel Pooling Agreement, which of as of the Closing Date is CWCapital Asset Management LLC.

               "ChampionsGate Hotel Trustee": The trustee under the ChampionsGate Hotel Pooling Agreement, which of as of the Closing Date is LaSalle Bank, National Association.

               "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical Class designation, and each REMIC I Regular Interest and Corresponding Component.

               "Class A Certificates": Any one of the Class A Senior Certificates and the Class A-Junior Certificates.

               "Class A Junior Certificates": The Class A-M, Class A-MF, Class A-MFL (through the Class A-MFL Regular Interest) and Class A-J Certificates.

               "Class A Senior Certificate": Any one of the Class A-1, Class A-2, Class A-2FL (through the Class A-2FL Regular Interest), Class A-3, Class A-AB, Class A-4, Class A-5 and Class A-1A Certificates.

               "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-1 Pass-Through Rate": A per annum rate equal to 5.6590%; provided, however, the Class A-1 Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-1A Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-2 Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-2FL Certificate": Any one of the Certificates with a "Class A-2FL" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a beneficial interest in the Class A-2FL Grantor Trust for purposes of the Grantor Trust Provisions.

               "Class A-2FL Distribution Conversion": With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Class A-2FL Swap Default of the nature described in clause (i) of the definition of Class A-2FL Swap Default while the Swap Trustee on behalf of the Class A-2FL Grantor Trust is pursuing remedies under the Class A-2FL Swap Contract pursuant to Section 3.31 or (ii) immediately upon and following the termination of the Class A-2FL Swap Contract until a replacement Class A-2FL Swap Contract is entered into, if any, the conversion of distributions on the Class A-2FL Certificates from distributions based, in part, on floating interest payments from the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-2FL Regular Interest, as specified in Section 4.01(l).

               "Class A-2FL Fixed Swap Payment": With respect to any Distribution Date, the fixed amount required to be paid to the Class A-2FL Swap Counterparty by the Class A-2FL Grantor Trust under the Class A-2FL Swap Contract.

               "Class A-2FL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Swap Trustee in the Class A-2FL Grantor Trust pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class A-2FL Certificates, Class A-2FL Floating Rate Account", and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-2FL Floating Rate Account shall not be an asset of either REMIC I or REMIC II.

               "Class A-2FL Floating Swap Payment": With respect to any Distribution Date, the floating amount required to be paid to the Class A-2FL Grantor Trust by the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract.

               "Class A-2FL Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), designated as the "Class A-2FL Grantor Trust", the assets of which are the Class A-2FL Grantor Trust Assets and established on or prior to the Closing Date and maintained in the name of the Swap Trustee for the benefit of each of the holders of the Class A-2FL Certificates.

               "Class A-2FL Grantor Trust Assets": The segregated pool of assets consisting of the A-2FL Regular Interest, the Class A-2FL Swap Contract and the Class A-2FL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-2FL Certificates.

               "Class A-2FL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) the sum of: (i) the Distributable Certificate Interest received in respect of the Class A-2FL Regular Interest for such Distribution Date, (ii) the Class A-2FL Net Swap Payment, if any payable by the Class A-2FL Swap Counterparty, and (iii) any termination payment paid by the Class A-2FL Swap Counterparty to the Swap Trustee upon the termination of the Class A-2FL Swap Contract provided no replacement Class A-2FL Swap Contract has been entered into prior to such Distribution Date, less (B) the Class A-2FL Net Swap Payment, if any payable by the Class A-2FL Grantor Trust, for such Distribution Date.

               "Class A-2FL Net Swap Payment": With respect to the related Interest Accrual Period, net payment required to be made by (A) the Class A-2FL Grantor Trust to the Class A-2FL Swap Counterparty to the extent of any excess of (i) the Class A-2FL Fixed Swap Payment over (ii) the Class A-2FL Floating Swap Payment for such period or (B) the Class A-2FL Swap Counterparty to the Class A-2FL Grantor Trust to the extent of any excess of (x) the Class A-2FL Floating Swap Payment for such period over (y) the Class A-2FL Fixed Swap Payment for such period.

               "Class A-2FL Pass-Through Rate": For any Distribution Date on which a Class A-2FL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.1700% and, for any Distribution Date on which a Class A-2FL Distribution Conversion has occurred and is continuing a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-2FL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL Regular Interest on such Distribution Date.

               "Class A-2FL Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-2FL", constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

               "Class A-2FL Regular Interest Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-2FL Swap Contract": The 1992 ISDA-Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of July 26, 2007, by and among the A-2FL Swap Counterparty and the Swap Trustee on behalf of the Class A-2FL Grantor Trust, or any replacement interest rate swap contract entered into by the Swap Trustee in accordance with this Agreement.

               "Class A-2FL Swap Counterparty": Bear Stearns Capital Markets Inc., a Delaware corporation, acting in such capacity or its successor in interest or any swap counterparty under a replacement Class A-2FL Swap Contract.

               "Class A-2FL Swap Default": Any failure on the part of the Class A-2FL Swap Counterparty to (i) make a required payment under the Class A-2FL Swap Contract, as and when due thereunder or (ii) any early termination date as designated under the Class A-2FL Swap Contract shall have occurred.

               "Class A-2FL Swap Termination Fees": Any fees or expenses payable by the Class A-2FL Swap Counterparty to the Class A-2FL Grantor Trust in connection with a Class A-2FL Swap Default, termination of the Class A-2FL Swap Contract or liquidation of the Class A-2FL Swap Contract, as specified in the Class A-2FL Swap Contract.

               "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-3 Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-4 Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-5 Certificate": Any one of the Certificates with a "Class A-5" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-5 Pass-Through Rate": A per annum rate equal to 5.3770%.

               "Class A-AB Certificate": Any one of the Certificates with a "Class A-AB" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-AB Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-J Certificate": Any one of the Certificates with a "Class A-J" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-J Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-MF Certificate": Any one of the Certificates with a "Class A-MF" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-MF Pass-Through Rate": A fixed per annum rate equal to 5.3170%.

               "Class A-MFL Certificate": Any one of the Certificates with a "Class A-MFL" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class A-MFL Distribution Conversion": With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Class A-MFL Swap Default of the nature described in clause (i) of the definition of Class A-MFL Swap Default while the Swap Trustee on behalf of the Class A-MFL Grantor Trust is pursuing remedies under the Class A-MFL Swap Contract pursuant to Section 3.32 or (ii) immediately upon and following the termination of the Class A-MFL Swap Contract until a replacement Class A-MFL Swap Contract is entered into, if any, the conversion of distributions on the Class A-MFL Certificates from distributions based, in part, on floating interest payments from the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-MFL Regular Interest, as specified in Section 4.01(o).

               "Class A-MFL Fixed Swap Payment": With respect to any Distribution Date, the fixed amount required to be paid to the Class A-MFL Swap Counterparty by the Class A-MFL Grantor Trust under the Class A-MFL Swap Contract.

               "Class A-MFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Swap Trustee in the Class A-MFL Grantor Trust pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class A-MFL Certificates, Class A-MFL Floating Rate Account", and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-MFL Floating Rate Account shall not be an asset of either REMIC I or REMIC II.

               "Class A-MFL Floating Swap Payment": With respect to any Distribution Date, the floating amount required to be paid to the Class A-MFL Grantor Trust by the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract.

               "Class A-MFL Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), designated as the "Class A-MFL Grantor Trust", the assets of which are the Class A-MFL Grantor Trust Assets and established on or prior to the Closing Date and maintained in the name of the Swap Trustee for the benefit of each of the holders of the Class A-MFL Certificates.

               "Class A-MFL Grantor Trust Assets": The segregated pool of assets consisting of the A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-MFL Certificates.

               "Class A-MFL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) the sum of: (i) the Distributable Certificate Interest received in respect of the Class A-MFL Regular Interest for such Distribution Date, (ii) the Class A-MFL Net Swap Payment, if any payable by the Class A-MFL Swap Counterparty, and (iii) any termination payment paid by the Class A-MFL Swap Counterparty to the Swap Trustee upon the termination of the Class A-MFL Swap Contract provided no replacement Class A-MFL Swap Contract has been entered into prior to such Distribution Date, less (B) the Class A-MFL Net Swap Payment, if any payable by the Class A-MFL Grantor Trust, for such Distribution Date.

               "Class A-MFL Net Swap Payment": With respect to the related Interest Accrual Period, net payment required to be made by (A) the Class A-MFL Grantor Trust to the Class A-MFL Swap Counterparty to the extent of any excess of (i) the Class A-MFL Fixed Swap Payment over (ii) the Class A-MFL Floating Swap Payment for such period or (B) the Class A-MFL Swap Counterparty to the Class A-MFL Grantor Trust to the extent of any excess of (x) the Class A-MFL Floating Swap Payment for such period over (y) the Class A-MFL Fixed Swap Payment for such period.

               "Class A-MFL Pass-Through Rate": For any Distribution Date on which a Class A-MFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.2800% and, for any Distribution Date on which a Class A-MFL Distribution Conversion has occurred and is continuing a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-MFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-MFL Regular Interest on such Distribution Date.

               "Class A-MFL Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-MFL", constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

               "Class A-MFL Regular Interest Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class A-MFL Swap Contract": The 1992 ISDA-Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of July 26, 2007, by and among the A-MFL Swap Counterparty and the Swap Trustee on behalf of the Class A-MFL Grantor Trust, or any replacement interest rate swap contract entered into by the Swap Trustee in accordance with this Agreement.

               "Class A-MFL Swap Counterparty": Bear Stearns Capital Markets Inc., a Delaware corporation, acting in such capacity or its successor in interest or any swap counterparty under a replacement Class A-MFL Swap Contract.

               "Class A-MFL Swap Default": Any failure on the part of the Class A-MFL Swap Counterparty to (i) make a required payment under the Class A-MFL Swap Contract, as and when due thereunder or (ii) any early termination date as designated under the Class A-MFL Swap Contract shall have occurred.

               "Class A-MFL Swap Termination Fees": Any fees or expenses payable by the Class A-MFL Swap Counterparty to the Class A-MFL Grantor Trust in connection with a Class A-MFL Swap Default, termination of the Class A-MFL Swap Contract or liquidation of the Class A-MFL Swap Contract, as specified in the Class A-MFL Swap Contract.

               "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class B Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class C Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class D Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class E Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class F Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class G Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class H Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class J Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class K Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

               "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class L Pass-Through Rate": A per annum rate equal to 5.5010%; provided, however, the Class L Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class M Pass-Through Rate": A per annum rate equal to 5.5010%; provided, however, the Class M Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class N Pass-Through Rate": A per annum rate equal to 5.5010%; provided, however, the Class N Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class O Pass-Through Rate": A per annum rate equal to 5.5010%; provided, however, the Class O Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class P Pass-Through Rate": A per annum rate equal to 5.5010%; provided, however, the Class P Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates or the Class A-2FL Regular Interest or the Class A-MFL Regular Interest outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Sequential Pay Certificates or Class A-2FL Regular Interest or Class A-MFL Regular Interest, as applicable, shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Sequential Pay Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(b), and shall be further permanently reduced on such Distribution Date as and to the extent provided in Section 4.04. The Class Principal Balance of the Class A-2FL and Class A-MFL Certificates shall be equal at all times to the Class Principal Balance of the Class A-2FL Regular Interest and Class A-MFL Regular Interest, respectively.

               "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class Q Pass-Through Rate": A per annum rate equal to 5.5010%; provided, however, the Class Q Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-30 attached hereto, and evidencing the REMIC I Residual Interest for purposes of the REMIC Provisions.

               "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-31 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

               "Class S Certificate": Any one of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-29 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class S Pass-Through Rate": A per annum rate equal to 5.5010%; provided, however, the Class S Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

               "Class XW Certificate": Any one of the Certificates with a "Class XW" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

               "Class XW Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

               "Class XW Pass-Through Rate": With respect to the initial Distribution Date, 0.0365% per annum, and for any subsequent Distribution Date, the weighted average of the Class XW Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

               "Class XW Strip Rate": With respect to any Class of Components for any Distribution Date, a rate per annum equal to (i) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date minus (ii) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XW Strip Rate be less than zero).

               "Clearstream": Clearstream Banking, societe anonyme.

               "Closing Date": July 26, 2007.

               "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, initial purchasers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry that is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

               "CMSA Advance Recovery Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

               "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

               "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

               "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

               "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

               "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

               "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

               "CMSA Investor Reporting Package": Collectively refers to:

               (a) the following seven electronic files: (i) CMSA Bond Level File, (ii) CMSA Collateral Summary File, (iii) CMSA Property File, (iv) CMSA Loan Periodic Update File, (v) CMSA Loan Setup File, (vi) CMSA Financial File, and (vii) CMSA Special Servicer Loan File;

               (b) the following eight supplemental reports: (i) CMSA Comparative Financial Status Report, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Operating Statement Analysis Report, (v) CMSA NOI Adjustment Worksheet, (vi) CMSA REO Status Report, (vii) CMSA Servicer Watch List and (viii) CMSA Loan Level Reserve - LOC Report;

               (c) the CMSA Advance Recovery Report; and

               (d) such other reports as CMSA may hereafter designate as part of the CMSA Investor Reporting Package that are reasonably acceptable to the Master Servicer, Special Servicer or Trustee, as applicable.

               "CMSA Loan Level Reserve-LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

               "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

               "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

               "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

               "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer.

               "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

               "CMSA Reconciliation of Funds Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

               "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

               "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

               "CMSA Special Servicer Loan File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

               "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

               "Code": The Internal Revenue Code of 1986, as amended.

               "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

               "Commission": The Securities and Exchange Commission.

               "Companion Loan": Each of the ChampionsGate Hotel Pari Passu Companion Loan, Hilton Anatole Pari Passu Companion Loan, JQH Hotel Portfolio Pari Passu Companion Loan, Metropolis Shopping Center Companion Loan, One Park Avenue Pari Passu Companion Loan, Pacifica Tower Companion Loan and Rockwood Ross Portfolio Pari Passu Companion Loan, as applicable.

               "Companion Loan Holder": With respect to: (A) the ChampionsGate Hotel Pari Passu Companion Loan, the ChampionsGate Hotel Pari Passu Companion Loan Holder, (B) the Hilton Anatole Pari Passu Companion Loan, the Hilton Anatole Pari Passu Companion Loan Holder, (C) the JQH Hotel Portfolio Pari Passu Companion Loan, the JQH Hotel Portfolio Pari Passu Companion Loan Holder, (D) the Metropolis Shopping Center Companion Loan, the Metropolis Shopping Center Companion Loan Holder, (E) the One Park Avenue Pari Passu Companion Loan, the One Park Avenue Pari Passu Companion Loan Holder, (F) the Pacifica Tower Companion Loan, the Pacifica Tower Companion Loan Holder, and (G) the Rockwood Ross Portfolio Pari Passu Companion Loan, the Rockwood Ross Multifamily Portfolio Pari Passu Companion Loan Holder.

               "Companion Loan Securities": Any class of securities backed, wholly or partially, by any of the ChampionsGate Hotel Pari Passu Companion Loan, Hilton Anatole Pari Passu Companion Loan, JQH Hotel Portfolio Pari Passu Companion Loan, Metropolis Shopping Center Companion Loan, One Park Avenue Pari Passu Companion Loan, Pacifica Tower Companion Loan or Rockwood Ross Portfolio Pari Passu Companion Loan.

               "Compensating Interest Payment": With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(e) to cover any Balloon Payment Interest Shortfall and Prepayment Interest Shortfalls incurred during the related Collection Period.

               "Component": Each of Component XA-1, Component XA-2, Component XA-2FL, Component XA-3, Component XA-AB, Component XA-4, Component XA-5, Component XA-1A, Component XA-M, Component XA-MF, Component XA-MFL, Component XA-J, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG, Component XH, Component XJ, Component XK, Component XL, Component XM, Component XN, Component XO, Component XP, Component XQ and Component XS.

               "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

               "Component XA-1": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1 as of any date of determination.

               "Component XA-1A": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A as of any date of determination.

               "Component XA-2": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2 as of any date of determination.

               "Component XA-2FL": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2FL as of any date of determination.

               "Component XA-3": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3 as of any date of determination.

               "Component XA-4": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4 as of any date of determination.

               "Component XA-5": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-5 as of any date of determination.

               "Component XA-AB": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-AB as of any date of determination.

               "Component XA-J": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-J as of any date of determination.

               "Component XA-M": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-M as of any date of determination.

               "Component XA-MF": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-MF as of any date of determination.

               "Component XA-MFL": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-MFL as of any date of determination.

               "Component XB": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

               "Component XC": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

               "Component XD": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

               "Component XE": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE as of any date of determination.

               "Component XF": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF as of any date of determination.

               "Component XG": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG as of any date of determination.

               "Component XH": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH as of any date of determination.

               "Component XJ": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ as of any date of determination.

               "Component XK": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

               "Component XL": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

               "Component XM": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

               "Component XN": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

               "Component XO": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

               "Component XP": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as of any date of determination.

               "Component XQ": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LQ as of any date of determination.

               "Component XS": One of the 28 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LS as of any date of determination.

               "Condemnation Proceeds": All cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (in the case of a Non-Serviced Mortgage Loan, to the extent of any portion of such amounts received by the Master Servicer pursuant to the related Intercreditor Agreement), exclusive of any portion thereof required to be released to the related Mortgagor or any other third-party in accordance with applicable law and/or the terms and conditions of the related loan documents or any other applicable document.

               "Confidential Information": As defined in Section 3.24.

               "Control Appraisal Period": With respect to (i) the Metropolis Shopping Center A/B Whole Loan, the Metropolis Shopping Center Control Appraisal Period, and (ii) the Pacifica Tower A/B Whole Loan, the Pacifica Tower Control Appraisal Period.

               "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates, Class A-2FL Certificates or Class A-MFL Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose and the Class A-M, Class A-MF and Class A-MFL Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its Initial Certificate Balance (or, if no Class (or Classes being treated as a single Class) of Sequential Pay Certificates, Class A-2FL Certificates or Class A-MFL Certificates has a Certificate Balance at least equal to 25% of its Initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates, Class A-2FL Certificates or Class A-MFL Certificates with the then largest outstanding Certificate Balance). The Controlling Class as of the Closing Date will be the Class S Certificates.

               "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

               "Controlling Class Option Holder": The Purchase Option held by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(c).

               "Controlling Holder": With respect to (i) the Metropolis Shopping Center A/B Whole Loan, the Metropolis Shopping Center A/B Whole Loan Controlling Holder and (ii) the Pacifica Tower A/B Whole Loan, the Pacifica Tower A/B Whole Loan Controlling Holder. Each such initial Controlling Holder shall be set forth on Schedule VII hereto.

               "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Corporate Trust Services (CMBS) BACM 2007-3, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services Group (CMBS), Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, and with respect to any successor Trustee, the principal office thereof as designated in writing to the Depositor.

               "Corrected Serviced Loan": Any Serviced Loan that had been a Specially Serviced Loan but as to which all Servicing Transfer Events have ceased to exist other than in connection with a sale pursuant to Section 3.18.

               "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

               "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

               "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

               "Covered Risks": As defined in Section 3.07(a).

               "CPR": As defined in the Base Prospectus.

               "Cross-Collateralized Mortgage Loan": Any Loan that is, by its terms, cross-collateralized and cross-defaulted with any other Loan.

               "Cross-Collateralized Set": Any set of Loans that is cross-collateralized and cross-defaulted with each other.

               "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.03) equal to the aggregate of, without duplication:

               (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower or advanced in respect of the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, and any REO Loans for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

               (b) all Principal Prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

               (c) with respect to any Balloon Loan that is included in the Mortgage Pool or in such Loan Group, as applicable, as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) of this definition) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

               (d) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds (net of related expenses) and Condemnation Proceeds (net of related expenses) received on or in respect of the Mortgage Loans during the related Collection Period (including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Certificate Account pursuant to Section 3.05(g) during the related Collection Period) that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

               (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds (net of related expenses), Condemnation Proceeds(net of related expenses) and REO Revenues (net of related expenses) received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

               "CUSIP Number": With respect to each Certificate, the identification number provided by the CUSIP Service Bureau and appearing on the face of such Certificate.

               "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of either of them.

               "Cut-off Date": July 1, 2007 or, with respect to Loan Nos. 100, 200, 300, 600, 700, 800, 1200, 1300, 1500, 1700, 1800, 1900, 2000, 2100 and
2200, July 6, 2007, or, with respect to Loan Nos. 1100, 1400 and 1600, July 7, 2007 (such Loan numbers as set forth on the Mortgage Loan Schedule attached hereto as Schedule I).

               "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

               "Debt Service Coverage Ratio": With respect to any Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than 12 months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Master Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Loans are secured by multiple Mortgaged Properties; provided, however, for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Loan level.

               "Default Charges": Any Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Loan or REO Loan.

               "Default Interest": With respect to any Loan (or successor REO
Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums, that represent interest in excess of interest accrued on the principal balance of such Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Loan.

               "Defaulted Serviced Loan": A Serviced Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) that is delinquent in respect of its Balloon Payment unless (w) the related Borrower is actively seeking a refinancing commitment, (x) the related Borrower continues to make payments in the amount of its Assumed Monthly Payment, (y) subject to Section 3.21(f), the Directing Certificateholder consents, and (z) the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the Due Date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the Due Date of such Balloon Payment, during which the refinancing would occur (provided that if such refinancing does not occur during such time specified in the commitment, the related Serviced Loan will immediately become a Defaulted Serviced Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

               "Defaulting Party": As defined in Section 7.01(b).

               "Defective Mortgage Loan": Any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects.

               "Definitive Certificate": As defined in Section 5.03(a).

               "Deleted Mortgage Loan": A Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

               "Denomination": As defined in Section 5.01(a).

               "Depositor": Banc of America Commercial Mortgage Inc., or its successor in interest.

               "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

               "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               "Depository Rules": As defined in Section 5.02(b).

               "Determination Date": With respect to any Distribution Date, the earlier of (i) the sixth day of the month in which such Distribution Date occurs, or if such sixth day is not a Business Day, the immediately preceding Business Day, and (ii) fourth Business Day before such Distribution Date.

               "Determination Information": As defined in Section 3.18(b).

               "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder is Anthracite Capital, Inc.

               "Directly Operate": With respect to any REO Property (other than any REO Property related to a Non-Serviced Loan), the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of a REO Property pursuant to Section 3.18, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate a REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

               "Discount Rate": With respect to any applicable Prepayment Premium calculation, is the yield on the United Stated Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment.

               "Disqualified Non-U.S. Person": With respect to a Class R-I or Class R-II Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I or Class R-II Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I or Class R-II Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I or Class R-II Certificate will not be disregarded for federal income tax purposes.

               "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a REMIC Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a REMIC Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               "Distributable Certificate Interest": For any Distribution Date with respect to any Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest, the Accrued Certificate Interest in respect of such Class of Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates or Class A-2FL Regular Interest or Class A-MFL Regular Interest as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated, pro rata, to each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest based on Accrued Certificate Interest for each such Class of Certificates or Class A-2FL Regular Interest or Class A-MFL Regular Interest for such Distribution Date.

               "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Distribution Account".

               "Distribution Date": The 10th day of any month, or if such 10th day is not a Business Day, the Business Day immediately following, commencing in August 2007.

               "Distribution Date Statement": As defined in Section 4.02(a).

               "Document Defect": With respect to any Mortgage Loan, any document required to be part of the related Mortgage File that has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

               "Domestic Global Certificate": Any of the single, permanent global certificates that represents the Certificates sold in reliance on Rule 144A.

               "DTC": As defined in Section 5.03(d).

               "Due Date": With respect to (i) any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due;
(ii) any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

               "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "A" by Fitch, "Aa3" by Moody's and "AA-" by S&P (or "A-" by S&P if such depository's short-term unsecured debt rating is no less than "A-1" by S&P) (if the deposits are to be held in the account for more than 30 days) (or if such account is maintained with PNC Bank, National Association or KeyBank National Association, rated no less than "A" by Fitch, "A1" by Moody's and with respect to S&P meets the requirements set forth in this clause (i)), or the short-term unsecured debt obligations of which are rated no less than "F-1" by Fitch, "P-1" by Moody's and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000, (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000, or (iv) any other account that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates or Companion Loan Securities (as confirmed in writing by each Rating Agency).

               "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to make or to request the Master Servicer to make, that must be made within five Business Days of the Special Servicer's becoming aware that it must be made to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

               "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

               "ERISA Restricted Certificate": Any Non-Investment Grade Sequential Pay Certificate; provided that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

               "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

               "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

               "Eurohypo": Eurohypo AG, New York Branch, or its successors in interest.

               "Event of Default": One or more of the events described in
Section 7.01(a).

               "Excess Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Excess Interest Rate (the payment of which interest shall, under the terms of such Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

               "Excess Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Loan resulting from the passage of such Anticipated Repayment Date.

               "Excess Liquidation Proceeds": An amount equal to the excess, if any, of: (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, over (b) the sum of (i) the amount needed to pay off the Loan or related REO Loan in full, including any related Workout-Delayed Reimbursement Amounts or Unliquidated Advances; (ii) all unpaid Advances and any unpaid Advance Interest thereon; and (iii) any related Liquidation Fee. For the avoidance of doubt, Excess Liquidation Proceeds allocable to any Companion Loan shall not be an asset of the Trust Fund or REMIC I or REMIC II.

               "Excess Liquidation Proceeds Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(c)(iv) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Excess Liquidation Proceeds Account".

               "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

               "Exchange Certificate": The certificate necessary to exchange an interest in a Regulation S Global Certificate for an interest in a Domestic Global Certificate, which is in the form of Exhibit Q attached hereto, or the certificate necessary to exchange an interest in a Domestic Global Certificate for an interest in a Regulation S Global Certificate, which is in the form of Exhibit O or Exhibit P, as applicable, hereto, in each case as described in
Section 5.02(l).

               "Fannie Mae": The Federal National Mortgage Association or any successor.

               "FDIC": The Federal Deposit Insurance Corporation or any successor.

               "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

               "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable, good faith judgment and in accordance with the Servicing Standard, with respect to any Loan or REO Property (other than a Loan that is paid in full and other than a Loan or REO Property, as the case may be, that is repurchased or replaced by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

               With respect to any Non-Serviced Mortgage Loan, the term "Final Recovery Determination" shall include any comparable determination made by the related Non-Serviced Loan Master Servicer or Non-Serviced Loan Special Servicer, as applicable, under the Non-Serviced Loan Pooling Agreement with respect to such Non-Serviced Mortgage Loan or any related REO Property.

               "FIRREA": The Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

               "Fitch": Fitch, Inc. or its successor in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

               "Form 8-K Disclosure Information": As defined in Section 11.07.

               "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

               "Free Writing Prospectus": The meaning assigned to "Free Writing Prospectus" in the Underwriting Agreement.

               "Global Certificates": The Certificates represented by the Regulation S Global Certificates or the Domestic Global Certificates.

               "Grantor Trust": Each of the Class A-2FL Grantor Trust and Class A-MFL Grantor Trust.

               "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

               "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

               "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

               "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other U.S. federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

                "Hilton Anatole Intercreditor Agreement": The Intercreditor and Servicing Agreement dated as of July 1, 2007 by and between the Hilton Anatole Note A-1 Holder and the Hilton Anatole Note A-2 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "Hilton Anatole Note A-1": With respect to the Hilton Anatole Pari Passu Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

               "Hilton Anatole Note A-1 Holder": The holder of the Hilton Anatole Note A-1, initially Bank of America, National Association.

               "Hilton Anatole Note A-2": The Mortgage Note related to Hilton Anatole Pari Passu Whole Loan that is not included in the Trust, which is pari passu in right of payment to the Hilton Anatole Note A-1 as set forth in the Hilton Anatole Intercreditor Agreement.

               "Hilton Anatole Note A-2 Holder": The holder of the Hilton Anatole Note A-2, initially Bank of America, National Association.

               "Hilton Anatole Noteholders": The Hilton Anatole Note A-1 Holder and Hilton Anatole Note A-2 Holder.

               "Hilton Anatole Pari Passu Companion Loan": The loan evidenced by the Hilton Anatole Note A-2.

               "Hilton Anatole Pari Passu Companion Loan Holder": The holder of the Hilton Anatole Pari Passu Companion Loan Holder.

               "Hilton Anatole Pari Passu Mortgage Loan": The Mortgage Loan identified as Loan No. 3406386 in the Mortgage Loan Schedule, which, together with the Hilton Anatole Note A-1, is secured by a Mortgage on the related Mortgaged Property.

               "Hilton Anatole Pari Passu Whole Loan": The Hilton Anatole Pari Passu Mortgage Loan together with the Hilton Anatole Pari Passu Companion Loan. References herein to Hilton Anatole Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the Hilton Anatole Note A-1 and the Hilton Anatole Note A-2.

               "Holder": See the definition of "Certificateholder" in this
Section 1.01.

               "HRECC": Hypo Real Estate Capital Corporation ("HRECC") originated and will be the mortgage loan seller with respect to three mortgage loans, Loan numbers 101, 102 and 104 (such Loan numbers as set forth on the Mortgage Loan Schedule attached hereto as Schedule I). Hypo Real Estate Capital Corporation underwrote and originated each such mortgage loan and subsequently transferred such mortgage loans to an affiliate, Hypo Public Finance USA, Inc., which will sell such mortgage loans to the Depositor. Hypo Real Estate Capital Corporation will make the representations and warranties with respect to such mortgage loans and will be the sole responsible party for any breach of such representations and warranties.

               "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

               "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, placement agent, trustee, partner, director or Person performing similar functions; provided, however, a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be; provided, further, such ownership constitutes less than 1% of the total assets owned by such Person.

               "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations
Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

               "Initial Class XW Notional Amount": With respect to the Class XW Certificates, the initial Class XW Notional Amount thereof as of the Closing Date is equal to $3,515,654,613.

               "Initial Class Principal Balance": With respect to any Class of Sequential Pay Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement hereto.

               "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

               "Initial Resolution Period": As defined in Section 2.03.

               "Institutional Accredited Investor": As defined in Section
5.02(b).

               "Insurance Policy": With respect to any Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

               "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor or any other third party as permitted under the related loan documents, in either case, in accordance with the Servicing Standard and with applicable law.

               "Intercreditor Agreements": The ChampionsGate Hotel Intercreditor Agreement, Hilton Anatole Intercreditor Agreement, JQH Hotel Portfolio Intercreditor Agreement, Metropolis Shopping Center Intercreditor Agreement, One Park Avenue Intercreditor Agreement, Pacifica Tower Intercreditor Agreement and Rockwood Ross Portfolio Intercreditor Agreement.

               "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any Class of REMIC II Regular Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest, consisting of one of the following: (i) a 30/360 Basis; or
(ii) an Actual/360 Basis.

               "Interest Accrual Period": With respect to each Class of REMIC I Regular Interests, each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest for any Distribution Date, is the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-2FL and Class A-MFL Certificates, interest shall be calculated on an Actual/360 Basis and, for any Distribution Date, shall be deemed to accrue during the period from and including the 10th calendar day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to but excluding the 10th calendar day of the month in which related Distribution Date occurs; provided, however, if a Class A-2FL Distribution Conversion or Class A-MFL Distribution Conversion, as applicable, has occurred, the Interest Accrual Period with respect to the Class A-2FL or Class A-MFL Certificates, as applicable, shall be the same as the Interest Accrual Period for the Class A-2FL Regular Interest or Class A-MFL Regular Interest, as applicable.

               "Interest Reserve Account": The segregated account or sub-account of the Certificate Account created and maintained by the Master Servicer pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "Bank of America, National Association, as Master Servicer, on behalf of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Interest Reserve Account".

               "Investment Account": As defined in Section 3.06(a).

               "Investment Grade Sequential Pay Certificates": The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

               "Investment Representation Letter": As defined in Section
5.02(b).

               "IRS": The Internal Revenue Service or any successor.

                "JQH Hotel Portfolio Intercreditor Agreement": The A Notes Intercreditor Agreement dated as of July 5, 2007 by and between the JQH Hotel Portfolio Note A-1 Holder and the JQH Hotel Portfolio Note A-2 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "JQH Hotel Portfolio Note A-1": With respect to the JQH Hotel Portfolio Pari Passu Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

               "JQH Hotel Portfolio Note A-1 Holder": The holder of the JQH Hotel Portfolio Note A-1, initially Eurohypo AG, New York Branch.

               "JQH Hotel Portfolio Note A-2": The Mortgage Note related to JQH Hotel Portfolio Pari Passu Whole Loan that is not included in the Trust, which is pari passu in right of payment to the JQH Hotel Portfolio Note A-1 as set forth in the JQH Hotel Portfolio Intercreditor Agreement.

               "JQH Hotel Portfolio Note A-2 Holder": The holder of the JQH Hotel Portfolio Note A-2, which as of the date hereof is the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11.

               "JQH Hotel Portfolio Noteholders": The JQH Hotel Portfolio Note A-1 Holder and JQH Hotel Portfolio Note A-2 Holder.

                "JQH Hotel Portfolio Pari Passu Companion Loan": The loan evidenced by the JQH Hotel Portfolio Note A-2.

               "JQH Hotel Portfolio Pari Passu Companion Loan Holder": The holder of the JQH Hotel Portfolio Pari Passu Companion Loan.

               "JQH Hotel Portfolio Pari Passu Mortgage Loan": The Mortgage Loan identified as Loan No. 200 in the Mortgage Loan Schedule, which, together with the JQH Hotel Portfolio Note A-1, is secured by a Mortgage on the related Mortgaged Properties.

               "JQH Hotel Portfolio Pari Passu Whole Loan": The JQH Hotel Portfolio Pari Passu Mortgage Loan together with the JQH Hotel Portfolio Pari Passu Companion Loan. References herein to JQH Hotel Portfolio Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the JQH Hotel Portfolio Note A-1 and the JQH Hotel Portfolio Note A-2.

               "Late Collections": With respect to any Serviced Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Serviced Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Serviced Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered.

               "Letter of Credit": With respect to any Loan or Whole Loan, any third-party letter of credit delivered by or at the direction of the Mortgagor pursuant to the terms of such Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

               "LIBOR": With respect to the Class A-2FL and Class A-MFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of the related Interest Accrual Period with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee shall be binding absent manifest error. For the avoidance of doubt, unless such Swap Counterparty has been terminated pursuant to the related Swap Contract, the related Swap Counterparty shall perform all such LIBOR calculations on behalf of the Trustee.

               "LIBOR Business Day": Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

               "LIBOR Determination Date": (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

               "Liquidation Event": With respect to any Serviced Loan, any of the following events: (i) such Serviced Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Serviced Loan; (iii) the related Mortgage Loan (or related REO Loan) is repurchased by the related Mortgage Loan Seller pursuant to Section 4 of the Mortgage Loan Purchase Agreement; (iv) the related Mortgage Loan is purchased by the Directing Certificateholder, the Special Servicer, the related Controlling Holder (if the Defaulted Serviced Loan is an A/B Mortgage Loan included in the related A/B Whole Loan) or an assignee of such Person pursuant to Section 3.18(c) or the related Mezzanine Loan Holder (if the related Defaulted Serviced Loan has a related Mezzanine Loan) pursuant to any Mezzanine Intercreditor Agreement; (v) such Loan is purchased by the Special Servicer or the Master Servicer pursuant to Section 9.01; or (vi) in the case of an A/B Whole Loan, such A/B Whole Loan is purchased by the related A/B Whole Loan Purchase Option Holder or its designee pursuant to the related Intercreditor Agreement. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Master Servicer or the Special Servicer pursuant to Section 9.01.

               "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property (other than any REO Property related to a Non-Serviced
Loan) pursuant to Section 3.09 or Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

               "Liquidation Fee": With respect to each Specially Serviced Loan or REO Property (other than any REO Property related to a Non-Serviced Loan), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c). Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with (a) the purchase of a Defaulted Serviced Loan by the Majority Certificateholder of the Controlling Class pursuant to any applicable purchase right set forth in
Section 3.18(c) or Section 3.18(l) or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in Section 3.18, unless such purchase is by an assignee of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignee is not an affiliate of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignment is for no material consideration, and provided such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the related Mortgage Loan; (b) the purchase of any Mortgage Loan by the holder of a subordinate note or a Mezzanine Loan (or its designee) pursuant to a purchase option contained in the related intercreditor agreement, unless such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the related Mortgage Loan; (c) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 9.01; (d) the repurchase by the related Mortgage Loan Seller of a Mortgage Loan so required to be repurchased by it pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03 within the time frame set forth in the Initial Resolution Period and/or the Resolution Extension Period (if applicable); or (e) in connection with a Loss of Value Payment by the related Mortgage Loan Seller.

               "Liquidation Fee Rate": With respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0% (100 basis points).

               "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Serviced Loan through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and/or the terms and conditions of the related loan documents; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) (A) the purchase of a Defaulted Serviced Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(c), (B) by the Special Servicer pursuant to Section 3.18(c), (C) with respect to a Non-Serviced Companion Loan, the purchase thereof by the parties specified in the related Non-Serviced Loan Pooling Agreement pursuant to a similar provision, (D) with respect to a Securitized Companion Loan (included in a Serviced Whole Loan), the purchase thereof by the parties specified in the related Securitized Companion Loan Pooling Agreement pursuant to a similar provision, (E) by any A/B Whole Loan Purchase Option Holder pursuant to the related Intercreditor Agreement or (F) by the related Mezzanine Loan Holder pursuant to the related Mezzanine Intercreditor Agreement; (iv) (1) the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement, (2) with respect to a Non-Serviced Mortgage Loan, by the seller thereof pursuant to the Non-Serviced Loan Pooling Agreement or related mortgage loan purchase agreement or (3) with respect to a Securitized Companion Loan (included in a Serviced Whole Loan), the repurchase thereof by the seller thereof pursuant to the Securitized Companion Loan Pooling Agreement or related mortgage loan purchase agreement; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts); (vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01; or (vii) except for purposes of Section 3.11(c), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Certificate Account.

               "Loan": Any Mortgage Loan, Whole Loan or Companion Loan.

               "Loan Group": Together, Loan Group 1 and Loan Group 2.

               "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

               "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

               "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

               "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

               "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

               "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

               "Lock-Box Account": With respect to any Lock-Box Agreement, the account(s) established pursuant to the terms of such agreement.

               "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the related originator and the Borrower, pursuant to which an account created pursuant to the related loan documents to receive revenues therefrom, if any, may have been established.

               "Loss of Value Payment": As defined in Section 2.03(i).

               "Loss of Value Reserve Fund": The "outside reserve fund" (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 2.12. The Loss of Value Reserve Fund will be part of the Trust, but not part of any Grantor Trust, REMIC I or REMIC II.

               "MAI": Member of the Appraisal Institute.

               "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

               "Master Servicer": Bank of America, National Association, its successor in interest or any successor master servicer appointed as herein provided.

               "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), (v) any Excess Liquidation Proceeds, (vi) any amounts deposited into the Certificate Account in error, and (vii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition; provided, further, in no event shall any amounts be included in the Master Servicer Remittance Amount to the extent that such amounts are payable to any Companion Loan Holder pursuant to the related Intercreditor Agreement.

               "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

               "Master Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which any Primary Servicing Fee is payable (and, (i) in the case of the ChampionsGate Hotel Pari Passu Mortgage Loan, without duplication of the "Master Servicing Fee" payable in respect of the ChampionsGate Hotel Pari Passu Whole Loan under the ChampionsGate Hotel Pooling Agreement and (ii) in the case of the One Park Avenue Pari Passu Mortgage Loan, without duplication of the "Master Servicing Fee" payable in respect of the One Park Avenue Whole Loan under the One Park Avenue Pooling Agreement).

               "Master Servicing Fee Rate": With respect to (a) each Mortgage Loan and any related REO Loan, the Administrative Fee Rate specified for each such Mortgage Loan on the Mortgage Loan Schedule minus the Trustee Fee Rate and
(b) with respect to any Companion Loan and any related REO Loan, the Master Servicing Fee Rate shall be the same as the Master Servicing Fee Rate for the related Mortgage Loan.

               "Material Breach": A Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

               "Material Document Defect": A Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

               "MERS": Mortgage Electronic Registration Systems, Inc.

               "Metropolis Shopping Center A/B Mortgage Loan": The Mortgage Loan identified as Loan No. 102 in the Mortgage Loan Schedule, which, together with the Metropolis Shopping Center Note A, is secured by a Mortgage on the Metropolis Shopping Center Mortgaged Property.

               "Metropolis Shopping Center A/B Whole Loan": The Metropolis Shopping Center A/B Mortgage Loan together with the Metropolis Shopping Center A/B Companion Loan. References herein to the Metropolis Shopping Center A/B Whole Loan shall be construed to refer to the aggregate indebtedness under the Metropolis Shopping Center Note A and the Metropolis Shopping Center Note B.

               "Metropolis Shopping Center A/B Whole Loan Purchase Option": As defined in Section 3.18(l).

               "Metropolis Shopping Center A/B Whole Loan Purchase Option": As defined in Section 3.18(l).

               "Metropolis Shopping Center Companion Loan": The loan evidenced by the Metropolis Shopping Center Note B, which is not an asset of the Trust Fund.

               "Metropolis Shopping Center Companion Loan Holder": The holder of the Metropolis Shopping Center A/B Companion Loan.

               "Metropolis Shopping Center Control Appraisal Period": The meaning assigned to "Control Appraisal Event" in the Metropolis Shopping Center Intercreditor Agreement.

               "Metropolis Shopping Center Intercreditor Agreement": The Co-Lender Agreement dated as of June 5, 2007 and between the Metropolis Shopping Center Note A Holder and the Metropolis Shopping Center Note B Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "Metropolis Shopping Center Mortgaged Property": The property that secures the Metropolis Shopping Center A/B Whole Loan.

               "Metropolis Shopping Center Note A": With respect to the Metropolis Shopping Center A/B Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

               "Metropolis Shopping Center Note A Holder": The holder of the Metropolis Shopping Center Note A, initially Hypo Real Estate Capital Corporation (or an affiliate thereof).

               "Metropolis Shopping Center Note B": The Mortgage Note related to the Metropolis Shopping Center Companion Loan that is not included in the Trust, which is subordinated in right of payment to the Metropolis Shopping Center Note A to the extent set forth in the Metropolis Shopping Center Intercreditor Agreement.

               "Metropolis Shopping Center Note B Holder": The holder of the Metropolis Shopping Center Note B, initially Hypo Real Estate Capital Corporation (or an affiliate thereof).

               "Metropolis Shopping Center Noteholders": The Metropolis Shopping Center Note A Holder and Metropolis Shopping Center Note B Holder.

               "Metropolis Shopping Center Noteholders": The holder of the Mortgage Note for the Metropolis Shopping Center A/B Mortgage Loan and the Metropolis Shopping Center Note B Holder.

               "Mezzanine Intercreditor Agreement": With respect to each applicable Mezzanine Loan, the related intercreditor agreement and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, the mezzanine intercreditor agreement related to such future mezzanine loan.

               "Mezzanine Loan": Collectively, the mezzanine loan related to the mezzanine loan related to the Nantucket Creek Mortgage Loan (Loan No. 700), the One Park Avenue Pari Passu Mortgage Loan (Loan No. 3405209) and the mezzanine loan related to the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan (Loan No. 104) (each such Mortgage Loan name and number as set forth in the Mortgage Loan Schedule attached hereto as Schedule I) and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, such future mezzanine loan.

               "Mezzanine Loan Holder": With respect to each Mezzanine Loan, the related holder of such Mezzanine Loan and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, the mezzanine lender under such future mezzanine loan.

               "Modified Serviced Loan": Any Serviced Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

               (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Serviced Loan);

               (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount or the delivery of substitute real property collateral with a fair market value (as is) that is not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

               (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

               "Monthly Payment": With respect to any Loan, for any Due Date as of which such Loan is outstanding, the scheduled monthly payment of principal and/or interest on such Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and applicable law).

               "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

               "Mortgage": With respect to any Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument (together with any rider, addendum or amendment thereto) securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

               "Mortgage File": With respect to any Mortgage Loan, subject to
Section 1.04 and Section 2.01, collectively the following documents:

                      (i) (A) the original executed Mortgage Note, endorsed
               (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity from the related Mortgage Loan Seller with a copy of such Mortgage Note, and (B) in the case of each Companion Loan, a copy of the related executed Mortgage Note;

                      (ii) an original or a copy of the Mortgage and any
               intervening assignments that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                      (iii) an original or a copy of any related Assignment of
               Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                      (iv) subject to the provisos at the end of this paragraph,
               (A) for all Mortgage Loans, an original executed assignment of the Mortgage in favor of "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3" or in blank, in recordable form (except for any missing recording information with respect to such Mortgage) and
               (B) in the case of each Serviced Whole Loan, an original executed assignment of the Mortgage also to Wells Fargo Bank, N.A. in its capacity as "lead lender" on behalf of the related Companion Loan Holder, provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of Mortgage may exclude the information to be provided by the recording office, and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                      (v) an original executed assignment of any related
               Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3" or in blank, in recordable form (except for any missing recording information with respect to such Assignment of Leases) and in the case of each Serviced Whole Loan, also to Wells Fargo Bank, N.A. in its capacity as "lead lender" or on behalf of the related Companion Loan Holder, provided that if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                      (vi) originals or copies of any written assumption,
               modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

                      (vii) the original or a copy of the policy of lender's
               title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

                      (viii) filed copies of any prior UCC Financing Statements
               in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3" or in blank, in a form that is complete and suitable for filing or recording, and sufficient to assign to the Trustee the security interest held by the originator of the Mortgage Loan or its assignee; provided, if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                      (ix) the original or a copy of any environmental indemnity agreement relating solely to such Mortgage Loan;

                      (x) the original or a copy of any power of attorney,
               guaranty, loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

                      (xi) any original documents (including any security
               agreement(s)) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

                      (xii) the original or a copy of any intercreditor
               agreement, co-lender agreement, agreement among noteholders or similar agreement relating to such Mortgage Loan and a copy of any Letter of Credit;

                      (xiii) with respect to any Companion Loan, a copy of the
               related Note;

                      (xiv) with respect to hospitality properties, a copy of
               the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

                      (xv) a copy of the ChampionsGate Hotel Pooling Agreement
               and the One Park Avenue Pooling Agreement; and

                      (xvi) a list attached to each Mortgage File indicating the documents to be included in each such Mortgage File (the "Mortgage Loan Checklist") which list may be modified within 180 days by the related Mortgage Loan Seller after the Closing Date to correct any errors in accordance with Section 2.02(e);

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received; provided, further, however, on the Closing Date, with respect to item (iv), the Depositor has delivered to the Trustee a copy of such assignment of Mortgage in blank and has caused the Master Servicer to retain the completed assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee.

               For the avoidance of doubt, with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the preceding document delivery requirements shall be deemed to be met by the delivery by the related Mortgage Loan Seller of copies of the documents specified above (other than the ChampionsGate Hotel Pari Passu Note A-2 (and all intervening endorsements), with respect to which the originals shall be required), including a copy of the related Mortgage.

        For the avoidance of doubt, with respect to the One Park Avenue Pari Passu Mortgage Loan, the preceding document delivery requirements shall be deemed to be met by the delivery by the related Mortgage Loan Seller of copies of the documents specified above (other than the One Park Avenue Pari Passu Note A-2 (and all intervening endorsements), with respect to which the originals shall be required), including a copy of the related Mortgage.

               "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

               "Mortgage Loan Checklist": As defined in the definition of Mortgage File.

               "Mortgage Loan Purchase and Sale Agreement": Each of the mortgage loan purchase and sale agreements dated as of July 1, 2007: (A) between Bank of America and the Depositor; (B) between Eurohypo and the Depositor; (C) among HRECC, Hypo Public Finance USA, Inc. and the Depositor; and (D) between SunTrust Bank and the Depositor.

               "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.03(f). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

                      (i) the loan number and control number;

                      (ii) the street address or addresses (including city,
               state and zip code) of the related Mortgaged Property.

                      (iii) (a) the Mortgage Rate in effect as of the Cut-off
               Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

                      (iv) the original principal balance;

                      (v) the Cut-off Date Balance;

                      (vi) the (A) remaining term to stated maturity and (B)
               Stated Maturity Date;

                      (vii) the Due Date;

                      (viii) the amount of the Monthly Payment due on the first
               Due Date following the Cut-off Date (other than with respect to Loans that are interest only for some (but not all) of their respective loan terms then in such case the amortizing debt service);

                      (ix) the Administrative Fee Rate (inclusive of the Master
               Servicer Fee Rate, the Trustee Fee Rate, and the Primary Servicing Fee Rate);

                      (x) the Primary Servicing Fee Rate;

                      (xi) the Master Servicing Fee Rate;

                      (xii) whether the Mortgagor's interest in the related
               Mortgaged Property is or includes a Ground Lease;

                      (xiii) whether the Mortgage Loan is a Cross-Collateralized
               Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross collateralized with such Mortgage Loan;

                      (xiv) the original amortization term;

                      (xv) whether the Mortgage Loan is an ARD Loan;

                      (xvi) the applicable grace period; and

                      (xvii) the Loan Group to which such Mortgage Loan belongs.

               The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

               "Mortgage Loan Sellers": Bank of America, Eurohypo, HRECC (through its affiliate Hypo Public Finance USA, Inc.) and SunTrust Bank.

               "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

               "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans. The Mortgage Pool does not include any Companion Loan or any successor REO Loan.

               "Mortgage Rate": With respect to (i) any Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Loan after its Stated Maturity Date, the annualized rate described in clause (i) of this definition determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) of this definition, as applicable, determined as if the related Loan had remained outstanding.

               "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

               "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

               "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(e) on the Master Servicer Remittance Date related to such Distribution Date.

               "Net Assumption Application Fee": As defined in Section 3.08.

               "Net Assumption Fee": As defined in Section 3.08.

               "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

               "Net Default Charges": With respect to any Serviced Loan or REO Loan, the Default Charges referred to in clause sixth of Section 3.27(a) and clause third of Section 3.27(c), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

               "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

               "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and so long as such depository institution or trust company is not an Affiliate of either the Master Servicer or the Special Servicer.

               "Net Liquidation Proceeds": The excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

               "Net Modification Application Fee": As defined in Section
3.20(i).

               "Net Modification Fee": As defined in Section 3.20(i).

               "Net Mortgage Rate": With respect to any Loan or any related REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect minus the related Administrative Fee Rate, if applicable. For purposes of calculating the Pass-Through Rate for each Class of Certificates (other than the REMIC Residual Certificates) from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

               "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property for a specified period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, and excluding, among other things: (i) non-cash items such as depreciation and amortization, (ii) capital expenditures (inclusive of replacement reserves) and
(iii) debt service on loans secured by the Mortgaged Property).

               "New Lease": Any lease of REO Property (other than any REO Property related to a Non-Serviced Loan) entered into at the direction of the Special Servicer on behalf of the Trust (and, in the case of a Serviced Whole Loan, the related Companion Loan Holder, to the extent of its interest), including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

               "NMWHFIT": A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

               "Non-Investment Grade Sequential Pay Certificates": The Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

               "Non-Partitioned Loans": Each Mortgage Loan, other than any Mortgage Loan related to an A/B Whole Loan.

               "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class A-2FL, Class A-MFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R-I and Class R-II Certificate.

               "Non-Serviced Companion Loan": Each of the ChampionsGate Hotel Pari Passu Companion Loan and the One Park Avenue Pari Passu Companion Loan.

               "Non-Serviced Loan": Any Non-Serviced Companion Loan, Non-Serviced Mortgage Loan or Non-Serviced Whole Loan.

               "Non-Serviced Loan Master Servicer": With respect to the Non-Serviced Mortgage Loan, the "master servicer" designated under the related Non-Serviced Loan Pooling Agreement.

               "Non-Serviced Loan Pooling Agreement": Each of the ChampionsGate Hotel Pooling Agreement and the One Park Avenue Pooling Agreement.

               "Non-Serviced Loan Special Servicer": With respect to any Non-Serviced Mortgage Loan, the "special servicer" designated under the related Non-Serviced Loan Pooling Agreement.

               "Non-Serviced Loan Trustee": With respect to any Non-Serviced Mortgage Loan, the "trustee" designated under the related Non-Serviced Loan Pooling Agreement.

               "Non-Serviced Mortgage Loan": The One Park Avenue Pari Passu Mortgage Loan and the ChampionsGate Hotel Pari Passu Mortgage Loan.

               "Non-Serviced Mortgage Loan Primary Servicing Fee": With respect to the Non-Serviced Mortgage Loan, the servicer fee applicable to such Non-Serviced Mortgage Loan as provided in the related Non-Serviced Loan Pooling Agreement.

               "Non-Serviced Mortgage Loan Primary Servicing Fee Rate": The rate at which the Non-Serviced Mortgage Loan Primary Servicing Fee accrues, as set forth in the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

                "Non-Serviced Whole Loan": The ChampionsGate Hotel Pari Passu Whole Loan and the One Park Avenue Pari Passu Whole Loan.

               "Non-U.S. Person": Any person other than a U.S. Person.

               "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

               "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Loan that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the 12 months preceding any such determination, will not be ultimately recoverable (together with Advance Interest accrued thereon) from Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan; provided, however, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer and the Trustee notice of such determination and any such determination shall be conclusive and binding on the Master Servicer and the Trustee.

               "Nonrecoverable Servicing Advance": (a) Any Servicing Advance made or proposed to be made in respect of a Serviced Loan or REO Property that, as determined by the Master Servicer or, if applicable, the Special Servicer or the Trustee in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or that in fact was not ultimately recovered, from Default Charges, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Serviced Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors); provided, however, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard and
Section 3.11(h), that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer and the Trustee notice of such determination and any such determination shall be conclusive and binding on the Master Servicer and the Trustee; and (b) any ChampionsGate Hotel Nonrecoverable Servicing Advance or any One Park Avenue Nonrecoverable Servicing Advance (including interest thereon calculated in accordance with the respective Non-Serviced Loan Pooling Agreement). The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the ChampionsGate Hotel Pari Passu Mortgage Loan shall be made by the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer or the ChampionsGate Hotel Trustee, as the case may be, pursuant to the ChampionsGate Hotel Pooling Agreement. Any such determination made by the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer or the ChampionsGate Hotel Trustee, shall be conclusive and binding on the Certificateholders. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the One Park Avenue Pari Passu Mortgage Loan shall be made by the One Park Avenue Master Servicer, One Park Avenue Special Servicer or the One Park Avenue Trustee, as the case may be, pursuant to the One Park Avenue Pooling Agreement. Any such determination made by the One Park Avenue Master Servicer, One Park Avenue Special Servicer or the One Park Avenue Trustee, shall be conclusive and binding on the Certificateholders.

               "Note B": Any of the Metropolis Shopping Center Note B and the Pacifica Tower Note B.

               "Note B Holder": Any holder of a Note B related to an A/B Whole Loan.

               "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer, the Special Servicer or any Additional Servicer, a Responsible Officer of the Trustee or any authorized officer of a Mortgage Loan Seller, as the case may be.

               "One Park Avenue Indemnified Parties": As defined in Section 6.03(c).

               "One Park Avenue Intercreditor Agreement": The Intercreditor and Servicing Agreement dated as of June 1, 2007 by and between the One Park Avenue Note A-1 Holder and the One Park Avenue Note A-2 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "One Park Avenue Master Servicer": The master servicer under the One Park Avenue Pooling Agreement, which as of the Closing Date is Bank of America, National Association.

               "One Park Avenue Nonrecoverable Servicing Advance": With respect to the One Park Avenue Pari Passu Mortgage Loan, a "Nonrecoverable Servicing Advance" as defined in the One Park Avenue Pooling Agreement.

               "One Park Avenue Note A-1": With respect to the One Park Avenue Pari Passu Mortgage Loan, the related Mortgage Note that is not included in the Trust Fund and which is pari passu in right of payment to the One Park Avenue Note A-2 as set forth in the One Park Avenue Intercreditor Agreement.

               "One Park Avenue Note A-1 Holder": The holder of the One Park Avenue Note A-1, initially Banc of America Commercial Mortgage Trust 2007-2.

               "One Park Avenue Note A-2": The Mortgage Note related to One Park Avenue Pari Passu Whole Loan that is included in the Trust, which is pari passu in right of payment to the One Park Avenue Note A-1 as set forth in the One Park Avenue Intercreditor Agreement.

               "One Park Avenue Note A-2 Holder": The holder of the One Park Avenue Note A-2, initially Bank of America, National Association.

               "One Park Avenue Noteholders": The One Park Avenue Note A-1 Holder and One Park Avenue Note A-2 Holder.

               "One Park Avenue Pari Passu Companion Loan": The loan evidenced by the One Park Avenue Note A-1.

               "One Park Avenue Pari Passu Companion Loan Holder": The holder of the One Park Avenue Pari Passu Companion Loan.

               "One Park Avenue Pari Passu Mortgage Loan": The Mortgage Loan identified as Loan No. 3405209 in the Mortgage Loan Schedule, which, together with the One Park Avenue Note A-1, is secured by a Mortgage on the related Mortgaged Property.

               "One Park Avenue Pari Passu Whole Loan": The One Park Avenue Pari Passu Mortgage Loan together with the One Park Avenue Pari Passu Companion Loan. References herein to One Park Avenue Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the One Park Avenue Note A-1 and the One Park Avenue Note A-2.

               "One Park Avenue Pooling Agreement": That certain pooling and servicing agreement dated as of June 1, 2007 among Banc of America Commercial Mortgage Inc., as depositor, the One Park Avenue Master Servicer, as master servicer, the One Park Avenue Special Servicer, as special servicer, and the One Park Avenue Trustee, as trustee and REMIC administrator, which agreement relates to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2.

               "One Park Avenue Special Servicer": The special servicer under the One Park Avenue Pooling Agreement, which of as of the Closing Date is LNR Partners, Inc.

               "One Park Avenue Trustee": The trustee under the One Park Avenue Pooling Agreement, which of as of the Closing Date is Wells Fargo Bank, N.A.

               "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

               "Option Holder": As defined in Section 3.18(c).

               "Option Period": As defined in Section 3.18(c).

               "Option Price": As defined in Section 3.18(c).

               "OTS": The Office of Thrift Supervision or any successor thereto.

               "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               "P&I Advance": As to any Serviced Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

               "Pacifica Tower A/B Mortgage Loan": The Mortgage Loan identified as Loan No. 3406563 in the Mortgage Loan Schedule, which, together with the Pacifica Tower Note A, is secured by a Mortgage on the Pacifica Tower Mortgaged Property.

               "Pacifica Tower A/B Whole__Loan": The Pacifica Tower A/B Mortgage Loan together with the Pacifica Tower A/B Companion Loan. References herein to the Pacifica Tower A/B Whole Loan shall be construed to refer to the aggregate indebtedness under the Pacifica Tower Note A and the Pacifica Tower Note B.

               "Pacifica Tower A/B Whole Loan Purchase Option": As defined in
Section 3.18(l).

               "Pacifica Tower A/B Whole Loan Purchase Option Holder": As defined in Section 3.18(l).

               "Pacifica Tower Companion Loan": The loan evidenced by the Pacifica Tower Note B, which is not an asset of the Trust Fund.

               "Pacifica Tower Companion Loan Holder": The holder of the Pacifica Tower Companion Loan.

       "Pacifica Tower Control Appraisal Period": The meaning assigned to "Control Appraisal Period" in the Pacifica Tower Intercreditor Agreement.

               "Pacifica Tower Controlling Holder": The meaning assigned to "Controlling Holder" in the Pacifica Tower Intercreditor Agreement. The initial Pacifica Tower Controlling Holder shall be set forth on Schedule VII hereto.

               "Pacifica Tower Intercreditor Agreement": The Intercreditor Agreement dated as of June 29, 2007 and between the Pacifica Tower Note A Holder and the Pacifica Tower Note B Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "Pacifica Tower Mortgaged Property": The property that secures the Pacifica Tower A/B Whole Loan.

               "Pacifica Tower Note A": With respect to the Pacifica Tower A/B Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

               "Pacifica Tower Note A Holder": The holder of the Pacifica Tower Note A, initially Bank of America, National Association.

               "Pacifica Tower Note B": The Mortgage Note related to the Pacifica Tower A/B Companion Loan that is not included in the Trust, which is subordinated in right of payment to the Pacifica Tower Note A to the extent set forth in the Pacifica Tower Intercreditor Agreement.

               "Pacifica Tower Note B Holder": The holder of the Pacifica Tower Note B, initially Bank of America, National Association.

               "Pacifica Tower Noteholders": The Pacifica Tower Note A Holder and Pacifica Tower Note B Holder.

               "Pari Passu Companion Loan": Each of the ChampionsGate Hotel Pari Passu Companion Loan, Hilton Anatole Pari Passu Companion Loan, JQH Hotel Portfolio Pari Passu Companion Loan, One Park Avenue Pari Passu Companion Loan and Rockwood Ross Multifamily Portfolio Pari Passu Companion Loan, as applicable.

               "Pari Passu Mortgage Loan": Each of the ChampionsGate Hotel Pari Passu Mortgage Loan, Hilton Anatole Pari Passu Mortgage Loan, JQH Hotel Portfolio Pari Passu Mortgage Loan, One Park Avenue Pari Passu Mortgage Loan and Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, as applicable.

               "Pari Passu Whole Loan": Each of the ChampionsGate Hotel Pari Passu Whole Loan, Hilton Anatole Pari Passu Whole Loan, JQH Hotel Portfolio Pari Passu Whole Loan, One Park Avenue Pari Passu Whole Loan and Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, as applicable.

               "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates, Class A-2FL Certificates, Class A-2FL Regular Interest, Class A-MFL Certificates and Class A-MFL Regular Interest, the rate per annum specified as such in respect of such Class in the Preliminary Statement hereto. With respect to the Class XW Certificates, for any Distribution Date, the Class XW Pass-Through Rate.

               "Past Grace Period Serviced Loan": With respect to any Master Servicer Remittance Date, any Serviced Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date in the same calendar month.

               "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, to the respective Classes of Senior Certificates (pro rata between the Class A-2 Certificates and Class A-2FL Regular Interest); second, to the Class A-M Certificates, the Class A-MF Certificates and the Class A-MFL Regular Interest, pro rata; third, to the Class A-J Certificates; fourth, to the Class B Certificates; fifth, to the Class C Certificates; sixth, to the Class D Certificates; seventh, to the Class E Certificates; eighth, to the Class F Certificates; ninth, to the Class G Certificates; tenth, to the Class H Certificates; eleventh, to the Class J Certificates; twelfth, to the Class K Certificates; thirteenth, to the Class L Certificates; fourteenth, to the Class M Certificates; fifteenth, to the Class N Certificates; sixteenth, to the Class O Certificates; seventeenth, to the Class P Certificates; eighteenth, to the Class Q Certificates; nineteenth, to the Class S Certificates; and, last, to the respective Classes of REMIC Residual Certificates.

               "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a REMIC Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

               "Performance Certification": As defined in Section 11.06.

               "Performing Party": As defined in Section 11.12.

               "Performing Serviced Loan": As of any date of determination, any Serviced Loan as to which no Servicing Transfer Event then exists.

               "Permitted Investments": Any one or more of the following obligations:

               (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

               (b) repurchase obligations with respect to any security described in clause (a) of this definition, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "AA+" by Fitch, "Aaa" by Moody's and "AAA" by S&P;

               (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "F-1" by Fitch, "P-1" by Moody's and "A-1+" by S&P;

               (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "F-1" by Fitch, "P-1" by Moody's, and "A-1+" by S&P;

               (e) units of money market funds that maintain a constant asset value and that are rated in the highest applicable rating category by each of Fitch (or if not rated by Fitch a confirmation from Fitch that such money market fund is acceptable), Moody's (or if not rated by Moody's a confirmation from Moody's that such money market fund is acceptable) and S&P (i.e., "AAAm" or "AAAmG") and;

               (f) the Wells Fargo Prime Investment Money Market Fund so long as it is rated by each Rating Agency in its highest money market fund ratings category (or, if not rated by Moody's or S&P, otherwise acceptable to Moody's or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

               (g) any other obligation or security that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates or Companion Loan Securities, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, no investment described hereunder shall have a maturity in excess of one year; and provided, further, no investment described hereunder shall be liquidated prior to its maturity date; and provided, further, no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its rating.

               "Permitted Mezzanine Loan Holder": With respect to the Mezzanine Loans, any "qualified transferee" with respect to which each Rating Agency has confirmed in writing that the holding of the related Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates or Companion Loan Securities or that otherwise meets the qualifications set forth in the related Mezzanine Intercreditor Agreement to be a "qualified transferee".

               "Permitted Transferee": Any Transferee of a REMIC Residual Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect beneficial owners (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a REMIC Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

               "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

               "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of any Serviced Loan having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of, the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials.

               "Placement Agent": Banc of America Securities LLC.

               "Plan": As defined in Section 5.02(c).

               "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, REO Account". Any such account or accounts shall be an Eligible Account.

               "Post CAP A/B Whole Loan": Any A/B Whole Loan following the occurrence and during the continuance of a related Control Appraisal Period.

               "Prepayment Assumption": The assumption that no Mortgage Loan is prepaid prior to its Stated Maturity Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, REMIC I Regular Interests, REMIC II Regular Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest for federal income tax purposes.

               "Prepayment Interest Excess": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after such Serviced Loan's Due Date, any payment of interest (net of related Master Servicing Fees and exclusive of Prepayment Premiums) actually collected from the related Mortgagor from and after such Due Date.

               "Prepayment Interest Shortfall": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Serviced Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Serviced Loan and ending on the last day of such calendar month, inclusive.

               "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Loan or any successor REO Loan.

               "Primary Collateral": The Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan excluding, however, any Mortgaged Property as to which the related lien may only be foreclosed upon solely because of the cross-collateralization of such Mortgage Loans.

               "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

               "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

               "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Charlotte, North Carolina, and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Kansas.

               "Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest on the preceding Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts plus interest on such Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

               "Principal Prepayment": Any voluntary payment of principal made by the Mortgagor on a Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

               "Prohibited Actions": As defined in Section 3.21(f).

               "Prospectus Supplement": That certain prospectus supplement dated July 18, 2007, relating to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class XW, Class A-M, Class A-MF, Class A-J, Class B, Class C and Class D Certificates, that is a supplement to the Base Prospectus.

               "Purchase Option": As defined in Section 3.18(c).

               "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rate up to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such Mortgage Loan (including, in the case of a Non-Serviced Mortgage Loan, the pro rata portion, based on the related Stated Principal Balance, of any servicing advance made pursuant to the related Non-Serviced Loan Pooling Agreement that is allocable to such Non-Serviced Mortgage Loan and unpaid fees payable to the Non-Serviced Loan Master Servicer or the Non-Serviced Loan Special Servicer), (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03(h). With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such REO Property, (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such REO Property (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

               "Qualified Appraiser": In connection with the appraisal of any Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

               "Qualified Bidder": As defined in Section 7.01(d).

               "Qualified Institutional Buyer": As defined in Section 5.02(b).

               "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

               "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan that, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same basis as the Defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan,
(viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

               "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

               "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in June 2049.

               "Rating Agency": Each of Fitch, Moody's and S&P, or their successors in interest, and, if applicable, any rating agency rating the Companion Loan Securities.

               "Rating Agency Trigger Event": The reduction of either the Class A-2FL Swap Counterparty's long-term ratings below "A-" by Fitch, "A2" by Moody's or "A" by S&P for the Class A-2FL Swap Contract or the reduction of either the Class A-MFL Swap Counterparty's long-term ratings below "A-" by Fitch, "A2" by Moody's or "A" by S&P for the Class A-MFL Swap Contract

               "Realized Loss": With respect to each Defaulted Serviced Loan as to which a Final Recovery Determination has been made, or with respect to any related REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Serviced Loan or REO Loan, as the case may be, as of the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Serviced Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Serviced Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

               With respect to any Serviced Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so forgiven.

               With respect to any Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

               With respect to (i) any Pari Passu Whole Loan, Realized Losses shall be deemed allocated pro rata between the Mortgage Loan and the related Companion Loan in accordance with the related Intercreditor Agreement and the portion allocable to the Mortgage Loan shall be further allocated to the Certificates as provided in this Agreement, and (ii) any A/B Whole Loan, Realized Losses shall be deemed allocated first to the Companion Loan and then to the related Mortgage Loan and the portion allocable to the Mortgage Loan shall be further allocated to the Certificates as provided in this Agreement.

               With respect to any Non-Serviced Mortgage Loan, the term "Realized Loss" shall include any comparable determination made by the related Non-Serviced Loan Master Servicer or Non-Serviced Loan Special Servicer, as applicable, under the Non-Serviced Loan Pooling Agreement with respect to such Non-Serviced Mortgage Loan or any related REO Property.

               "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

               "Registered Certificates": Any Certificate that has been registered under the Securities Act.

               "Regular Certificate": Any REMIC II Regular Certificate, Class A-2FL Certificate or Class A-MFL Certificate.

               "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005))
or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               "Regulation AB Companion Loan Securitization": As defined in
Section 11.15(a).

               "Regulation S": Regulation S under the Securities Act.

               "Regulation S Certificate": A certificate in the form of Exhibit N attached hereto.

               "Regulation S Global Certificate": A global certificate representing interests in a Class of Certificates as provided in Section 5.03(g), initially sold in offshore transactions in reliance on Regulation S in fully registered form without interest coupons.

               "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

               "Release Date": The 40th day after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

               "Relevant Servicing Criteria": The Servicing Criteria applicable to the various parties, as set forth on Schedule VIII attached hereto. For the avoidance of doubt, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Trustee.

               "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

               "REMIC Administrator": Wells Fargo Bank, N.A., its successor in interest, or any successor REMIC administrator appointed as herein provided.

               "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on such Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the related Mortgage Loan Seller with respect to such Mortgage Loans, (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property;
(iii) the rights of the Depositor under Sections 1, 2, 3, 4, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 of the Mortgage Loan Purchase and Sale Agreements; and
(iv) such amounts on or with respect to clauses (i) or (ii) of this definition, as from time to time are deposited into the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established) and the Excess Liquidation Proceeds Account (if established), and in the case of a Whole Loan, to the extent of the Trust's interest in each of the foregoing.

               "REMIC I Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, REMIC I Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

               "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the initial REMIC I Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(a), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

               "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

               "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate.

               "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

               "REMIC II Certificate": Any Certificate, other than a Class A-2FL, Class A-MFL or Class R-I Certificate.

               "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, REMIC II Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

               "REMIC II Regular Certificate": Any REMIC II Certificate, other than a Class R-II Certificate.

               "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

               "REMIC Residual Certificate": Any Class R-I or Class R-II Certificate.

               "Rents from Real Property": With respect to any REO Property (other than any REO Property to the extent related to a Non-Serviced Mortgage
Loan), gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

               (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

               (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

               (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

               (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

               (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

               "REO Account": The Pool REO Account and/or a Serviced Whole Loan REO Account, as applicable.

               "REO Acquisition": The acquisition of a REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

               "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

               "REO Extension": As defined in Section 3.16(a).

               "REO Loan": The mortgage loan(s) deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Serviced Loan or, with respect to ChampionsGate Hotel Pari Passu Mortgage Loan, which is serviced under the ChampionsGate Hotel Pooling Agreement, in respect of the Trust's interest in the "REO Property" acquired under the ChampionsGate Hotel Pooling Agreement relating to the ChampionsGate Hotel Whole Loan or, with respect to One Park Avenue Pari Passu Mortgage Loan, which is serviced under the One Park Avenue Pooling Agreement, in respect of the Trust's interest in the "REO Property" acquired under the One Park Avenue Pooling Agreement relating to the One Park Avenue Whole Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Serviced Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts with respect to such REO Loan that were reimbursed from collections on the Serviced Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered or until a Final Recovery Determination is made. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Serviced Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, the Special Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee as the case may be, in respect of an REO Loan. If the Loans comprising Hilton Anatole Pari Passu Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 1(b) of the Hilton Anatole Intercreditor Agreement. If the Loans comprising JQH Hotel Portfolio Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 3.2 of the JQH Hotel Portfolio Intercreditor Agreement. If the Loans comprising Metropolis Shopping Center A/B Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 4 of the Metropolis Shopping Center Intercreditor Agreement. If the Loans comprising Pacifica Tower A/B Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section (4) of the Pacifica Tower Intercreditor Agreement. If the Loans comprising Rockwood Ross Multifamily Portfolio Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 3.2 of the Rockwood Ross Multifamily Portfolio Intercreditor Agreement. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, Servicing Fees, Special Servicing Fees, Additional Master Servicing Compensation, Additional Special Servicing Compensation, Liquidation Fees, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Serviced Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; and fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan. If either the ChampionsGate Hotel Pari Passu Mortgage Loan or the One Park Avenue Pari Passu Mortgage Loan becomes an "REO Loan" as defined under the related Non-Serviced Loan Pooling Agreement, the treatment of the foregoing amounts with respect to such Mortgage Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Loan Pooling Agreement.

               "REO Property": A-Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders, (and, in the case of the ChampionsGate Hotel Pari Passu Mortgage Loan, the beneficial interest of the Trust Fund in the related Mortgaged Property if it is acquired by the ChampionsGate Hotel Special Servicer, for the benefit of the Certificateholders and the ChampionsGate Hotel Noteholders, and, in the case of the One Park Avenue Pari Passu Mortgage Loan, the beneficial interest of the Trust Fund in the related Mortgaged Property if it is acquired by the One Park Avenue Special Servicer, for the benefit of the Certificateholders and the One Park Avenue Noteholders) pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan. For the avoidance of doubt, REO Property allocable to a Companion Loan shall not be an asset of the Trust Fund or REMIC I or REMIC II.

               "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

               "Replacement Mortgage Loan" Any mortgage loan that is substituted by the related Mortgage Loan Seller for a Defective Mortgage Loan as contemplated by Section 2.03.

               "Reportable Event": As defined in Section 11.07.

               "Reporting Servicer": As defined in Section 11.10.

               "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

               "Request for Review": A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit H attached hereto.

               "Required Appraisal Serviced Loan": As defined in Section
3.19(b).

               "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least one of the other following parties and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Fitch ("A" or better), Moody's ("A2" or better), S&P ("A" or better) and A.M. Best ("A: VIII" or better) or any insurance carrier backed or guaranteed by an insurer with such required ratings; provided, however, a rating by A.M. Best shall be disregarded and shall not be applicable as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if the applicable Rating Agency has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates or Companion Loan Securities unless, with respect to policies maintained by borrowers, a higher claims-paying ability rating is required under any of the loan documents.

               "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

               "Reserve Funds": With respect to any Loan, any amounts delivered by the related Mortgagor (and not previously disbursed) to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

               "Resolution Extension Period": This term shall mean:

                      (i) for purposes of remediating a Material Breach with
               respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

                      (ii) for purposes of remediating a Material Document
               Defect with respect to any Mortgage Loan that is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Mortgage Loan Seller of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

                      (iii) for purposes of remediating a Material Document
               Defect with respect to any Mortgage Loan that is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Mortgage Loan Seller of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

                      (iv) for purposes of remediating a Material Document
               Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, if the related Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

               In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach, provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

               "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Office, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

               "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

                "Rockwood Ross Multifamily Portfolio Intercreditor Agreement":
The A Notes Intercreditor Agreement dated as of January 25, 2007 by and between the Rockwood Ross Multifamily Portfolio Note A-1 Holder and the Rockwood Ross Multifamily Portfolio Note A-2 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

               "Rockwood Ross Multifamily Portfolio Note A-1": With respect to the Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

               "Rockwood Ross Multifamily Portfolio Note A-1 Holder": The holder of the Rockwood Ross Multifamily Portfolio Note A-1, initially Hypo Real Estate Capital Corporation (or an affiliate thereof).

               "Rockwood Ross Multifamily Portfolio Note A-2": The Mortgage Note related to Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan that is not included in the Trust, which is pari passu in right of payment to the Rockwood Ross Multifamily Portfolio Note A-1 as set forth in the Rockwood Ross Multifamily Portfolio Intercreditor Agreement.

               "Rockwood Ross Multifamily Portfolio Note A-2 Holder": The holder of the Rockwood Ross Multifamily Portfolio Note A-2, initially Hypo Real Estate Capital Corporation (or an affiliate thereof).

               "Rockwood Ross Multifamily Portfolio Noteholders": The Rockwood Ross Multifamily Portfolio Note A-1 Holder and Rockwood Ross Multifamily Portfolio Note A-2 Holder.

               "Rockwood Ross Multifamily Portfolio Pari Passu Companion Loan":
The loan evidenced by the Rockwood Ross Multifamily Portfolio Note A-2.

               "Rockwood Ross Multifamily Portfolio Pari Passu Companion Loan Holder": The holder of the Rockwood Ross Multifamily Portfolio Pari Passu Companion Loan.

               "Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan":
The Mortgage Loan identified as Loan No. 104 in the Mortgage Loan Schedule, which, together with the Rockwood Ross Multifamily Portfolio Note A-1, is secured by a Mortgage on the related Mortgaged Properties.

               "Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan": The Rockwood Ross Multifamily Portfolio Pari Passu Mortgage Loan together with the Rockwood Ross Multifamily Portfolio Pari Passu Companion Loan. References herein to Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the Rockwood Ross Multifamily Portfolio Note A-1 and the Rockwood Ross Multifamily Portfolio Note A-2.

               "Rule 144A": Rule 144A under the Securities Act.

               "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest. If neither S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

               "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

               "Sarbanes-Oxley Certification": As defined in Section
11.05(a)(iv).

               "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations thereunder.

               "Securitized Companion Loan": Any of the ChampionsGate Hotel Pari Passu Companion Loan, Hilton Anatole Pari Passu Companion Loan, JQH Hotel Portfolio Pari Passu Companion Loan, One Park Avenue Pari Passu Companion Loan or Rockwood Ross Multifamily Portfolio Pari Passu Companion Loan, if and for so long as each such Pari Passu Companion Loan is included in a Regulation AB Companion Loan Securitization.

               "Securitized Companion Loan Pooling Agreement": Any pooling and servicing agreement or other agreement that creates a trust fund whose assets include a Securitized Companion Loan.

               "Securitized Companion Loan Securitization": Any securitization whose assets include a Securitized Companion Loan.

               "Security Agreement": With respect to any Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

               "Senior Certificate": Any Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A or Class XW Certificate.

               "Senior Principal Distribution Cross Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 and Certificates Class A-1A Certificates on such Distribution Date have been so made.

               "Sequential Pay Certificate": Any Class A Certificate (other than the Class A-2FL and Class A-MFL Certificates), Class B Certificate, Class C Certificate, Class D Certificate, Class E Certificate, Class F Certificate, Class G Certificate, Class H Certificate, Class J Certificate, Class K Certificate, Class L Certificate, Class M Certificate, Class N Certificate, Class O Certificate, Class P Certificate, Class Q Certificate or Class S Certificate.

               "Serviced Loan": Any Mortgage Loan (other than the ChampionsGate Hotel Pari Passu Mortgage Loan and the One Park Avenue Pari Passu Mortgage Loan) or Serviced Whole Loan.

               "Serviced Whole Loan": Any Whole Loan (other than the ChampionsGate Hotel Pari Passu Whole Loan and the One Park Avenue Whole Loan).

               "Serviced Whole Loan Custodial Account": With respect to the Serviced Whole Loans, the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(e) on behalf of (i) the Hilton Anatole Noteholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the Hilton Anatole Noteholders, as their interests may appear"; (ii) the JQH Hotel Portfolio Noteholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the JQH Hotel Portfolio Noteholders, as their interests may appear";
(iii) the Metropolis Shopping Center Noteholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the Metropolis Shopping Center Noteholders, as their interests may appear"; (iv) the Pacifica Tower Noteholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the Pacifica Tower Noteholders, as their interests may appear"; and (v) the Rockwood Ross Multifamily Portfolio Noteholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the Rockwood Ross Multifamily Portfolio Noteholders, as their interests may appear", as applicable. Any such account shall at all times be an Eligible Account.

               "Serviced Whole Loan Remittance Amount": With respect to any Master Servicer Remittance Date and any Serviced Whole Loan, an amount equal to
(a) all amounts on deposit in the related Serviced Whole Loan Custodial Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period,
(ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments, and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period), (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the related Serviced Whole Loan Custodial Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(f), (v) any Excess Liquidation Proceeds that are unrelated to such Serviced Whole Loan, and (vi) any amounts deposited into the related Serviced Whole Loan Custodial Account in error, provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Serviced Whole Loan Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

               "Serviced Whole Loan REO Account": As defined in Section 3.16(b).

               "Servicer Reports": Each of the: (i) CMSA Delinquent Loan Status Report, (ii) CMSA REO Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Comparative Financial Status Report,
(v) CMSA Servicer Watch List Report, (vi) CMSA NOI Adjustment Worksheet, (vii) CMSA Operating Statement Analysis Report, (viii) CMSA Loan Level Reserve-LOC Report, (ix) CMSA Loan Periodic Update File, (x) CMSA Property File, (xi) CMSA Financial File and (xii) CMSA Advance Recovery Report.

               "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB. For the avoidance of doubt, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

               "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

               "Servicing Advances": Subject to Section 3.19(d) and with respect to any Serviced Loan, all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or, with respect to the Specially Serviced Loans, by the Master Servicer at the direction of the Special Servicer or by the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Serviced Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in
Section 3.03(c) and Section 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Serviced Loan or REO Property,
(d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer (or the Trustee, if applicable), such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Serviced Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

               "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time.

               "Servicing Fees": With respect to each Serviced Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

               "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related Phase I Environmental Site Assessment and any related environmental insurance or endorsement, in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

               "Servicing Function Participant": Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans (by Stated Principal Balance).

               "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

               "Servicing-Released Bid": As defined in Section 7.01(d).

               "Servicing-Retained Bid": As defined in Section 7.01(d).

               "Servicing Return Date": With respect to any Corrected Serviced Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

               "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer subject to applicable law and the express terms of the relevant Loans and in the case of a Serviced Whole Loan, the related Intercreditor Agreement, to service and administer the Serviced Loans and any REO Properties for which such Person is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Serviced Loans, the full collection of all Prepayment Premiums that may become payable under the Serviced Loans and, in the case of the Special Servicer, if a Serviced Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Serviced Loan to the Certificateholders, and, in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Mortgagor or with any other party to this Agreement; (ii) the ownership of any Certificate or Companion Loan Holder or any interest in any mezzanine loan by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; or (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property.

               "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, any of the following events:

               (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment and if
       (x) the related Borrower is actively seeking a refinancing commitment,
       (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) subject to Section 3.21(f), the Directing Certificateholder consents, for 60 days beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or

               (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related Mortgagor has requested a material modification of the payment terms of the Serviced Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

               (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default, other than as described in clause
       (a) or (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the Serviced Loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the Serviced Loan (or, if no cure period is specified, for 60 days); or

               (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Mortgagor under any present or future U.S. federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; or

               (e) the related Mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

               (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

               (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

               Notwithstanding the foregoing, with respect to any Serviced Whole Loan, the related Mortgage Loan and each related Companion Loan shall be deemed to be a Specially Serviced Loan if any loan within such Serviced Whole Loan becomes a Specially Serviced Loan.

               A Servicing Transfer Event with respect to any Serviced Loan shall cease to exist:

               (w) in the case of the circumstances described in clause (a) of this definition, if and when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

               (x) in the case of the circumstances described in clauses (b),
       (d), (e) and (f) of this definition, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

               (y) in the case of the circumstances described in clause (c) of this definition, if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

               (z) in the case of the circumstances described in clause (g) of this definition, if and when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) of this definition exists that would cause the Loan to continue to be characterized as a Specially Serviced Loan and provided that no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

               "Similar Law": As defined in Section 5.02(c).

               "Single-Purpose-Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and that has agreed, either in such organizational documents or the loan documents relating to any related Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof;
(b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case that are separate and apart from the books, records and accounts of any other Person;
(d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single purpose entity requirements.

               "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of Regular Certificates evidencing a $1,000 denomination or, in the case of a Class XW Certificate, a 100% Percentage Interest.

               "Sole Pooled Certificateholder": Any Holder (or Holders provided that they act in unanimity) holding 100% of the Class XW Certificates and Non-Investment Grade Sequential Pay Certificates or an assignment of the voting rights thereof; provided that the Class Principal Balances, as applicable, of the Investment Grade Sequential Pay Certificates and the Class A-2FL and Class A-MFL Certificates have been reduced to zero.

               "Special Action": As defined in Section 3.21(e).

               "Special Servicer": Midland Loan Services, Inc., its successors in interest, or any successor special servicer appointed as herein provided.

               "Special Servicing Fee": With respect to each Specially Serviced Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

               "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% (25 basis points) per annum.

               "Specially Serviced Loan": Any Serviced Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Serviced Loan, such Serviced Loan shall remain a Specially Serviced Loan until the earliest of (i) its removal from the Trust Fund (in the case of a Mortgage Loan), (ii) a REO Acquisition with respect to the related Mortgaged Property and (iii) the cessation of all existing Servicing Transfer Events with respect to such Serviced Loan.

               "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

               "Stated Maturity Date": With respect to any Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20.

               "Stated Principal Balance": With respect to any Mortgage Loan and any successor REO Loan, a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.03 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. With respect to any Companion Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Companion Loan that is permanently reduced (to not less than zero) by (i) all payments of, and all other collections allocated as provided in Section 1.03 to, principal of or with respect to such Companion Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to the related Companion Loan Holder, and (ii) the principal portion of any Realized Loss incurred in respect of such Companion Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred. In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Work-out Delayed Reimbursement Amounts, and such amount has reduced the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Adjusted Net Mortgage Rate).

               With respect to a Serviced Whole Loan, the Stated Principal Balance shall be the sum of the "Stated Principal Balance" of the related Mortgage Loan and the Stated Principal Balance of the related Companion Loan.

               The Stated Principal Balance of a Non-Serviced Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the related Non-Serviced Loan Pooling Agreement.

               "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

               "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand as provided in Section 3.22, as the same may be modified or amended.

               "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or any Sub-Servicer.

               "Subordinate Certificate": Any Class A-M, Class A-MF, Class A-MFL (through the Class A-MFL Regular Interest), Class A-J, Class B, Class C, Class D, Class E , Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S Certificate or REMIC Residual Certificate.

               "Substitution Shortfall Amount": An amount equal to the excess if any of the difference between the Purchase Price of the Deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualifying Substitute Mortgage Loan as of the date of substitution.

               "Successful Bidder": As defined in Section 7.01(d).

               "SunTrust Bank": SunTrust Bank, and its successors in interest.

               "Swap Contract": Either the Class A-2FL Swap Contract or the Class A-MFL Swap Contract.

               "Swap Trustee": The Person who serves as Trustee hereunder shall also serve as trustee of the Grantor Trusts (such Person in such capacity, the "Swap Trustee").

               "Tax Matters Person": With respect to each of REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of REMIC Residual Certificates.

               "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions and the tax returns due with respect to each Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

               "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

               "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

               "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

               "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

               "Trust": The common law trust created hereby.

               "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, the Grantor Trusts and the Loss of Value Reserve Fund.

               "Trustee": Wells Fargo Bank, N.A., in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

               "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and related REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Serviced Loan or deemed to be due on such related REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law.

               "Trustee Fee Rate": A rate of 0.00065% per annum.

               "Trustee Reports": Each of the CMSA Bond Level File and the CMSA Collateral Summary File.

               "Trustee's Website": The website maintained by the Trustee and initially located at "www.ctslink.com", or at such other address as the Trustee may designate from time to time.

               "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

               "UCC Financing Statement": A financing statement executed (if required by the UCC) and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

               "UCC-1", "UCC-2" and "UCC-3": UCC Financing Statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

               "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

               "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by
(ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

               "Underwriter": Each of Banc of America Securities LLC, Commerzbank Capital Markets Corp., Hypo Capital Markets, Inc., SunTrust Capital Markets, Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

               "Underwriting Agreement: The underwriting agreement dated as of July 18, 2007 among Bank of America, the Depositor and the Underwriters.

               "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of
Section 3.05(a) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or related REO Property in respect of which the Advance was made.

               "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

               "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates, the Class A-2FL Certificates and the Class A-MFL Certificates in proportion to the respective Class Principal Balances of their Certificates and 2% of the Voting Rights shall be allocated to the Holders of the Class XW Certificates. None of the Class R-I or Class R-II Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

               "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and related REO Loans, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date.

               "WHFIT": A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

               "WHFIT Regulations": Treasury Regulations Section 1.671-5, as amended.

               "Whole Loan": Each A/B Whole Loan and each Pari Passu Whole Loan, as defined herein.

               "Withheld Amounts": As defined in Section 4.05.

               "Within Grace Period Loan": With respect to any Master Servicer Remittance Date, any Serviced Loan having any Monthly Payment remaining unpaid past its Due Date, as of the close of business on the Determination Date in the same calendar month, but that is not delinquent past the applicable grace period for such Monthly Payment as of the close of business on such Determination Date.

               "Workout-Delayed Reimbursement Amount": With respect to any Serviced Loan, the amount of any Advance made with respect to such Loan on or before the date such Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Serviced Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Serviced Loan becomes a Corrected Serviced Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance reimbursable in the same manner as any other Nonrecoverable Advance.

               "Workout Fee": With respect to each Corrected Serviced Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

               "Workout Fee Rate": With respect to each Corrected Serviced Loan as to which a Workout Fee is payable, 1.0% (100 basis points).


               Section 1.02 Rules of Construction; Other Definitional
Provisions.

               Unless the context otherwise clearly requires:

         (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

         (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

         (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) the word "will" shall be construed to have the same meaning and effect as the word "shall";

         (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

         (f) any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person's successors and assigns or such Person's successors in such capacity, as the case may be;

         (g) unless otherwise specified herein, "pro rata" when used in reference to more than one Class of the Certificates shall mean "pro rata" based on the outstanding Class Principal Balances of such Classes of Certificates;

         (h) all references in this instrument to designated "Articles", "Sections", "Subsections", "clauses" and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of this Agreement as originally executed; and

         (i) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

               Section 1.03 Certain Calculations in Respect of the Mortgage
Pool.

               (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Set in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds shall be applied among the Mortgage Loans constituting such Cross-Collateralized Set in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any Serviced Whole Loan in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds shall be applied among the Mortgage Loan and Companion Loan(s) constituting such Serviced Whole Loan in accordance with the express provisions of the related Intercreditor Agreement and, in the absence of such express provisions, in accordance with this Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts that were reimbursed from general collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", and, if applicable, unpaid related Liquidation Expenses and any outstanding related Additional Trust Fund Expenses; second, as a recovery of accrued and unpaid interest on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; and tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

               (b) Collections by or on behalf of the Trust in respect of each REO Property, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; and fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan, in that order. If either the ChampionsGate Hotel Pari Passu Mortgage Loan or the One Park Avenue Pari Passu Mortgage Loan becomes an "REO Loan" as defined under the related Non-Serviced Loan Pooling Agreement, as applicable, the treatment of the foregoing amounts with respect to such Mortgage Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Loan Pooling Agreement.

               (c) [RESERVED].

               (d) Insofar as amounts received in respect of any Mortgage Loan or related REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

               (e) Notwithstanding anything contained herein to the contrary, with respect to each Mortgage Loan subject to an involuntary prepayment of principal during a Collection Period, all interest collected during such Collection Period in connection with such involuntary prepayment of principal that the related lender would be entitled to retain under the related loan documents shall be treated as excess interest and shall be used to offset any shortfalls of interest for the related Distribution Date resulting from involuntary prepayments of principal during such Collection Period prior to such shortfalls of interest being allocated to any Class of Certificates. Any such interest not required to offset shortfalls of interest for the related Distribution Date pursuant to the immediately preceding sentence shall constitute Additional Master Servicing Compensation.

               (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

               (g) For purposes of calculating LIBOR with respect to the Class A-2FL and Class A-MFL Certificates and each Interest Accrual Period, LIBOR shall be rounded, if necessary, to the nearest hundred-thousandth of a percentage point.

               If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund, any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Companion Loan and such Companion Loan Holder shall not suffer any adverse consequences as a result of the payment of such expense.

               Section 1.04 Cross-Collateralized Mortgage Loans.

               Notwithstanding anything herein to the contrary, it is hereby acknowledged that the sets of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular set of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Set only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Set, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Set shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

               Section 1.05 Incorporation of Preliminary Statement.

               The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

               Section 2.01 Conveyance of Mortgage Loans.

               (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and further such trust be designated as "Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3". Wells Fargo Bank, N.A. is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

               (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, sell, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) and, in the case of a Serviced Whole Loan, the related Companion Loan Holder, all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the Mortgage Loan Purchase and Sale Agreements and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes (i) the Mortgage Loans that from time to time are subject to this Agreement, all interest accrued on the Mortgage Loans on and after the Cut-off Date and all principal payments received on the Mortgage Loans after the Cut-off Date (other than principal and interest payments due and payable on the Mortgage Loans on or before the Cut-off Date, which shall belong and be promptly remitted to the applicable Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the related Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets that from time to time are deposited into the Certificate Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the REO Account (if established), and (iv) in the case of a Mortgage Loan included in a Whole Loan, all the right, title and interest of the Depositor in, to and under the related Intercreditor Agreement. The conveyance of the ChampionsGate Hotel Pari Passu Mortgage Loan and the One Park Avenue Pari Passu Mortgage Loan, along with the right to service each of the ChampionsGate Hotel Pari Passu Mortgage Loan and the One Park Avenue Pari Passu Mortgage Loan are subject to the terms and conditions of the related Non-Serviced Loan Pooling Agreement and the related Intercreditor Agreement. This conveyance is subject to the rights of the Sub-Servicers pursuant to the Sub-Servicing Agreements, which rights are subject in any event to this Agreement.

               Under United States generally accepted accounting principles, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the Mortgage Loan Sellers, pursuant to the Mortgage Loan Purchase and Sale Agreements, as a purchase of such Mortgage Loans from the Mortgage Loan Sellers; and (ii) its transfer of the Mortgage Loans to the Trustee, pursuant to this
Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

               After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

               In connection with the Depositor's assignment pursuant to this
Section 2.01(b), the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, at the Mortgage Loan Sellers' expense, pursuant to the Mortgage Loan Purchase and Sale Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Mortgage Loan acquired by the Depositor from the Mortgage Loan Sellers. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder; provided that the originals of such Letter of Credit shall be delivered to the Master Servicer. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase and Sale Agreement. If a Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any related Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the originals and copies of any related Letters of Credit, the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter, or, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if such Mortgage Loan Seller delivers such document to the Trustee (or, in the case of originals of Letters of Credit, to the Master Servicer) within 15 days following the Closing Date. With respect to the Mortgage Loans so assigned, the Trustee shall provide a certification within 30 days of the Closing Date that a copy of the Mortgage, a copy of any related Ground Lease, the originals of any related Letters of Credit, the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter, or, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter due on the Closing Date have been delivered (with any exceptions noted). None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase and Sale Agreements and this
Section 2.01(b).

               The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in July 2007 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Certificate Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account, REO Account, Class A-2FL Floating Rate Account or Class A-MFL Floating Rate Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase and Sale Agreements, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

               (c) As soon as reasonably possible, and in any event within 90 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases (except with respect to any Mortgage or Assignment of Leases that has been recorded in the name of MERS or its designee) in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each original UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Upon request of the Master Servicer (if reasonably necessary for the ongoing administration and/or servicing of the related Mortgage Loan by the Master Servicer) and at the expense of the related Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of any such assignment that has been received by the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original at the expense of the related Mortgage Loan Seller. The Trustee may assume for purposes of recordation of each UCC-2 and UCC-3 that the Mortgage File containing the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). Each Mortgage Loan Seller will deliver to the Trustee the UCC Financing Statements, completed pursuant to Revised Article 9 of the UCC, on the new national forms, in recordable form, to be recorded pursuant to this Section 2.01(c). The Trustee will submit such UCC Financing Statements for filing in the state of incorporation as so indicated on the documents provided. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate with any re-recording, re-filing or rejection expenses at the expense of such Mortgage Loan Seller. If such Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies, the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder) and the Directing Certificateholder. Such Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Mortgage Loans transferred by such Mortgage Loan Seller and acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase and Sale Agreement.

               (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b), the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase and Sale Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer or its designee, on or before the Closing Date, the following items: (i) asset summaries delivered to the Rating Agencies, originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates, letters of credit, environmental insurance policies and related endorsements, and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Mortgagors in connection with the origination of such Mortgage Loans and that are reasonably required for the ongoing administration and servicing of such Mortgage Loans (except to the extent such items represent draft documents, internal notes, attorney-client privileged communications or credit analyses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to, and that are required for the ongoing administration and servicing of, the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

               (e) In the event a Mortgage Loan is repurchased by the related Mortgage Loan Seller, where applicable, the Trustee shall re-assign any rights that such Mortgage Loan Seller had with respect to representations and warranties made by a third party originator to such Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement in respect of any such Mortgage Loan.

               Section 2.02 Acceptance of REMIC I by Trustee.

               (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf of, subject to the provisions of Section 2.01 and to the further review provided for in this
Section 2.02, and further subject to the Schedule of Exceptions attached hereto as Schedule III, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Sellers in respect of the Mortgage Loans, and that it holds and will hold all other assets included in REMIC I in trust for the exclusive use and benefit of all present and future Certificateholders and the Trustee as holder of the REMIC I Regular Interests, Class A-2FL Regular Interest and Class A-MFL Regular Interest. To the extent that the Mortgage File for a Mortgage Loan included in a Serviced Whole Loan relates to the Mortgage Loan as well as the related Companion Loan, the Trustee shall also hold such Mortgage File for the use and benefit of the related Companion Loan Holder.

               (b) On or about the ninetieth day following the Closing Date, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Section 1.04, Section 2.02(c) and Section 2.02(d), certify electronically or in writing (substantially in the form of Exhibit F) to each of the other parties hereto, the Mortgage Loan Sellers, the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder) and the Directing Certificateholder, that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (vii) and (xii) of the definition of "Mortgage File" (without regard to the parentheticals relating to such clauses), have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee. The Trustee may assume that, for purposes of reviewing the items in clause (viii) of the definition of Mortgage File and completing the certification attached hereto as Exhibit F, the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). If any exceptions are noted or if the recordation/filing contemplated by Section 2.01(c) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), the Trustee shall every 90 days after the ninetieth day following the Closing Date until the earliest of
(i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the Defective Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing
Date), distribute an updated exception report to the recipients of the above mentioned certification that was submitted to such recipients substantially in the form of Exhibit F. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request and at the requesting party's expense, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

               (c) If a Mortgage Loan Seller substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the thirtieth day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

               (d) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit constituting Additional Collateral referenced in clause (xi) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Sections 2.02(b)(iii)(A) through (C). Furthermore, except as expressly provided in Section 2.02(b), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

               (e) In performing the reviews contemplated by subsections (b) and
(c) of this Section 2.02, the Trustee may conclusively rely on the Mortgage Loan Sellers as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses
(i) through (v) and clause (vii) of the definition of "Mortgage File", have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) of this Section 2.02. If a Mortgage Loan Seller is notified of or discovers any error in a Mortgage Loan Checklist, then such Mortgage Loan Seller shall amend such Mortgage Loan Checklist within 180 days and distribute such Mortgage Loan Checklist to each of the other parties hereto; provided, however, an error in such Mortgage Loan Checklist by itself shall not be deemed to be a Material Breach or Material Document Defect. Such new, corrected Mortgage Loan Checklist shall be deemed to amend and replace the existing Mortgage Loan Checklist; provided, however, the correction or amendment of such Mortgage Loan Checklist by itself shall not be deemed to be a cure of a Material Breach or Material Document Defect.

Section 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Material Document Defects and Material Breaches.

(a) If any party hereto discovers, or receives written notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Directing Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), and the related Mortgage Loan Seller.

               (b) If necessary, the Trustee shall request the related Mortgage Loan Seller to comply with Section 4(c) of the related Mortgage Loan Purchase and Sale Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to a Mortgage Loan. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

               (c) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the related Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Mortgage Loan Seller that it must, not later than 90 days from the receipt by such parties of such notice (such 90-day period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the Defective Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase and Sale Agreement), at the applicable Purchase Price; provided, however, if such Mortgage Loan Seller certifies in writing to the Trustee (i) that, as evidenced by an accompanying Opinion of Counsel, any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan, to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being corrected or cured but not within the applicable Initial Resolution Period,
(iii) that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period and (iv) that such Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be corrected or cured within an additional period not to exceed the Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer, the Directing Certificateholder, and the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), then such Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such correction or cure or, failing such, to repurchase the Defective Mortgage Loan; provided, further, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), such Mortgage Loan Seller shall be permitted, during the three-month period following the Startup Day for REMIC I (or during the two-year period following such Startup Day if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations
Section 1.860G-2(f)), to replace the Defective Mortgage Loan, other than a Non-Serviced Mortgage Loan, with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Mortgage Loan Purchase and Sale Agreement and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, such Mortgage Loan Seller shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

               (d) If one or more of the Mortgage Loans constituting a Cross-Collateralized Set are the subject of a Breach or Document Defect, then, for purposes of (i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Set shall be treated as a single Mortgage Loan.

               If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this Section 2.03, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged Properties and the related loan documents provide that a Mortgaged Property may be uncrossed from the other Mortgaged Properties in that portfolio, and (z) the applicable Material Breach or Material Document Defect does not constitute a Material Breach or Material Document Defect, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable Material Breach or Material Document Defect (as the case may be) will be deemed to constitute a Material Breach or Material Document Defect (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller shall repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a Material Breach or Material Document Defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph: (i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, and (b) the debt service coverage ratio on the Closing Date, subject to a floor of 1.25x, and (ii) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the Closing Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the Material Breach or Material Document Defect exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

               To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, such Mortgage Loan Seller and the Depositor shall either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property (provided the Depositor has received an Opinion of Counsel that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code) or shall forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties shall forbear from exercising such remedies until the loan documents can be modified to remove the threat of such impairment as a result of the exercise of remedies.

               (e) Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in July 2007 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

(f) If any Mortgage Loan is to be repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such Mortgage Loan Seller to amend the related Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

               (g) Upon receipt of a Request for Release (in the form of Exhibit D attached hereto) and an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited into the Certificate Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in Section 2.03(e) from the party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Mortgagors of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). If the Mortgage related to the Deleted Mortgage Loan has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of such Mortgage on the records of MERS. In connection with any such repurchase or substitution by the related Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(g), shall be payable to each of them: first, by the related Mortgage Loan Seller to the extent such Mortgage Loan Seller was required to repurchase the Defective Mortgage Loan and then as Servicing Advances in respect of the Defective Mortgage Loan.

               (h) The applicable Mortgage Loan Purchase and Sale Agreement provides the sole remedy available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect with respect to Mortgage Loans sold by the related Mortgage Loan Seller. If the related Mortgage Loan Seller defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee in writing, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer (with respect to Performing Serviced Loans where the defaulting Mortgage Loan Seller is not an Affiliate of the Master Servicer) and the Special Servicer (with respect to Specially Serviced Loans and with respect to Performing Serviced Loans where the defaulting Mortgage Loan Seller is an Affiliate of the Master Servicer) shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer is notified or otherwise becomes aware of a default on the part of such Mortgage Loan Seller in respect of its obligations under Section 4 of the related Mortgage Loan Purchase and Sale Agreement, the Master Servicer shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer or the Special Servicer shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(h), including reasonable attorney fees and expenses to the extent not collected from such Mortgage Loan Seller because such Mortgage Loan Seller either failed, or was not required, to cure the subject actual or alleged Breach or Document Defect or repurchase/replace the affected related Mortgage Loan, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

               Without limiting the Trustee's duties under this Section 2.03, the Trustee irrevocably designates the Special Servicer, with respect to the Specially Serviced Loans, and the Master Servicer, with respect to Performing Serviced Loans, for the benefit of Certificateholders to use reasonable efforts to enforce, after notice to the Trustee, any of the obligations of a Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement. Such enforcement including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer or Master Servicer, as the case may be, shall reasonably determine is in the best interests of the Certificateholders (taken as a collective whole). All out-of-pocket expenses (including attorney's fees and litigation costs and expenses) incurred by the Special Servicer or Master Servicer, as the case may be, in carrying out its obligations hereunder shall be reimbursable to the Special Servicer or Master Servicer, as the case may be, and constitute Additional Trust Fund Expenses. The Trustee shall upon request promptly furnish or cause to be furnished to the Special Servicer or Master Servicer, as the case may be, limited powers of attorney and other documents necessary, delivered to it by the Special Servicer or Master Servicer, as the case may be, for execution, or appropriate to enable the Special Servicer or Master Servicer, as the case may be, to carry out such enforcement duties subject to Section 3.01(c).

               (i) In the event that either pursuant to a settlement agreed to by a Mortgage Loan Seller and the Special Servicer on behalf of the Trust (it being understood that the provisions of this Section 2.03(i) shall not constitute a waiver of the Trust's rights under Section 2.03(h) unless the Special Servicer, on behalf of the Trust, has agreed to accept a loss of value payment in lieu of the Trust's rights under Section 2.03(h)) or a judicial order, such Mortgage Loan Seller makes a cash payment, either as a cure of a Material Breach or a Material Defect, or in lieu of a repurchase of a Mortgage Loan on which a Material Breach or a Material Defect exists or is alleged to exist (each such payment, a "Loss of Value Payment") with respect to such Mortgage Loan, the amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to such Material Breach or Material Defect, as the case may be, and such Mortgage Loan Seller or (ii) by judicial decision. Provided that such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the related Mortgage Loan Seller to otherwise cure such Material Breach or Material Defect or repurchase the Defective Mortgage Loan based on such Material Breach or Material Defect under any circumstances. In the event there is a Loss of Value Payment made by a Mortgage Loan Seller in accordance with this Section 2.03(i), the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.05(g).

               Section 2.04 Representations and Warranties of the Depositor.

               (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders and, in the case of a Whole Loan, the holder of the related Companion Loan, as of the Closing Date, that:

               (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, do not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets.

               (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

               (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (viii) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

               (ix) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of loan documents and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

               (x) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

               (xi) After giving effect to its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

               (xii) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

               (xiii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

               (xiv) Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans to any Person other than the Trustee.

               (xv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase and Sale Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Mortgage Loans by the Depositor to the Trustee.

               (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               Section 2.05 Representations and Warranties of the Master
Servicer.

               (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, as of the Closing Date, that:

               (i) The Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default or breach, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, conservatorship, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

               (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or any of its officers or employees that is involved in the servicing or administration of the Serviced Loans has been refused such coverage or insurance.

               (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

               (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Serviced Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

               (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

               Section 2.06 Representations and Warranties of the Special Servicer.

               (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, as of the Closing Date, that:

               (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not violate the Special Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Special Servicer's reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, receivership, insolvency, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which in the Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

               (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

               (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

               (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

               Section 2.07 Representations and Warranties of the Trustee and the REMIC Administrator.

               (a) Wells Fargo Bank, N.A., both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, as of the Closing Date, that:

               (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan and to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank that would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

               (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Bank of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

               (b) The representations and warranties of the Bank set forth in
Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

               (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

               Section 2.08 [RESERVED].

               Section 2.09 Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

               Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for such assets, the Class R-I Certificates in authorized denominations. The Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

               Section 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

               The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest.

               Section 2.11 Issuance of the REMIC II Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest.

               Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations and has issued the Class A-2FL Regular Interest and Class A-MFL Regular Interest. The interests evidenced by the REMIC II Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest constitute the entire beneficial ownership of REMIC II. The rights of the Holders of the REMIC II Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

               Section 2.12 Loss of Value Reserve Fund Provisions.

               It is the intention of the parties hereto that any Loss of Value Payments received by the Trust pursuant to Section 2.03(i), together with the account(s) and/or sub-account(s) in which such amounts are to be held pursuant to Section 3.04(g), shall collectively constitute an "outside reserve fund" for federal income tax purposes designated as the "Loss of Value Reserve Fund" and not an asset of any REMIC formed hereunder or the Grantor Trusts. Furthermore, for all federal tax purposes, the REMIC Administrator and the Special Servicer shall treat any amounts transferred by a REMIC to the Loss of Value Reserve Fund as amounts distributed by such REMIC to the applicable Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The related Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon. The Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets consisting of the Loss of Value Reserve Fund, including the amounts held therein, and declares that it or the REMIC Administrator on its behalf holds and will hold such assets, through the Special Servicer, in accordance with Section 3.04(g), in trust and for the benefit of the Certificateholders, as their interests may appear.

               Section 2.13 Designation of Grantor Trusts.

               The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2FL Regular Interest and Class A-MFL Regular Interest to the Swap Trustee for the benefit of the Holders of the Class A-2FL and Class A-MFL Certificates, respectively, and the Class A-2FL Swap Counterparty and Class A-MFL Swap Counterparty, respectively. The Swap Trustee acknowledges the assignment to it of the Class A-2FL Regular Interest and Class A-MFL Regular Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-2FL and Class A-MFL Certificates, respectively. The Swap Trustee is hereby directed to enter into the Class A-2FL Swap Contract and Class A-MFL Swap Contract on or prior to the Closing Date. Concurrently with the assignment to the Swap Trustee of the Class A-2FL Regular Interest and Class A-MFL Regular Interest, and in exchange therefor and for the interest in the related Swap Contract, at the direction of the Depositor, the Swap Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-2FL and Class A-MFL Certificates, respectively, in authorized denominations. The Class A-2FL Certificates are hereby designated as undivided beneficial interests in the segregated pool of assets consisting of the Class A-2FL Regular Interest, the Class A-2FL Swap Contract and the Class A-2FL Floating Rate Account (the "Class A-2FL Grantor Trust"), which shall be treated as a "grantor trust" within the meaning of subpart E, Part I of subchapter J of the Code. The Class A-MFL Certificates are hereby designated as undivided beneficial interests the segregated pool of assets consisting of the Class A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL Floating Rate Account (the "Class A-MFL Grantor Trust"), which such portions shall be treated as a "grantor trust" within the meaning of subpart E, Part I of subchapter J of the Code.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

               Section 3.01 Administration of the Serviced Loans.

               (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders and, in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Holder, as a collective whole (and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan), in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Serviced Loans and, in the case of a Serviced Whole Loan, the related Intercreditor Agreement, and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Serviced Loans, and (ii) the Special Servicer shall service and administer (x) each Serviced Loan (other than a Corrected Serviced Loan) as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided, however, the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Loans and REO Properties as are specifically provided for herein; and provided, further, the Special Servicer shall render such incidental services with respect to Performing Serviced Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

               (b) Subject to Section 3.01(a) the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Serviced Loans and Corrected Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and, if a Whole Loan is affected, the related Companion Loan Holder, the Trustee or any of them: (i) any and all financing statements, control agreements, continuation statements and other documents or instruments necessary to perfect or maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and (iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or the Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer and the Trustee will be indemnified pursuant to, and subject to the limitations set forth in, Section 8.05 for any losses or expenses it incurs due to the Master Servicer's use of such power of attorney.

               (c) Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) except as provided in Section 3.10(d), initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or such Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

               The Master Servicer and/or the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

               (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to this Agreement to be that of an independent contractor and not that of a joint venturer, partner or agent.

               (e) The parties hereto acknowledge that each of the ChampionsGate Hotel Pari Passu Whole Loan, Hilton Anatole Pari Passu Whole Loan, JQH Hotel Portfolio Pari Passu Whole Loan, Metropolis Shopping Center A/B Whole Loan, One Park Avenue Pari Passu Whole Loan, Pacifica Tower A/B Whole Loan and Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan, is subject to the terms and conditions of the related Intercreditor Agreement. The parties hereto further recognize: (i) the respective rights and obligations of the "Lenders" under the ChampionsGate Hotel Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the ChampionsGate Hotel Pari Passu Whole Loan and the making of payments to the "Lenders" in accordance with
Section 3.2 of the ChampionsGate Hotel Intercreditor Agreement; (ii) the respective rights and obligations of the "Lenders" under the Hilton Anatole Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the Hilton Anatole Pari Passu Whole Loan and the making of payments to the "Lenders" in accordance with Sections 1(a) and 1(b) of the Hilton Anatole Intercreditor Agreement; (iii) the respective rights and obligations of the "Lenders" under the JQH Hotel Portfolio Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the JQH Hotel Portfolio Pari Passu Whole Loan and the making of payments to the "Lenders" in accordance with Section 3.2 of the JQH Hotel Portfolio Intercreditor Agreement; (iv) the respective rights and obligations of each "Holder" under the Metropolis Shopping Center Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the Metropolis Shopping Center A/B Whole Loan and the making of payments to each "Holder" in accordance with Sections 3 and 4 of the Metropolis Shopping Center Intercreditor Agreement; (v) the respective rights and obligations of the "Lenders" under the One Park Avenue Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the One Park Avenue Pari Passu Whole Loan and the making of payments to the "Lenders" in accordance with Sections 1(a) and 1(b) of the One Park Avenue Intercreditor Agreement; (vi) the respective rights and obligations of the "Holders" under the Pacifica Tower Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the Pacifica Tower A/B Whole Loan and the making of payments to the "Holders" in accordance with Sections 3 and 4 of the Pacifica Tower Intercreditor Agreement; and (vii) the respective rights and obligations of the "Noteholders" under the Rockwood Ross Multifamily Portfolio Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the Rockwood Ross Multifamily Portfolio Pari Passu Whole Loan and the making of payments to the "Noteholders" in accordance with Section 3.2 of the Rockwood Ross Multifamily Portfolio Intercreditor Agreement.

               Unless otherwise expressly provided for in the related Intercreditor Agreement, if, at such time as a Mortgage Loan included in a Serviced Whole Loan shall no longer be part of the Trust Fund, a separate servicing agreement with respect to such Serviced Whole Loan has not been entered into, then, until such time as a separate servicing agreement is entered into and any required rating confirmation is obtained, and notwithstanding that such Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Serviced Whole Loan or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of the parties under the related Intercreditor Agreement, with: (i) such Serviced Whole Loan and the related Mortgaged Property constituting the sole assets thereunder; (ii) references to the "Trustee", "Trust" and "Certificateholders" (or any sub-group thereof) being construed to refer to the new "Note A Holder" or its equivalent under the related Intercreditor Agreement, as applicable; and (iii) references to the "Directing Certificateholder" or its equivalent being construed to refer to the "Controlling Holder", "Lead Lender" or its respective equivalent under the related Intercreditor Agreement, as applicable; provided, however, from and after the date that such Mortgage Loan is no longer part of the Trust Fund and until the servicing and administration of such Serviced Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, and notwithstanding any other provision hereof: (i) no P&I Advances shall be made by the Master Servicer, Special Servicer or the Trustee in respect of such Mortgage Loan and (ii) the holders of such Serviced Whole Loan shall be solely responsible for all fees, costs, expenses, liabilities, indemnities and other amounts payable or reimbursable to any Person in respect of such Mortgage Loan and any related REO Property and in no event shall any such fees, costs, expenses, liabilities, indemnities, or other amounts be payable out of the Mortgage Pool or any collections relating thereto (except to the extent accrued and unpaid while such Mortgage Loan was included as part of the Trust Fund). With respect to a Serviced Whole Loan, subject to any express provision contained in the related Intercreditor Agreement to the contrary, nothing herein shall be deemed to override the provisions of such Intercreditor Agreement with respect to the rights of the Companion Loan Holder(s) thereunder. With respect to the servicing and administration duties and obligations with respect to a Serviced Whole Loan, in the event of any inconsistency between the provisions of an Intercreditor Agreement and the provisions of this Agreement, or as to any matter on which such Intercreditor Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

               Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan are limited by and subject to the terms of the ChampionsGate Hotel Intercreditor Agreement and the rights of the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Special Servicer with respect thereto under the ChampionsGate Hotel Pooling Agreement. The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of the ChampionsGate Hotel Pari Passu Mortgage Loan) under the ChampionsGate Hotel Intercreditor Agreement and the ChampionsGate Hotel Pooling Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the ChampionsGate Hotel Pari Passu Mortgage Loan by the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) to deliver any portion of the related Mortgage File to the ChampionsGate Hotel Master Servicer or ChampionsGate Hotel Special Servicer under the ChampionsGate Hotel Pooling Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the "ChampionsGate Hotel Note A-2 Holder" under the ChampionsGate Hotel Intercreditor Agreement (other than with respect to the representations and warranties of such ChampionsGate Hotel Note A-2 Holder); provided that the Master Servicer, on behalf of the Trustee, will perform any servicing-related obligations assigned therein to such ChampionsGate Hotel Note A-2 Holder.

               The parties hereto acknowledge that the ChampionsGate Hotel Pari Passu Mortgage Loan is subject to the terms and conditions of the ChampionsGate Hotel Intercreditor Agreement and further acknowledge that, pursuant to the ChampionsGate Hotel Intercreditor Agreement, (i) the ChampionsGate Hotel Pari Passu Mortgage Loan is to be serviced and administered by the ChampionsGate Hotel Master Servicer in accordance with the ChampionsGate Hotel Pooling Agreement, and (ii) in the event that (A) the ChampionsGate Hotel Pari Passu Companion Loan is no longer part of the trust fund established under the ChampionsGate Hotel Pooling Agreement and (B) the ChampionsGate Hotel Pari Passu Mortgage Loan is included in the Trust Fund, then, as set forth in the ChampionsGate Hotel Intercreditor Agreement, the ChampionsGate Hotel Pari Passu Mortgage Loan shall continue to be serviced in accordance with the applicable provisions of the ChampionsGate Hotel Pooling Agreement, with each of the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the ChampionsGate Hotel Pooling Agreement) until such time as a new servicing agreement has been agreed to by the parties to the ChampionsGate Hotel Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates or Class of related Companion Loan Securities then outstanding.

               The parties hereto agree and acknowledge that, pursuant to the ChampionsGate Hotel Intercreditor Agreement, the Trust Fund shall be responsible for a proportionate share of reimbursement for any ChampionsGate Hotel Nonrecoverable Servicing Advances (together with interest thereon, as set forth in the ChampionsGate Hotel Pooling Agreement) and any Additional Trust Fund Expenses (as defined in the ChampionsGate Hotel Pooling Agreement) that relates exclusively to the servicing of the ChampionsGate Hotel Pari Passu Mortgage Loan. In this regard,

               (i) if the ChampionsGate Hotel Pooling Agreement permits the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer or the ChampionsGate Hotel Trustee to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the ChampionsGate Hotel Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such trust fund for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund; and

               (ii) if the ChampionsGate Hotel Pooling Agreement does not permit such parties to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the ChampionsGate Hotel Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such parties for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund.

               Any such amounts shall be reimbursed to such other trust fund out of collections of principal and other amounts in the Certificate Account in the same manner as a Nonrecoverable Advance, as set forth in Section 3.05(a).

               Within 30 days of the Closing Date, the Master Servicer shall deliver notice to the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Trustee of the issuance of the Certificates and the securitization of the ChampionsGate Hotel Pari Passu Mortgage Loan. Such notice shall include contact information for the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, as well as an executed copy of this Agreement; provided, however, if the Master Servicer has not itself received a final copy of this Agreement within 21 days of the Closing Date, then the Master Servicer may forward a working draft and send a final copy as promptly as practicable after its receipt of the same.

               Within 30 days of the Closing Date, the Master Servicer shall deliver notice to the master servicer and the trustee relating to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11 securitization of the issuance of the Certificates and the securitization of the JQH Hotel Portfolio Pari Passu Mortgage Loan. Such notice shall include contact information for the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, as well as an executed copy of this Agreement; provided, however, if the Master Servicer has not itself received a final copy of this Agreement within 21 days of the Closing Date, then the Master Servicer may forward a working draft and send a final copy as promptly as practicable after its receipt of the same.

               Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the One Park Avenue Pari Passu Mortgage Loan are limited by and subject to the terms of the One Park Avenue Intercreditor Agreement and the rights of the One Park Avenue Master Servicer and the One Park Avenue Special Servicer with respect thereto under the One Park Avenue Pooling Agreement. The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of the One Park Avenue Pari Passu Mortgage Loan) under the One Park Avenue Intercreditor Agreement and the One Park Avenue Pooling Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the One Park Avenue Pari Passu Mortgage Loan by the One Park Avenue Master Servicer and the One Park Avenue Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) to deliver any portion of the related Mortgage File to the One Park Avenue Master Servicer or One Park Avenue Special Servicer under the One Park Avenue Pooling Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the "One Park Avenue Note A-2 Holder" under the One Park Avenue Intercreditor Agreement (other than with respect to the representations and warranties of such One Park Avenue Note A-2 Holder); provided that the Master Servicer, on behalf of the Trustee, will perform any servicing-related obligations assigned therein to such One Park Avenue Note A-2 Holder.

               The parties hereto acknowledge that the One Park Avenue Pari Passu Mortgage Loan is subject to the terms and conditions of the One Park Avenue Intercreditor Agreement and further acknowledge that, pursuant to the One Park Avenue Intercreditor Agreement, (i) the One Park Avenue Pari Passu Mortgage Loan is to be serviced and administered by the One Park Avenue Master Servicer in accordance with the One Park Avenue Pooling Agreement, and (ii) in the event that (A) the related One Park Avenue Companion Loan is no longer part of the trust fund established under the One Park Avenue Pooling Agreement and (B) the One Park Avenue Pari Passu Mortgage Loan is included in the Trust Fund, then, as set forth in the One Park Avenue Intercreditor Agreement, One Park Avenue Pari Passu Mortgage Loan shall continue to be serviced in accordance with the applicable provisions of the One Park Avenue Pooling Agreement, with each of the One Park Avenue Master Servicer and the One Park Avenue Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the One Park Avenue Pooling Agreement) until such time as a new servicing agreement has been agreed to by the parties to the One Park Avenue Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates or related Companion Loan Securities then outstanding.

               The parties hereto agree and acknowledge that, pursuant to the One Park Avenue Intercreditor Agreement, the Trust Fund shall be responsible for a proportionate share of reimbursement for any One Park Avenue Nonrecoverable Servicing Advances (together with interest thereon, as set forth in the One Park Avenue Pooling Agreement) and any Additional Trust Fund Expenses (as defined in the One Park Avenue Pooling Agreement) that relates exclusively to the servicing of the One Park Avenue Pari Passu Mortgage Loan. In this regard,

               (iii) if the One Park Avenue Pooling Agreement permits the One Park Avenue Master Servicer, One Park Avenue Special Servicer or the One Park Avenue Trustee to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the One Park Avenue Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such trust fund for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund; and

               (iv) if the One Park Avenue Pooling Agreement does not permit such parties to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the One Park Avenue Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such parties for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund.

               Any such amounts shall be reimbursed to such other trust fund out of collections of principal and other amounts in the Certificate Account in the same manner as a Nonrecoverable Advance, as set forth in Section 3.05(a).

               Within 30 days of the Closing Date, the Master Servicer shall deliver notice to the One Park Avenue Master Servicer and the One Park Avenue Trustee of the issuance of the Certificates and the securitization of the One Park Avenue Pari Passu Mortgage Loan. Such notice shall include contact information for the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, as well as an executed copy of this Agreement; provided, however, if the Master Servicer has not itself received a final copy of this Agreement within 21 days of the Closing Date, then the Master Servicer may forward a working draft and send a final copy as promptly as practicable after its receipt of the same.

               Section 3.02 Collection of Mortgage Loan Payments.

               (a) The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related loan documents and, to the extent consistent with the foregoing, the Servicing Standard. Consistent with the foregoing, the Special Servicer (as to Specially Serviced Loans) may waive any Default Charges in connection with any specific delinquent payment on a Serviced Loan it is obligated to service hereunder. Consistent with the foregoing and in each case subject to the Servicing Standard, the Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment, provided that for any waiver thereafter of Default Charges in connection with a Serviced Loan that is 30 days or more past due, and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the Master Servicer must obtain the consent of the Directing Certificateholder before granting such waiver subject to the obligation of the Master Servicer to act in accordance with applicable law and the Servicing Standard. The Directing Certificateholder's consent shall be deemed granted if it has not responded in writing (which may be via fax or e-mail) within ten Business Days of its receipt of such request.

               (b) (i) At least 90 days prior to the maturity date of each Balloon Loan that is included in the Trust Fund, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request written confirmation that the Balloon Payment will be paid by such maturity date.

               (ii) Within 60 days after the Closing Date (or within such shorter period as may be required by the applicable Letter of Credit), the Master Servicer shall notify each provider of a Letter of Credit for any Serviced Loan that the Master Servicer or the Special Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall be the beneficiary under each such Letter of Credit. The Master Servicer shall maintain and execute each such Letter of Credit, if applicable, in accordance with the related loan documents.

               (iii) Within 60 days after the later of (A) the Closing Date as to each Serviced Loan that is secured by the interest of the related Mortgagor under a Ground Lease (or within such shorter period as may be required by the applicable Ground Lease) and (B) the Master Servicer's receipt of a copy of the related Ground Lease, the Master Servicer shall notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

               All amounts received by the Trust with respect to a Whole Loan shall be applied to amounts due and owing thereunder (including for principal and accrued and unpaid interest) in accordance with the express provisions of this Agreement, the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Intercreditor Agreement.

               Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Account; Servicing Advances; Reserve Accounts.

               (a) The Master Servicer shall, as to all the Serviced Loans, establish and maintain one or more accounts (each a "Servicing Account"), into which all Escrow Payments received by it with respect to the Serviced Loans shall be deposited and retained. Subject to any terms of the related loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Serviced Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or
(vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Mortgagor interest, if any, earned on the investment of funds in a Servicing Account maintained thereby, if required by law or the terms of the related Serviced Loan. If the Master Servicer shall deposit into a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall within two Business Days after receipt deliver all Escrow Payments received by it to the Master Servicer for deposit into the applicable Servicing Account.

               (b) The Master Servicer shall as to each Serviced Loan, including each Specially Serviced Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related loan documents; provided that if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall use reasonable efforts, as to those Serviced Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

               (c) In accordance with the Servicing Standard and for all Serviced Loans, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due, and (y) the related Mortgagor has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount until the Master Servicer (in accordance with the Servicing Standard) has actual knowledge that the Mortgagor has not made such payments and reasonably anticipates that such amounts will not be paid by the related Mortgagor on or before the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagor and further as provided in Section 3.05. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Serviced Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust or, if a Whole Loan is involved, on behalf of the related Companion Loan Holder, to enforce any obligations of the related Mortgagor under such Serviced Loan.

               The parties hereto acknowledge that, pursuant to the applicable Non-Serviced Loan Pooling Agreement, the ChampionsGate Hotel Master Servicer or the One Park Avenue Master Servicer (as applicable) is obligated to make servicing advances with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan or the One Park Avenue Pari Passu Mortgage Loan (as applicable). The ChampionsGate Hotel Master Servicer or the One Park Avenue Master Servicer (as applicable) shall be entitled to reimbursement for ChampionsGate Hotel Nonrecoverable Servicing Advances or One Park Avenue Nonrecoverable Servicing Advances (as applicable) (with any accrued and unpaid interest thereon provided for under the related Non-Serviced Loan Pooling Agreement) in the manner set forth in the related Non-Serviced Loan Pooling Agreement and the related Intercreditor Agreement.

               (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Serviced Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Mortgagor in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Serviced Loan. In addition, as and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Serviced Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related loan documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Mortgagor or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Mortgagor. Subject to the terms of the related loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Mortgagor by law or the terms of the related Serviced Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Mortgagor to the extent the Mortgagor is required to pay such expenses under the terms of the related loan documents.

               (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this
Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Serviced Loan and report any such failure to the Special Servicer, the Trustee, the related Companion Loan Holder (if a Whole Loan is involved), and the Directing Certificateholder within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed. The Master Servicer shall promptly give written notice to the Trustee, the Special Servicer, the related Companion Loan Holder (if a Whole Loan is involved), the Controlling Holder (if an A/B Whole Loan is involved) and the Directing Certificateholder if the Master Servicer shall determine that any Mortgagor has failed to perform its obligations under the related loan documents in respect of environmental matters.

               (f) Promptly following the Closing Date, the Trustee shall send written notice to the ChampionsGate Hotel Master Servicer and the ChampionsGate Hotel Trustee stating that, as of the Closing Date, the Trustee is the holder of the ChampionsGate Hotel Pari Passu Mortgage Loan and directing the ChampionsGate Hotel Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the ChampionsGate Hotel Pari Passu Mortgage Loan under the ChampionsGate Hotel Intercreditor Agreement and the ChampionsGate Hotel Pooling Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the ChampionsGate Hotel Pari Passu Mortgage Loan, the ChampionsGate Hotel Mortgaged Property or any related REO Property.

               (g) Promptly following the Closing Date, the Trustee shall send written notice to the One Park Avenue Master Servicer and the One Park Avenue Trustee stating that, as of the Closing Date, the Trustee is the holder of the One Park Avenue Pari Passu Mortgage Loan and directing the One Park Avenue Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the One Park Avenue Pari Passu Mortgage Loan under the One Park Avenue Intercreditor Agreement and the One Park Avenue Pooling Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the One Park Avenue Loan, One Park Avenue Mortgaged Property or any related REO Property.

               (h) Promptly following the Closing Date, the Trustee shall send written notice to the master servicer and the trustee related to the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11 securitization stating that, as of the Closing Date, the Trustee is the holder of the JQH Hotel Portfolio Pari Passu Mortgage Loan and directing such master servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the JQH Hotel Portfolio Pari Passu Mortgage Loan and holder of the JQH Hotel Portfolio Pari Passu under the JQH Hotel Portfolio Intercreditor Agreement.

               Section 3.04 Certificate Account, Distribution Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Liquidation Proceeds Account, Class A-2FL Floating Rate Account, Class A-MFL Floating Rate Account, Interest Reserve Account and Serviced Whole Loan Custodial Account.

               (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited into the Certificate Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it (and, with respect to any Non-Serviced Loan, to the extent received pursuant to the related Intercreditor Agreement) subsequent to the Cut-off Date (other than in respect of principal, interest, Escrow Payments and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its related designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

               (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans including Default Interest;

               (iii) all Prepayment Premiums received in respect of the Mortgage Loans;

               (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single insurance policy;

               (vii) any amounts required to be transferred to the Certificate Account from the REO Account pursuant to Section 3.16(c);

               (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made;

               (ix) any proceeds from the repurchase or substitution of Mortgage Loans under Section 2.03;

               (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor; and

               (xi) any Loss of Value Payments, as set forth in Section 3.05(g);

provided that any amounts described above (other than clause (v) of this Section 3.04(a)) that relate to a Whole Loan or any related REO Property (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan pursuant to Section 3.18 to or through the related Note B Holder pursuant to the related Intercreditor Agreement) shall be deposited into the related Serviced Whole Loan Custodial Account, and, in any such case, shall thereafter be transferred as provided in Section 3.05(f).

               The foregoing requirements for deposit into the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, late payment charges, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Certificate Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

               Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of this Section 3.04(a) with respect to any Serviced Loan (for the avoidance of doubt, not including any REO Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to a REO Property (other than a REO Property related to a Whole Loan) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

               (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust and the Grantor Trusts as holders of the REMIC I Regular Interests, Class A-2FL Regular Interest and Class A-MFL Regular Interest and for the Certificateholders. The Distribution Account shall be an Eligible Account. On or prior to 1:00 p.m. New York City time on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit into the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) with respect to P&I Advances.

               In the event that the Master Servicer fails to remit the Master Servicer Remittance Amount for such Master Servicer Remittance Date on the related Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee interest at the Reimbursement Rate on the Master Servicer Remittance Amount for the period from and including such Master Servicer Remittance Date to but excluding the date on which the Master Servicer Remittance Amount is actually received by the Trustee.

               In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit into the Distribution Account:

               (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

               (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

               (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited into the Certificate Account pursuant to Section 9.01.

               The Trustee shall, upon receipt, deposit into the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

               All such amounts deposited in respect of the Mortgage Loans shall, on each Distribution Date, be deemed to be deposited into the REMIC I Distribution Account in respect of such Mortgage Loans.

               (c) (i) The Trustee shall establish and maintain the REMIC I Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Certificateholders. The REMIC I Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC I Distribution Account and deposit or be deemed to deposit into the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(iv) on such date.

               (ii) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the REMIC II Certificateholders. The REMIC II Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC II Distribution Account the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the applicable REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest pursuant to
       Section 4.01(b) and Section 4.01(c)(i) on such date.

               (iii) [RESERVED].

               (iv) The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the "Excess Liquidation Proceeds Account") in the name of the Trustee, in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date. On any Distribution Date, amounts held in the Excess Liquidation Proceeds Account that exceed amounts reasonably required to offset future Realized Losses as determined by the Special Servicer with the consent of the Directing Certificateholder shall be distributed to the Holders of the Class R-I Certificates.

               (v) [RESERVED].

               (vi) On or before the Closing Date, the Swap Trustee shall establish and maintain the Class A-2FL Floating Rate Account in trust for the benefit of the Holders of the Class A-2FL Certificates and the Class A-2FL Swap Counterparty. The Class A-2FL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-2FL Certificates and amounts payable in respect of the Class A-2FL Swap Contract. The Swap Trustee shall deposit into the Class A-2FL Floating Rate Account all amounts received in respect of distributions on the Class A-2FL Regular Interest as specified in Section 4.01(a) and Section 4.01(b), and shall immediately deposit into the Class A-2FL Floating Rate Account all amounts received from the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract.

               (vii) On or before the Closing Date, the Swap Trustee shall establish and maintain the Class A-MFL Floating Rate Account in trust for the benefit of the Holders of the Class A-MFL Certificates and the Class A-MFL Swap Counterparty. The Class A-MFL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-MFL Certificates and amounts payable in respect of the Class A-MFL Swap Contract. The Swap Trustee shall deposit into the Class A-MFL Floating Rate Account all amounts received in respect of distributions on the Class A-MFL Regular Interest as specified in Section 4.01(a) and Section 4.01(b), and shall immediately deposit into the Class A-MFL Floating Rate Account all amounts received from the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract.

               (d) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the Excess Liquidation Proceeds Account shall be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the Excess Liquidation Proceeds Account prior to any change thereof. Funds in the Excess Liquidation Proceeds Account, if established, shall remain uninvested.

               (e) The Master Servicer shall establish and maintain one or more Serviced Whole Loan Custodial Accounts in which the Master Servicer shall deposit or cause to be deposited within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of a Serviced Whole Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on such Serviced Whole Loan on or before the Cut-off Date, which payments shall be held as provided in the related Intercreditor Agreement):

               (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on such Serviced Whole Loan;

               (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on such Serviced Whole Loan;

               (iii) all Prepayment Premiums received in respect of such Serviced Whole Loan;

               (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of such Serviced Whole Loan, together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Serviced Whole Loan;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Serviced Whole Loan Custodial Account;

               (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Serviced Whole Loan resulting from a deductible clause in a blanket or master single insurance policy;

               (vii) any amounts required to be transferred from the related REO Account pursuant to Section 3.16(c);

               (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made; and

               (ix) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Serviced Whole Loan specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor.

               The foregoing requirements for deposit into the Serviced Whole Loan Custodial Accounts shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, earnout fees, extension fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Serviced Whole Loan Custodial Accounts. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into any Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding.

               Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Certificate Account and the respective Serviced Whole Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Certificate Account and the respective Serviced Whole Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Certificate Account and the respective Serviced Whole Loan Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Certificate Account and the respective Serviced Whole Loan Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Certificate Account and the respective Serviced Whole Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not adversely affect any of the Certificateholders or any Companion Loan Holder (if a Whole Loan is affected); and (v) such single Eligible Account shall be entitled substantially as follows:
"Bank of America, National Association, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, and the respective Companion Loan Holder, as their interests may appear, Certificate/Custodial Account".

               Upon receipt of any of the amounts described in clauses (i) through (iv) and (viii) of this Section 3.04(e) with respect to such Whole Loan (for the avoidance of doubt, not including any REO Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to a REO Property (other than a REO Property that is not related to a Whole Loan) shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the related Serviced Whole Loan Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

               Funds in a Serviced Whole Loan Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Depositor and the related Companion Loan Holder, of the location of each Serviced Whole Loan Custodial Account as of the Closing Date and of the new location of a Serviced Whole Loan Custodial Account prior to any change thereof.

               (f) The Master Servicer shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. The Master Servicer is hereby authorized to make deposits in and withdrawals from the Interest Reserve Account, in accordance with the terms of this Agreement. The Interest Reserve Account shall be maintained as a segregated account separate from other accounts.

               (g) If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(i), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of Value Reserve Fund") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it.

               Section 3.05 Permitted Withdrawals From the Certificate Account, the Distribution Account, the Serviced Whole Loan Custodial Accounts, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the Excess Liquidation Proceeds Account.

               (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to remit to the Trustee no later than 1:00 p.m. (New York time) for deposit into the Distribution Account, the Master Servicer Remittance Amount for, and, to the extent permitted or required by
       Section 4.03(a), as applicable, any P&I Advances to be made on, each Master Servicer Remittance Date;

               (ii) to reimburse the Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(a)) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees) (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan to the extent such reimbursement was paid out of collections from the related Serviced Whole Loan Custodial Account);

               (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account), the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account) being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Loan and REO Loan, to pay to the ChampionsGate Hotel Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's applicable share of any earned and unpaid special servicing fees, liquidation fees and workout fees in respect of the ChampionsGate Hotel Pari Passu Mortgage Loan and to pay to the One Park Avenue Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's applicable share of any earned and unpaid special servicing fees, liquidation fees and workout fees in respect of the One Park Avenue Pari Passu Mortgage Loan;

               (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

               (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's or the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(a)) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such reimbursement was paid out of collections from the related Serviced Whole Loan Custodial Account) as to which such Servicing Advance was made;

               (vii) (A) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties (exclusive of any Non-Serviced Loan), for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances (provided that amounts may be withdrawn over time as hereinafter provided) or, subject to the limitations contained in the following paragraphs of this Section 3.05(a), for any Workout-Delayed Reimbursement Amounts, (B) to reimburse the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer or the ChampionsGate Hotel Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's pro rata share of any ChampionsGate Hotel Nonrecoverable Servicing Advance and (C) to reimburse the One Park Avenue Master Servicer, One Park Avenue Special Servicer or the One Park Avenue Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's pro rata share of any One Park Avenue Nonrecoverable Servicing Advance;

               (viii) to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

               (ix) (A) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer and the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) of this Section 3.05(a) or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in the Certificate Account is not sufficient to make such payment pursuant to clause (viii) of this
       Section 3.05(a), to pay the Master Servicer, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such reimbursement was paid out of collections from the related Serviced Whole Loan Custodial Account), any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed; (B) at such time as it reimburses the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer or the ChampionsGate Hotel Trustee, as applicable, for the Trust Fund's pro rata share of any ChampionsGate Hotel Nonrecoverable Servicing Advance, to pay to the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer and the ChampionsGate Hotel Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, interest accrued and payable on the Trust Fund's pro rata share of such ChampionsGate Hotel Nonrecoverable Servicing Advance; and (C) at such time as it reimburses the One Park Avenue Master Servicer, the One Park Avenue Special Servicer or the One Park Avenue Trustee, as applicable, for the Trust Fund's pro rata share of any One Park Avenue Nonrecoverable Servicing Advance, to pay to the One Park Avenue Master Servicer, One Park Avenue Special Servicer and the One Park Avenue Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, interest accrued and payable on the Trust Fund's pro rata share of such One Park Avenue Nonrecoverable Servicing Advance;

               (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or related REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account) and that, if paid from a source other than Default Charges collected on the Mortgage Pool, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

               (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case from funds on deposit in the Certificate Account from time to time;

               (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in an A/B Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account) such payments to be made: first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be and then, out of general collections on other Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account);

               (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account), certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

               (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account), costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

               (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b) or
       Section 8.05(b), as applicable;

               (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account), for the cost of recording this Agreement in accordance with Section 12.02(a);

               (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of any such amount arising in respect of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account), any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to
       Section 3.17(b) in connection with providing advice to the Special Servicer;

               (xviii) (A) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a) (exclusive of any such amount arising in respect of a Mortgage Loan included in a Whole Loan to the extent such payment was paid out of collections from the related Serviced Whole Loan Custodial Account), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made and (B) with respect to any Non-Serviced Mortgage Loan, to reimburse the related Non-Serviced Loan Master Servicer, Non-Serviced Loan Special Servicer or Non-Serviced Loan Trustee, as applicable for the pro rata portion of any Additional Trust Fund Expenses (as such term is defined in the related Non-Serviced Loan Pooling Agreement) that relate exclusively to the servicing of such Non-Serviced Loan out of general collections on the Mortgage Loans and the REO Properties;

               (xix) to pay the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan (exclusive of any such amount arising in respect of each Mortgage Loan included in a Whole Loan to the extent such payment was paid out of collections from the Serviced Whole Loan Custodial Account), if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

               (xx) to transfer Excess Liquidation Proceeds (exclusive of Excess Liquidation Proceeds received with respect to a Mortgage Loan included the Whole Loan to the extent such payment was paid out of collections from the Serviced Whole Loan Custodial Account) to the Excess Liquidation Proceeds Account in accordance with Section 3.04(c)(iv);

               (xxi) to withdraw any amounts deposited in error; and

               (xxii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

               If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited into the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) of this Section 3.05(a), then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) of this Section 3.05(a)) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Certificate Account pursuant to any of clauses (ii), (vi) and (vii) of this Section 3.05(a), and any payments of interest thereon out of the Certificate Account pursuant to either of clauses (viii) and (ix) of this Section 3.05(a), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee and second, pro rata, to the Master Servicer and Special Servicer.

               The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and on a property-by-property basis for REO Loans) when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) through (xx) of this Section 3.05(a) sufficient to determine the amounts attributable to REMIC I or, in the case of a withdrawal not related to a specific Mortgage Loan, allocable pro rata based on relative aggregate Stated Principal Balances.

               The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

               Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from interest collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) of this paragraph, or (3) the Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1),
(2) or (3) of this paragraph applies, the Master Servicer or Special Servicer (or Trustee, if applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or Trustee, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

               If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

               If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent: (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

               To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to this Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does belong.

               If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of any collections of principal applied to reimbursement of Nonrecoverable Advances or interest thereon); provided, however, on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer, Special Servicer or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, the foregoing shall not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence.

               If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any Workout-Delayed Reimbursement Amounts, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date and second, out of other amounts that, but for their application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date.

               If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Workout-Delayed Reimbursement Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent: (i) such Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (ii) the particular item for which such Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of
(A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Workout-Delayed Reimbursement Amount.

               To the extent a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clause (vii) of this
Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and, if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does belong.

               For the avoidance of doubt, notwithstanding anything contained in this Agreement to the contrary, the right of any Person hereunder to recover amounts owing with respect to a Whole Loan from the Certificate Account and/or the related Serviced Whole Loan Custodial Account shall be without duplication.

               (b) The Trustee may, from time to time, make withdrawals from the REMIC I Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to be deemed to transfer from the REMIC I Distribution Account to the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount as provided in
       Section 4.01(a)(ii) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests, as contemplated by Section 4.01(a)(i), and to make distributions to the Class R-I Certificates pursuant to
       Section 4.01(a)(iii) or Section 9.01, as applicable;

               (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to Section 8.05(a) and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

               (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

               (iv) as contemplated by Section 12.01(h), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 12.01(a) or 12.01(d) in connection with any amendment to this Agreement requested by the Trustee, provided such amendment is in furtherance of the rights and interests of Certificateholders;

               (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 12.02(a);

               (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or
       Section 10.01(h); and

               (vii) to clear and terminate the REMIC I Distribution Account at the termination of this Agreement pursuant to Section 9.01.

               Taxes imposed on REMIC I or REMIC II shall be allocated to the related REMIC.

               (c) The Trustee shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders (other than Holders of the Class A-2FL, Class A-MFL and Class R-I Certificates) on each Distribution Date pursuant to
Section 4.01(b), Section 4.01(c)(i) or Section 9.01, as applicable, to make distributions to the Class A-2FL Floating Rate Account with respect to the Class A-2FL Regular Interest pursuant to this Agreement and to make distributions to the Class A-MFL Floating Rate Account with respect to the Class A-MFL Regular Interest pursuant to this Agreement; and (ii) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

               (d) On each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of: (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a) and
Section 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

               (e) The Trustee, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Certificate Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Certificate Account or the Distribution Account pursuant to the express terms of this Agreement.

               (f) The Master Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances each month no later than the Master Servicer Remittance Date, in an aggregate amount of immediately available funds equal to the applicable portion of the Serviced Whole Loan Remittance Amount, to the related Companion Loan Holder and to the Certificate Account for the benefit of the Trust (as holder of the related Mortgage Loan or any related REO Loan), in accordance with the related Intercreditor Agreement; provided, however, any Liquidation Proceeds relating to any repurchase of the Companion Loan related to a Serviced Whole Loan by the related seller thereof shall be remitted solely to the related Companion Loan Holder and Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Serviced Whole Loan by the related Mortgage Loan Seller shall be remitted solely to the Certificate Account; provided that any Liquidation Proceeds related to a sale pursuant to Section 3.18 or pursuant to the related Intercreditor Agreement of a Mortgage Loan included in a Serviced Whole Loan shall be deposited directly into the Certificate Account and applied solely to pay expenses relating to that Mortgage Loan and to the Available Distribution Amount, and any Liquidation Proceeds related to a sale pursuant to
       Section 3.18 of a Companion Loan shall be deposited into the related Serviced Whole Loan Custodial Account and applied solely to pay expenses relating to such Companion Loan and to pay amounts due to the related Companion Loan Holder;

               (ii) to reimburse the Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances made with respect to such Mortgage Loan or, in the case of the Trustee, with respect to the related Mortgage Loan, the Master Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(f)) or principal and/or interest advance being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Serviced Whole Loan as to which such P&I Advance or principal and/or interest advance was made (net of related Master Servicing Fees and/or Workout Fees);

               (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of such Serviced Whole Loan and related REO Loan, the Master Servicer's right to payment pursuant to this clause
       (iii) with respect to any Serviced Whole Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Serviced Whole Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

               (iv) to pay to the Special Servicer, out of general collections on such Serviced Whole Loan and related REO Properties, earned and unpaid Special Servicing Fees in respect of such Serviced Whole Loan and related REO Properties;

               (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

               (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances with respect to such Serviced Whole Loan or related REO Property made thereby, the Master Servicer's, the Special Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(f)) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Serviced Whole Loan or REO Property as to which such Servicing Advance was made;

               (vii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on such Serviced Whole Loan or REO Property, for any unreimbursed related Advances made thereby that have been determined to be Nonrecoverable Advances;

               (viii) to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on such Serviced Whole Loan the portion of Default Charges allocated thereto in the related Intercreditor Agreement, as and to the extent contemplated by Section 3.27;

               (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) of this Section 3.05(f) or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in such Serviced Whole Loan Custodial Account is not sufficient to make such payment pursuant to clause (viii) of this
       Section 3.05(f), to pay the Master Servicer, the Special Servicer or the Trustee, as the case may be, out of general collections on such Serviced Whole Loan and related REO Property, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

               (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to such Serviced Whole Loan and that, if paid from a source other than Default Charges collected on such Serviced Whole Loan, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on such Serviced Whole Loan, as and to the extent contemplated by Section 3.27;

               (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case with respect to such Serviced Whole Loan from funds collected on such Serviced Whole Loan that are on deposit in such Serviced Whole Loan Custodial Account from time to time;

               (xii) to pay any unpaid Liquidation Expenses incurred with respect to such Serviced Whole Loan or REO Property, such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Serviced Whole Loan or REO Property, as the case may be, and then, out of general collections on such Serviced Whole Loan or REO Property;

               (xiii) to pay, in accordance with Section 3.11(i), out of general collections on such Serviced Whole Loan and REO Property, certain servicing expenses with respect to such Serviced Whole Loan that would, if advanced, constitute Nonrecoverable Servicing Advances;

               (xiv) to pay, out of general collections on such Serviced Whole Loan and REO Property, costs and expenses incurred by the related Companion Loan Holder pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

               (xv) to pay itself, the Special Servicer, the Depositor, the Trustee or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on such Serviced Whole Loan or REO Property, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b) or
       Section 8.05(b), as applicable, with respect to such Serviced Whole Loan;

               (xvi) [RESERVED];

               (xvii) to pay, out of general collections on such Serviced Whole Loan and REO Property, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer with respect to such Serviced Whole Loan;

               (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amount is related to the Mortgage Loan included in such Serviced Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

               (xix) to pay the Master Servicer, the Special Servicer, the related Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, (i) with respect to the Mortgage Loan related to such Serviced Whole Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement or (ii) with respect to any Companion Loan related to such Serviced Whole Loan purchased by such Person pursuant to or as contemplated by the related Intercreditor Agreement or this Agreement, all amounts received thereon subsequent to the date of purchase, to the extent payable in respect of such Loan;

               (xx) to transfer Excess Liquidation Proceeds related to the Mortgage Loan included in such Serviced Whole Loan to the Excess Liquidation Proceeds Account in accordance with Section 3.04(e);

               (xxi) to withdraw any amounts deposited into such Serviced Whole Loan Custodial Account in error; and

               (xxii) to clear and terminate such Serviced Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01.

               If amounts on deposit in such Serviced Whole Loan Custodial Account at any particular time (after withdrawing any portion of such amounts deposited into such Serviced Whole Loan Custodial Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) of this Section 3.05(f), then the corresponding withdrawals from such Serviced Whole Loan Custodial Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in such Serviced Whole Loan Custodial Account, then (following any withdrawals made from such Serviced Whole Loan Custodial Account in accordance with the immediately preceding clause (A) of this paragraph) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of such Serviced Whole Loan or REO Property out of such Serviced Whole Loan Custodial Account pursuant to any of clauses (ii), (vi) and
(vii) of this Section 3.05(f), and any payments of interest thereon out of such Serviced Whole Loan Custodial Account pursuant to either of clauses (viii) and
(ix) of this Section 3.05(f), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee; and second, pro rata, to the Master Servicer and Special Servicer; provided, further with respect to a Serviced Whole Loan that is an A/B Loan, any such reimbursements shall be made from funds otherwise allocable to the related Note B prior to being reimbursed from funds allocable to the related Mortgage Loan.

               The Master Servicer shall also be entitled to make withdrawals from time to time, from the Serviced Whole Loan Custodial Account of amounts necessary for the payments or reimbursement of amounts required to be paid with respect to a Securitized Companion Loan (included in a Serviced Whole Loan) to the master servicer, the special servicer and the trustee under the related Securitized Companion Loan Pooling Agreement pursuant to the applicable Intercreditor Agreement.

               Notwithstanding anything to the contrary in this Section 3.05(f), the Master Servicer acknowledges its obligations under the related Intercreditor Agreement to remit funds thereunder then due and owing to the holder of the Companion Loan related to such Serviced Whole Loan in the time frames set forth therein.

               The Master Servicer and the Special Servicer, as applicable, shall notify the Trustee in writing of any transfer of the Companion Loan related to a Whole Loan, specifically identifying the name, address and contact information of the transferee if the Master Servicer and the Special Servicer, as applicable, has received actual written notice from the transferee of such transferee's name, address and contact information.

               Notwithstanding anything contained in this Agreement to the contrary, the Master Servicer or the Special Servicer, as applicable, shall be permitted (but shall have no affirmative obligation whatsoever or be otherwise required under this Agreement) to structure the time of recoveries of Nonrecoverable Advances in such a manner as the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, is in the best interest of the Certificateholders as a collective whole, which may include being reimbursed for Nonrecoverable Advances in installments over time.

               (g) If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Loan or any related REO Property, then the Special Servicer shall, promptly when needed, transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Certificate Account for the following purposes:

               (i) to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.05(a), for any Nonrecoverable Advance made by such party with respect to such Loan or any related REO Property (together with interest thereon);

               (ii) to pay, in accordance with Section 3.05(a), or to reimburse the Trust for the prior payment of, any expense relating to such Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

               (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Loan or any successor REO Loan with respect thereto;

               (iv) following the occurrence of a liquidation event or other disposition with respect to such Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (i) through (iii) of this Section 3.05(g) in respect of any other Loan or REO Loan; and

               (v) on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) of this Section 3.05(g), to the related Mortgage Loan Seller to offset any Realized Losses (net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i) through (iv) of this Section 3.05(g)).

               Any Loss of Value Payments transferred to the Certificate Account pursuant to clauses (i) through (iii) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the related Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Certificate Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the Loan or REO Loan for which such Loss of Value Payments are being transferred to the Certificate Account to cover an item contemplated by clauses
(i) through (iii) of the prior paragraph.

               On the Business Day immediately prior to the Master Servicer Remittance Date related to the final Distribution Date, the Special Servicer shall withdraw from the Loss of Value Reserve Fund and transfer to the Master Servicer, for deposit in the Certificate Account, any Loss of Value Payments remaining on deposit in the Loss of Value Reserve Fund. Such Loss of Value Payments so deposited in the Certificate Account shall constitute part of the Available Distribution Amount for the final Distribution Date, to the extent needed to distribute to the Holders of the REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest in accordance with
Section 9.01, all interest then payable thereto, together with the aggregate Certificate Balance of, and all loss reimbursement amounts for such final Distribution Date in respect of, the respective Classes of the REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest and otherwise shall be distributable to the Holders of the REMIC Residual Certificates on the final Distribution Date.

(h) The Swap Trustee shall make withdrawals from the Class A-2FL Floating Rate Account in the following order of priority and only for the following purposes:
(i) to withdraw amounts deposited in the Class A-2FL Floating Rate Account in error and pay such amounts to Persons entitled thereto; (ii) out of interest amounts to make regularly scheduled payments required to be paid to the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract as specified in
Section 3.31(c), provided there is no Class A-2FL Swap Default; (iii) to make distributions to the Holders of the Class A-2FL Certificates pursuant to Section 4.01(l); and (iv) to clear and terminate the Class A-2FL Floating Rate Account pursuant to Section 9.01.

               The Swap Trustee shall make withdrawals from the Class A-MFL Floating Rate Account in the following order of priority and only for the following purposes: (i) to withdraw amounts deposited in the Class A-MFL Floating Rate Account in error and pay such amounts to Persons entitled thereto;
(ii) out of interest amounts to make regularly scheduled payments required to be paid to the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract as specified in Section 3.32(c), provided there is no Class A-MFL Swap Default;
(iii) to make distributions to the Holders of the Class A-MFL Certificates pursuant to Section 4.01(o); and (iv) to clear and terminate the Class A-MFL Floating Rate Account pursuant to Section 9.01.

               Section 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Liquidation Proceeds Account, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the REO Account.

               (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, the Servicing Account, the Interest Reserve Account and each Serviced Whole Loan Custodial Account, the Special Servicer may direct any depository institution maintaining each REO Account, and the Trustee may direct any depository institution maintaining the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the Excess Liquidation Proceeds Account to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement (or (i) in the case of the Class A-2FL Floating Rate Account, maturing no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn therefrom and paid to the Class A-2FL Swap Counterparty and (ii) in the case of the Class A-MFL Floating Rate Account, maturing no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn therefrom and paid to the Class A-MFL Swap Counterparty). All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to a Whole Loan, the related Companion Loan Holder (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Interest Reserve Account, each Serviced Whole Loan Custodial Account and the Servicing Account) and the Special Servicer (with respect to Permitted Investments of amounts in each REO Account), on behalf of the Trustee for the benefit of the Certificateholders and in the case of any Investment Account solely related to a Whole Loan, the related Companion Loan Holder, and the Trustee (with respect to the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account and the Class A-MFL Floating Rate Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account, each Serviced Whole Loan Custodial Account and the Servicing Account) or the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the REMIC II Distribution Account) shall:

               (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

               (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

               (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, the Interest Reserve Account, each Serviced Whole Loan Custodial Account and the Servicing Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a) or Section 3.05(f), as applicable. Whether or not the Special Servicer directs the investment of funds in each REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the REMIC II Distribution Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Interest Reserve Account, the Certificate Account, each Serviced Whole Loan Custodial Account and the Servicing Account (with respect to funds invested by the Master Servicer for its own account)), the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account and the Class A-MFL Floating Rate Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Excess Liquidation Proceeds Account, the REMIC I Distribution Account the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account and the REMIC II Distribution Account; and to the extent that it is the obligor on any such Permitted Investment.

               (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

               (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

               Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

               (a) In the case of each Serviced Loan, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Mortgagor to maintain, and, if the Mortgagor does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Loan) all insurance coverage as is required, subject to applicable law, under the related loan documents; provided that, if and to the extent that any such loan documents permit the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and, prior to the date such existing insurance expires or is required to be renewed, the Master Servicer may, to the extent consistent with the Servicing Standard, take into account insurance in place at loan origination, with a view towards requiring insurance comparable to that required under other Serviced Loans with express provisions governing such matters and including business interruption or rental loss insurance for at least 12 months; and provided, further, the Master Servicer shall be required to maintain such insurance coverage upon the related Mortgagor's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee, on behalf of the Trust, as mortgagee has an insurable interest. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property (other than with respect to any REO Property related to a Non-Serviced Loan) no less insurance coverage (to the extent available at commercially reasonable rates) (A) than was previously required of the related Mortgagor under the related loan documents and (B), at a minimum,
(i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance required to be maintained by Master Servicer or Special Servicer shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch, "A2" from Moody's and "A" from S&P (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans), or shall name the Trustee (and in the case of a Whole Loan the related Companion Loan Holder) as the insured, with loss payable to the Special Servicer on behalf of the Trustee (and in the case of a Whole Loan the related Companion Loan Holder) (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited into the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, subject to withdrawal pursuant to Section 3.05(a), or Section 3.05(f), as applicable in the case of amounts received in respect of a Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of a REO Property. Any cost incurred by the Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Serviced Loan, notwithstanding that the terms of such Serviced Loan so permit; provided, however, this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust or, if a Whole Loan is involved, on behalf of the related Companion Loan Holder, to enforce any obligations of the related Mortgagor under such Serviced Loan. Costs to the Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

               If the related loan documents specifically and expressly set forth terms requiring insurance coverage against terrorist or similar acts for a Serviced Loan, then the Master Servicer and the Special Servicer shall enforce the terms of the related loan documents in accordance with the Servicing Standard, and if the Mortgagor fails to maintain such insurance, such failure shall constitute a Servicing Transfer Event. To the extent the loan documents do not set forth specific terms requiring insurance coverage against terrorist or similar acts and a Serviced Loan (x) requires a Mortgagor to maintain insurance policies covering some or all of the risks contained in the Additional Exclusions or (y) in accordance with the Servicing Standard, the Master Servicer has determined that the loan documents permit the lender to require the Mortgagor to maintain insurance policies covering some or all the risks contained in the Additional Exclusions (the covered risks required to be covered or that the lender has the discretion to require to be covered being referred to as "Covered Risks"), the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to determine whether, upon renewal of the Mortgagor's property or casualty insurance (including any all risk insurance policy), any of the Covered Risks are excluded from coverage. If any of the Covered Risks are determined by the Master Servicer to be excluded from coverage, the Master Servicer shall request the Mortgagor to either (i) purchase insurance acceptable to the Master Servicer in accordance with the Servicing Standard and in accordance with the related loan documents covering such Covered Risks or (ii) provide a written explanation as to its reasons for failing to purchase such insurance. Notwithstanding the foregoing, with the written consent of the Special Servicer in accordance with the Servicing Standard the Master Servicer may waive the requirement to procure insurance covering any of the Covered Risks if the Master Servicer determines in accordance with the Servicing Standard that (1) insurance covering any such Covered Risks is not available at a commercially reasonable price, or (2) based on information reasonably available to the Master Servicer, after due inquiry, any such Covered Risks are at that time not commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which the Mortgaged Property is located unless the Stated Principal Balance of the Serviced Loan is greater than $20,000,000. If the Stated Principal Balance of the Serviced Loan is greater than $20,000,000, then the Master Servicer must determine that the circumstances in both clauses (1) and (2) of the immediately preceding sentence apply prior to waiving the Mortgagor's requirement to procure insurance with respect to any Covered Risks. If the Special Servicer fails to give a response to the Master Servicer as referenced in the second preceding sentence within ten Business Days of the Master Servicer initially notifying the Special Servicer in writing of such request, the Master Servicer shall promptly notify the Directing Certificateholder of such failure of the Special Servicer to respond to such request. If the Directing Certificateholder and/or the Special Servicer have not responded to the Master Servicer within ten Business Days of the notice referenced in the immediately preceding sentence, the Master Servicer shall determine in accordance with the Servicing Standard whether to require (or not require) the Mortgagor to maintain such insurance; provided, that during the period that the Special Servicer and/or the Directing Certificateholder are evaluating such insurance, none of the Master Servicer, the Special Servicer and/or the Directing Certificateholder shall be liable for any loss related to its failure to require a Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. If the Master Servicer requires the Mortgagor to maintain such insurance and the Mortgagor fails to maintain such insurance, to the extent such insurance is then reasonably available, the Master Servicer shall then procure such insurance in accordance with the Servicing Standard and such failure by the Mortgagor shall constitute a Servicing Transfer Event. For purposes of computing whether the $20,000,000 threshold described herein is met for a particular Serviced Loan, if a Serviced Loan is secured by multiple Mortgaged Properties, then the amount subject to the $20,000,000 threshold shall be the portion of the Stated Principal Balance of the related Serviced Loan pro rated based on an individual Mortgaged Property's appraised value as a percentage of the total appraised value of all of the related Mortgaged Properties.

               (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Serviced Loans or REO Properties (other than with respect to any REO Property related to a Non-Serviced Loan), as applicable, that it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch, "A2" from Moody's and "A" from S&P or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy that is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Serviced Whole Loan, the related Companion Loan Holder, claims under any such blanket or master forced placed policy in a timely fashion in accordance with the terms of such policy.

               (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans or REO Properties for which it is responsible exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch, "A2" from Moody's and "A" from S&P, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

               Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties for which it is responsible exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch, "A2" from Moody's and "A" from S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer (or its direct or indirect parent company), as applicable, are rated not lower than "A" from Fitch, "A2" from Moody's and "A" from S&P, the Master Servicer or Special Servicer, as applicable, may self-insure with respect to either or both of the fidelity bond coverage and the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

               Section 3.08 Enforcement of Alienation Clauses.

               (a) As to each Serviced Loan that contains a provision in the nature of a (i) "due-on-sale" clause (which includes, without limitation, sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interest in the related Borrower or its owners), which by its terms (1) provides that such Serviced Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; (2) provides that such Serviced Loan may not be assumed without the consent of the mortgagee or satisfaction of certain conditions in connection with any such sale or other transfer, for so long as such Serviced Loan is included in the Trust Fund or (3) provides that such Serviced Loan may be assumed or transferred without the consent of the mortgagee provided that certain conditions set forth in the related loan documents are satisfied, or (ii) as to each Serviced Loan that contains a provision in the nature of a "due-on-encumbrance" clause (including, without limitation, any mezzanine financing of the related Borrower or the related Mortgaged Property or any sale or transfer of preferred equity in such Borrower or its direct or indirect owners), that by its terms: (1) provides that such Serviced Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; (2) requires the consent of the mortgagee or satisfaction of certain conditions to the creation of any such additional lien or other encumbrance on the related Mortgaged Property; or (3) provides that such Serviced Loan may be further encumbered provided that certain conditions set forth in the loan documents have been satisfied, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Serviced Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Serviced Loan (x) to accelerate the payments thereon, (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard or (z) determine whether the conditions set forth in clause (a)(i)(3) of this paragraph have been satisfied.

               Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause (including, but not limited to, making any determination that the conditions set forth in Section 3.08(a)(i)(3) and Section 3.08 (a)(ii)(3) have been satisfied), unless both the Master Servicer and the Special Servicer shall have followed the procedures set forth for those Loans in the manner set forth in the immediately below clauses
(i) through (vi):

               (i) The Master Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause (including, but not limited to, making any determination that the conditions set forth in Section 3.08(a)(i)(3) and Section 3.08 (a)(ii)(3) have been satisfied) without first obtaining the consent of the Special Servicer. The Special Servicer's consent shall be deemed given if the Master Servicer shall have provided the Special Servicer written notice of the matter together with all of the information set forth in the immediately succeeding sentence and all information reasonably requested by the Special Servicer and the Special Servicer shall not have responded in writing, via fax or e-mail within 15 Business Days of such request (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of other third parties). In connection with the request set forth above, the Master Servicer shall provide to the Special Servicer written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Special Servicer shall reasonably request and a request for approval by the Special Servicer.

               (ii) The Special Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Directing Certificateholder for (a) any Non-Partitioned Loan and/or Post CAP A/B Whole Loan that is a Performing Serviced Loan or
       (b) for any Specially Serviced Loan that is a Non-Partitioned Loan and/or Post CAP A/B Whole Loan. Consent by the Directing Certificateholder shall be deemed given if the Special Servicer shall have provided the Directing Certificateholder written notice of the matter together with all of the information set forth in the immediately succeeding sentence and the Directing Certificateholder shall not have responded in writing, via fax or e-mail within ten Business Days of such request. In connection with the request set forth above, the Special Servicer shall provide to the Directing Certificateholder written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Directing Certificateholder shall reasonably request and a request for approval by the Directing Certificateholder.

               (iii) With respect to any A/B Whole Loan: (A) the Master Servicer with respect to those time periods when such Loan is a Performing Serviced Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent shall not be given without the Special Servicer first obtaining the consent of the related Controlling Holder, and (B) the Special Servicer with respect to those time periods when either such Loan is a Specially Serviced Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the related Controlling Holder. Consent by a Controlling Holder shall be deemed given if the Master Servicer or Special Servicer, as applicable, shall have provided such Controlling Holder written notice of the matter together with all of the information set forth in the last sentence of Section 3.08(a)(ii) and such Controlling Holder shall not have responded in writing, via fax or email within ten Business Days of such request.

               (iv) [RESERVED].

               (v) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-sale" clause as described in Section 3.08(a), if any Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan, which is governed by the related Non-Serviced Loan Pooling Agreement):

                      (1) has a then outstanding principal balance of greater
               than $5,000,000 and represents greater than 5.0% of the then outstanding principal balance of the Mortgage Pool;

                      (2) has a then outstanding principal balance of greater
               than $35,000,000; or

                      (3) has a then outstanding principal balance of greater
               than $5,000,000 and is one of the ten largest Mortgage Loans in the Mortgage Pool based on the then outstanding principal balance of the Mortgage Pool,

then neither the Master Servicer nor Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in the qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

               (vi) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-encumbrance" clause as described in
       Section 3.08(a), if any Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan, which is governed by the related Non-Serviced Loan Pooling Agreement):

                      (1) represents greater than 2.0% of the then outstanding
               principal balance of the Mortgage Pool;

                      (2) is at the time one of the ten largest Mortgage Loans
               or Cross-Collateralized Set of Mortgage Loans by outstanding principal balance in the Mortgage Pool or has a then outstanding principal balance of greater than $20,000,000; or

                      (3) after taking into consideration any additional
               indebtedness secured by the related Mortgaged Property and any mezzanine debt, the loan-to-value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, then neither the Master Servicer nor the Special Servicer, as the case may be, shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause governing the transfer of any Mortgaged Property that secures, or controlling interests in any Mortgagor under, a Cross-Collateralized Set unless the Master Servicer or Special Servicer, as applicable, shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates or Companion Loan Securities (if applicable).

               (vii) In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding clauses, by the loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. In addition, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, shall require as a condition of its approval that the related Mortgagor pay all costs associated with such transfer. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

               (b) In connection with any permitted assumption of any Serviced Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Serviced Loan) or the Special Servicer (in the case of a Specially Serviced Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

               (c) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

               Section 3.09 Realization Upon Defaulted Serviced Loans.

               (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), and 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20. In connection with the foregoing, in the event of a default under any Serviced Loan or Cross-Collateralized Set that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in Section 3.18 and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

               (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust (and in the case of a Mortgaged Property securing a Whole Loan, on behalf of the related Companion Loan Holder) under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of such REMIC within the meaning of Treasury Regulations Sections 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust (and in the case of a Mortgaged Property securing any Serviced Whole Loan, the related Companion Loan Holder) to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Serviced Loan) unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

               (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust (and in the case of a Mortgaged Property securing a Serviced Whole Loan, on behalf of the related Companion Loan Holder), obtain title to a Mortgaged Property by foreclosure, deed-in-lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and in the case of a Mortgaged Property securing a Serviced Whole Loan, on behalf of the related Companion Loan Holder), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

               (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

               (ii) in the event that the determination described in the immediately preceding clause (c)(i) cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (c)(i), that it would maximize the recovery to the Certificateholders (or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder) (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (c)(i).

               Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved) and the Controlling Holder (if an A/B Whole Loan is involved), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, the Master Servicer shall not be obligated in connection therewith to advance any funds that, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Certificate Account or, if a Serviced Whole Loan is involved, out of the related Serviced Whole Loan Custodial Account, pursuant to Section 3.05.

               (d) If neither of the conditions set forth in clauses (i) and
(ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a Defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, and, if a Serviced Whole Loan is involved, the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan), release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

               (e) The Special Servicer shall report to the Trustee, the Master Servicer, the related Companion Loan Holder (if a Serviced Whole Loan is involved), the related Controlling Holder (if an A/B Whole Loan is involved) and the Directing Certificateholder monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of
Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Serviced Loan's becoming a Corrected Serviced Loan.

               (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Serviced Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

               (g) Annually in each January, commencing in January 2008, the Master Servicer (with information provided by the Special Servicer) shall file with the IRS, on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Specially Serviced Loans and REO Properties (other than REO Properties related to any Non-Serviced Loan) required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Master Servicer shall deliver to the Trustee an Officer's Certificate stating that all such information returns relating to Specially Serviced Loans and REO Properties that were required to be filed during the prior 12 months have been properly completed and timely provided to the IRS. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Serviced Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

               (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property (other than any REO Property related to any Non-Serviced Loan), it shall promptly notify the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Serviced Whole Loan is involved) and the Controlling Holder (if an A/B Whole Loan is involved). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

               Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

               (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and the related Companion Loan Holder (if a Serviced Whole Loan is involved), and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D that shall be accompanied by the form of any release or discharge to be executed by the Trustee. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account.

               (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a), or, if a Serviced Whole Loan is involved, into the related Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), have been or will be so deposited, or that such Serviced Loan has become a REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

               (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee, as applicable, by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, or if a Serviced Whole Loan is involved, against the related Companion Loan Holder, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney, subject to the provisions of Section 3.01(c), issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. If a Serviced Whole Loan is involved, such documents and pleadings shall also be delivered by the Special Servicer to the related Companion Loan Holder.

               (d) Each of the Master Servicer and the Special Servicer, as applicable, is authorized for the benefit of the Certificateholders and, if a Serviced Whole Loan is involved, the related Companion Loan Holder, to direct, manage, prosecute and/or defend any and all claims and litigation relating to
(a) the enforcement of the obligations of the Borrower or guarantor under any loan documents and (b) any action brought by the Borrower against the Trust Fund. Such enforcement shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard; it being expressly understood that (i) the Master Servicer shall not be liable for such enforcement by the Special Servicer and (ii) the Special Servicer shall not be liable for such enforcement by the Master Servicer. If from time to time, pursuant to the terms of the ChampionsGate Hotel Intercreditor Agreement and the ChampionsGate Hotel Pooling Agreement, and as appropriate for enforcing the terms of the ChampionsGate Hotel Pari Passu Mortgage Loan, the ChampionsGate Hotel Master Servicer requests delivery to it of the original Mortgage Note for the ChampionsGate Hotel Pari Passu Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the ChampionsGate Hotel Master Servicer or its designee. If from time to time, pursuant to the terms of the One Park Avenue Intercreditor Agreement and the One Park Avenue Pooling Agreement, and as appropriate for enforcing the terms of the One Park Avenue Pari Passu Mortgage Loan, the One Park Avenue Master Servicer requests delivery to it of the original Mortgage Note for the One Park Avenue Pari Passu Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the One Park Avenue Master Servicer or its designee.

               Notwithstanding the foregoing, in the event (a) of any action, suit, litigation or proceeding naming the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (b) of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations under the related loan documents, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee,
(i) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (ii) engage counsel to represent the Trustee or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state; and (c) that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Trustee or individually; provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

               Section 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

               (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (including each Specially Serviced Loan) and each related REO Loan. As to each such Loan and REO Loan, for each calendar month (commencing with August
2007) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount, as interest accrues from time to time during such calendar month (or portion thereof) on such Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Loan or REO Loan, as the case may be. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event (or with respect to a Non-Serviced Loan, a similar event occurs under the related Non-Serviced Loan Pooling Agreement) occurs in respect thereof. Master Servicing Fees earned with respect to any such Loan or REO Loan shall be payable monthly from payments of interest on such Loan or REO Revenues allocable as interest on such REO Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Loan or REO Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Loan or REO Loan, as the case may be. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided in the following paragraph. For the avoidance of doubt, the Master Servicer will not be entitled to any Master Servicing Fee with respect to any Companion Loan related to a Mortgage Loan sold by HRECC.

               (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid in the case of a Serviced Whole Loan to any Companion Loan Holder under any Intercreditor Agreement (the following items, collectively, "Additional Master Servicing Compensation"):

               (i) any and all Net Default Charges, Net Assumption Application Fees, Net Modification Application Fees and earnout fees collected with respect to a Performing Serviced Loan;

               (ii) 50% of any and all Net Assumption Fees actually paid by a Mortgagor with respect to a Performing Serviced Loan;

               (iii) 50% of any and all Net Modification Fees, extension fees, consent fees and waiver fees actually paid by a Mortgagor with respect to a Performing Serviced Loan for which Special Servicer approval is required;

               (iv) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Performing Serviced Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Loan;

               (v) any and all Prepayment Interest Excess collected on the Mortgage Loans (other than Non-Serviced Mortgage Loans);

               (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with
       Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage); and

               (vii) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on a Performing Serviced Loan.

               Notwithstanding the foregoing with respect to any 50% sharing of fees referenced in this Section 3.11(b), the Master Servicer shall be entitled to all such fees if with respect to the activity related to any such fee the Master Servicer is not required to seek the consent and/or approval of the Special Servicer pursuant to this Agreement.

               To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

(c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan for which it is responsible. As to each Specially Serviced Loan and REO Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Loan or REO Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Loan, as of the date it becomes a Corrected Serviced Loan. Earned but unpaid Special Servicing Fees with respect to Specially Serviced Loans and REO Loans shall be payable monthly out of general collections on the Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a); provided, however, if a Serviced Whole Loan is involved, first out of funds on deposit in the related Serviced Whole Loan Custodial Account pursuant to Section 3.05(f).

               As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Serviced Loan. As to each Corrected Serviced Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Default Interest) and principal received from the related Mortgagor on such Serviced Loan for so long as it remains a Corrected Serviced Loan. The Workout Fee with respect to any such Corrected Serviced Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes a REO Property; provided that a new Workout Fee would become payable if and when the subject Serviced Loan again became a Corrected Serviced Loan. If the Special Servicer is terminated, including pursuant to Section 3.23, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Serviced Loans serviced by it that became Corrected Serviced Loans during the period that it acted as Special Servicer and that were still Corrected Serviced Loans at the time of such termination or resignation and (ii) any Specially Serviced Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Serviced Loan to be a Specially Serviced Loan, but that had not as of the time the Special Servicer was terminated become a Corrected Serviced Loan solely because the related Mortgagor had not made three consecutive timely Monthly Payments and that subsequently becomes a Corrected Serviced Loan as a result of the related Mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Serviced Loan's becoming a Corrected Serviced Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

               As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Loan or REO Loan as to which it receives any full, partial or discounted payoff from the related Mortgagor or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds. Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with: (a) the purchase of a Defaulted Serviced Loan by the Majority Certificateholder of the Controlling Class pursuant to any applicable purchase right set forth in Section 3.18(c) or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in Section 3.18, unless such purchase is by an assignee of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignee is not an affiliate of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignment is for no material consideration and such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the related Mortgage Loan;
(b) the purchase of any Mortgage Loan by the related A/B Whole Loan Purchase Option Holder (or its designee) or the holder of a subordinate note or a Mezzanine Loan (or its designee) pursuant to a purchase option contained in the related intercreditor agreement unless such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the Mortgage Loan; (c) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 9.01; (d) the repurchase by the related Mortgage Loan Seller of a Mortgage Loan so required to be repurchased by it pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03 within the time frame set forth in the Initial Resolution Period and/or the Resolution Extension Period (if applicable), provided that such purchase occurs within 90 days after the date that such Mortgage Loan Seller was first notified of its obligation to repurchase such Loan; or (e) in connection with a Loss of Value Payment by the related Mortgage Loan Seller.

               As to each such Specially Serviced Loan or REO Loan, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Default Charges or a Prepayment Premium). The Liquidation Fee with respect to any such Specially Serviced Loan will not be payable if such Serviced Loan becomes a Corrected Serviced Loan.

               The Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

               (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid to the related Companion Loan Holder in the case of a Serviced Whole Loan under the related Intercreditor Agreement (the following items, collectively, the "Additional Special Servicing Compensation"):

               (i) any and all Net Default Charges collected with respect to a Specially Serviced Loan or a REO Loan;

               (ii) any and all Net Assumption Fees, Net Assumption Application Fees, Net Modification Fees, Net Modification Application Fees, extension fees, consent fees, waiver fees, earnout fees, substitution fees, late payment charges and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Loan or a REO Loan;

               (iii) 50% of any and all Net Assumption Fees, modification fees, extension fees, consent fees and waiver fees that are actually received on or with respect to a Performing Serviced Loan;

               (iv) interest or other income earned on deposits in the Special Servicer's applicable REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period); and

               (v) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on a Performing Serviced Loan.

               Notwithstanding the foregoing with respect to the fees referenced in the immediately preceding clauses (iii) and (v), the Special Servicer shall not be entitled to such fees unless the Master Servicer was required to seek the approval or consent of the Special Servicer pursuant to this Agreement with respect to any consent, extension, modification or waiver related to any such fee.

               To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to a Specially Serviced Loan, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account or if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account.

               (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h)) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, the related Serviced Whole Loan Custodial Account, the Reserve Accounts or a REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the direction of the Special Servicer in accordance with Section 3.03(c), Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

               (f) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not do so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give notice of such failure to the Master Servicer. If such Advance is not made by the Master Servicer within three Business Days after such notice, then (subject to Section 3.11(h)) the Trustee shall make such Advance. Any failure by the Master Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01(a).

               (g) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Advance made thereby (with its own funds), for so long as such Advance is outstanding. Such interest with respect to any Advances shall be payable: (i) first, in accordance with Sections
3.05 and 3.27, out of any Default Charges subsequently collected on or in respect of the Mortgage Pool or Companion Loan related to a Serviced Whole Loan, if applicable; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account or, if a Serviced Whole Loan or related REO Property is involved, on deposit in the related Serviced Whole Loan Custodial Account. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Advance made by any such Person as soon as practicable after funds available for such purpose are deposited into the Certificate Account or, if a Serviced Whole Loan is involved, are deposited into the related Serviced Whole Loan Custodial Account. Notwithstanding anything herein to the contrary, no interest shall be payable with respect to any P&I Advance of a payment due on a Serviced Loan during the applicable grace period and interest shall cease to accrue on any Workout-Delayed Reimbursement Amount to the extent such amount has been reimbursed from principal collections in accordance with Section 3.05.

               (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance; provided, however, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer and the Trustee. The determination by any Person with an obligation hereunder to make Servicing Advances (or a determination by the Special Servicer with respect to such Person) that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), and the Trustee shall provide a copy thereof to the Directing Certificateholder, the related Companion Loan Holder (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing and the Trustee (i) shall conclusively rely on and be bound by any determination of nonrecoverability that may have been made by the Special Servicer and (ii) shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer. The Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Servicing Advances.

               (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Loan or a REO Property is involved, shall) pay directly out of the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, in accordance with Section 3.05, any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or a REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders, or if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Directing Certificateholder and the related Companion Loan Holder (if applicable) (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

               Section 3.12 Inspections; Collection of Financial Statements.

               (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Serviced Loan becomes a Specially Serviced Loan (and, in cases where the related Serviced Loan has become a Specially Serviced Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Serviced Loan remains a Specially Serviced Loan or if such Mortgaged Property becomes a REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2008, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property (other than a Mortgaged Property related to any Non-Serviced Loan) at least once per calendar year (or, in the case of each Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. The costs of each such inspection incurred by the Special Servicer shall be reimbursable first from Default Charges and then, to the extent such Default Charges are insufficient, out of general collections. To the extent such costs are to be reimbursed from general collections, such costs shall constitute an Additional Trust Fund Expense. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, is aware,
(ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material. Upon request of the Trustee, the Master Servicer and the Special Servicer shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as the case may be, or receipt of the related inspection report if the inspection is performed by a third party). Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as the case may be, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as the case may be, deliver, upon request, to each of the Depositor, the related Mortgage Loan Seller, the Directing Certificateholder, the related Companion Loan Holder or any Controlling Holder, as applicable (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder or such Controlling Holder, as applicable), any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

               (b) Commencing with respect to the calendar quarter ended September 2007, the Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall make reasonable efforts to collect promptly (and, in any event, shall attempt to collect within 45 days following the end of the subject quarter or 120 days following the end of the subject year) from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, to the extent required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any REO Property related to any Non-Serviced Mortgage
Loan) and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

               Within 60 days after receipt by the Master Servicer from the related Mortgagors or otherwise, as to any Performing Serviced Loan, and within 45 days after receipt by the Special Servicer or otherwise, as to any Specially Serviced Loan or REO Property (other than REO Property related to any Non-Serviced Loan), of any annual operating statements or rent rolls with respect to any Mortgaged Property (other than the Mortgaged Property related to any Non-Serviced Loan) or REO Property (other than any REO Property related to any Non-Serviced Loan), the Master Servicer (or the Special Servicer, with respect to any REO Property) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the related CMSA Operating Statement Analysis Report commencing March 31, 2008. The Master Servicer also shall deliver to the Directing Certificateholder (in hard copy or electronic format, as requested) copies of all such rent rolls and operating statements. The Special Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within ten days following the initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer and the Trustee. All CMSA Operating Statement Analysis Reports relating to Performing Serviced Loans shall be maintained by the Master Servicer, and all CMSA Operating Statement Analysis Reports relating to any Specially Serviced Loan and REO Property shall be maintained by the Special Servicer. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Directing Certificateholder, the related Companion Loan Holder (if a Serviced Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), any Certificateholder or, if the Trustee has in accordance with Section 5.06 confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls.

               Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property (other than with respect to the Mortgaged Property related to any Non-Serviced Loan) or REO Property (other than any REO Property related to any Non-Serviced Loan), the Master Servicer (or the Special Servicer, with respect to any REO Property) shall prepare or update and forward to the Trustee (upon request), the Master Servicer (with respect to CMSA NOI Adjustment Worksheets prepared by the Special Servicer), the Special Servicer (with respect to CMSA NOI Adjustment Worksheets prepared by the Master Servicer), the Directing Certificateholder (if the Directing Certificateholder and the Special Servicer are not the same entity), the related Companion Loan Holder, upon its request (if the related Serviced Whole Loan is involved), a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements (in an electronic format reasonably acceptable to the Trustee and the Special Servicer) commencing March 31, 2008.

               If, with respect to any Serviced Loan (other than a Specially Serviced Loan), the Special Servicer has any questions for the related Mortgagor based upon the information received by the Special Servicer pursuant to Section 3.12(a) or Section 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Mortgagor.

               (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved), the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Loans and any REO Properties for which it is responsible, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Special Servicer Loan File (which, in each case, if applicable, will identify each Serviced Loan by loan number and property name); and (iii) the CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

               (d) Beginning in October 2007, not later than 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, not later than 2:00 p.m. (New York City time) on the second Business Day following each Determination Date beginning in August 2007), the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, the Special Servicer, the Directing Certificateholder (if the Directing Certificateholder is not the same entity as the Special Servicer) and the related Companion Loan Holder (if the related Serviced Whole Loan is involved), in a computer-readable medium downloadable by the Trustee, the Special Servicer, the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved) (or, in the case of the Trustee, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports listed in the definition of "CMSA Investor Reporting Package" (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Loan by loan number and property name).

               The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer's website; provided, that the Master Servicer shall e-mail such reports or files to the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved), until the Master Servicer's website is established. In connection with providing access to the Master Servicer's website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

               (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee and the Special Servicer the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c).

               (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Loans in July 2007 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File. In addition, the Depositor shall cause each Mortgage Loan Seller to prepare (or cause to be prepared on its behalf) a CMSA Loan Set-Up File.

               (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website or the Trustee's Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) of this paragraph shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

               Section 3.13 [RESERVED].

               Section 3.14 [RESERVED].

               Section 3.15 Access to Certain Information.

               (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Depositor, each Rating Agency, the Directing Certificateholder and the related Companion Loan Holder or any Controlling Holder, as applicable (if a Serviced Whole Loan is involved), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, Certificateholders and Certificate Owners shall be required to pay their own photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Directing Certificateholder and any related Companion Loan Holder or any Controlling Holder, as applicable (if a Serviced Whole Loan is involved), the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's internet website) and the acceptance of a reasonable disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or reasonably appropriate, conditioning access on the execution and delivery of an agreement reasonably governing the availability, use and disclosure of such information. The failure of the Master Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property that the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. In connection with providing access to information pursuant to this Section 3.15 to parties other than the Trustee, the Master Servicer and the Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related loan documents or would constitute a waiver of the attorney client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standard, that such disclosure would violate applicable law or any provision of a loan document or, in the case of a Serviced Whole Loan, any document relating to the related Companion Loan prohibiting disclosure of information with respect to the Mortgage Loans, the Companion Loan related to a Serviced Whole Loan or the Mortgaged Properties, constitute a waiver of the attorney client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

               (b) Once a month, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder during regular business hours at such time and for such duration as the Master Servicer or the Special Servicer, as applicable, and the Directing Certificateholder shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and/of REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Directing Certificateholder shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit M.

               Section 3.16 Title to REO Property; REO Account.

               (a) If title to any REO Property (other than any REO Property related to any Non-Serviced Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders and, if a Serviced Whole Loan is affected, the related Companion Loan Holder or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be (i) disregarded as an entity separate from the Trust pursuant to Treasury Regulations Section 301.7701-3(b), and (ii) a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property (other than any REO Property related to any Non-Serviced Loan), in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer, on behalf of the Trust (and in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Holder), shall sell any REO Property (other than any REO Property related to any Non-Serviced Loan) by the end of the third calendar year following the year in which the Trustee on behalf of the Certificateholders and, if applicable, the related Companion Loan Holder acquire ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to either of REMIC I or REMIC II. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance. In the case of the Trust's beneficial interest in a Mortgaged Property acquired under any Non-Serviced Loan Pooling Agreement, the Special Servicer shall coordinate with the applicable special servicer with respect to any REO Extension on behalf of REMIC I.

               (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property (other than any REO Property related to any Non-Serviced Loan) separate and apart from its own funds and general assets. If a REO Acquisition shall occur, except as provided in the immediately succeeding sentence, the Special Servicer shall establish and maintain one or more Pool REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing a Serviced Whole Loan, the Special Servicer shall establish a REO Account solely with respect to such property (a "Serviced Whole Loan REO Account"), which may be a sub-account of the Pool REO Account, to be held for the benefit of the Certificateholders and the related Companion Loan Holder. Each REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, into the related REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of a REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of a REO Property and outstanding at the time such proceeds are received. Funds in a REO Account may be invested only in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from a REO Account to pay itself, as Additional Special Servicing Compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto and if a Serviced Whole Loan is involved, the related Companion Loan Holder, of the location of a REO Account when first established and of the new location of a REO Account prior to any change thereof.

               (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property (other than any REO Property related to any Non-Serviced Loan), but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. By 2:00 p.m., New York City time, on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the related REO Account and deposit into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as applicable, or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account or the applicable Serviced Whole Loan Custodial Account, as applicable), the aggregate of all amounts received in respect of each such REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the applicable REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of any such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period. For purposes of the foregoing, the Pool REO Account and a Serviced Whole Loan REO Account correspond to the Certificate Account and the related Serviced Whole Loan Custodial Account, respectively.

               (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, a REO Account pursuant to Section 3.16(b) or
(c).

               Section 3.17 Management of REO Property.

               (a) If title to any REO Property (other than any REO Property related to any Non-Serviced Loan) is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, for the benefit of the related Companion Loan Holder as a collective whole and, in the case of an A/B Whole Loan, taking into account the subordination of the related Companion Loan) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, for the benefit of the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan) (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this
Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Section 860G(c) of the Code if it determines that earning such income is in the best interests of Certificateholders, or, if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan), on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds), in the applicable REO Account all revenues received by it with respect to each such REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property, if applicable; and

               (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

               To the extent that amounts on deposit in the REO Account in respect of any such REO Property are insufficient for the purposes set forth in clauses (i) through (iv) of this Section 3.17(a) with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

               (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property (other than any REO Property related to any Non-Serviced Loan), if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Serviced Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any such REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

               (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property (other than any REO Property related to any Non-Serviced Loan) within 90 days of the acquisition date thereof, provided that:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund, unless a Serviced Whole Loan is involved, in which case such fees shall be netted out of collections on the REO Property prior to being remitted to the Special Servicer) shall be reasonable and customary in light of the nature and locality of the REO Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(a), and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

               The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with an Independent Contractor for the operation and maintenance of any REO Property are greater than the revenues from such REO Property (other than any REO Property related to any Non-Serviced Loan), such excess costs shall be covered by and reimbursable as a Servicing Advance.

               (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property (other than any REO Property related to any Non-Serviced Loan) in accordance with Section 3.17(a) and Section 3.17(b).

               Section 3.18 Resolution of Defaulted Serviced Loans and REO Properties.

               (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Loan or a related REO Property (other than any REO Property related to any Non-Serviced Loan) only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01, an Intercreditor Agreement, or, in the case of a Mortgage Loan with a related Mezzanine Loan, pursuant to the terms of the related Mezzanine Intercreditor Agreement, or, in the case of a Whole Loan pursuant to the terms of the related Intercreditor Agreement.

               (b) After the Master Servicer has pursuant to Section 3.21(a) notified the Special Servicer of a Servicing Transfer Event and in connection therewith has provided the Special Servicer with the information required under
Section 3.21(a) with respect to any Defaulted Serviced Loan, the Special Servicer shall determine the fair value of such Defaulted Serviced Loan in accordance with the Servicing Standard as hereinafter provided; provided, however, such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Serviced Loan; provided, further, the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, if any, in each instance in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Master Servicer, the Majority Certificateholder of the Controlling Class and the related Companion Loan Holder, if a Mortgage Loan is included in any Serviced Whole Loan is involved, promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer, the Majority Certificateholder of the Controlling Class and the related Companion Loan Holder, if a Mortgage Loan included in any Serviced Whole Loan is involved, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Serviced Loan, pursuant to Section 3.18(e). The reasonable out-of-pocket costs and expenses incurred by the Special Servicer in making its fair value determination shall be paid and reimbursed as a Servicing Advance.

               In determining the fair value of any Defaulted Serviced Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Defaulted Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Serviced Loan to the Option Holder. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File and provided to the Special Servicer; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from Independent vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information.

               (c) At the time a Mortgage Loan becomes a Defaulted Serviced Loan, the Special Servicer and the Majority Certificateholder of the Controlling Class (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Serviced Loan, subject to the rights of the related Controlling Holder, if the Mortgage Loan included in any A/B Whole Loan is involved, and subject to Section 3.18(l)) from the Trust Fund at a price (the "Option Price") equal to (A) if the Special Servicer has not yet determined the fair value of such Defaulted Serviced Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Prepayment Premium then payable by the Mortgagor, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund, the Master Servicer, the Special Servicer or the Trustee has not been reimbursed, together with all accrued and unpaid interest thereon at the Advance Rate, and
(4) all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees, Liquidation Fees, Workout Fees and Additional Trust Fund Expenses allocable to such Defaulted Serviced Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Serviced Loan pursuant to Section 3.18(b), an amount at least equal to such fair value with respect to any Purchase Option held by the Majority Certificateholder of the Controlling Class or the Special Servicer only. Notwithstanding the foregoing, for a period of 90 days after it receives notice of the Special Servicer's fair value determination and the related expiration (if any) of the applicable purchase option held by the related A/B Whole Loan Purchase Option Holder (the "Option Period"), only the Purchase Option held by the Majority Certificateholder of the Controlling Class may be exercised. Notwithstanding the foregoing and for the avoidance of doubt, none of the Majority Certificateholder of the Controlling Class, the related A/B Whole Loan Purchase Option Holder or the related Mezzanine Loan Holder (with respect to a Mezzanine Loan), shall be required to pay a Liquidation Fee with respect to any applicable purchase right under this Agreement or in the applicable Intercreditor Agreement or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in this Section 3.18 if such purchase occurs or purchase right is exercised not later than 90 days from the date that the Special Servicer has initially determined the fair value for the related Defaulted Serviced Loan.

               Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Serviced Loan to any party (other than a Person whose acquisition of the Defaulted Serviced Loan would violate the terms of any related intercreditor or similar agreement) at any time after the related Mortgage Loan becomes a Defaulted Serviced Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

               Notwithstanding the foregoing, the Majority Certificateholder of the Controlling Class shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Majority Certificateholder of the Controlling Class or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Serviced Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Certificateholder of the Controlling Class and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 30-day period immediately following the expiration of such 60-day period. Following the expiration of each such 30-day period, the Majority Certificateholder of the Controlling Class shall again have the exclusive right to exercise the Purchase Option.

               Each Option Holder's Purchase Option with respect to any Defaulted Serviced Loan, if not exercised, will automatically terminate (A) once the related Defaulted Serviced Loan is no longer a Defaulted Serviced Loan; provided, however, if such Mortgage Loan subsequently becomes a Defaulted Serviced Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed-in-lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Serviced Loan in connection with a workout, or (D) subject to the Master Servicer's determination set forth in Section 3.18(e), upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to Section 3.18(d).

               (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Serviced Loan, and after the expiration of the Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit I, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. Immediately upon receipt of such Purchase Option Notice, the Master Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten days thereafter, each remaining Option Holder may submit to the Master Servicer and the Trustee a Purchase Option Notice for the related Defaulted Serviced Loan. Upon the expiration of such ten-day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Master Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Master Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Master Servicer shall be effective. The exercise of any Purchase Option pursuant to this Section 3.18(d) shall be irrevocable.

               (e) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Master Servicer shall determine whether the Option Price represents fair value for the Defaulted Serviced Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Serviced Loan, the Master Servicer may obtain an opinion as to the fair value of such Defaulted Serviced Loans, taking into account the factors set forth in Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and, absent manifest error, the Master Servicer may conclusively rely on the opinion of any such Person that was chosen by the Master Servicer with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Master Servicer will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Master Servicer's determination of fair value, the Special Servicer shall deliver to the Master Servicer the Determination Information for the use of the Master Servicer or any such third party.

               Notwithstanding anything contained in this Section 3.18(e) to the contrary, if the Special Servicer or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Serviced Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Serviced Loan, the Trustee may obtain an opinion as to the fair value of such Defaulted Serviced Loans, taking into account the factors set forth in
Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person that was chosen by the Trustee with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

               In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Serviced Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(d). Upon receipt of such notice, such Option Holder shall have three Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(f), or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Serviced Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Master Servicer and the Trustee shall provide the notices described in the second paragraph of Section 3.18(f) and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

               (f) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(d) shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Master Servicer specifying the date for closing the purchase of the related Defaulted Serviced Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price into the Certificate Account within one Business Day following receipt.

               The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(f). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

               (g) Unless and until the Purchase Option with respect to any Defaulted Serviced Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Serviced Loan including workout, foreclosure and sale of any REO Property, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard; provided, however, the Special Servicer shall not sell any Defaulted Serviced Loan (other than in connection with exercise of a related Purchase Option).

               (h) The Special Servicer shall sell a REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) in the manner set forth in Section 3.16(a). The Special Servicer may purchase any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) at the Purchase Price therefor. The Special Servicer may also offer to sell to any Person any REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee, the Master Servicer and the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved), not less than ten days' prior written notice of its intention to sell any such REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any such REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of any of them may act as broker in connection with the sale of any such REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

               In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest offeror is a Person other than the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, or if such price is determined to be such a price by the Trustee, if the highest offeror is the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such REO Property pursuant hereto.

               The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

               In determining whether any offer received from the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates represents a fair price for any such REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), the Trustee shall obtain and may conclusively rely on an Appraisal from a Qualified Appraiser, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any such REO Property, the Trustee (or, if applicable, such Qualified Appraiser) shall take into account, and any appraiser shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

               (i) Subject to the Servicing Standard and the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any such REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), including the collection of all amounts payable in connection therewith. A sale of any such REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary representations and warranties of title, condition and authority so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

               (j) The Special Servicer shall, within two Business Days following its receipt of available funds, remit to the Master Servicer the proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith for deposit into the Certificate Account. The Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the party or parties effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Serviced Loan effecting such purchase (or any designee thereof) ownership of such Defaulted Serviced Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of such Defaulted Serviced Loan with the cooperation of the Master Servicer effecting such purchase (or any designee thereof).

               (k) Subject to Sections 3.18(a) through 3.18(j), the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Serviced Loan or REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan), and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account or if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account; provided no such fees and charges shall be charged by the Special Servicer to the Controlling Class Option Holder or any assignee in connection with the sale of Defaulted Serviced Loans. Any sale of a Defaulted Serviced Loan or any REO Property shall be final and without recourse to the Trustee or the Trust except as provided in Section 3.18(i), and if such sale is consummated in accordance with the terms of this Agreement, none of the Depositor, the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

               (l) The Purchase Option with respect to the Pacifica Tower A/B Mortgage Loan is subject to the purchase rights (the "Pacifica Tower A/B Whole Loan Purchase Option") of the Pacifica Tower Note B Holder (the "Pacifica Tower A/B Whole Loan Purchase Option Holder") in accordance with the terms of and as set forth in Section 11 of the related Intercreditor Agreement. The Purchase Option with respect to the Metropolis Shopping Center A/B Mortgage Loan is subject to the purchase rights (the "Metropolis Shopping Center A/B Whole Loan Purchase Option") of the Metropolis Shopping Center Note B Holder (the "Metropolis Shopping Center A/B Whole Loan Purchase Option") in accordance with the terms of and as set forth in Section 8 of the related Intercreditor Agreement.

               (m) Notwithstanding anything to the contrary herein: (i) each Mezzanine Lender may be entitled to purchase the related Mortgage Loan in accordance with the terms and conditions set forth in the related Mezzanine Intercreditor Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18 and (ii) the related Note B Holder may be entitled to purchase the related A/B Whole Loan in accordance with the terms and conditions set forth in the related Intercreditor Agreement; even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. Any purchase of a Specially Serviced Loan that is purchased pursuant to this Section 3.18 will remain subject to the purchase rights of, in each case if applicable: (1) the related Mezzanine Lender, if any, as set forth in the related Mezzanine Intercreditor Agreement and (2) the related Controlling Holder as set forth in the related Intercreditor Agreement with respect to such A/B Whole Loan.

               (n) Notwithstanding anything in this Agreement to contrary, in no event with respect to the Pacifica Tower A/B Whole Loan or the Metropolis Shopping Center A/B Whole Loan will the related Mortgagor (or any of its affiliates) be permitted to purchase such Mortgage Loan should such Mortgage Loan become a Defaulted Serviced Loan under this Agreement.

               (o) With respect to each Serviced Whole Loan with a related Securitized Companion Loan, upon the Trustee having actual knowledge that the related Mortgage Loan has become a Defaulted Loan, the Trustee shall promptly send written notice (such notice shall include the option price for such related Securitized Companion Loan as determined by the Special Servicer based on the same methodology for determining the fair value of the related Mortgage Loan) to the applicable trustee under the related Securitized Companion Loan Pooling Agreement (who shall be instructed to promptly notify, in writing, the "directing certificateholder" or "controlling class representative" (as defined in the related Securitized Companion Loan Pooling Agreement) or an analogous party. Upon receipt of such notice, the purchase option holders designated in the related Securitized Companion Loan Pooling Agreement shall have the right, at its option, to purchase the related Securitized Companion Loan from the trust established pursuant to related Securitized Companion Loan Pooling Agreement for a price determined by the Special Servicer in accordance with Section 3.18 hereof, with respect to such related Securitized Companion Loan. Such Purchase Option shall otherwise be on the same terms as the Purchase Option provided to the Option Holder in Section 3.18(a) mutatis mutandis.

               Section 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

               (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to
Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs for making such copies (other than with respect to the Rating Agencies and the Majority Certificateholder of the Controlling Class). The Special Servicer shall, as to each Specially Serviced Loan and REO Property (other than any REO Property related to any Non-Serviced Loan), promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

               In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary or to the extent such information is public information. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

               (b) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan or Serviced Whole Loan (each such Mortgage Loan or Serviced Whole Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Serviced Loan"), the Special Servicer shall obtain (or, if such Required Appraisal Serviced Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Serviced Whole Loan is involved) and (upon request) any Holder of a Non-Registered Certificate (other than a Class R-I or Class R-II Certificate), subject, in each instance, to the second paragraph of Section 12.10(b). If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Serviced Whole Loan is involved) and (upon request) any Holder of a Non-Registered Certificate (other than a Class R-I or Class R-II Certificate), subject, in each instance, to Section 12.10(b), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

               For so long as any Serviced Loan or REO Loan remains a Required Appraisal Serviced Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Serviced Loan, obtain (or, if such Required Appraisal Serviced Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Serviced Whole Loan is involved) and (upon request) any Holder of a Non-Registered Certificate (other than a Class R-I or Class R-II Certificate), subject, in each instance, to Section 12.10(b). If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder or any Controlling Holder, as applicable, related to a Serviced Whole Loan (subject, in each instance, to Section 12.10(b)) and (upon request) any Holder of a Non-Registered Certificate (other than a Class R-I or Class R-II Certificate subject to Section 12.10(b)), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

               The Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved and to the extent so provided in the applicable Intercreditor Agreement) have the right at any time to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards from a Qualified Appraiser selected by the Special Servicer, at the expense of the requesting party. Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved). Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

               (c) The Master Servicer and the Special Servicer shall each deliver to the other, to the Trustee (but only upon its request), to the Directing Certificateholder and to the related Companion Loan Holder (if a Serviced Whole Loan is involved), copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained by it with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Holder of a Non-Registered Certificate (except a Class R-I or Class R-II Certificate), pursuant to Section 8.12(b), the Trustee will inform the Master Servicer or Special Servicer, as applicable, of such request and, if necessary, the Master Servicer or Special Servicer, as applicable, will deliver instructions, whereupon either such party, as applicable, shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

               (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated subject to the second following paragraph to reimburse the Special Servicer for any Servicing Advances that were made by the Special Servicer (notwithstanding the fact that it has no obligation to make such Servicing Advances), but not previously reimbursed (whether pursuant to this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

               Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) of this sentence), and shall use reasonable efforts to (in the case of clause (ii) of this sentence), request that the Master Servicer make such Servicing Advance, such request to be made in writing and confirmed by both parties and in a timely manner that does not materially and adversely affect the interests of any Certificateholder, and accompanied by sufficient information for the Master Servicer to make recoverability determinations, and at least ten Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, the Special Servicer (with respect to Specially Serviced Loans and REO Properties) is allowed but not required to make any Servicing Advance that it fails to timely request the Master Servicer to make. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance and to determine recoverability. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

               Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance that the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

               (e) The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account by 1:30 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Pool (other than Mortgage Loans that are Specially Serviced Loans or Defaulted Loans) during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of the Mortgage Pool (other than Mortgage Loans that are Specially Serviced Loans or Defaulted Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (iii) in the event that any Principal Prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject Principal Prepayment in accordance with Section 3.05(a) for another purpose), the total of all interest and other income accrued or earned on the amount of such Principal Prepayment while it is on deposit in the Certificate Account or, in the case of a Mortgage Loan included in a Whole Loan, Section 3.05(f); provided, however, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (v) on a Specially Serviced Loan, (w) a payment of insurance proceeds or condemnation proceeds, (x) a payment subsequent to a default under the related loan documents (provided that the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and has obtained the consent of the Special Servicer), (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) of this paragraph shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the extent earned on principal prepayments, Net Investment Earnings received by the Master Servicer during such Collection Period; and provided, further, the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls shall not be cumulative.

               (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Serviced Loan pursuant to Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent. In each case subject to the Servicing Standard and applicable law and to the extent permitted by the related loan documents, the Master Servicer and the Special Servicer agree not to accept any Principal Prepayments with respect to any Serviced Loan on a date other than the then applicable due date therefor except that the Special Servicer shall be permitted to accept Principal Prepayments with the consent of the Directing Certificateholder.

               (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Serviced Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Serviced Loan except in the case of a default thereunder.

               (h) The Master Servicer shall send written notice to each Borrower to the effect that, if applicable, the Master Servicer and/or the Trustee have been appointed as the "designee" of the lender under any related Lock-Box Agreement.

               (i) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee its calculation of any such Prepayment Premium.

               (j) The Master Servicer shall, as to each Serviced Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Serviced Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

               (k) Except as required under the loan documents, Mezzanine Intercreditor Agreement or applicable law and subject to Section 3.21(f), the Special Servicer shall not, without the consent of the Directing
Certificateholder, consent to the foreclosure of any Mezzanine Loan or to the transfer of any Mezzanine Loan.

               Section 3.20 Modifications, Waivers, Amendments and Consents.

               (a) The Master Servicer (solely as to Performing Serviced Loans) and the Special Servicer (as to Specially Serviced Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Serviced Loan it is required to service and administer hereunder without the consent of the Trustee or any Certificateholder, subject, however, to Section 3.02, Section 3.08, Section 3.21 and Section 3.28 and each of the following limitations, conditions and restrictions:

               (i) other than as provided in Sections 2.03(b), 3.02, 3.08 and 3.20(f), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Serviced Loan or affect the security for such Serviced Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Mortgagor's request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such request has not been expressly responded to within ten Business Days (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of third parties) of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer, as such time period may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Companion Loan Holder or any Controlling Holder, as applicable, related to a Serviced Whole Loan, any mezzanine lender, or the Rating Agencies, to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted);

               (ii) Subject to the restrictions on extensions in Section 3.20(a)(iv) and (v), the Master Servicer may (with the consent of the Directing Certificateholder, subject, however, to Section 3.21(f)) extend the maturity date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but not more than two such extensions by the Master Servicer shall occur);

               (iii) other than as provided in Sections 3.02 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Special Servicer, would add to, release, substitute for, or otherwise alter a material amount of the security for such Serviced Loan, unless a material default on such Serviced Loan has occurred or, in the reasonable, good faith judgment of the Special Servicer, a default in respect of payment on such Serviced Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders, or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan) on a net present value basis than would liquidation;

               (iv) the Special Servicer shall not extend (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Serviced Loan to a date beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Serviced Loan is secured by a Mortgage solely or primarily on the related Mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend);

               (v) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan that would result in an Adverse REMIC Event with respect to either REMIC I or REMIC II;

               (vi) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Serviced Loan unless all related fees and expenses are paid by the related Mortgagor;

               (vii) the Special Servicer shall not permit (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's permitting) any Mortgagor to add or substitute any real estate collateral for its Serviced Loan unless the Special Servicer shall have first determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

               (viii) the Special Servicer shall not permit the release, including in connection with a substitution contemplated by clause (vii) of this Section 3.20(a), of any collateral securing an outstanding Serviced Loan, except as provided in Section 3.09(d) or Section 3.26, or except where a Serviced Loan (or, in the case of a Cross-Collateralized Set, where such entire Cross-Collateralized Set) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Serviced Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Serviced Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates or Companion Loan Securities (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (viii) of this Section 3.20(a)shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Serviced Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Serviced Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, notwithstanding clauses (i) through (viii) of this Section 3.20(a), neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, notwithstanding clause (viii) of this Section 3.20(a), neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate ratings from the Rating Agencies to grant, or to subordinate the lien of Loans to, easements, rights-of-way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan.

               (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders and in the case of a Serviced Whole Loan, the related Companion Loan Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders, or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan) on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer, as applicable, consistent with the Servicing Standard. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee, the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved). The Special Servicer shall include with any such Officer's Certificate the supporting documentation forming the basis for its conclusion.

               (c) Any payment of interest that is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Loan, notwithstanding that the terms of such Serviced Loan so permit or that such interest may actually be capitalized.

               (d) The Master Servicer (as to Performing Serviced Loans) and the Special Servicer (as to Specially Serviced Loans) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Serviced Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b). All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

               (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Serviced Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party, the Trustee, the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved), in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Serviced Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit into the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a), the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (ii) of Section 3.20(a).

               (f) [RESERVED].

               (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate ratings or Companion Loan Securities ratings from the Rating Agencies (unless otherwise set forth in the related Intercreditor Agreement with respect to a Serviced Whole Loan) to approve the following modifications, waivers or amendments of the Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of (A) non-material parcels of a Mortgaged Property, including in connection with a pending or threatened condemnation; (B) parcels of a Mortgaged Property not given any value in the underwriting of the Loan; or (C) similar non-material parcels of a Mortgaged Property; (iii) grant, or subordinate the lien of Loans to, easements, rights-of-way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan; and (iv) other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a Master Servicer on a routine basis.

               (h) In connection with granting an extension of the maturity date of any Serviced Loan in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Loan, and the Master Servicer, in the case of a Performing Serviced Loan, shall each cause the related Mortgagor to agree, if it has not already done so pursuant to the existing loan documents, to thereafter deliver to the Special Servicer, the Trustee, the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved) audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

               (i) If the Master Servicer or the Special Servicer collects a modification fee or a modification application fee in connection with a modification or proposed modification of a Serviced Loan, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that modification or proposed modification that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such modification fee (such remaining portion, a "Net Modification Fee") or of such modification application fee (such remaining portion, a "Net Modification Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

               Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report; Directing
Certificateholder.

               (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Loan, the Master Servicer shall immediately give notice thereof to the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved), and deliver the related Servicing File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Notwithstanding anything in Section 2.01(b) or any other provision of this Agreement to the contrary, the copying and delivery of such documents, instruments, items, records and information shall not be at the expense of the Special Servicer. At its option, although its Sub-Servicing Agreement is temporarily suspended, the related Sub-Servicer, without any compensation therefor (unless otherwise stated in the related Sub-Servicing Agreement), may retain Loans on its computer systems while such Loans are Specially Serviced Loans, provided that no Sub-Servicer shall take any action with respect thereto so long as such Loan is a Specially Serviced Loan(unless otherwise stated in the related Sub-Servicing Agreement) and provided that the Master Servicer shall assume all the Master Servicing duties with respect to that Loan as provided in the second succeeding paragraph. The Master Servicer shall use its best efforts to comply with the third preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Master Servicer shall deliver to each Holder of a Non-Registered Certificate (except a Class R-I or Class R-II Certificate) that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section 3.21. No later than ten Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from the Servicing File. If the related Sub-Servicer elects not to retain Specially Serviced Loans on its computer systems, then such Sub-Servicer shall return all Mortgage Files to the Master Servicer.

               Upon determining that a Specially Serviced Loan has become a Corrected Serviced Loan, the Special Servicer shall promptly give notice thereof to the Master Servicer and to the Directing Certificateholder and the related Companion Loan Holder (if a Serviced Whole Loan is involved), and return the related Servicing File to the Master Servicer within five Business Days and upon giving such notice and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

               Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to the Specially Serviced Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including collection, which information shall be provided by the Master Servicer) with and notices to Mortgagors and similar matters relating to each Specially Serviced Loan and the related Mortgaged Property.

               Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing, subject to Section 2.03, of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the reassumption of servicing responsibilities by the Master Servicer with respect to any such Serviced Loan upon its becoming a Corrected Serviced Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Set; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Serviced Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Set.

               (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Trustee the originals, of documents contemplated by the definition of "Mortgage File" and generated while such Serviced Loan is a Specially Serviced Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide to the Master Servicer copies of any additional related Serviced Loan information, including correspondence with the related Mortgagor generated while such Serviced Loan is a Specially Serviced Loan.

               (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

               (d) No later than 45 days after the date the servicing of a Serviced Loan is transferred from the Master Servicer to the Special Servicer pursuant to the terms of this Agreement, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee, the related Companion Loan Holder (if a Serviced Whole Loan is involved), and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Serviced Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

               (i) a summary of the status of such Specially Serviced Loan and any negotiations with the related Mortgagor;

               (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Serviced Loan and whether outside legal counsel has been retained;

               (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

               (iv) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

               (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the last obtained Appraisal); and

               (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

               If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder (except with respect to an A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents; provided, further if the Special Servicer determines that the failure to take any action set forth in such Asset Status Report would violate the Servicing Standard, the Special Servicer may implement the recommended action outlined in such Asset Status Report without waiting for the Directing Certificateholder's or the related Controlling Holder's (if an A/B Whole Loan is involved) response. If the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved) disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the earlier of (x) the delivery by the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, of an affirmative approval in writing of such revised Asset Status Report, (y) the failure of the Directing Certificateholder or the related Controlling Holder(if an A/B Whole Loan is involved), as applicable, to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; or (z) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, and subject to the terms of
Section 3.20, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable loan documents or that violates the Servicing Standard or fail to take any action, if the failure to take such action would violate the Servicing Standard). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above. For the avoidance of doubt, any action to be taken (or not taken) by the Special Servicer with respect to an Asset Status Report must be in all respects consistent with the Servicing Standard and applicable law. The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required to act in accordance with the Servicing Standard.

               (e) The Special Servicer or the Master Servicer, as applicable, shall provide the Directing Certificateholder and the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, with not less than ten Business Days' prior notice (except as provided in Section 3.08(a)) of any Special Action (as described below) that the Special Servicer or the Master Servicer, as applicable, proposes to take and, in the case of the Special Action described in clause (vi) in this Section 3.21(e), the Special Servicer shall also contemporaneously notify the Master Servicer; provided, however, if a shorter period of notice is necessary to avoid the occurrence of an Adverse REMIC Event or a violation of Section 3.21(f), then the required period of notice shall be such shorter period.

               The Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, shall be entitled to advise the Special Servicer with respect to any Special Action, and notwithstanding anything to the contrary contained herein, the Special Servicer shall not take any Special Action or consent to the taking of any Special Action if the Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, has objected thereto by the close of business on the tenth Business Day following its receipt of notice thereof, or if a shorter period was necessitated in accordance with the preceding sentence, by the close of business on the date on which such shorter period expires (it being understood that the failure of the Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, to respond in the time frame set forth in the Approval Provisions shall be deemed to constitute such party's approval of such action); provided, however, that (i) the ability of the Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, to so advise or object shall in all events be subject to Section 3.21(f) and shall not violate the provisions of the Mezzanine Intercreditor Agreement (with respect to any Mortgage Loan with a related Mezzanine Loan), (ii) the Master Servicer or the Special Servicer, as applicable, shall not follow any such advice or objection that would result in a violation of this Agreement, including Section 3.21(f), the loan documents, any Intercreditor Agreement or applicable laws or otherwise result in an Adverse REMIC Event or violate the provisions of the Mezzanine Intercreditor Agreement (with respect to any Mortgage Loan with a related Mezzanine Loan) and (iii) if
(a) the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, (b) the Special Servicer or Master Servicer, as applicable, together cannot agree within 10 Business Days upon a course of action with respect to any Special Action, then the Special Servicer or Master Servicer, as applicable, shall implement its proposed course of action and (c) if the Master Servicer or the Special Servicer determines that immediate action is necessary in accordance with the Servicing Standard, it may take such action prior to the expiration of the ten Business Day period. Subject to the foregoing, in connection with the implementation of any Special Action or the extension of the maturity date of a Serviced Loan, the Master Servicer or Special Servicer shall comply with the Approval Provisions, as applicable. For purposes hereof, "Special Action" means each of the following actions:

               (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of a REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

               (ii) any modification or waiver of a Serviced Loan;

               (iii) any proposed or actual sale of a Defaulted Serviced Loan or REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

               (iv) any determination to bring a REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at a REO Property;

               (v) any acceptance of substitute or additional collateral for a Serviced Loan unless the lender is required to accept such collateral by the underlying loan documents and any release of the real estate collateral securing the Serviced Loan (except as permitted by clause (ii) of Section 3.20(g));

               (vi) any waiver of a "due-on-sale" clause (except as set forth in Section 3.08(a)) or "due-on-encumbrance" clause;

               (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Serviced Loan (except as set forth in Section 3.08(a));

               (viii) any acceptance of a discounted payoff of a Serviced Loan;

               (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

               (x) the release of any letters of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

               (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents); or

               (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents).

               (f) Notwithstanding anything contained in this Agreement to the contrary, (i) no objection, failure to approve or direction of the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, shall (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of REMIC I and REMIC II, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement (the "Prohibited Actions"), and (ii) in no event shall the Master Servicer or the Special Servicer take any action or refrain from taking any action if the taking of such action or the refraining from taking of such action would violate the Servicing Standard or the REMIC Provisions. The Master Servicer or Special Servicer, as applicable, shall disregard any such direction, failure to approve or objection.

               The Directing Certificateholder shall have no liability to the Certificateholders (other than the holders of the Controlling Class) and the related Controlling Holder (if an A/B Whole Loan is involved) shall have no liability to the Certificateholders (including the holders of the Controlling Class) for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment; provided, however, the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, will not be protected against any liability to any Holder of the Controlling Class would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, may act solely in the interests of the Holders of the Controlling Class, that none of the Directing Certificateholder or any Controlling Holder (if an A/B Whole Loan is involved), as applicable, has any duties to the Holders of any Class of Certificates other than the Controlling Class, that none of the Directing Certificateholder or any Controlling Holder (if a Whole Loan is involved), as applicable, shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the holders of the Controlling Class that none of the Directing Certificateholder or any Controlling Holder (if an A/B Whole Loan is involved), as applicable, shall have any liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder (if an A/B Whole Loan is involved), as applicable, or any director, officer, employee, agent or principal thereof for having so acted.

               (g) With respect to each Serviced Whole Loan, notwithstanding anything to the contrary contained herein (but subject to Section 3.21(f)) and the related Intercreditor Agreement): (i) the Special Servicer shall be required to consult with the related Controlling Holder upon the occurrence of any event of default under such Serviced Whole Loan, to consider alternative actions recommended by such Controlling Holder and to consult with such Controlling Holder with respect to determinations made pursuant to Section 3.09 or Section
3.18 and (ii) at any time (whether or not any event of default under such Serviced Whole Loan has occurred) the Master Servicer and the Special Servicer shall be required to consult with such Controlling Holder to the extent that the related loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget.

               (h) In connection with any proposed Special Action, the Special Servicer shall prepare a summary of such proposed Special Action and an analysis of whether or not such Special Action is reasonably likely to produce a greater recovery on a present value basis than not taking such action or making such determination and shall provide to the Directing Certificateholder or the related Controlling Holder, as applicable, such summary and such information as is in its possession or control and is reasonably requested by the Directing Certificateholder or the related Controlling Holder, as applicable, as may be necessary in the reasonable judgment of the Directing Certificateholder or the related Controlling Holder, as applicable, in order to make a determination with respect to such Special Action.

               The Master Servicer or Special Servicer shall provide to the Directing Certificateholder or the related Controlling Holder, as applicable, by hard copy or by electronic means concurrently with the delivery thereof to the related Borrower, copies of any notice of an event of default under the related loan documents and any other notices sent to such Borrower with respect to foreclosure or other exercise of remedies or enforcement, modification or waiver with respect to the related Mortgage Loan or the related Mortgaged Property.

               The Master Servicer or the Special Servicer shall also provide to the Directing Certificateholder or the related Controlling Holder, as applicable, by hard copy, electronic means or by other means agreed to by the Directing Certificateholder or such Controlling Holder, as applicable, and the Master Servicer or the Special Servicer (A) within 30 days of receipt thereof, copies of any financial statements, certificates, correspondence, notices, bills or reports with respect to the related Borrower or Mortgaged Property that were delivered pursuant to, or to which the mortgagee or lender would be entitled to under, the terms of the related loan documents, (B) within 30 days following the receipt thereof by the Master Servicer or the Special Servicer monthly operating statements and rent rolls for the related Mortgaged Property and (C) within 30 days following the receipt thereof by the Master Servicer or the Special Servicer annual operating statements and rent rolls for the related Mortgaged Property.

               The expense of providing information (except for any notice of an event of default) and summaries pursuant to this Section 3.21(h) shall be an expense of the Directing Certificateholder or the related Controlling Holder, as applicable, and shall not be an expense of the Trust Fund.

               Section 3.22 Sub-Servicing Agreements.

               (a) The Master Servicer and the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) insofar as it affects the Trust and the related Companion Loan Holder (in the case of a Pari Passu Whole Loan) or the related Controlling Holder (in the case of an A/B Whole Loan), as applicable, is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, except with respect to those Sub-Servicing Agreements listed on Schedule II and subject to the provisions of Section 3.22(d), terminate such rights and obligations; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended as to servicing actions with respect to any Serviced Loan serviced thereunder at the time such Serviced Loan becomes a Specially Serviced Loan unless such Serviced Loan is then sub-serviced by Midland Loan Services, Inc. or its permitted successors and assigns pursuant to such Sub-Servicing Agreement (but only until such time as such Serviced Loan becomes a Corrected Serviced
Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Serviced Loan that becomes a Corrected Serviced Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer (provided, however, the related Sub-Servicer shall not be required to furnish the same information to the Master Servicer more than once) and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in Section 3.12(a), either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of Section 3.12(b) may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) subject to Section 3.08 and Section 3.20(g), does not authorize any Sub-Servicer to approve a modification or assumption of any Serviced Loan without the approval of the Master Servicer, in the case of Performing Serviced Loans or of the Special Servicer, in the case of Specially Serviced Loans or authorizes the Sub-Servicer to foreclose any Serviced Loan without the approval of the Special Servicer; (vii) imposes no liability whatsoever on the Trustee or the Certificateholders, the related Companion Loan Holder (in the case of a Pari Passu Whole Loan) or the related Controlling Holder (in the case of an A/B Whole
Loan), with respect to anything contained therein (provided, that nothing herein shall preclude the Master Servicer or the Special Servicer from seeking any indemnification that it would be otherwise entitled to under this Agreement);
(viii) provides that the Master Servicer and the Special Servicer each shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds; and (ix) contain events of default materially similar to an Event of Default hereunder for the Master Servicer and/or the Special Servicer, as the case may be. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or
Section 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee, the related Companion Loan Holder (in the case of a Pari Passu Whole
Loan), the related Controlling Holder (in the case of an A/B Whole Loan) and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

               (b) Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Serviced Loans it is to service are situated, if and to the extent required by applicable law, and (ii) (other than Hypo Real Estate Capital Corporation) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

               (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, the related Companion Loan Holder (in the case of a Pari Passu Whole Loan) and the related Controlling Holder (in the case of an A/B Whole Loan) shall (at no expense to the Trustee, the Certificateholders, the Trust, the related Companion Loan Holder (in the case of a Pari Passu Whole Loan) or the related Controlling Holder (in the case of an A/B Whole Loan) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its reasonable business judgment, would require were it the owner of the Serviced Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto, the Trustee and the related Companion Loan Holder (in the case of a Pari Passu Whole Loan) and the related Controlling Holder (in the case of an A/B Whole Loan, and then the Trustee shall provide a copy of such notice to the Directing Certificateholder, and, in accordance with
Section 8.12(b), shall, upon request, provide a copy of such notice to each Holder of a Non-Registered Certificate (except a Class R-I or Class R-II Certificate) of any such default.

               (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination (i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fees and other compensation), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) except with respect to those Sub-Servicing Agreements listed on Schedule II, which may only be terminated for cause, to terminate such Sub-Servicing Agreement without cause provided that such Sub-Servicing Agreements have events of default that are similar to the Events of Default set forth in Section 7.01 (however, the provisions of Section 7.01(a)(xiii) and Section 7.01(a)(xv) shall not be an event of default with respect to Hypo Real Estate Capital Corporation). Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

               (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Serviced Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

               (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Serviced Loans for which it is responsible.

               (g) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with the Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by the Master Servicer.

               (h) Each Sub-Servicer pursuant to its related Sub-Servicing Agreement shall retain the original of any letter of credit that has been issued in connection with any Serviced Loan that it sub-services pursuant to such agreement on behalf of the Master Servicer for the benefit of the Certificateholders provided that it shall provide a copy of such letter of credit to the Master Servicer.

               (i) The Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer and/or Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to, forward a copy of each report or statement prepared by such party pursuant to Section 11.09, 11.10 and/or 11.11 to the Rating Agencies and the Directing Certificateholder (and the related Controlling Holder in the case of an A/B Whole Loan).

               Section 3.23 Designation of the Special Servicer by the Majority Certificateholder of the Controlling Class or the Controlling Holder.

               (a) The Majority Certificateholder of the Controlling Class may at any time and from time to time terminate (with or without cause) and replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer (other than with respect to any A/B Whole Loan). Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise,
(ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination or resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency. The Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer.

               (b) Solely with respect to A/B Whole Loans, the related Controlling Holder shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement with respect the related A/B Whole Loan, with or without cause, upon ten Business Days notice to the Special Servicer, the Master Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, as evidenced in writing by each of the Rating Agencies, the appointment of the proposed successor of the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of Certificates. Except as provided in this Section 3.23(b), there shall not be more than two Special Servicers appointed under this Agreement. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 3.23(b). Such Controlling Holder shall cause the Special Servicer to be reimbursed for the payment of any outstanding reasonable out-of-pocket costs and expenses pursuant to the terms hereof, which costs and expenses shall not be an expense of the Trust Fund and shall be responsible for paying any costs associated with any such replacement of the Special Servicer, including reasonable costs of any servicing transfer.

               The successor Special Servicer shall notify the Depositor and the Trustee of any appointment contemplated by this Section 3.23 at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information reasonably requested by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

               The terminated Special Servicer (i) shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of Servicing Advances or otherwise, (ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency.

               Section 3.24 Confidentiality.

               Subject to the terms of Section 3.19(a), the Master Servicer and the Special Servicer will use reasonable efforts to keep confidential and not disclose to any Person other than each other, the Depositor, the Trustee, a Controlling Class Certificateholder, the Sub-Servicer (with respect to any Serviced Loans it is sub-servicing), a Borrower (with respect to the related Serviced Loan), any Certificateholder, the related Companion Loan Holder (in the case of a Whole Loan) and the Rating Agencies, any information that it obtains in its capacity as Master Servicer or Special Servicer with respect to the Serviced Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) any officers, directors and employees of the Master Servicer or Special Servicer (or any officers, directors and employees of any Affiliates of the Master Servicer or Special Servicer); (ii) auditors and government regulators of the Master Servicer or the Special Servicer and any agents, financial or tax advisors, attorneys, accountants and professional consultants retained by the Master Servicer or the Special Servicer in connection with the transactions contemplated by this Agreement that have been informed of the confidential nature of the information provided to them; (iii) each Mortgage Loan Seller with respect to information relating to the Loans transferred into the Trust by such Mortgage Loan Seller; (iv) a potential purchaser of servicing rights hereunder that has agreed to keep such information confidential; (v) to the extent the Master Servicer or Special Servicer deems such disclosure to be reasonably necessary in carrying out its duties pursuant to this Agreement or any Sub-Servicing Agreement; (vi) to the extent such information is publicly available or otherwise available from sources unrelated to this transaction; (vii) to the extent such disclosure is required by law or court order or is demanded pursuant to a subpoena; (viii) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder; or (ix) to the extent the Depositor consents in writing to such disclosure. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate pool-wide and general statistical information relating to the Loans and the Loan portfolio being serviced (as to any Sub-Servicer, limited to its own sub-serviced portfolio), so long as no Mortgagors are identified.

               Section 3.25 No Solicitation of Prepayments.

               Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Loans; provided, however, the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer, or otherwise by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Loans or (ii) based upon or otherwise with the benefit of information or documentation relating to the Certificates obtained by or through the business unit within the Master Servicer or Special Servicer responsible for servicing the Loans, including without limitation any listing of the Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

               Section 3.26 Certain Matters with Respect to Serviced Loans Permitting Defeasance, Franchise Mortgage Loans and Certain Mortgage Loans Permitting Additional Debt.

               (a) With respect to each Serviced Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral consisting of U.S. government securities, within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance; provided that the Master Servicer has received an Opinion of Counsel that such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8). The Master Servicer may accept as defeasance collateral any "government security," within the meaning of Treasury Regulations
Section 1.860G-2(a)(8)(i), notwithstanding any more restrictive requirements in the Mortgage.

               (b) The Master Servicer shall require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

               (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related U.S. government securities, and provide a copy of such certification to each Rating Agency and the Directing Certificateholder.

               (d) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall not approve the form and substance of any required legal documents in connection with such defeasance unless (i) to the extent that the outstanding principal balance of a Mortgage Loan is $35,000,000 or more, or constitutes 5.0% or more of the then current principal balance of the Mortgage Pool or such Mortgage Loan comprises at the time one of the ten largest Mortgage Loans (by outstanding principal balance) in the Mortgage Pool, Fitch, Moody's and S&P each shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates or Companion Loan Securities, (ii) it shall have obtained an Opinion of Counsel that the defeasance complies with applicable REMIC Provisions; and, (iii) it shall have obtained an accountant's certification that the defeasance collateral is sufficient to make payments under the related Mortgage Loan for the remainder of its term. In the case of the defeasance of any Mortgage Loan that does not require a Rating Agency confirmation pursuant to the immediately preceding clause (i), the Master Servicer must provide to S&P after completion of the defeasance a certification substantially in the form of Exhibit J hereto.

               (e) With respect to each Serviced Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, or if so requested by the Rating Agencies, the Master Servicer shall use its best efforts to have the related Mortgagor (i) designate a Single-Purpose-Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (ii) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

               (f) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $35,000,000 or more or constitutes 2.0% or more of the then current principal balance of the Mortgage Pool or such Mortgage Loan comprises at the time one of the ten largest Mortgage Loan (by outstanding principal balance) in the Mortgage Pool, and (ii) the terms of the related loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless it has received (a) the prior consent of the Special Servicer, which will be deemed given if such party has not responded within ten Business Days (as such period may be extended herein if the consent of the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved) is required hereunder) following delivery of request for consent together with any information reasonably necessary to make a decision and (b) a written confirmation from each Rating Agency such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates or Companion Loan Securities.

               (g) Notwithstanding anything contained in this Section 3.26 the Master Servicer will disregard any objection of the Directing Certificateholder or any Controlling Holder (if an A/B Whole Loan is involved), as applicable, that would result in a Prohibited Action.

               Section 3.27 Application of Default Charges.

               (a) Subject to the terms of any applicable Intercreditor Agreement, any and all Default Charges that are actually received by or on behalf of the Trust with respect to the Mortgage Pool, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

               first, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to any Mortgage Loan or REO Loan in the Mortgage Pool;

               second, to reimburse the Trust for any Advance Interest paid to the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to any Mortgage Loan or REO Loan in the Mortgage Pool during the 12-month period preceding the receipt of such Default Charges, which Advance Interest was paid from a source other than Default Charges received on the Mortgage Pool;

               third, to pay the Special Servicer for any Servicing Advances made for the cost of an inspection made on a Specially Serviced Loan;

               fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan or REO Loan in the Mortgage Pool during the 12-month period prior to the receipt of such Default Charges, which expense was previously paid from a source other than Default Charges received on the Mortgage Pool;

               fifth, to pay the Master Servicer for Servicing Advances made for the cost of an inspection made on a Loan other than a Specially Serviced Loan; and

               sixth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected with respect to a Performing Serviced Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

               (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) is intended to be available for distribution on the Certificates pursuant to Section 4.01(b), subject to application pursuant to Section 3.05(a), Section 3.05(b), Section 3.05(c) or Section 3.05(f) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

               (c) Subject to the terms of any applicable Intercreditor Agreement, any and all Default Charges that are actually collected with respect to any Companion Loan related to a Serviced Whole Loan or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges and net of any portion of such Default Charges, if any, that are required to be paid to any Companion Loan Holder under any Intercreditor Agreement and/or this Agreement:

               first, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on any outstanding Servicing Advances made thereby with respect to any Loan or REO Loan in such Serviced Whole Loan or the related REO Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first);

               second, to pay to the Trustee and, in the case of a Serviced Whole Loan, any trustee under a securitization of such Companion Loan, pro rata; the Master Servicer and, in the case of a Serviced Whole Loan with a Pari Passu Companion Loan, any master servicer under a securitization of such Companion Loan, pro rata; or the Special Servicer and, in the case of a Serviced Whole Loan with a Pari Passu Companion Loan, any special servicer under a securitization of such Companion Loan, pro rata; in that order, any interest due and owing to such party on any outstanding P&I Advances (or comparable debt service advances) made thereby, with respect to any Loan or REO Loan in such Serviced Whole Loan or the related REO Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first); and

               third, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Serviced Loan, or as Additional Special Servicing Compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Loan or a REO Loan, in each case pursuant to Section 3.11.

               Section 3.28 Matters Regarding the Whole Loans.

               (a) No Companion Loan Holder will have any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, such Companion Loan Holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of duties.

               (b) The related Companion Loan Holder shall be entitled to receive (upon request) a copy of any report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Whole Loan or any related REO Property by any other party hereto. The related Companion Loan Holder shall also be entitled to receive a copy of any document, certificate, instrument, notice or correspondence required to be delivered (upon request or otherwise) by the Trustee or Master Servicer with respect to the related Whole Loan or any related REO Property to any other party hereto. In addition, the related Companion Loan Holder, or a servicer acting on its behalf, shall be entitled to request information from the Master Servicer with respect to the related Whole Loan to permit customary reporting with respect to a securitization relating to the related Companion Loan; provided, however, the information provider shall not be required to deliver information relating to Loans other than the related Whole Loan or information of a scope or nature that is materially different from that which is required to be delivered by the Master Servicer under this Agreement. The Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information.

               (c) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, the Mortgage Loan included in a Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the holder of the related Note under the related Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the related Note (as a result of such purchase or repurchase), under the related Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge and thereafter such Mortgage File shall be held by such purchaser or a custodian appointed thereby for the benefit of each Note holder (as their interests appear under the related Intercreditor Agreement). If the related Servicing File is not already in the possession of such purchaser or custodian (as the case may be), it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the related Whole Loan.

               Section 3.29 Matters Regarding the Non-Serviced Whole Loans.

               (a) In the event that (i) any of the ChampionsGate Hotel Trustee, the ChampionsGate Hotel Master Servicer or the ChampionsGate Hotel Special Servicer shall be replaced in accordance with the terms of the ChampionsGate Hotel Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge any such successor as the successor to the ChampionsGate Hotel Trustee, the ChampionsGate Hotel Master Servicer or the ChampionsGate Hotel Special Servicer, as the case may be, and shall notify the Trustee regarding such replacement and (ii) any of the One Park Avenue Trustee, One Park Avenue Master Servicer or the One Park Avenue Special Servicer shall be replaced in accordance with the terms of the One Park Avenue Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge any such successor as the successor to the One Park Avenue Trustee, One Park Avenue Master Servicer or the One Park Avenue Special Servicer, as the case may be, and shall notify the Trustee regarding such replacement.

               (b) The Master Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt (i) from the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer or the ChampionsGate Hotel Trustee, any servicing reports concerning the ChampionsGate Hotel Pari Passu Mortgage Loan and (ii) from the One Park Avenue Master Servicer, One Park Avenue Special Servicer or the One Park Avenue Trustee, any servicing reports concerning the One Park Avenue Pari Passu Mortgage Loan.

               (c) If either the Trustee or the Master Servicer receive notice from a Rating Agency that the Master Servicer is no longer an "approved" master servicer by any of the Rating Agencies rating the Certificates, then the Trustee or the Master Servicer, as applicable, shall promptly notify the related Non-Serviced Loan Master Servicer and the Non-Serviced Loan Trustee of the same.

               Section 3.30 Certain Powers of the Controlling Holders and Certain Intercreditor Matters.

               (a) No Controlling Holder shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any Certificateholder with respect to the related A/B Whole Loan. The related Controlling Holder will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action or the giving or withholding of any consent, pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the related Controlling Holder may take or refrain from taking actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the related Controlling Holder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the related Controlling Holder does not have any duties to the Holders of any Class of Certificates, and that the related Controlling Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the related Controlling Holder or any director, officer, employee, agent or principal thereof for having so acted.

               (b) Notwithstanding anything in this Agreement to the contrary, with respect to each A/B Whole Loan, the related Controlling Holder, in lieu of the Directing Certificateholder, shall be entitled to exercise all rights of the Directing Certificateholder under this Agreement with respect to the related A/B Whole Loan, as applicable, and any references to the Directing Certificateholder in this Agreement relating to actions permitted to be taken only with the consent of the Directing Certificateholder with respect to such A/B Whole Loan shall be deemed to be references to the related Controlling Holder; provided, however, (i) the Directing Certificateholder shall also have the right to receive all reports and notices under this Agreement (which shall not be an expense of the related Controlling Holder), (ii) the Directing Certificateholder shall also have the right to consult with the Special Servicer (on a non-binding basis) regarding such A/B Whole Loan and (iii) the Directing Certificateholder (and not the related Controlling Holder) shall be entitled to exercise the Purchase Option set forth in Section 3.18(c) with respect to such A/B Whole Loan. In addition, the applicable Controlling Holder shall have any rights, whether or not additional, that are specified in the related Intercreditor Agreement.

               In addition, if a Control Appraisal Period exists with respect to an A/B Whole Loan, then the related Controlling Holder shall be the Directing Certificateholder who shall be authorized to exercise any of its approval and consent rights and powers provided for in Section 3.23, this Section 3.30 or elsewhere in this Agreement or the related Intercreditor Agreement with respect to such A/B Whole Loan, subject to the provisions of the related Intercreditor Agreement; provided, however, the related Note B Holder shall nevertheless retain the right to receive distributions and (if the Note B Holder is not the related Borrower or an affiliate thereof) notices and reports under this Agreement.

               (c) Within five Business Days of receipt of written notice that a new related Controlling Holder has been selected, the Trustee shall deliver notice to the Master Servicer and the Special Servicer, of such related Controlling Holder's identity.

               (d) With respect to each A/B Whole Loan, notwithstanding anything to the contrary contained herein, the related Controlling Holder shall have the right to cure monetary and non-monetary defaults by the related Borrower as provided in the related Intercreditor Agreement.

               Section 3.31 Class A-2FL Swap Contract.

               (a) On or before the Closing Date, the Swap Trustee, not in its individual capacity but solely in its capacity as Swap Trustee, on behalf of the Class A-2FL Grantor Trust, shall enter into the Class A-2FL Swap Contract and related agreements with the Class A-2FL Swap Counterparty.

               (b) Not later than 11:00 a.m. New York City time, on the second Business Day prior to each Distribution Date, based on the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12(d) and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(k), the Swap Trustee shall (i) calculate the Class A-2FL Net Swap Payment in accordance with the terms of the Class A-2FL Swap Contract and this Agreement, and (ii) notify the Class A-2FL Swap Counterparty of any Class A-2FL Net Swap Payment. In the event the Swap Trustee fails to receive any Class A-2FL Net Swap Payment payable by the Class A-2FL Swap Counterparty on the second Business Day prior to the related Distribution Date, the Swap Trustee shall provide the Class A-2FL Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City time on such date. On the related Distribution Date following such notice of non-payment, if the Swap Trustee fails to receive such Class A-2FL Net Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-2FL Swap Default and a Class A-2FL Distribution Conversion shall occur on such Distribution Date.

               (c) On each Distribution Date, the Swap Trustee shall remit the Class A-2FL Net Swap Payment payable by the Class A-2FL Grantor Trust, if any, to the Class A-2FL Swap Counterparty from the Class A-2FL Floating Rate Account; provided that upon and during the continuation of a Class A-2FL Distribution Conversion, the Swap Trustee shall not make such payments to the Class A-2FL Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Class A-2FL Swap Contract, the Swap Trustee shall deposit the same into the Class A-2FL Floating Rate Account.

               (d) The Swap Trustee shall at all times enforce the Class A-2FL Grantor Trust's rights under the Class A-2FL Swap Contract. In the event of a Class A-2FL Swap Default, the Swap Trustee shall promptly provide written notice to the Holders of the Class A-2FL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-2FL Swap Contract), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-2FL Certificates, to enforce the rights of the Class A-2FL Grantor Trust under the Class A-2FL Swap Contract as may be permitted by the terms thereof, including termination thereof, and use Class A-2FL Swap Termination Fees, if any, received from the Class A-2FL Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Swap Trustee and the Depositor, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event and satisfies the requirements of the Class A-2FL Swap Contract, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-2FL Certificates on the immediately succeeding Distribution Date as part of the Class A-2FL Interest Distribution Amount for such Distribution Date. Notwithstanding anything to the contrary in the Agreement, the Swap Trustee shall be under no obligation to take any action to enforce the rights of the Class A-2FL Grantor Trust under the Class A-2FL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-2FL Certificates or another party (other than the Class A-2FL Grantor Trust and/or the Trust).

               Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Swap Trustee not to enter into a replacement interest rate swap contract and distribution of any Class A-2FL Swap Termination Fees to the Holders of the Class A-2FL Certificates. Any such Swap Default (or termination of the Class A-2FL Swap Contract) and the resulting Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

               Upon any change (or notification to the Swap Trustee that such change is imminent) in the payment terms on the Class A-2FL Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a Class A-2FL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Swap Trustee shall promptly notify the Depositor of the change in payment terms.

               (e) The Swap Trustee's obligation to pay to the Class A-2FL Swap Counterparty any funds under the Class A-2FL Swap Contract shall be limited to the provisions of Section 3.05(h) and in accordance with the priorities set forth in Section 4.01(k); the Swap Trustee will have no obligation on behalf of the Class A-2FL Grantor Trust or the Trust Fund to pay or cause to be paid to the Class A-2FL Swap Counterparty any portion of the amounts due to the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-2FL Regular Interest for such Distribution Date is actually received by the Swap Trustee.

               (f) Any costs and expenses related to the Class A-2FL Swap Contract will not be payable from the Class A-2FL Floating Rate Account and will not constitute Class A-2FL Grantor Trust expenses or Trust Fund expenses. No party hereunder shall advance any Class A-2FL Net Swap Payment payable by the Class A-2FL Swap Counterparty. Simultaneous with the delivery to the Certificateholders, the Swap Trustee shall (1) make available to the Class A-2FL Swap Counterparty the Distribution Date Statement and (2) make available or deliver to the Class A-2FL Swap Counterparty copies of any other reports or notices delivered to the Holders of the Class A-2FL Certificates as and to the extent required by the Class A-2FL Swap Contract.

               Section 3.32 Class A-MFL Swap Contract.

               (a) On or before the Closing Date, the Swap Trustee, not in its individual capacity but solely in its capacity as Swap Trustee, on behalf of the Class A-MFL Grantor Trust, shall enter into the Class A-MFL Swap Contract and related agreements with the Class A-MFL Swap Counterparty.

               (b) Not later than 11:00 a.m. New York City time, on the second Business Day prior to each Distribution Date, based on the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12(d) and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(n), the Swap Trustee shall (i) calculate the Class A-MFL Net Swap Payment in accordance with the terms of the Class A-MFL Swap Contract and this Agreement, and (ii) notify the Class A-MFL Swap Counterparty of any Class A-MFL Net Swap Payment. In the event the Swap Trustee fails to receive any Class A-MFL Net Swap Payment payable by the Class A-MFL Swap Counterparty on the second Business Day prior to the related Distribution Date, the Swap Trustee shall provide the Class A-MFL Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City time on such date. On the related Distribution Date following such notice of non-payment, if the Swap Trustee fails to receive such Class A-MFL Net Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-MFL Swap Default and a Class A-MFL Distribution Conversion shall occur on such Distribution Date.

               (c) On each Distribution Date, the Swap Trustee shall remit the Class A-MFL Net Swap Payment payable by the Class A-MFL Grantor Trust, if any, to the Class A-MFL Swap Counterparty from the Class A-MFL Floating Rate Account; provided that upon and during the continuation of a Class A-MFL Distribution Conversion, the Swap Trustee shall not make such payments to the Class A-MFL Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Class A-MFL Swap Contract, the Swap Trustee shall deposit the same into the Class A-MFL Floating Rate Account.

               (d) The Swap Trustee shall at all times enforce the Class A-MFL Grantor Trust's rights under the Class A-MFL Swap Contract. In the event of a Class A-MFL Swap Default, the Swap Trustee shall promptly provide written notice to the Holders of the Class A-MFL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-MFL Swap Contract), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-MFL Certificates, to enforce the rights of the Class A-MFL Grantor Trust under the Class A-MFL Swap Contract as may be permitted by the terms thereof, including termination thereof, and use Class A-MFL Swap Termination Fees, if any, received from the Class A-MFL Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Swap Trustee and the Depositor, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event and satisfies the requirements of the Class A-MFL Swap Contract, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-MFL Certificates on the immediately succeeding Distribution Date as part of the Class A-MFL Interest Distribution Amount for such Distribution Date. Notwithstanding anything to the contrary in the Agreement, the Swap Trustee shall be under no obligation to take any action to enforce the rights of the Class A-MFL Grantor Trust under the Class A-MFL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-MFL Certificates or another party (other than the Class A-MFL Grantor Trust and/or the Trust).

               Any Class A-MFL Distribution Conversion shall become permanent following the determination by the Swap Trustee not to enter into a replacement interest rate swap contract and distribution of any Class A-MFL Swap Termination Fees to the Holders of the Class A-MFL Certificates. Any such Swap Default (or termination of the Class A-MFL Swap Contract) and the resulting Class A-MFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

               Upon any change (or notification to the Swap Trustee that such change is imminent) in the payment terms on the Class A-MFL Certificates, including as a result of a Class A-MFL Distribution Conversion, termination of a Class A-MFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Swap Trustee shall promptly notify the Depositor of the change in payment terms.

               (e) The Swap Trustee's obligation to pay to the Class A-MFL Swap Counterparty any funds under the Class A-MFL Swap Contract shall be limited to the provisions of Section 3.05(h) and in accordance with the priorities set forth in Section 4.01(n); the Swap Trustee will have no obligation on behalf of the Class A-MFL Grantor Trust or the Trust Fund to pay or cause to be paid to the Class A-MFL Swap Counterparty any portion of the amounts due to the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such Distribution Date is actually received by the Swap Trustee.

               (f) Any costs and expenses related to the Class A-MFL Swap Contract will not be payable from the Class A-MFL Floating Rate Account and will not constitute Class A-MFL Grantor Trust expenses or Trust Fund expenses. No party hereunder shall advance any Class A-MFL Net Swap Payment payable by the Class A-MFL Swap Counterparty. Simultaneous with the delivery to the Certificateholders, the Swap Trustee shall (1) make available to the Class A-MFL Swap Counterparty the Distribution Date Statement and (2) make available or deliver to the Class A-MFL Swap Counterparty copies of any other reports or notices delivered to the Holders of the Class A-MFL Certificates as and to the extent required by the Class A-MFL Swap Contract.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

               Section 4.01 Distributions.

               (a) (i) On each Distribution Date, amounts held in the REMIC I Distribution Account shall be withdrawn or deemed to be withdrawn (to the extent of the Available Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed or deemed to be distributed on the REMIC I Regular Interests as set forth in Section 4.01(a)(ii) and distributed on the Class R-I Certificates as set forth in Section 4.01(a)(iii). Thereafter, until distributed to the Certificateholders, such amounts shall be considered to be held in the REMIC II Distribution Account.

               (ii) Principal and interest amounts, reimbursement of Realized Losses and Additional Trust Fund Expenses and timing of distributions on each REMIC I Regular Interest will be identical to such amounts, reimbursements and timing on the related Corresponding Certificates (including, for this purpose, the Class A-2FL Regular Interest and excluding the Class A-2FL Certificates and including, for this purpose, the Class A-MFL Regular Interest and excluding the Class A-MFL Certificates); except that, solely for this purpose, all calculations of interest with respect to the Corresponding REMIC I Regular Interests shall be made as though the Class A-1 Certificate, Class A-2 Certificate, Class A-2FL Regular Interest, Class A-3 Certificate, Class A-AB Certificate, Class A-4 Certificate, Class A-5 Certificate, Class A-1A Certificate, Class A-M Certificate, Class A-MF Certificate, Class A-MFL Regular Interest, Class A-J Certificate, Class B Certificate, Class C Certificate, Class D Certificate, Class E Certificate, Class F Certificate, Class G Certificate, Class H Certificate, Class J Certificate, Class K Certificate, Class L Certificate, Class M Certificate, Class N Certificate, Class O Certificate, Class P Certificate, Class Q Certificate and Class S Certificate Pass-Through Rates were equal to the Weighted Average Adjusted Net Mortgage Rate and as though the Class XW Notional Amount were zero at all times and such that the amounts and timing of interest distributions on each Corresponding REMIC I Regular Interest represent the aggregate of the corresponding amounts on each Class of Corresponding Certificates and its related Component of the Class XW Certificates; provided that (A) interest shall be deemed distributed on such REMIC I Regular Interest only in the same priority and to the extent actually distributable on such related Class of Corresponding Certificates or related Component and
       (B) interest distributable on the Class XW Certificates shall be distributable pro rata among the related Components.

               (iii) Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c)(iv) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC I Distribution Account, if any).

               (b) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer the REMIC I Distribution Amount from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts set forth in Section 4.01(a)(ii) with respect to each Class of REMIC I Regular Interest, and immediately thereafter, shall make distributions thereof from the REMIC II Distribution Account to the REMIC II Certificates and to the Class A-2FL and Class A-MFL Floating Rate Accounts in respect of the Class A-2FL Regular Interest and Class A-MFL Regular Interest in the order of priority set forth in clauses (i) through (lvii) immediately below, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority.

               (i) concurrently, (a) from the Loan Group 1 Available Distribution Amount, to distributions of interest to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates, pro rata, as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; (b) from the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior distribution dates, if any; and (c) from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class XW Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; provided, however, if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the total amount of Distributable Certificate Interest, as provided above, payable in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates and Class XW Certificates without regard to Loan Group, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

               (ii) to distributions of principal to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates in reduction of the Class Principal Balances thereof concurrently (A)(1) first, to the Holders of the Class A-AB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Amount; (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-1 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-2 Certificates and the Class A-2FL Regular Interest, pro rata, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) and the Class A-1 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balances of the Class A-2 Certificates and the Class A-2FL Regular Interest have been reduced to zero; (4) fourth, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) and the Class A-1 Certificates, Class A-2 Certificates and Class A-2FL Regular Interest have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-3 Certificates has been reduced to zero; (5) fifth, to the Holders of the Class A-AB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) and the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-AB Certificates has been reduced to zero; (6) sixth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-AB Certificates have been made on such Distribution Date, until the Class Principal Balance of the Class A-4 Certificates has been reduced to zero; (7) seventh, to the Holders of the Class A-5 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates have been made on such Distribution Date, until the Class Principal Balance of the Class A-5 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-5 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates have been made on such Distribution Date, until the Class Principal Balance of the Class A-1A Certificates has been reduced to zero;

               (iii) to reimburse the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Principal Balance of such Classes and for which no reimbursement has previously been paid;

               (iv) to distributions of interest to the Holders of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest, pro rata, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (v) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest, pro rata, in an amount (not to exceed the Class Principal Balances of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (vi) to distributions to the Holders of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest, pro rata, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest and that remain unreimbursed immediately prior to such Distribution Date;

               (vii) to distributions of interest to the Holders of the Class A-J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (viii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates and Class A-MFL Regular Interest have been reduced to zero, to distributions of principal to the Holders of the Class A-J Certificates and Class A-MFL Regular Interest, pro rata, in an amount (not to exceed the Class Principal Balance of the Class A-J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (ix) to distributions to the Holders of the Class A-J in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class A-J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (x) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest and Class A-J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xiii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xiv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xv) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xvi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xvii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xviii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xix) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xx) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxiii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxiv) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxv) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxvi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxvii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxviii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxix) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxx) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxi) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balances of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxiii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxiv) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxvi) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xxxvii) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxviii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xxxix) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xl) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xli) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xlii) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xliii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xliv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xlv) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class N Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xlvi) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xlvii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (xlviii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class O Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (xlix) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (l) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (li) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class P Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (lii) to distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (liii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (liv) to distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class Q Certificates and that remain unreimbursed immediately prior to such Distribution Date;

               (lv) to distributions of interest to the Holders of the Class S Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (lvi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates have been reduced to zero, to distributions of principal to the Holders of the Class S Certificates, in an amount (not to exceed the Class Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

               (lvii) to distributions to the Holders of the Class S Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class S Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

               (lviii) to distributions to the Holders of the Class R-II Certificates, in the amount remaining in the REMIC II Distribution Account for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (lviii) of this Section 4.01(b);

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) of this Section 4.01(b), will be so made to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes, and without regard to the Principal Distribution Amount for such date; and provided, further, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv), (xlvii), (l), (liii) and (lvi) of this Section 4.01(b) with respect to any Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates or the Class A-2FL Regular Interest or Class A-MFL Regular Interest, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) of this
Section 4.01(b), in connection with payments of principal to be made to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest, if any, that pursuant to clause (ii) of this Section 4.01(b) has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv), (xlvii),
(l), (liii) and (lvi) of this Section 4.01(b), in connection with the payments of principal to be made to the Holders of any Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest that has a higher Payment Priority.

               All distributions of interest made in respect of the Class XW Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XW Strip Rate of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

               (c) (i) Loan Group 1. On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates, in an amount equal to the product of: (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the Holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to Holders of any other Class of Certificates.

               (ii) Loan Group 2. On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the Holders of the Class A-1A Certificates in an amount equal to the product of: (a) a fraction, not greater than one, whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the Holders of the Class XW Certificates.

               (iii) Other Aspects. No Prepayment Premiums will be distributed to the Holders of the Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class S Certificates, Class R-I Certificates or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-MF Certificates, Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed to the Holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 and Loan Group 2 will be distributed to Holders of any other Class of Certificates. Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

               (iv) All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest on each Distribution Date pursuant to Sections 4.01(c)(i) and 4.01(c)(ii) shall first be deemed to be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to Sections 4.01(c)(i) and 4.01(c)(ii).

               (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing.

               (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

               (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

               (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

               Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets that remain subject hereto.

               (h) Notwithstanding any other provision of this Agreement, the Trustee, in its capacity as Swap Trustee, shall comply with all federal withholding requirements respecting payments made or received under the Class A-2FL Swap Contract or the Class A-MFL Swap Contract, as applicable, and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code taking into account any applicable exemptions from, or reductions in, withholding upon receipt of appropriate IRS forms and documentation. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

               (i) [RESERVED].

               (j) On the final Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and deliver to the REMIC Administrator who shall distribute to the Holders of the Class R-I Certificates, any Loss of Value Payments transferred from the Loss of Value Reserve Fund to the Certificate Account on the immediately preceding Master Servicer Remittance Date in accordance with Section 3.05(a), to the extent not otherwise included in the Available Distribution Amount for the final Distribution Date.

               (k) On each Distribution Date, to the extent of the Class A-2FL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-2FL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                      (A) first, to the Holders of the Class A-2FL Certificates
               in respect of interest, up to an amount equal to the Class A-2FL Interest Distribution Amount, for such Distribution Date;

                      (B) second, to the Holders of the Class A-2FL Certificates in reduction of the Certificate Balances thereof, an amount equal to the Class A-2FL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

                      (C) third, to the Holders of the Class A-2FL Certificates
               until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-2FL Certificates (as a result of the allocation of Realized Losses and Additional Trust Fund Expenses to the Class A-2FL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

                      (D) fourth, to pay termination payments, if any, to the
               A-2FL Swap Counterparty; and

                      (E) fifth, any remaining amount to the Holders of the
               Class A-2FL Certificates.

               (l) So long as a Class A-2FL Distribution Conversion is not in effect, any Prepayment Premiums paid on the Class A-2FL Regular Interest shall be payable to the Class A-2FL Swap Counterparty pursuant to the terms of the Class A-2FL Swap Contract on a net basis as part of the Class A-2FL Net Swap Payment specified in Section 3.31. On each Distribution Date for which a Class A-2FL Distribution Conversion is in effect, any Prepayment Premium paid on the Class A-2FL Regular Interest shall be distributed to the Holders of the Class A-2FL Certificates. Any termination payments due to the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract shall be payable solely from
(i) amounts, if any, remaining in the Class A-2FL Floating Rate Account after all other amounts have been paid to the Class A-2FL Regular Interest (including all principal amounts outstanding) and to the Class A-2FL Certificates pursuant to Section 4.01 and (ii) to the extent of any payment made by a replacement swap counterparty to the Class A-2FL Grantor Trust in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Class A-2FL Grantor Trust in connection with entering into such replacement swap contract).

               (m) If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on a report received from the Master Servicer, and the final report from the Master Servicer changes the initial amounts forwarded by the Master Servicer to the Trustee or if there is Class A-2FL Swap Default, the Trustee shall use commercially reasonable efforts to notify the Depository to make a revised distribution on a timely basis on such Distribution Date. The Trustee shall not be liable or held responsible for any resulting delay (or claim by the Depository resulting therefrom) in the making of such distribution to the Certificateholders and shall be entitled to reimbursement from the Class A-2FL Grantor Trust for any reasonable losses, costs or expenses resulting therefrom.

               (n) On each Distribution Date, to the extent of the Class A-MFL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-MFL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                      (A) first, to the Holders of the Class A-MFL Certificates
               in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount, for such Distribution Date;

                      (B) second, to the Holders of the Class A-MFL Certificates in reduction of the Certificate Balances thereof, an amount equal to the Class A-MFL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

                      (C) third, to the Holders of the Class A-MFL Certificates
               until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-MFL Certificates (as a result of the allocation of Realized Losses and Additional Trust Fund Expenses to the Class A-MFL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

                      (D) fourth, to pay termination payments, if any, to the
               A-MFL Swap Counterparty; and

                      (E) fifth, any remaining amount to the Holders of the
               Class A-MFL Certificates.

               (o) So long as a Class A-MFL Distribution Conversion is not in effect, any Prepayment Premiums paid on the Class A-MFL Regular Interest shall be payable to the Class A-MFL Swap Counterparty pursuant to the terms of the Class A-MFL Swap Contract on a net basis as part of the Class A-MFL Net Swap Payment specified in Section 3.32. On each Distribution Date for which a Class A-MFL Distribution Conversion is in effect, any Prepayment Premium paid on the Class A-MFL Regular Interest shall be distributed to the Holders of the Class A-MFL Certificates. Any termination payments due to the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract shall be payable solely from
(i) amounts, if any, remaining in the Class A-MFL Floating Rate Account after all other amounts have been paid to the Class A-MFL Regular Interest (including all principal amounts outstanding) and to the Class A-MFL Certificates pursuant to Section 4.01 and (ii) to the extent of any payment made by a replacement swap counterparty to the Class A-MFL Grantor Trust in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Class A-MFL Grantor Trust in connection with entering into such replacement swap contract).

               (p) If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on a report received from the Master Servicer, and the final report from the Master Servicer changes the initial amounts forwarded by the Master Servicer to the Trustee or if there is Class A-MFL Swap Default, the Trustee shall use commercially reasonable efforts to notify the Depository to make a revised distribution on a timely basis on such Distribution Date. The Trustee shall not be liable or held responsible for any resulting delay (or claim by the Depository resulting therefrom) in the making of such distribution to the Certificateholders and shall be entitled to reimbursement from the Class A-MFL Grantor Trust for any reasonable losses, costs or expenses resulting therefrom.

               Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

               (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Certificates, the Class A-2FL Swap Counterparty, the Class A-MFL Swap Counterparty, to the Rating Agencies a statement substantially in the form set forth as Exhibit G hereto (a "Distribution Date Statement") and based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines, as to the distributions made on such Distribution Date setting forth:

               (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest (and correspondingly, the Class A-2FL and Class A-MFL Certificates) in reduction of the Class Principal Balance thereof;

               (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest allocable to Distributable Certificate Interest, the Class A-2FL Interest Distribution Amount or the Class A-MFL Interest Distribution Amount, as applicable, and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest allocable to Prepayment Premiums; and, with respect to the Class A-2FL Certificates, if applicable, notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-2FL Regular Interest which is being paid as a result of a Class A-2FL Distribution Conversion; and, with respect to the Class A-MFL Certificates, if applicable, notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-MFL Regular Interest which is being paid as a result of a Class A-MFL Distribution Conversion;

               (iii) the aggregate amount of P&I Advances (both as to those within any applicable grace period and those which are beyond any applicable grace period, together with the aggregate amount of delinquencies) and other Servicing Advances made in respect of the immediately preceding Distribution Date;

               (iv) P&I Advances outstanding as of the Master Servicer Remittance Date;

               (v) the aggregate amount of P&I Advances made with respect to the Mortgage Pool and with respect to each Loan Group in respect of the immediately preceding Determination Date;

               (vi) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Determination Date;

               (viii) as of the Determination Date for the related Distribution Date, the number and aggregate unpaid principal balance of Mortgage Loans
       (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) current but specially serviced or in foreclosure but not a REO Property and (E) identification of Mortgage Loans the Mortgagor for which is subject to bankruptcy;

               (ix) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

               (x) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates, Class A-2FL Regular Interest and Class A-MFL Regular Interest for such Distribution Date;

               (xi) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

               (xii) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest after giving effect to the distributions made on such Distribution Date;

               (xiii) the Pass-Through Rate for each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest (and correspondingly, the Class A-2FL and Class A-MFL Certificates) for such Distribution Date;

               (xiv) the Principal Distribution Amount with respect to the Mortgage Pool and with respect to each Loan Group for such Distribution Date, separately identifying the amounts distributable to each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest (and correspondingly, the Class A-2FL and Class A-MFL Certificates);

               (xv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

               (xvi) the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest (and correspondingly, the Class A-2FL and Class A-MFL Certificates) outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xvii) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

               (xviii) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period;

               (xix) a brief description of any material waiver, modification or amendment of any Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

               (xx) current and cumulative outstanding Advances with respect to the Mortgage Pool and with respect to each Loan Group;

               (xxi) current prepayments and curtailments;

               (xxii) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property;

               (xxiii) the ratings from all Rating Agencies for all Classes of Certificates;

               (xxiv) the CMSA Reconciliation of Funds Report;

               (xxv) the Class A-2FL Available Funds and the Class A-MFL Available Funds for such Distribution Date;

               (xxvi) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

               (xxvii) the amounts received and paid in respect of the Class A-2FL Swap Contract and the Class A-MFL Swap Contract;

               (xxviii) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-2FL Swap Contract or the Class A-MFL Swap Contract, as applicable;

               (xxix) the amount of any (A) payment by the A-2FL Swap Counterparty or the Class A-MFL Swap Counterparty, as applicable, as a termination payment, (B) payment in connection with the acquisition of a replacement interest rate swap contract and (C) collateral posted in connection with any Rating Agency Trigger Event; and

               (xxx) the amount of, and identification of, any interest due thereon (including without limitation, any termination payment received in connection with the Class A-2FL Swap Contract or Class A-MFL Swap Contract, as applicable).

               Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

               In the case of information furnished pursuant to clauses (i),
(ii) and (iii) of this Section 4.02(a), the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xvii) of this Section 4.02(a)), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

               The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) of this Section 4.02(a), aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

               Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I and Class R-II Certificates the IRS Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I and Class R-II Certificates may reasonably request.

               The Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to the general public each month the Servicer Reports, the CMSA Loan Setup File and the Trustee's Reports on the Trustee's Website. In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and the Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee will also make available copies of the Depositor's registration statement and any other materials the Depositor files with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports available through this website promptly upon filing. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. For assistance with the above-referenced services, interested parties may call (866) 846-4526. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, upon authorization of the Depositor, that is hereby given, the Trustee shall make available to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc. and Standard & Poor's Conquest or such other vendors as chosen by the Depositor, including Reuters, all electronic reports delivered or made available pursuant to Section 4.02 of this Agreement to the Certificateholders using a format mutually acceptable to such vendors and the Trustee.

               In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of the information in accordance herewith.

               (b) By 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, by 2:00 p.m. (New York City time) on the second Business Day following each Determination Date), the Master Servicer shall deliver to the Trustee, in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), each reflecting information as of the close of business on such Determination Date, in a mutually agreeable electronic format. The CMSA Loan Periodic Update File contained in the CMSA Investor Reporting Package and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

               The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

               Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a) or this Section 4.02(b) shall not constitute a breach of Section 4.02(a) or of this Section 4.02(b) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the following reports (or data fields required for the Master Servicer to produce such reports) with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of such Determination Date:
(i) a CMSA Property File; and (ii) a CMSA Special Servicer Loan File. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

               (d) Notwithstanding anything herein to the contrary, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 4.02 shall not constitute a breach of this Section 4.02 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

               (e) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (other than reports to be delivered to the Trustee, which shall be delivered directly to the Trustee in a mutually agreeable electronic format), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery.

               Section 4.03 P&I Advances.

               (a) On each Master Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans other than a Mortgage Loan included in a Serviced Whole Loan, either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. With respect to each Mortgage Loan included in a Serviced Whole Loan, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the related Serviced Whole Loan Custodial Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date on the Mortgage Loan included in such Serviced Whole Loan, (ii) subject to the terms of the related Intercreditor Agreement, apply amounts held in the related Serviced Whole Loan Custodial Account for future distribution in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the related Serviced Whole Loan Custodial Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom and any portion thereof required to be paid to the related Companion Loan Holder in the case of a Serviced Whole Loan under the related Intercreditor Agreement) to make such P&I Advances. Any amounts held in the Certificate Account or if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit into the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account, on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (213) 345-7240 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (800) 462-0505 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made or the Trustee shall make, by 11:00 a.m. on the Distribution Date or in any event by such time as shall be required to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. The making of an Advance by a fiscal agent appointed by the Trustee pursuant to Section 8.06 shall not be an Event of Default with respect to the Trustee. For the avoidance of doubt, neither the Master Servicer nor the Trustee shall be required to make a P&I Advance on any Companion Loan.

               (b) The aggregate amount of P&I Advances to be made in respect of the Loans (including, without limitation, Balloon Loans that are included in the Trust Fund delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) of this Section 4.03, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and, if applicable, any Non-Serviced Mortgage Loan Primary Servicing Fee payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the Business Day before the Master Servicer Remittance Date; provided that if an Appraisal Reduction Amount exists with respect to any Required Appraisal Serviced Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Serviced Loan or, in the case of a Mortgage Loan included in a Serviced Whole Loan which is a Required Appraisal Serviced Loan, the related Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, allocable to such Mortgage Loan and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Serviced Loan immediately prior to such Distribution Date; provided, further, the Master Servicer shall not advance a Prepayment Premium. With respect to a Mortgage Loan related to a Non-Serviced Whole Loan, if any "Appraisal Reduction Amount" (or similarly defined amount) for such Non-Serviced Whole Loan applicable to such Mortgage Loan under the related Non-Serviced Loan Pooling Agreement exists, the interest portion of the P&I Advance with respect to such Mortgage Loan shall be reduced to equal the product of (A) the amount of the interest portion of such P&I Advance for such Mortgage Loan without regard to such Appraisal Reduction Amount by (B) a fraction expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date.

               (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, with respect to the Mortgage Loans, other than Mortgage Loans included in a Serviced Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. With respect to a Mortgage Loan included in a Serviced Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(f). The determination by the Master Servicer or the Trustee that it has made a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any such determination made by the Special Servicer, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than five Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor, the Rating Agencies, the Directing Certificateholder and the related Companion Loan Holder and any Controlling Holder, as applicable (in the case of a Serviced Whole Loan), setting forth the basis for such determination, together with (such determination is prior to the liquidation of the related Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the 12 months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust out of general collections. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance, and the Master Servicer and the Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance in the case of Specially Serviced Loans.

               (d) As and to the extent permitted by Section 3.05(a) or Section 3.05(f) with respect to a Serviced Whole Loan or any portion thereof, the Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), to the extent that such P&I Advance relates to a Past Grace Period Serviced Loan when made, or remains outstanding when such Serviced Loan becomes a Past Grace Period Serviced Loan, in which case such interest shall begin to accrue when such Serviced Loan becomes a Past Grace Period Serviced Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer). Such interest will be paid: first, out of any Default Charges as set forth in Section 3.27; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or if a Serviced Whole Loan is involved, out of general collections on deposit in the related Serviced Whole Loan Custodial Account. As and to the extent provided by Section 3.05(a) or Section 3.05(f) with respect to a Serviced Whole Loan, the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited into the Certificate Account or, if a Serviced Whole Loan is involved, are deposited into the related Serviced Whole Loan Custodial Account, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made. Interest accrued on any P&I Advance made under this Section 4.03 with respect to: (A) a Serviced Whole Loan which is a Pari Passu Whole Loan shall be payable (unless required to be paid to the related Companion Loan Holder under any Intercreditor Agreement): (i) first, out of the pro rata portion of Default Charges collected on or in respect of the Mortgage Loan related to such Serviced Whole Loan during the same Collection Period in which such P&I Advance is reimbursed, (ii) second, to the extent that the Default Charges described in the immediately preceding clause (i) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of such Mortgage Loan's pro rata portion of any other collections that were made on or in respect of allocable to such Mortgage Loan related to such Serviced Whole Loan, and (iii) third, solely with respect to such Serviced Whole Loan, to the extent that Default Charges or other collections described in the immediately preceding clauses (i) and (ii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such Advances has been previously reimbursed, out of general collections on or in respect of the Mortgage Loans, or (B) a Serviced Whole Loan which is an A/B Whole Loan shall be payable (unless required to be paid to the related Companion Loan Holder under any Intercreditor Agreement): (i) first, out of Default Charges collected on or in respect of the related Companion Loan, during the 12-month period in which such Advance is reimbursed, (ii) second, out of Default Charges collected on or in respect of the related Mortgage Loan, as applicable, during the same Collection Period in which such P&I Advance is reimbursed, (iii) third, to the extent that the Default Charges described in the immediately preceding clause (i) and (ii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of any other collections that were made on or in respect of such A/B Whole Loan, and (iv) solely with respect to such A/B Whole Loan, to the extent that Default Charges or other collections described in the immediately preceding clauses (i), (ii) and (iii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such Advances has been previously reimbursed, out of general collections on or in respect of the Mortgage Loans.

               (e) With regard to such P&I Advances, the Master Servicer, the Special Servicer or the Trustee shall account for that part of the P&I Advances that is attributable to Past Grace Period Serviced Loans, and that part of the P&I Advances that is attributable to Within Grace Period Loans.

               (f) With respect to each Whole Loan with a Pari Passu Companion Loan that will not be included in the Trust Fund, if (i) the Master Servicer or any master servicer for a securitization relating to the Pari Passu Companion Loan determines that a proposed P&I Advance, if made, would be a Nonrecoverable P&I Advance or an outstanding P&I Advance is or would be nonrecoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the Pari Passu Companion Loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the related Mortgage Loan or the Pari Passu Companion Loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance. Notwithstanding the foregoing, the Master Servicer will not be required to abide by any determination of non-recoverability by another master servicer that is not an "approved" master servicer by any of the Rating Agencies rating the Certificates.

               (g) None of the Master Servicer or the Trustee shall advance any amount due to be paid by the Class A-2FL Swap Counterparty or the Class A-MFL Swap Counterparty for distribution to the Class A-2FL Certificates or the Class A-MFL Certificates, respectively. In addition, for the avoidance of doubt, if funds allocated to payment of interest distributions on the Class A-2FL Regular Interest or the Class A-MFL Regular Interest are insufficient to pay the Accrued Certificate Interest on the Class A-2FL Regular Interest or the Class A-MFL Regular Interest, as applicable, the amount paid to the Class A-2FL Swap Counterparty or the Class A-MFL Swap Counterparty, as applicable, will be reduced and interest paid by the Class A-2FL Swap Counterparty or the Class A-MFL Swap Counterparty, as applicable, under the Class A-2FL Swap Contract or the Class A-MFL Swap Contract, as applicable, will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the Class A-2FL Swap Counterparty or the Class A-MFL Swap Counterparty, as applicable, and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2FL Regular Interest or the Class A-MFL Regular Interest, as applicable, had been sufficient to pay the Accrued Certificate Interest on the Class A-2FL Regular Interest or the Class A-MFL Regular Interest, as applicable.

               Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

               (a) On each Distribution Date, the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date (provided, however, for purposes of this calculation, any Workout-Delayed Reimbursement Amounts paid from principal collections on the Mortgage Pool shall for purposes of this calculation be deemed to still be outstanding unless the related Unliquidated Advance has been determined to be a Nonrecoverable Advance on the related Serviced Loan or a Final Determination has been made with respect to the related Serviced Loan or the related Mortgage Loan or REO Property is otherwise liquidated or disposed). If such excess does exist, then the Class Principal Balances of the Class S Certificates, Class Q Certificates, Class P Certificates, Class O Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates, Class A-M Certificates, Class A-MF Certificates and Class A-M Regular Interest shall be reduced sequentially, in that order in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first); provided that the Class A-M Certificates, Class A-MF Certificates and Class A-M Regular Interest are pro rata. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-5 Certificates and Class A-1A Certificates shall be reduced, pro rata, in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

               (i) With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the REMIC I Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the REMIC I Regular Interests in the same priority as the Class of Corresponding Certificates.

               Section 4.05 Interest Reserve Account.

               The Master Servicer shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained, at all times, as an Eligible Account, which the Master Servicer may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution
Date), the Master Servicer shall withdraw from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, and deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan or as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date in March (or February, if the related Distribution Date is the final Distribution Date)of each calendar year, the Master Servicer shall remit to the Trustee for deposit into the REMIC I Distribution Account all Withheld Amounts on deposit in the Interest Reserve Account with respect to Mortgage Loans.

                                   ARTICLE V

                                THE CERTIFICATES

               Section 5.01 The Certificates.

               (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-31; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-MF, Class A-MFL and Class A-J Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof; the Class XW Certificates will be issuable in denominations corresponding to initial Notional Balances as of the Closing Date of not less than $1,000,000 and any whole dollar denomination in excess thereof; and the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof; provided, however, a single Certificate of any Class thereof may be issued in a different denomination. Each Class of REMIC Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be
(i) the amount (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and
(iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

               (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates, issued on the Closing Date shall, in any event, be dated the Closing Date.

               (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

               Section 5.02 Registration of Transfer and Exchange of
Certificates.

               (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

               If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

               Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

               (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or the initial transfer thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02. The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

               (c) With respect to the ERISA Restricted Certificates and REMIC Residual Certificates: no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit E attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to the REMIC Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) except for the REMIC Residual Certificates (which may not be transferred to a Holder who does not make the representation described in clause (i)(a) or (i)(b)) of this Section 5.02(c), if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in this Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) of this Section 5.02(c) or, with respect to the ERISA Restricted Certificates, the Opinions of Counsel or other certification described in clause (ii) of this Section 5.02(c). The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the Placement Agent, the Certificate Registrar or the Trust Fund. With respect to transfers of Book-Entry Certificates only, to the extent the purchase or holding of a Certificate described in this Section 5.02(c) would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of such Certificate shall be deemed to represent that it is not a Person specified in clause (i)(a) or (i)(b) of this
Section 5.02(c) and therefore shall not be required pursuant to this Section 5.02(c) to deliver to the Certificate Registrar the representation letter in the form of Exhibit E attached hereto described in clause (i) of this Section 5.02(c), or the Opinion of Counsel or other certification described in clause
(ii) of this Section 5.02(c). Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

               Each beneficial owner of a Class A-2FL or Class A-MFL Certificate that is or is acting on behalf of a Plan will be deemed to represent that at least one of Prohibited Transaction Class Exemption 84-14, 90-1, 91-38, 96-50 or 96-23 or a similar exemption under Similar Law will apply to its acquisition and holding of its interest in the Class A-2FL or Class A-MFL Certificate.

               Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

               Each person owning a beneficial interest in a Certificate shall be deemed to represent that neither such Person nor any owner of a five percent or greater interest in such Person is an employer with employees covered by the General Electric Pension Trust.

               So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

               (d) (i) Each Person who has or who acquires any Ownership Interest in a REMIC Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause
(ii) of this Section 5.02(d) to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a REMIC Residual Certificate are expressly subject to the following provisions:

                      (A) Each Person holding or acquiring any Ownership
               Interest in a REMIC Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

                      (B) In connection with any proposed Transfer of any
               Ownership Interest in a REMIC Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any REMIC Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the REMIC Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a REMIC Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                      (C) Notwithstanding the delivery of a Transfer Affidavit
               and Agreement by a proposed Transferee under clause (B) of this
               Section 5.02(d), if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a REMIC Residual Certificate to such proposed Transferee shall be effected.

                      (D) Except in connection with the initial issuance of the
               REMIC Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a REMIC Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such REMIC Residual Certificate and (2) not to transfer its Ownership Interest in such REMIC Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

               (ii) If any purported Transferee shall become a Holder of a REMIC Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such REMIC Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such REMIC Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a REMIC Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (iii) The REMIC Administrator shall make available to the IRS and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a REMIC Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such REMIC Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

               (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Certificate Registrar's office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

               (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Institutional Accredited Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Institutional Accredited Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

               (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

               (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

               (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

               (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2008, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

               (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

               (l) Each investor in the Certificates will be deemed, by its investment in such Certificates, to represent that neither (a) the investor nor
(b) any owner of a five percent or greater interest in the investor is an employer with employees covered by the General Electric Pension Trust. Any transfer in violation of this deemed representation will be void ab initio.

               (m) Any Holder of an interest in a Regulation S Global Certificate in respect of the Certificates shall have the right, upon prior written notice to the Depositor, the Trustee, Euroclear or Clearstream, as applicable, and the Depository, in the form of the Exchange Certificate attached hereto as Exhibit Q, to exchange all or a portion of such interest for an equivalent interest in a Domestic Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Domestic Global Certificate as set forth herein. Any Holder of an interest in a Domestic Global Certificate shall have the right, upon prior written notice to the Depositor, the Trustee, the Depository and Euroclear or Clearstream, as applicable, in the form of the Exchange Certificate attached hereto as Exhibit O or Exhibit P, as applicable, to exchange all or a portion of such interest for an equivalent interest in a Regulation S Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Regulation S Global Certificate as set forth herein. The Exchange Certificate shall specify the denomination of the Certificates to be exchanged. The Exchange Certificate shall also contain a representation that the transfer is being made in a transaction meeting the requirements of Rule 144A or Regulation S, as the case may be. Following receipt of any Exchange Certificate by the Depositor or the Trustee, (i) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certificate shall be available from the Trustee.

               (n) No transfer of any Class A-2FL or Class A-MFL Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies directly from such Certificateholders to the Class A-2FL Swap Counterparty or Class A-MFL Swap Counterparty, as applicable). The Trustee shall promptly forward any such IRS Form received by the Trustee to the Class A-2FL Swap Counterparty or Class A-MFL Swap Counterparty, as applicable. Each such Holder of a Class A-2FL or Class A-MFL Certificate, by its purchase of such a Certificate, shall be deemed to consent to any IRS Form being so forwarded.

               Section 5.03 Book-Entry Certificates.

               (a) The Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-5, Class A-1A, Class A-M, Class A-MF, Class A-MFL, Class A-J, Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection
(c) of this Section 5.03, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection
(c) of this Section 5.03, shall not be entitled to fully registered, physical Certificates (each a "Definitive Certificate") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner (in addition to the procedures established under this Agreement and, if applicable, those of Euroclear and Clearstream). Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository, Euroclear or Clearstream.

               (b) The Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

               (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Trustee, the Certificate Registrar and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

               (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

               (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

               (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Certificate Registrar's office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest, (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, and (v) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

               Each Regulation S Certificate shall include a certification to the effect that: (i) (1) the offer of the Certificates was not made to a person in the United States; and (2) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, that the Certificates being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

               (g) The Certificates initially sold in offshore transactions in reliance on Regulation S shall be represented by a single Regulation S Global Certificate for each such Class in fully registered form without interest coupons, which will be deposited with the Trustee and registered in the name of Cede & Co. as nominee of DTC. Beneficial interests in each Regulation S Global Certificate may be held only through Euroclear or Clearstream.

               No interest in the Regulation S Global Certificates may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in a Domestic Global Certificate or a Definitive Certificate as described in Section 5.02(m). Any beneficial interest in a Regulation S Global Certificate that is transferred to a U.S. Person that is an Institutional Accredited Investor (that is not a Qualified Institutional Buyer) is required to be delivered in the form of a Definitive Certificate and shall cease to be an interest in such Regulation S Global Certificate and, thereafter, will be subject to all transfer restrictions and other procedures applicable to Certificates in definitive form described in Section 5.03. Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to a Definitive Certificate pursuant to this
Section 5.03 shall be made prior to the Release Date. Certificates evidenced by Regulation S Global Certificates shall be subject to certain restrictions on transfer as set forth in Section 5.02 and shall bear a legend regarding such restrictions described herein.

               (h) Notwithstanding anything herein to the contrary regarding restriction on the issuance of Definitive Certificates on the Closing Date, the Class E Certificates may be issued as Definitive Certificates on the Closing Date (subject to the receipt of the Investment Representation Letter substantially in the form of Exhibit B attached hereto pursuant to Section 5.02(b)). The transfer and exchange of the Class E Certificates so issued shall, thereafter, be made in accordance with the procedures for Definitive Certificates (and exchange of Definitive Certificate for Global Certificates) set forth in Section 5.02(b) and Section 5.02(e).

               Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

               Section 5.05 Persons Deemed Owners.

               Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

               Section 5.06 Certification by Certificate Owners.

               (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

               (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person that shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

               Section 5.07 Regarding the Identification of Certain Certificateholders.

               For purposes of determining the identity of the Holders of the Non-Registered Certificates (except a Class R-I or Class R-II Certificate) to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. With respect to the Registered Certificates and the Class R-I and Class R-II Certificates, from time to time upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.

                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                          AND THE REMIC ADMINISTRATOR

               Section 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator.

               The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

               Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.

               (a) Subject to the following paragraph, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

               (b) The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer, unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates or Companion Loan Securities (as confirmed in writing).

               In accordance with Section 11.02, The Master Servicer and the Special Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information reasonably requested by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

               Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

               (a) None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust, the Certificateholders or any Companion Loan Holder (in the case of a Whole Loan) for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent or reckless disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense, including reasonable attorneys' fees, expenses of counsel and expenses of litigation, incurred in connection with any claims or legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); or (ii) that was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party,
(B) willful misfeasance, bad faith, recklessness or negligence in the performance of obligations or duties hereunder by such party, or from negligent or reckless disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders, or if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related Companion Loan); provided, however, if a Serviced Whole Loan and/or a Companion Loan Holder is involved, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan Custodial Account and shall also be payable out of the Certificate Account if (A) amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor and (B) either (i) such expenses, costs and liabilities do not relate solely to such Companion Loan or (ii) if such expenses, costs and liabilities relate solely to such Companion Loan, only to the extent of deposits in the Certificate Account related directly to the Serviced Whole Loan. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a) (or, if and to the extent the matter relates solely to the Companion Loan related to a Serviced Whole Loan, out of the related Serviced Whole Loan Custodial Account and out of the Certificate Account to the extent of deposits therein related directly to the Serviced Whole Loan). For the avoidance of doubt, such expenses, costs and liabilities shall not be deemed to relate solely to the Companion Loan related to a Serviced Whole Loan for the sole reason that the related action was instituted by or against the related Companion Loan Holder.

               (b) The ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Special Servicer, the ChampionsGate Hotel Depositor and the ChampionsGate Hotel Trustee, and any of their respective directors, officers, employees or agents (collectively, the "ChampionsGate Hotel Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the ChampionsGate Hotel Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the ChampionsGate Hotel Pari Passu Whole Loan under the ChampionsGate Hotel Pooling Agreement or this Agreement (but excluding any such losses allocable to the ChampionsGate Hotel Pari Passu Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any ChampionsGate Hotel Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the ChampionsGate Hotel Pooling Agreement. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the ChampionsGate Hotel Master Servicer, the ChampionsGate Hotel Trustee and the ChampionsGate Hotel Special Servicer.

               (c) The One Park Avenue Master Servicer, One Park Avenue Special Servicer, One Park Avenue Depositor and the One Park Avenue Trustee, and any of their respective directors, officers, employees or agents (collectively, the "One Park Avenue Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the One Park Avenue Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the One Park Avenue Whole Loan under the One Park Avenue Pooling Agreement or this Agreement (but excluding any such losses allocable to any One Park Avenue Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any One Park Avenue Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the One Park Avenue Pooling Agreement. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the One Park Avenue Master Servicer, One Park Avenue Trustee and the One Park Avenue Special Servicer.

               Section 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

               None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto that is reasonably acceptable to the Trustee and the Directing Certificateholder and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates or Companion Loan Securities or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect, which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

               Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

               Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

               The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements, or in the case of the Special Servicer, publicly available financial statements of its corporate parent, and such other publicly available information directly related to the servicing of the Loans or to its ability to perform its obligations hereunder as it possesses, and that it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of any information that is not available publicly to non-affiliated third parties (other than their duly authorized representatives, which include without limitation attorneys and/or accountants) unless the Depositor or the Trustee, as applicable, is required to do so under applicable securities law or is compelled to do so as a matter of law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                  ARTICLE VII

                                     DEFAULT

               Section 7.01 Events of Default.

               (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

               (i) any failure by the Master Servicer (A) to deposit into the Certificate Account or a Serviced Whole Loan Custodial Account any amount required to be so deposited under this Agreement that continues unremedied for three Business Days following the date on which such deposit was first required to be made, but in no event later than the Master Servicer Remittance Date before the related Distribution Date, or
       (B) to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date; provided, that if the Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(i)(B), then the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or a Serviced Whole Loan Custodial Account or the applicable REO Account any amount required to be so deposited or remitted under this Agreement that continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made, but in no event later than two Business Days before the related Distribution Date; or

               (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date unless wired by 10:00 a.m. on the Distribution Date; provided, that if the Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), then the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

               (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee or by any other party to this Agreement, as provided in Section 3.11(f); or

               (v) any failure by the Special Servicer to timely direct the Master Servicer to make any Servicing Advance (including any Emergency Advance) required to be made by the Master Servicer at its direction pursuant to this Agreement, which failure is not remedied by providing direction to the Master Servicer within three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

               (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

               (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if such covenant or agreement is capable of being cured and the REMIC Administrator is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

               (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if such representation or warranty is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

               (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (xii) Fitch provides notice to the Master Servicer or the Special Servicer, as applicable, to the effect that the rating or ratings on one or more Classes of Certificates will be the subject of a downgrade or withdrawal, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such action; provided, however, the Master Servicer or Special Servicer, as applicable shall have 60 days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the downgrade of any Class of Certificates and in such case, such notice from Fitch shall not be deemed to be an Event of Default; or

               (xiii) the Master Servicer shall no longer be rated "CMS3" or higher by Fitch or the Special Servicer shall no longer be rated "CSS3" or higher by Fitch, and, in each case, that rating is not restored within 60 days after the subject downgrade or withdrawal;

               (xiv) Moody's provides notice to the Master Servicer or the Special Servicer, as applicable, to the effect that the rating or ratings on one or more Classes of Certificates will be the subject of a downgrade or withdrawal, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such action; provided, however, the Master Servicer or Special Servicer, as applicable shall have 60 days to resolve such matters to the satisfaction of Moody's (or such longer time period as may be agreed in writing by Moody's) prior to the downgrade of any Class of Certificates and in such case, such notice from Moody's shall not be deemed to be an Event of Default; or

               (xv) either the Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not relisted thereon within 60 days.

Each Event of Default listed as items (iv) through (xv) of this Section 7.01(a) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clauses (xii) through (xv) of this Section 7.01(a)) will constitute an Event of Default in each such capacity.

               (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and (other than with respect to the Events of Default listed in clauses (xii) through (xv) of Section 7.01(a)) at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clause (ix) through (xi) of subsection (a) of Section 7.01(a), the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11 and Section 6.03, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof (other than as a Holder of a Certificate or a Companion Loan Holder (in the case of a Whole Loan)). With respect to each of Event of Default listed as clauses (xii) through (xv) of Section 7.01(a), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from the Directing Certificateholder or Holders of Certificates entitled to vote at least 51% of the Voting Rights within ten Business Days after delivery of such notice by the Trustee, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans and any REO Properties (provided, however, the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

               Notwithstanding the first paragraph of this Section 7.01(b) and
Section 7.04, if (i) an Event of Default on the part of the Master Servicer remains unremedied and materially and adversely affects only a Securitized Companion Loan (included in a Serviced Whole Loan), (ii) the Master Servicer fails to make any payment on a Securitized Companion Loan (included in a Serviced Whole Loan) by the third Business Day following the date required under the terms of this Agreement, which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of Companion Loan Securities occurs solely as a result of an action of the Master Servicer, then the Master Servicer may not be terminated but the holder of such Securitized Companion Loan (included in a Serviced Whole Loan) or the related trustee under the related Securitized Companion Loan Pooling Agreement, acting at the direction of the related directing certificateholder for that securitization, shall be entitled to direct the Trustee to require the Master Servicer to appoint a sub-servicer solely with respect to the related Serviced Whole Loan (or if the related Serviced Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such current sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to any Serviced Whole Loan shall in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and any class of Companion Loan Securities. A replacement sub-servicer shall be selected jointly by the Directing Certificateholder and the holder of the related Securitized Companion Loan (or the related directing certificateholder, as applicable); provided that if the Directing Certificateholder and the holder of the related Securitized Companion Loan (or the related directing certificateholder) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer shall be selected by the Directing Certificateholder. Any such sub-servicer under this paragraph shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of the Securitized Companion Loan Pooling Agreement related to the securitization of the related Securitized Companion Loan (included in a Serviced Whole Loan). Any appointment of a sub-servicer in accordance with this paragraph shall be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and the Companion Loan Securities. In addition, if the Trustee appoints a sub-servicer solely with respect to the related Serviced Whole Loan, the Master Servicer shall not be liable for any losses incurred due to the actions of such sub-servicer.

               (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section 7.01, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination).

               (d) Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(xii) through (xiv) and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination, then such Master Servicer shall continue to serve as Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three Persons qualified to act as Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Certificates and that are reasonably acceptable to the Directing Certificateholder (any such Person so qualified, a "Qualified Bidder") or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, the Trustee shall not be responsible if less than three or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. Any "Qualified Bidder" referenced hereunder shall be reasonably acceptable to the Directing Certificateholder. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Master Servicer. The Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(d) or the expiration of 45 days after the Master Servicer's receipt of notice of termination, whichever occurs first. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Loan serviced (each, a "Servicing-Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing-Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

               (e) Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

               (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(f). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

               Section 7.02 Trustee to Act; Appointment of Successor.

               On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11) that the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans; or if the Directing Certificateholder or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee; or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that, in the case of a successor Master Servicer, such successor has been approved by the Directing Certificateholder, which consent with respect to the Master Servicer shall not be unreasonably withheld or delayed; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates or Companion Loan Securities (as evidenced by written confirmation thereof from each Rating Agency); provided, further in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Certificateholder of the Controlling Class to designate a successor pursuant to Section 3.23. No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates or Companion Loan Securities), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. Subject to Section 3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within 30 days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, if the Trustee is directed to do so by the Directing Certificateholder, the Trustee shall pursue any remedy against any party obligated to make such reimbursement.

               Section 7.03 Form 8-K Information; Notification to
Certificateholders.

               (a) The predecessor and successor Master Servicer shall each provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

               (b) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the Class A-2FL Swap Counterparty and the Class A-MFL Swap Counterparty.

               (c) Not later than the later of (i) 60 days after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders, the Class A-2FL Swap Counterparty and the Class A-MFL Swap Counterparty notice of such occurrence, unless such default shall have been cured.

               Section 7.04 Waiver of Events of Default.

               The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates, or any Companion Loan Holder (if applicable), affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts that it has advanced and for any costs and expenses associated with any related Servicing Transfer Event. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

               Section 7.05 Additional Remedies of Trustee Upon Event of
Default.

               During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

               Section 8.01 Duties of Trustee.

               (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

               (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

               (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however:

               (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

               (d) The Trustee hereby indemnifies and holds the Trust harmless for all losses, liabilities and damages incurred by the Trust or the Certificateholders by virtue of the Trustee's negligence or fraud.

               Section 8.02 Certain Matters Affecting the Trustee.

               Except as otherwise provided in Section 8.01:

               (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

               (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, further, the Trustee shall be under no obligation to take any action to enforce the rights of the Class A-2FL Grantor Trust under the Class A-2FL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-2FL Certificates or another party (other than the Trust); provided, further, the Trustee shall be under no obligation to take any action to enforce the rights of the Class A-MFL Grantor Trust under the Class A-MFL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-MFL Certificates, or another party (other than the Class A-2FL Grantor Trust, the Class A-MFL Grantor Trust or the Trust Fund); provided, further, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder that has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

               (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

               (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Sellers.

               Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.

               The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.07) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

               Section 8.04 Trustee May Own Certificates.

               The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

               Section 8.05 Fees of Trustee; Indemnification of Trustee.

               (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

               (b) The Trustee and any director, officer, employee or agent of the Trustee (whether in their Trustee capacity or individually), or Person, if any, who controls the Trustee within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder and any other "unanticipated expenses" (similar to those defined in Treasury Regulations Section 1.860G-1(b)(3)(ii)) of the Trustee; provided that the Trustee shall not be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall (i) survive any resignation or removal of the Trustee and appointment of a successor trustee and (ii) extend to any other role that the Trustee may assume hereunder, including without limitation REMIC Administrator, Custodian and/or Certificate Registrar.

               Section 8.06 Eligibility Requirements for Trustee.

               The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers;
(iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "Aa3" by Moody's and "AA-" by S&P (or "A+" by S&P, if the Trustee's unsecured short term debt is rated at least "A-1" by S&P) and whose short-term unsecured debt obligations are rated not less than "F-1" by Fitch (or, in the case of each Rating Agency, such other rating as each such Rating Agency shall permit so long as it is accompanied by a statement in writing that any of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates or Companion Loan Securities would not be downgraded, qualified (if applicable) or withdrawn as a result of such rating). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates or Companion Loan Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. Notwithstanding the foregoing, if the Trustee meets the requirements of clauses (i) through (iv) above, but does not meet the requirements of clause (v) above, the Trustee shall be deemed to meet the requirements of such clause (v) if (a) it appoints a fiscal agent as a back-up advancer that satisfies the requirements of such clause (v) and (b) such fiscal agent shall have assumed in writing all obligations of the Trustee to make Advances under this Agreement as and when required of the Trustee. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

               Section 8.07 Resignation and Removal of the Trustee.

               (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Class A-2FL Swap Counterparty, the Class A-MFL Swap Counterparty and all Certificateholders and all Companion Loan Holders. In addition if the Trustee resigns or is discharged, then any fiscal agent appointed by the Trustee shall also be deemed to have resigned or have been discharged. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Class A-2FL Swap Counterparty, the Class A-MFL Swap Counterparty, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

               (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Directing Certificateholder, each Companion Loan Holder, the REMIC Administrator and the Certificateholders by the Depositor.

               (c) The Holders of Certificates entitled to at least 33-1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, each Companion Loan Holder, the Depositor and the remaining Certificateholders shall have been notified; and provided further other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer. If the Trustee is removed under this Agreement without cause, all reasonable costs and expenses incurred by the Trustee (to the extent not duplicative of any reimbursement provided for under Section 8.08(a)) shall be at the expense of the party causing such removal.

               (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates or Companion Loan Securities. The Master Servicer shall give notice to each Companion Loan Holder of any resignation or removal of the Trustee and appointment of a successor trustee.

               Section 8.08 Successor Trustee.

               (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

               (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

               (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee to the Depositor and the Certificateholders.

               (d) The predecessor Trustee and successor Trustee shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment.

               Section 8.09 Merger or Consolidation of Trustee.

               Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06 and, as confirmed in writing by each Rating Agency, such merger, conversion or consolidation would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business. The Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor will all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

               Section 8.10 Appointment of Co-Trustee or Separate Trustee.

               (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 .

               (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent necessary for such co-trustee to perform its duties and obligations for which it has been appointed and specifically including the provisions of Section 8.05(b), shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

               (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

               (e) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided that the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee that do not comply with the provisions of Section 8.10(b).

               Section 8.11 Appointment of Custodians.

               The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to
Section 3.07(c).

               Section 8.12 Access to Certain Information.

               (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Loans and the Trust Fund, that is within its control that may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

               (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.09, (B) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 11.11, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Serviced Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and, (G) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

               In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

               Section 8.13 Maintenance of Mortgage File.

               Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel addressed to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.


                                   ARTICLE IX

                                   TERMINATION

               Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

               Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for each of REMIC I and REMIC II and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid, any unpaid Class A-2FL Net Swap Payment owed to the Class A-2FL Swap Counterparty and any unpaid Class A-MFL Net Swap Payment owed to the Class A-MFL Swap Counterparty (which shall be payable outside the Trust REMICs to the respective Swap Trust) on the Distribution Date following the earlier to occur of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) the Master Servicer, or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this
Section 9.01 and as if the purchase was to occur on such Business Day) equal to
(A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the related person, together with any Advance Interest payable to the related person in respect of such Advances and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the related person in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

               The Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer and the Special Servicer, in that order of priority, has the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, the Master Servicer, the Special Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date. In the event that the Master Servicer, the Special Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, shall deposit into the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited into the Certificate Account) or, if a Serviced Whole Loan is involved, in the related Serviced Whole Loan Custodial Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account or, if a Serviced Whole Loan is involved, the related Serviced Whole Loan Custodial Account pursuant to the first paragraph of Section 3.04(e). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

               Following the date on which the Class Principal Balances of the Investment Grade Sequential Pay Certificates and the Class A-2FL and Class A-MFL Certificates are reduced to zero, the Sole Pooled Certificateholder shall have the right to exchange all of such Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund by giving written notice to all the parties hereto and, Companion Loan Holders and each Controlling Holder no later than 60 days prior to the anticipated date of exchange. In the event that the Holders voluntarily participate in the exchange described above, such exchange shall occur by means of an arms length transaction for which such Holder shall have received, immediately upon the consummation of the exchange described in the next sentence, consideration (which consideration may include (among other things): cash (or its equivalent), a beneficial ownership interest in the related Mortgage Loan in the form of a participation or any combination thereof) for its beneficial ownership interest in the Trust Fund and its related interest in any REMIC created hereunder equal to the value of the Certificates held by such Holder. Further, in the event that the Sole Pooled Certificateholder elects to exchange all of its Certificates for all of the Mortgage Loans and each REO Property (or the pro rata portion thereof allocable to such Holders) remaining in the Trust in accordance with the second preceding sentence, the Sole Pooled Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to
Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the REMIC I Distribution Account on such Distribution Date from the Certificate Account pursuant to
Section 3.04(c)(i). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates beneficially owned by the Sole Pooled Certificateholder, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Pooled Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Pooled Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. The remaining Mortgage Loans and REO Properties shall thereupon be deemed distributed to the Sole Pooled Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02. Solely for federal income tax purposes, the Sole Pooled Certificateholder shall be deemed to have purchased the assets of REMIC I for an amount equal to the remaining Class Principal Balance of their respective Certificates, plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates and the Corresponding REMIC I Regular Interests.

               Notice of any termination shall be given promptly by the Trustee by letter to the Class A-2FL Swap Counterparty, the Class A-MFL Swap Counterparty and the Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the fifteenth day and not later than the twenty-fifth day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the fifth day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

               Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount and Prepayment Premiums for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b) and Section 4.01(c)(i). Final distributions on the REMIC I Regular Interests shall be deemed to be made on such date as provided in Section 4.01(a)(i), Section 4.01(a)(ii),
Section 4.01(b) and Section 4.01(c)(iv).

               Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets that remain subject thereto.

               Section 9.02 Additional Termination Requirements.

               In the event the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

               (iii) prior to the end of such 90-day period and at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates (in the case of REMIC I) and the Class R-II Certificates (in the case of REMIC II) all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

               In the event the Class A-2FL Grantor Trust is to be terminated while the Class A-2FL Swap Contract is still in effect, the Swap Trustee shall promptly notify the Class A-2FL Swap Counterparty in writing of the date on which the Class A-2FL Grantor Trust is to be terminated and the notional amount of the Class A-2FL Swap Contract will be reduced to zero on such date. Based on the date of termination, the Swap Trustee shall calculate the Class A-2FL Net Swap Payment, if any, as specified in Section 3.31, and prior to any final distribution to the Holders of the Class A-2FL Certificates pursuant to Section 9.01, shall pay such Class A-2FL Net Swap Payment if any, to the Class A-2FL Swap Counterparty. In the event that any fees (including termination fees) will be payable to the Class A-2FL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-2FL Swap Counterparty solely from amounts remaining in the applicable Class A-2FL Floating Rate Account after all distributions, to the Class A-2FL Certificates are made pursuant to Section 9.01.

               Similarly, in the event the Class A-MFL Grantor Trust is to be terminated while the Class A-MFL Swap Contract is still in effect, the Swap Trustee shall promptly notify the Class A-MFL Swap Counterparty in writing of the date on which the Class A-MFL Grantor Trust is to be terminated and the notional amount of the Class A-MFL Swap Contract will be reduced to zero on such date. Based on the date of termination, the Swap Trustee shall calculate the Class A-MFL Net Swap Payment, if any, as specified in Section 3.32, and prior to any final distribution to the Holders of the Class A-MFL Certificates pursuant to Section 9.01, shall pay such Class A-MFL Net Swap Payment if any, to the Class A-MFL Swap Counterparty. In the event that any fees (including termination fees) will be payable to the Class A-MFL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-MFL Swap Counterparty solely from amounts remaining in the applicable Class A-MFL Floating Rate Account after all distributions, to the Class A-MFL Certificates are made pursuant to Section 9.01.

                                   ARTICLE X

                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

               Section 10.01 REMIC Administration.

               (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

               (b) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the residual interest in REMIC I, represented by the Class R-I Certificates, is hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class A-1 Certificate, Class A-2 Certificate, Class A-2FL Regular Interest, Class A-3 Certificate, Class A-AB Certificate, Class A-4 Certificate, Class A-5 Certificate, Class A-1A Certificate, Class XW Certificate, Class A-M Certificate, Class A-MF Certificate, Class A-MFL Regular Interest, Class A-J Certificate, Class B Certificate, Class C Certificate, Class D Certificate, Class E Certificate, Class F Certificate, Class G Certificate, Class H Certificate, Class J Certificate, Class K Certificate, Class L Certificate, Class M Certificate, Class N Certificate, Class O Certificate, Class P Certificate, Class Q Certificate, and Class S Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. For the avoidance of doubt, the Class XW Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the REMIC I Regular Interests corresponding to their respective Corresponding Components. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in REMIC I or REMIC II.

               (c) The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) of the REMIC I Regular Interests, the REMIC II Regular Certificates and the Class A-2FL Regular Interest and Class A-MFL Regular Interest is the Rated Final Distribution Date.

               (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I and REMIC II and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I or REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I or REMIC II, and otherwise act on behalf of each of REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the REMIC Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I and REMIC II. Subject to Section 10.01(g), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

               (e) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

               (f) The REMIC Administrator shall perform or cause to be performed on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a REMIC Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a REMIC Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II, Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II.

               (g) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause either REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to REMIC I or REMIC II, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

               In the event that any tax is imposed on REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this
Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the REMIC I Distribution Account.

               (h) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable REMIC I Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests and the REMIC I Residual Interest.

               (i) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (j) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of a Mortgage Loan Seller regarding the related Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I or REMIC II, or (D) the termination of the Trust pursuant to Article IX); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a Defaulted Serviced Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

               (k) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

               Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

               (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

               (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator to enable it to perform its duties hereunder.

               Section 10.03 Fees of the REMIC Administrator.

               In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

               Section 10.04 Use of Agents.

               The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

               Section 10.05 Grantor Trust Administration.

               (a) The parties intend that the segregated pool of assets consisting of: (i) the Class A-2FL Regular Interest, the Class A-2FL Swap Contract, the Class A-2FL Floating Rate Account and proceeds thereof and (ii) the Class A-MFL Regular Interest, the Class A-MFL Swap Contract, the Class A-MFL Floating Rate Account and proceeds thereof shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention with respect to the Grantor Trusts, the Trustee shall file or cause to be filed annually with the IRS together with IRS Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished annually: (i) with respect to the Class A-2FL Grantor Trust, to the Holders of the Class A-2FL Certificates, their allocable shares of income and expense with respect to the Class A-2FL Regular Interest and the Class A-2FL Swap Contract; and (ii) with respect to the Class A-MFL Grantor Trust, to the Holders of the Class A-MFL Certificates, their allocable shares of income and expense with respect to the Class A-MFL Regular Interest and the Class A-2FL Swap Contract, each at the time or times and in the manner required by the Code. In addition, the Trustee shall use its best efforts to obtain a taxpayer identification number as soon as possible after the Closing Date (but no later than the first payment date under the Class A-2FL Swap Contract and the Class A-MFL Swap Contract) for the Class A-2FL Grantor Trust and the Class A-MFL Grantor Trust and shall deliver or cause to be delivered the federal taxpayer identification number of each of the Class A-2FL Grantor Trust and the Class A-MFL Grantor Trust on an IRS Form W-9 to the Class A-2FL Swap Counterparty or the Class A-2FL Swap Counterparty (as applicable) and, if requested by the Class A-2FL Swap Counterparty or the Class A-2FL Swap Counterparty (as applicable) (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY. Under no circumstances shall the Trustee, the Master Servicer or the Special Servicer have the power to vary the investment of the Holders of the Class A-2FL or Class A-MFL Certificates in the related Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.

               (b) Each Grantor Trust shall be treated as a WHFIT that is a NMWHFIT. The REMIC Administrator shall report as required under the WHFIT Regulations, provided that the REMIC Administrator receives on a timely basis any and all information reasonably necessary for it to do so. The REMIC Administrator is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the REMIC Administrator with the identities of other "middlemen" that are Certificateholders. The REMIC Administrator shall be entitled to rely on the first sentence of this Section 10.05(b) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this Section 10.05(b) is incorrect.

               (c) The REMIC Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The REMIC Administrator is under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the REMIC Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The REMIC Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the REMIC Administrator is not responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

               (d) The REMIC Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the REMIC Administrator, (ii) incomplete, inaccurate or untimely information being provided to the REMIC Administrator or
(iii) the inability of the REMIC Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of securities, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the REMIC Administrator will assume there is no secondary market trading of WHFIT interests.

               (e) To the extent required by the WHFIT Regulations, the REMIC Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published shall represent the Rule 144A CUSIP Numbers. The REMIC Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The REMIC Administrator is not liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

               (f) The REMIC Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the Internal Revenue Service, if such change requires, in the REMIC Administrator's sole discretion, a material increase in the REMIC Administrator's reporting obligations in respect of the related Grantor Trust.

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

               Section 11.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except with respect to
Section 11.09 and Section 11.11, the Depositor or the Master Servicer shall not exercise their right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, each of the Master Servicer, the Special Servicer and the Trustee shall cooperate fully with the Depositor and the Master Servicer, as applicable, to deliver to the Depositor or the Trustee, as applicable (including any of their assignees or designees), any and all information in its possession necessary in the good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer and the Trustee, as applicable, and any Additional Servicer, Subcontractor, Servicing Function Participant or Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Master Servicer, as applicable, to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements.

               Section 11.02 Succession; Subcontractors.(a) (a) In connection with the succession to the Master Servicer and Special Servicer or any Sub-Servicer contemplated by Item 1108(a)(2) of Regulation AB as servicer or Sub-Servicer under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any Sub-Servicer, the Master Servicer and Special Servicer shall provide to the Depositor, at least five Business Days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07; provided, however, if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Master Servicer or Special Servicer, as applicable, shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

               (b) Each of the Master Servicer, the Special Servicer, the Sub-Servicer and the Trustee (each of the Master Servicer, the Special Servicer and the Trustee and each Sub-Servicer, for purposes of this paragraph, a "Servicer") is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance reasonably satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer, specifying
(i) the identity of each Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by such Subcontractor. As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause any such Subcontractor used by such Servicer to comply with the provisions of Section 11.10 and Section 11.11 to the same extent as if such Subcontractor were such Servicer. Such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to obtain from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

               (c) Notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be an Additional Servicer for purposes of this Agreement, the engagement of such Additional Servicer shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Additional Servicer and Sub-Servicing Agreement or other servicing arrangement. Such notice shall contain all information reasonably necessary to enable the Trustee to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07.

               (d) In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however, if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Trustee shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

               Section 11.03 Filing Obligations. (a) The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

               (b) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor and whichever party hereto failed to deliver, or delivered after any applicable deadline, any required disclosure information. In the case of Forms 10-D and 10-K, the Depositor, the Master Servicer and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information, and upon direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will notify the Depositor, and the parties hereto will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A; provided, however, the Trustee will not be required to notify the Depositor or any other party hereto in advance of amending Form 10-D where such amendment is solely for the purpose of re-stating the Distribution Date Statement. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor. The parties hereto acknowledge that the performance by the Trustee of its duties under Section 11.08 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.07, 11.08, 11.09, 11.10 and 11.11.
The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               Section 11.04 Form 10-D Filings. (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule IX to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any such report that it receives.

               For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Schedule IX hereto, within five calendar days after the related Distribution Date, (i) the parties listed on Schedule IX hereto shall be required to provide to the Trustee and the Depositor, to the extent a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-D Disclosure described on Schedule IX hereto applicable to such party, (ii) the parties listed on Schedule IX hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IX hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

               (b) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review and approval. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in
Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The signing party at the Depositor can be contacted at: Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.04(b) related to the timely preparation and filing of Form 10-D is contingent upon the parties observing all applicable deadlines in the performance of their duties under this
Section 11.04. The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

               Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no". The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

               Section 11.05 Form 10-K Filings. (a) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

               (i) an annual compliance statement for the Master Servicer, the Special Servicer, each Additional Servicer and the Trustee, as described under Section 11.09;

               (ii) (A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer or the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.10, and (B) if any such report on assessment of compliance with servicing criteria described under Section
       11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section
       11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

               (iii) (A) the registered public accounting firm attestation report for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer and the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.11, and (B) if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

               (iv) a certification in the form attached hereto as Exhibit K, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes-Oxley
       Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

               Any disclosure or information in addition to clauses (i) through
(iv) of this Section 11.05 that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule X to the Depositor and the Trustee, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any Additional Form 10-K Disclosure that it receives.

               For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15, commencing in March 2008 (i) the parties listed on Schedule X hereto shall be required to provide to the Trustee and the Depositor, to the extent that a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule X hereto applicable to such party, (ii) the parties listed on Schedule X hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII, (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K and (iv) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on
Schedule X hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

               (b) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review and approval no later than five Business Days prior to the 10-K Filing Deadline. No later than 5:00 p.m. Eastern Time on the fourth Business Day prior to the 10-K Filing Deadline, the senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in
Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The signing party at the Depositor can be contacted at: Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this
Section 11.05. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

               Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no". The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

               Section 11.06 Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit K required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master Servicer, the Special Servicer, any Additional Servicer and the Trustee shall, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification in the form attached hereto as Exhibit L, on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the event that the Companion Loan related to a Serviced Whole Loan is deposited into a commercial mortgage securitization, each Reporting Servicer shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to the securitization of the Companion Loan related to a Serviced Whole Loan a certification in the form attached hereto as Exhibit K (a "Performance Certification") (which shall address the matters contained in such certification, but solely with respect to the related Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity's officers, directors and Affiliates can reasonably rely. With respect to any Non-Serviced Loan serviced under a Non-Serviced Loan Pooling Agreement, the Master Servicer will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Loan Master Servicer, Non-Serviced Loan Special Servicer and the Non-Serviced Loan Trustee in form and substance similar to a Performance Certification. The senior officer in charge of the securitization for the Depositor shall serve as the Certifying Person. In addition, the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee and any Servicing Function Participant shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to
Section 11.10 and (iii) accountant's report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or any Servicing Function Participant to enable such accountants to render the attestation reports provided for in Section 11.11. In the event the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such party shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

               Section 11.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XI hereto to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any Form 8-K Disclosure that it receives.

               As set forth on Schedule XI hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event:
(i) the parties listed on Schedule XI hereto shall be required to provide to the Trustee and the Depositor, to the extent a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Form 8-K Disclosure Information described on Schedule XI hereto applicable to such party; (ii) the parties listed on Schedule XI hereto shall include with such additional Form 8-K Disclosure ("Additional Form 8-K Disclosure"), an Additional Disclosure Notification in the form attached hereto as Schedule XII; and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Disclosure on Form 8-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XI hereto of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed and out-of-pocket expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

               After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review and approval no later than the third Business Day after the Reportable Event (but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). No later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee of any changes to or approval of such Form 8-K. No later than Noon (New York City time) on the fourth Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Section 11.07. Promptly after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared by the Trustee. The signing party at the Depositor can be contacted at Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

               Section 11.08 Form 15 Filing. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. If at the beginning of any year after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act that would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Forms 10-D, 10-K and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07.

               With respect to any reporting period occurring after the filing of Form 15, the obligations of the parties to this Agreement under Sections 11.01, 11.02, 11.04, 11.05, 11.06 and 11.07 shall be suspended for so long as the Trust is not subject to the reporting requirements of the Exchange Act. The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 12.05, may be sent by facsimile, telephone or by email and which shall include the identity of those Reporting Servicers who did not deliver such information) the Depositor and each Reporting Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (including annual compliance statements pursuant to Section 11.09, annual reports on assessment of compliance with servicing criteria pursuant to Section 11.10 and attestation reports pursuant to Section 11.11) (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the Master Servicer or Special Servicer required to provide such disclosure information has not done so. Such notice does not affect the tolling of any grace or cure period with respect to the deadline of any obligation of any party contained in this Article XI.

               Section 11.09 Annual Compliance Statements. The Trustee, the Master Servicer and the Special Servicer shall, and the Master Servicer or Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans to, deliver to the Depositor and the Trustee on or before March 15 of each year, commencing in March 2008, an Officer's Certificate stating, as to the Certifying Servicer, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review each such Officer's Certificate and, if applicable, consult with such Certifying Servicer as to the nature of any failures by such Certifying Servicer, or any related Additional Servicer with which such Certifying Servicer has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any of such Certifying Servicer's obligations hereunder or under the applicable Sub-Servicing Agreement or primary servicing agreement. The obligations of each Certifying Servicer under this Section 11.09 apply to the extent that such Certifying Servicer serviced a Mortgage Loan during the applicable period, whether or not the Master Servicer, the Special Servicer or Additional Servicer is acting as a Certifying Servicer at the time such Officer's Certificate is required to be delivered. In the event the Master Servicer, the Special Servicer or the Trustee is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and the Master Servicer shall use its reasonable efforts to cause any Certifying Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the Master Servicer, the Special Servicer or the Trustee was subject to this Agreement or the period of time that the Certifying Servicer was subject to such other servicing agreement. No Certifying Servicer shall be required to cause the delivery of any such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

               Section 11.10 Annual Reports on Assessment of Compliance with Servicing Criteria. (a) On or before March 15 of each year, commencing in March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall furnish, and each such party shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish (each, a "Reporting Servicer"), to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Relevant Servicing Criteria as the basis for such report, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

               Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified in Schedule VIII hereto delivered to the Depositor on the Closing Date. Promptly after receipt of each such report,
(i) the Depositor shall review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria and notify the Depositor of any exceptions. No Reporting Servicer shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

               (b) On the Closing Date, the Master Servicer, the Special Servicer and the Trustee shall furnish to the Depositor and the Trustee the Relevant Servicing Criteria applicable to it, in the form of Schedule VIII hereto appropriately completed (indicating thereon any Servicing Function Participant that the Master Servicer, Special Servicer or Trustee has entered into a servicing relationship).

               (c) No later than the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Trustee and the Depositor and the other parties to this Agreement as to the name of each Servicing Function Participant utilized by it, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer and the Trustee submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer and the Trustee, as applicable, will also at such time use commercially reasonable efforts to include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

               Section 11.11 Annual Independent Public Accountants' Servicing Report. On or before March 15th of each year, commencing in March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall cause, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria in all material respects and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is issuing an opinion as to whether such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language.

               Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, (i) the Depositor shall review the report and, if applicable, consult with the Master Servicer, the Special Servicer or the Trustee as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer's, the Special Servicer's, the Trustee's, the Trustee's or the applicable Servicing Function Participants' obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each accountants' attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 11.10 and notify the Depositor of any exceptions.

               Section 11.12 Indemnification. Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of an actual breach by the Master Servicer, the Special Servicer or the Trustee, as the case may be, of its obligations under this Article XI.

               The Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or (ii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c).

               If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to Sections 11.06, 11.09, 11.10 or 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports). The Master Servicer and Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations. This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or the Special Servicer.

               Section 11.13 Signatures; Article XI Notices. Each Form 8-K report and Form 10-D report shall be signed by the Depositor. The Depositor shall provide its signature to the Trustee by electronic or fax transmission (with hard copy to follow by overnight mail) no later than the 13th calendar day following the related Distribution Date for Form 10-D, and not later than noon on the date of filing for Form 8-K (provided, that in each case the Trustee shall not file the related form until the Depositor has given its approval thereof). If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Article XI.

               With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to Article XI, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 12.05 via facsimile to
(704) 386-1094, via email to stephen.l.hogue@bankofamerica.com or telephonically by calling Stephen Hogue at (704) 387-2040.

               Section 11.14 Amendments. This Article XI (other than with respect to the reports and certifications set forth in Section 11.09 and Section 11.11) may be amended by the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and the Sarbanes-Oxley Act and/or to conform to standards developed within the commercial mortgage-backed securities market without any Opinions of Counsel, Officer's Certificates, Rating Agency confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

               Section 11.15 Certain Matters Relating to the Securitization of Companion Loans.

               (a) Notwithstanding any other provision herein to the contrary, including, without limitation, any time deadlines for delivery set forth in this
Article XI, in connection with the requirements contained in this Article XI that provide for the delivery of information and other items to, and the cooperation with, the depositor and trustee of any securitization subject to Regulation AB involving any Companion Loan (a "Regulation AB Companion Loan Securitization"), no party hereunder shall be obligated to provide any such items to or cooperate with such depositor or trustee (i) unless it is required to deliver corresponding information and other items with respect to such Regulation AB Companion Loan Securitization, (ii) until the depositor or the trustee of such Regulation AB Companion Loan Securitization has provided each party hereto with not less than 30 days written notice (which shall only be required to be delivered once) certifying that such Regulation AB Companion Loan Securitization is subject to Regulation AB and is subject to Exchange Act reporting, and (iii) specifying in reasonable detail the information and other items requested to be delivered; provided that if Exchange Act reporting is being requested, such depositor or trustee is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Master Servicer, Special Servicer and the Trustee in cooperating with such depositor or trustee of such other securitization trust (above and beyond their expressed duties hereunder) shall be the responsibility of such depositor or other securitization trust. The parties hereto shall have the right to confirm in good faith with the depositor of such Regulation AB Companion Loan Securitization as to whether Regulation AB requires the delivery of the items identified in this
Article XI to the depositor and trustee of the such Regulation AB Companion Loan Securitization prior to providing any of the reports or other information required to be delivered under this Article XI in connection therewith. Upon such confirmation, the parties shall comply with the time deadlines for delivery set forth in this Article XI with respect to such Regulation AB Companion Loan Securitization. The parties hereunder shall also have the right to require that such depositor provide them with the contact details of the depositor, the trustee and any other parties to the Non-Serviced Loan Pooling Agreement relating to such Regulation AB Companion Loan Securitization.

               (b) Each of the Master Servicer and the Special Servicer shall, upon reasonable prior written request given in accordance with the terms of
Section 11.15(a) (and the Master Servicer and the Special Servicer and the Trustee shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to any Companion Loan to permit), permit a holder of any Companion Loan to use such party's description contained in the Prospectus Supplement (including the annexes thereto) (updated as appropriate by the Master Servicer or the Special Servicer, as applicable) for inclusion in the disclosure materials relating to any securitization of any Companion Loan.

               (c) The Master Servicer and the Special Servicer, upon reasonable prior written request given in accordance with the terms of Section 11.15(a), shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the depositor and any underwriters with respect to the securitization of any Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 11.15(a) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer or the Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus Supplement and/or any other disclosure materials relating to this transaction (updated as deemed appropriate by the Master Servicer or the Special Servicer, or their respective legal counsel, as the case may be).

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

               Section 12.01 Amendment.

               (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any Companion Loan Holder, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder that shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action that, if made effective, would apply retroactively to REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) or (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) of this
Section 12.01(a)) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; provided, further, such amendment shall not adversely affect in any material respect the rights and obligations of the related Mortgage Loan Seller without such Mortgage Loan Seller's written consent; provided, further, such amendment shall not adversely affect in any material respect the rights and obligations of the related Companion Loan Holder without such Companion Loan Holder's written consent; and provided, further, such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) of this Section 12.01(a)) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

               (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates or any Companion Loan Holder; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties that are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) of this Section 12.01(b) without the written consent of the Holders of all Certificates of such Class, (iii) change the definition of the Servicing Standard, without the written consent of the Holders of all Certificates outstanding, or (iv) modify the provisions of this Section 12.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 12.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of this Section 12.01(b).

               (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), this Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation, (i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any Holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information that the Holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates are entitled to receive or request to receive under this Agreement. For purposes of this Section 12.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses
(i), (ii) and (iii) of Section 12.01(b). Any restructuring pursuant to this
Section 12.01(c) shall require, at the expense of the requesting Holders, the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

               (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or either Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding.

               (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder and each Companion Loan Holder.

               (f) It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

               (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

               (h) The cost of any Opinion of Counsel to be delivered pursuant to Section 12.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (d) shall be payable out of the Distribution Account.

               (i) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-2FL Swap Counterparty or the Class A-2FL Certificates or the rights of the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract or the rights of the Holders of the Class A-2FL Certificates without the consent of the Class A-2FL Swap Counterparty and 100% of the Holders of the Class A-2FL Certificates.

               (j) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-MFL Swap Counterparty or the Class A-MFL Certificates or the rights of the Class A-MFL Swap Counterparty under the Class A-MFL Swap Contract or the rights of the Holders of the Class A-MFL Certificates without the consent of the Class A-MFL Swap Counterparty and 100% of the Holders of the Class A-MFL Certificates.

               Section 12.02 Recordation of Agreement; Counterparts.

               (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only (i) upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and (ii) upon consent of the Directing Certificateholder. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this Section 12.02.

               (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

               Section 12.03 Limitation on Rights of Certificateholders.

               (a) The death or incapacity of any Certificateholder or any Companion Loan Holder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or Companion Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

               (b) No Certificateholder or any Companion Loan Holder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or any Companion Loan Holder from time to time as partners or members of an association; nor shall any Certificateholder or Companion Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

               (c) No Certificateholder or Companion Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or any Companion Loan Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               Section 12.04 Governing Law.

               This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               Section 12.05 Notices.

               Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

               (i) in the case of Banc of America Commercial Mortgage Inc., 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255,
       Attention: Stephen Hogue, telecopy number: (704) 386-1094 (with a copy to Paul Kurzeja, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 101 South Tryon Street (30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, telecopy number: (704) 387-0922 and with a copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202);

               (ii) in the case of the Master Servicer, Bank of America, National Association, Capital Markets Servicing Group, NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention:
       Servicing Manager, telecopy number: (704) 317-4501, Reference: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, and with a copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202;

               (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 10851 Mastin, Suite 300, Overland Park, Kansas 66210 (for deliveries), and P.O. Box 25965, Shawnee Mission, Kansas 66225-5965 (for communications by United States mail), Attention: President, telecopy number: (913) 253-9001;

               (iv) in the case of the Trustee and REMIC Administrator, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045,
       Attention: Corporate Trust Services (CMBS), Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, telecopy number: (410) 716-2380;

               (v) in the case of the Rating Agencies, (A) Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Commercial Mortgage-Backed Securities Surveillance, telecopy number: (212) 635-0295;
       (B) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: CMBS--Monitoring, facsimile number (212) 553-1350; and
       (C) Standard & Poor's Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: Commercial Mortgage Group Surveillance Manager, telecopy number (212) 438-2662;

               (vi) in the case of the initial Directing Certificateholder, Anthracite Capital, Inc., at Anthracite Capital, Inc., 40 East 52nd Street, 7th Floor, New York, New York 10022, Attention: Richard Shea and Daniel Sefcik, telecopy number: (212) 754-8758;

               (vii) in the case of the initial Metropolis Shopping Center Controlling Holder, Anthracite Capital, Inc., at Anthracite Capital, Inc., 40 East 52nd Street, 7th Floor, New York, New York 10022,
       Attention: Richard Shea and Daniel Sefcik, telecopy number: (212)
       754-8758;

               (viii) in the case of the initial Pacifica Tower Controlling Holder, Bank of America, National Association, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Stephen Hogue, telecopy number: (704) 386-1094 (with copies to Paul E. Kurzeja, Esq., Assistant General Counsel, at Bank of America Corporate Center, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255 and to Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202);

               or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

               Section 12.06 Severability of Provisions.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

               Section 12.07 Successors and Assigns; Beneficiaries.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each Companion Loan Holder (and any designees thereof acting on behalf of or exercising the rights of such Companion Loan Holder) and (subject to any limited recourse provisions contained in the Class A-2FL Swap Contract or the Class A-MFL Swap Contract) the Class A-2FL Swap Counterparty and the Class A-MFL Swap Counterparty shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein and may directly enforce such rights. Except as specifically contemplated by Section 3.22, Section 3.24, Section 6.03 and Section 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

               (b) Each of the Trustee, the Special Servicer and the Master Servicer acknowledges that each of the trustee, master servicer and special servicer of a Securitized Companion Loan Securitization is an intended third-party beneficiary under this Agreement, subject to the terms of this Agreement, (i) with respect to Section 3.05(f) and (ii) any provisions herein relating to (1) the reimbursement of any nonrecoverable advances made with respect to the related Mortgage Loan by such Persons, (2) the indemnification of the trustee, master servicer and special servicer of a Securitized Companion Loan Securitization pursuant to Section 6.03 against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the Securitized Companion Loan Pooling Agreement and this Agreement that relate solely to its servicing of the related Serviced Whole Loan and any related reimbursement provisions and (3) the provisions set forth in Section 4.03(f) regarding advancing coordination.

               Section 12.08 Article and Section Headings.

               The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

               Section 12.09 Notices to and from Rating Agencies.

               (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default hereunder that has not been cured;

               (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

               (iv) any change in the location of the Distribution Account, the REMIC I Distribution Account, the Class A-2FL Floating Rate Account, the Class A-MFL Floating Rate Account, the REMIC II Distribution Account or the Excess Liquidation Proceeds Account;

               (v) the final payment to any Class of Certificateholders; and

               (vi) the repurchase of any Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03.

               (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) the resignation or removal of the Trustee and the appointment of a successor; and

               (ii) any change in the location of the Certificate Account.

               (c) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Loan such information as the Rating Agency shall reasonably request and that the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

               (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance described in
       Section 11.09; and

               (ii) each of its annual independent public accountants' servicing reports described in Section 11.11, if any.

               In addition, as and to the extent required by Section 3.12(a) and
(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual or other periodic operating statements and rent rolls collected, by it pursuant to Section 3.12(b).

               (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the Regular Certificates required by the first paragraph of Section 4.02(a).

               (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, any Companion Loan Holder, any Controlling Holder or a Holder of a Non-Registered Certificate (except a Class R-I or Class R-II Certificate) (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this
Section 12.09, shall be so delivered or otherwise made available through an electronic medium.

               (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

               Section 12.10 Requests for Information; Standing Requests.

               (a) Any Holder of a Non-Registered Certificate (except a Class R-I or Class R-II Certificate) shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer, of any notice or report to be delivered hereunder to the Directing Certificateholder, at the requesting party's request.

               (b) For the avoidance of doubt, it is noted that to the extent that Rating Agency, any Companion Loan Holder, any Controlling Holder, as applicable, or any Holder of a Non-Registered Certificate (except a Class R-I or Class R-II Certificate) is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

               Section 12.11 Insolvency.

               The Master Servicer, Special Servicer, Depositor and Trustee shall each notify the Depositor and the Trustee of any of the events enumerated in Item 1.03 of Form 8-K with respect to any of the Master Servicer, Special Servicer, Depositor or Trustee as least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 1.03 of Form 8-K not later than the effective date of any such event.



                   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.


                                         BANC OF AMERICA COMMERCIAL MORTGAGE
                                             INC., as Depositor,


                                         By:   /s/ John S. Palmer
                                            ------------------------------------
                                            Name:  John S. Palmer
                                            Title: Vice President


                                         BANK OF AMERICA, NATIONAL ASSOCIATION,
                                             as Master Servicer,


                                         By:   /s/ Sean D. Reilly
                                            ------------------------------------
                                            Name:  Sean D. Reilly
                                            Title: Principal


                                         MIDLAND LOAN SERVICES, INC., as
                                             Special Servicer,


                                         By:   /s/ Lawrence D. Ashley
                                            ------------------------------------
                                            Name:  Lawrence D. Ashley
                                            Title: Senior Vice President


                                         WELLS FARGO BANK, N.A., as Trustee and
                                         REMIC Administrator,


                                         By:   /s/ Ruth Fussell
                                            ------------------------------------
                                            Name:  Ruth Fussell
                                            Title: Vice President

STATE OF NORTH CAROLINA      )
                             )       ss.:
COUNTY OF MECKLENBURG        )

               On the 26th day of July 2007, before me, a notary public in and for said State, personally appeared John S. Palmer known to me to be a Vice President of BANC OF AMERICA COMMERCIAL MORTGAGE INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Demetria C. Criston
                                             -----------------------------------
                                             Demetria C. Criston
                                             Notary Public

[Notarial Seal]

My commission expires:

February 4, 2008

STATE OF NORTH CAROLINA      )
                             )       ss.:
COUNTY OF MECKLENBURG        )

               On the 26th day of July 2007, before me, a notary public in and for said State, personally appeared Sean D. Reilly known to me to be a Principal of BANK OF AMERICA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Demetria C. Criston
                                             -----------------------------------
                                             Demetria C. Criston
                                             Notary Public

[Notarial Seal]

My commission expires:

February 4, 2008

STATE OF KANASAS             )
                             )       ss.:
COUNTY OF JOHNSON            )

On the 20th day of July 2007, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Brent Kinder
                                             -----------------------------------
                                             Notary Public

                                             [Notarial Seal]

                                             My commission expires:

                                             January 30, 2010

STATE OF NEW YORK            )
                             )   ss.:
COUNTY OF NEW YORK           )

               On the 26th day of July 2007, before me, a notary public in and for said State, personally appeared Ruth H. Fussell, known to me to be a Vice President of WELLS FARGO BANK, N.A. which executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             /s/ Janet M. Jolley
                                             -----------------------------------
                                             Notary Public

[Notarial Seal]

My commission expires:

Jan. 3, 2009

                                   Exhibit A-1
                          Form of Class A-1 Certificate

                          CLASS A-1 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $50,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-1
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $50,000,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-1-[1]                          CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-1 Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-2
                          Form of Class A-2 Certificate

                          CLASS A-2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $334,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-2
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $334,000,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-2-[1]                          CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-2 Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-3
                         Form of Class A-2FL Certificate

                         CLASS A-2FL COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                           BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                                Certificate Principal Balance of this
Floating                                          Certificate as of the Issue Date:
                                                  $150,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class
July 1, 2007                                      A-2FL Certificates as of the Issue Date:
                                                  $150,000,000

Cut-off Date:                                     Initial Pool Balance:
July 1, 2007                                      $3,515,654,613

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-2FL-[1]                        CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

EACH BENEFICIAL OWNER OF THIS CERTIFICATE THAT IS OR IS ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS MATERIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE SHALL BE DEEMED TO REPRESENT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A SIMILAR EXEMPTION UNDER APPLICABLE SIMILAR LAW.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-2FL Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                          SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-4
                          Form of Class A-3 Certificate

                          CLASS A-3 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $133,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-3
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $133,000,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-3-[1]                          CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-3 Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: __________________________________
                                             Authorized Signatory

                                   ASSIGNMENT


                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-5
                         Form of Class A-AB Certificate

                         CLASS A-AB COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $78,944,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-AB
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $78,944,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-AB-[1]                         CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-4 Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT



                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-6
                          Form of Class A-4 Certificate

                          CLASS A-4 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                           BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $[500,000,000] [500,000,000]
[17,000,000]

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-4
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $1,017,000,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-4-[1] [2] [3]                  CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-4 Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-7
                          Form of Class A-5 Certificate

                          CLASS A-5 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
5.3770%                                           Certificate as of the Issue Date:
                                                  $[50,000,000]

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-5
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $50,000,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-5-[1] [2] [3]                  CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-5 Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT



                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-8
                         Form of Class A-1A Certificate

                         CLASS A-1A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $[500,000,000] $[148,014,000]

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-1A
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $648.014,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-1A-[1] [2]                     CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-1A Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                   Exhibit A-9
                          Form of Class XW Certificate

                          CLASS XW COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Notional Amount of this
Variable                                          Certificate as of the Issue Date:
                                                  $[500,000,000]  $[500,000,000]
                                                  $[500,000,000]  $[500,000,000]
                                                  $[500,000,000]  $[500,000,000]
                                                  $[500,000,000]  $[15,654,613]

Date of Pooling and Servicing Agreement:          Class Notional Amount of all the Class XW
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $3,172,686,516

Cut-off Date:                                     Initial Pool Balance: $3,172,686,516
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: XW-[1] [2] [3] [4] [5]           CUSIP No.: [__________]
 [6] [7] [8]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class XW Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-10
                          Form of Class A-M Certificate

                          CLASS A-M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $116,565,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-M
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $116,565,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-M-[1]                          CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-M Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-11
                         Form of Class A-MF Certificate

                         CLASS A-MF COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
5.3170%                                           Certificate as of the Issue Date:
                                                  $100,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-MF
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $100,000,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-MF-[1]                         CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-MF Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-12
                         Form of Class A-MFL Certificate

                         CLASS A-MFL COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Floating                                          Certificate as of the Issue Date:
                                                  $135,000,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class
July 1, 2007                                      A-MFL Certificates as of the Issue Date:
                                                  $135,000,000

Cut-off Date:                                     Initial Pool Balance:
July 1, 2007                                      $3,515,654,613

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-MFL-[1]                        CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

EACH BENEFICIAL OWNER OF THIS CERTIFICATE THAT IS OR IS ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS MATERIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE SHALL BE DEEMED TO REPRESENT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A SIMILAR EXEMPTION UNDER APPLICABLE SIMILAR LAW.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-MFL Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-13
                          Form of Class A-J Certificate

                          CLASS A-J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $241,701,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class A-J
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $241,701,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: A-J-[1]                          CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class A-J Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-14
                           Form of Class B Certificate

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $35,157,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class B
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $35,157,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: B-[1]                            CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class B Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-15
                           Form of Class C Certificate

                           CLASS C COMMERCIAL MORTGAGE
                     PASS-THROUGH CERTIFICATE, SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $48,340,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class C
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $48,340,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: C-[1]                            CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class C Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-16
                           Form of Class D Certificate

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $26,368,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class D
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $26,368,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: D-[1]                            CUSIP No.: [__________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class D Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-17
                           Form of Class E Certificate

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

             [RULE 144A](1) [REG S](2) [DEFINITIVE](3) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $[___________]

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class E
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $26,367,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: E-[1]                            CUSIP No.:  [__________](1)
                                                              [__________](2)
                                                              [__________](3)

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that [Cede & Co.] [_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    [For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.]

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

(3) For Definitive Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class E Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-18
                           Form of Class F Certificate

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $35,157,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class F
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $35,157,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: F-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class F Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-19
                           Form of Class G Certificate

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $30,762,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class G
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $30,762,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: G-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class G Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-20
                           Form of Class H Certificate

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $48,340,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class H
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $48,340,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: H-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class H Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-21
                           Form of Class J Certificate

                           CLASS J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $35,156,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class J
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $35,156,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: J-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class J Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-22
                           Form of Class K Certificate

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $43,946,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class K
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $43,946,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: K-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                                CERTIFICATE OF AUTHENTICATION

    This is one of the Class K Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-23
                           Form of Class L Certificate

                           CLASS L COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $26,367,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class L
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $26,367,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: L-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class L Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-24
                           Form of Class M Certificate

                           CLASS M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $4,395,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class M
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $4,395,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: M-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class M Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-25
                           Form of Class N Certificate

                           CLASS N COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $17,578,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class N
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $17,578,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: N-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, and the Trustee, the REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, and the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class N Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-26
                           Form of Class O Certificate

                           CLASS O COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $4,395,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class O
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $4,395,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: O-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class O Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-27
                           Form of Class P Certificate

                           CLASS P COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $8,789,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class P
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $8,789,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: P-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class P Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-28
                           Form of Class Q Certificate

                           CLASS Q COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $13,184,000

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class Q
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $13,184,000

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: Q-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class Q Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-29
                           Form of Class S Certificate

                           CLASS S COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

                     [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Pass-Through Rate:                                Certificate Principal Balance of this
Variable                                          Certificate as of the Issue Date:
                                                  $57,129,613

Date of Pooling and Servicing Agreement:          Class Principal Balance of all the Class S
July 1, 2007                                      Certificates as of the Issue Date:
                                                  $57,129,613

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: S-[1]                            CUSIP No.: [__________](1)
                                                             [__________](2)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

    This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

    Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.



----------------------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class S Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-30
                          Form of Class R-I Certificate

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Date of Pooling and Servicing Agreement:          Percentage Interest evidenced by this
July 1, 2007                                      Certificate in the related Class:
                                                  100%

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: R-I-[1]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

    This certifies that Bank of America, National Association is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

    Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

    "Permitted Transferee": means any Transferee of this Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect partners (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

    "Disqualified Non-U.S. Persons": means any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds this Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of this Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Certificate will not be disregarded for federal income tax purposes.

    "Disqualified Organization": means any of: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

    "Non-U.S. Person": means any person other than a U.S. Person. "U.S. Person": means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class R-I Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                  Exhibit A-31
                         Form of Class R-II Certificate

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-3

    This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.


Date of Pooling and Servicing Agreement:          Percentage Interest evidenced by this
July 1, 2007                                      Certificate in the related Class:
                                                  100%

Cut-off Date:                                     Initial Pool Balance: $3,515,654,613
July 1, 2007

Issue Date:
July 26, 2007

First Distribution Date:
August 10, 2007

Initial Master Servicer:                          Initial Trustee and REMIC Administrator:
Bank of America, National Association             Wells Fargo Bank, N.A.

Initial Special Servicer:
Midland Loan Services, Inc.

Certificate No.: R-II-[1]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

    This certifies that Bank of America, National Association is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

    The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

    The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

    Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

    Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

    "Permitted Transferee": means any Transferee of this Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect partners (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

    "Disqualified Non-U.S. Persons": means any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds this Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of this Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Certificate will not be disregarded for federal income tax purposes.

    "Disqualified Organization": means any of: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

    "Non-U.S. Person": means any person other than a U.S. Person. "U.S. Person": means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

    No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

    Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

    The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

    Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

    The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

    This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                         Wells Fargo Bank, N.A.,
                                         as Trustee



                                         By: ___________________________________
                                             Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

    This is one of the Class R-II Certificates referred to in the within mentioned Agreement.

Dated: July 26, 2007


                                         Wells Fargo Bank, N.A.,
                                         as Certificate Registrar



                                         By: ___________________________________
                                             Authorized Signatory

                                   SCHEDULE A

                      Certificate Balance of Definitive
                    Certificates exchanged or transferred
                   for, or issued in exchange for or upon
                      transfer of, an interest in this      Remaining Principal Amount    Notation
      Date                 Book-Entry Certificate            of Book Entry Certificate    Made By
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------
-----------------  --------------------------------------   --------------------------    --------

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address:______________________________________________________________
________________________________________________________________________________
Dated:



                                     ___________________________________________
                                     Signature by or on behalf of Assignor



                                     ___________________________________________
                                     Signature Guaranteed


                            DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

    Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

    This information is provided by _______________________________________, the assignee named above, or _________________________________________, as its agent.

                                    EXHIBIT B

                    FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
   Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator on behalf of the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

      In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            (1) Check one of the following:*

            |_| The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

            |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            (2) The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (other than with respect to the REMIC Residual Certificates) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act and applicable state securities laws, pursuant to any other exemption from the registration requirements of the 1933 Act and applicable state securities laws, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            (3) The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            (4) The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            (5) The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            (6) The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            (7) Check one of the following:*

            |_| The Purchaser is a U.S. Tax Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            |_| The Purchaser is not a "U.S. Tax Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a United States trade or business. The Purchaser agrees to provide to the Certificate Registrar an updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Tax Person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Tax Persons).

            (8) Please make all payments due on the Certificates:***

            |_| (A) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

            Bank: _________________________________________
            ABA#: _________________________________________
            Account #:  ___________________________________
            Attention:  ___________________________________


            |_| (B) by mailing a check or draft to the following address:

            ________________________________________________
            ________________________________________________
            ________________________________________________

                                Very truly yours,



                                _______________________________________
                                   [The Purchaser]

                                By:____________________________________
                                   Name:
                                   Title:

Dated:

----------

* Each Purchaser must include one of the following two alternative certifications.

* Each Purchaser must include one of the two alternative certifications.

** Omit for Class R-I and Class R-II.

*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)

STATE OF                   )
                           )
COUNTY OF                  )

            [NAME OF OFFICER], being first duly sworn, deposes and says that:

            (1) He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificate, Series 2007-3, Class R-[I] [II] evidencing a ____% Percentage Interest in the Class to which it belongs (the "REMIC Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the REMIC Residual Certificate was issued (the "Pooling and Servicing Agreement").

            (2) The Transferee (i) is [and, as of [date of transfer], will be] a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the REMIC Residual Certificate, and (ii) is acquiring the REMIC Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit.

            (3) The Transferee is aware (i) of the tax that would be imposed on transfers of the REMIC Residual Certificate to Disqualified Organizations under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a Disqualified Organization (defined below), on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a Disqualified Organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the REMIC Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulations Section 1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "Disqualified Organization" is either (a) the United States, a State, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the REMIC Residual Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2) or (e) any other person so designated by the Trustee based upon an opinion of counsel to the effect that any transfer to such person may cause any REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States", "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            (4) The Transferee is aware of the tax imposed on a "pass-through entity" holding the REMIC Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            (5) The Transferee is aware that the Certificate Registrar will not register any transfer of the REMIC Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            (6) The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the REMIC Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            (7) The Transferee's taxpayer identification number is
      ______________.

            (8) The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the REMIC Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the REMIC Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such REMIC Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

            (9) No purpose of the Transferee relating to its purchase or any sale of the REMIC Residual Certificate is or will be to impede the assessment or collection of any tax.

            (10) The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the REMIC Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC Residual Certificate.

            (11) The Transferee will, in connection with any transfer that it makes of the REMIC Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the REMIC Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            (12) The Transferee will not cause income to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States person.

            (13) Check the applicable box:

            |_| The present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

                  (i) the present value of any consideration given to the
            Transferee to acquire such REMIC Residual Certificate;

                  (ii) the present value of the expected future distributions on such REMIC Residual Certificate; and

                  (iii) the present value of the anticipated tax savings
            associated with holding such REMIC Residual Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the REMIC Residual Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in
            U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the REMIC Residual Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the
            Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the REMIC Residual
            Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

                  (iv) the Transferee determined the consideration paid to it to acquire the REMIC Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 20__.

                                       [NAME OF TRANSFEREE]



                                       By:____________________________________
                                          [Name of Officer]
                                          [Title of Officer]

[Corporate Seal]

ATTEST:



______________________________
[Assistant] Secretary

            Personally appeared before me the above named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ___ day of ______________, 20__.



                                  ____________________________________________
                                  NOTARY PUBLIC

COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 20__.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(D)

                                                       __________________, 20___

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
     Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

      Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class R-[I] [II], evidencing a __% percentage interest in the Class to which it belongs

Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the "Transferee") of
the captioned Class R-[I] [II] Certificate (the "REMIC Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of July 1, 2007, by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            (1) No purpose of the Transferor relating to the transfer of the REMIC Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            (2) The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

            (3) The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the REMIC Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                Very truly yours,



                                ____________________________________________
                                (Transferor)



                                By:_________________________________________
                                   Name:
                                   Title:

                                    EXHIBIT D

                               REQUEST FOR RELEASE

                                                     ____________________, 20___

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
   Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

            Property Name:_____________________________________

            Address:___________________________________________

            Prospectus No.:____________________________________

If only particular documents in the Mortgage File are requested, please specify which:________________________________________________________________________

            Reason for requesting file (or portion thereof):

            ______ (1) Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

            ______ (2) The Mortgage Loan is being foreclosed.

            ______ (3) Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                       BANK OF AMERICA, NATIONAL ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Phone:

                                       MIDLAND LOAN SERVICES, INC.



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Phone:

Please deliver the Mortgage File as follows:

___________________________________
___________________________________
___________________________________
Attention: ________________________
Phone: ____________________________

                                    EXHIBIT E

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
     Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class __ (the "Certificate") issued pursuant to that Pooling and Servicing Agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            (1) The Purchaser either is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
      Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to the REMIC Residual Certificates) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under both Sections I and III of Prohibited Transaction Class Exemption 95-60, or (except with respect to the REMIC Residual Certificates) will deliver the opinion contemplated by 3 below.

            (2) Except for the REMIC Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser is purchasing Certificates, which at the time of purchase are rated "BBB-" or better by at least one of Fitch, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., DBRS Limited or DBRS, Inc. and the Purchaser (a) is purchasing the Certificates pursuant to Prohibited Transaction Exemption 93-31 as amended by Prohibited Transaction Exemption 2007-05 and (b) is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. If the Purchaser is purchasing the Class A-2FL or Class A-MFL Certificates, acquisition and holding of the Class A-2FL or Class A-MFL Certificates, as applicable, are eligible for the exemptive relief available under at least one of the Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption under Similar Law.

            (3) Except for the REMIC Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above and cannot make the representation in 2 above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel will not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Placement Agent, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.

                                Very truly yours,



                                ______________________________________________
                                [The Purchaser]



                                 By:__________________________________________
                                    Name:
                                    Title:

                                    EXHIBIT F

                         FORM OF CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255
Attention: Stephen Hogue

      Re: Pooling and Servicing Agreement dated as of July 1, 2007 (the "Agreement") by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, for the Certificateholders of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with
Section 2.01(b) and (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed, and relate to such Mortgage Loan.

            None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Section 2.02(b)(iii)(A)-(C) of the Agreement. Furthermore, except as expressly provided in Section 2.02(b) of the Agreement, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the Agreement.

                                  Respectfully,

                                     ____________________________________
                                     [Name]:
                                     [Title]:

cc:   Paul E. Kurzeja, Esq., Assistant General Counsel, Bank of America
      Corporation

                                    EXHIBIT G

                   FORM OF TRUSTEE DISTRIBUTION DATE STATEMENT

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------
                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        8
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

             Depositor                                    Master Servicer                              Special Servicer
--------------------------------------      -------------------------------------------      --------------------------------------
Banc of America Commercial                  Bank of America, N.A.                            Midland Loan Services, L.P.
Mortgage Inc.                               900 West Trade Street                            10851 Mastin
214 North Tryon Street                      Suite 650                                        Overland Park, KS 66210
Charlotte, NC 28255                         Charlotte, NC 28255


Contact:          Stephen Hogue             Contact:       Cynthia Downs                     Contact:       Brad Hauger
Phone Number:     (704) 386-1094            Phone Number:  (704) 317-0712                    Phone Number:  (913) 253-9399
--------------------------------------      -------------------------------------------      --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss/                          Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-2FL        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-AB        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-5         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-1A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
A-MFL        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  B          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  C          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  D          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 R-I         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 R-II        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 XW          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss/
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-2FL             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-AB             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-5              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-1A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
A-MFL             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  B               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  C               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  D               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 R-I              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 R-II             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 XW               0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                            Reconciliation Detail

Principal Reconciliation
---------------------------------------------------------------------------------------------------

             Stated Beginning Principal   Unpaid Beginning    Scheduled   Unscheduled    Principal
Loan Group            Balance             Principal Balance   Principal    Principal    Adjustments
----------   --------------------------   -----------------   ---------   -----------   -----------
         1                         0.00                0.00        0.00          0.00          0.00
         2                         0.00                0.00        0.00          0.00          0.00
----------   --------------------------   -----------------   ---------   -----------   -----------
Total                              0.00                0.00        0.00          0.00          0.00

             Realized     Stated Ending       Unpaid Ending      Current Principal
Loan Group     Loss     Principal Balance   Principal Balance   Distribution Amount
----------   --------   -----------------   -----------------   -------------------
         1       0.00                0.00                0.00                  0.00
         2       0.00                0.00                0.00                  0.00
----------   --------   -----------------   -----------------   -------------------
Total            0.00                0.00                0.00                  0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                            Accrued     Net Aggregate     Distributable     Distributable
        Accrual  Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates    Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1       0        0          0.00           0.00            0.00              0.00
 A-2       0        0          0.00           0.00            0.00              0.00
A-2FL      0        0          0.00           0.00            0.00              0.00
 A-3       0        0          0.00           0.00            0.00              0.00
 A-AB      0        0          0.00           0.00            0.00              0.00
 A-4       0        0          0.00           0.00            0.00              0.00
 A-5       0        0          0.00           0.00            0.00              0.00
 A-1A      0        0          0.00           0.00            0.00              0.00
 XW        0        0          0.00           0.00            0.00              0.00
 A-M       0        0          0.00           0.00            0.00              0.00
A-MFL      0        0          0.00           0.00            0.00              0.00
 A-J       0        0          0.00           0.00            0.00              0.00
  B        0        0          0.00           0.00            0.00              0.00
  C        0        0          0.00           0.00            0.00              0.00
  D        0        0          0.00           0.00            0.00              0.00
  E        0        0          0.00           0.00            0.00              0.00
  F        0        0          0.00           0.00            0.00              0.00
  G        0        0          0.00           0.00            0.00              0.00
  H        0        0          0.00           0.00            0.00              0.00
  J        0        0          0.00           0.00            0.00              0.00
  K        0        0          0.00           0.00            0.00              0.00
  L        0        0          0.00           0.00            0.00              0.00
  M        0        0          0.00           0.00            0.00              0.00
  N        0        0          0.00           0.00            0.00              0.00
  O        0        0          0.00           0.00            0.00              0.00
  P        0        0          0.00           0.00            0.00              0.00
  Q        0        0          0.00           0.00            0.00              0.00
  S        0        0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals              0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Certificate Interest Reconciliation
-----------------------------------------------------------------

                  Additional                   Remaining Unpaid
         WAC CAP  Trust Fund     Interest        Distributable
Class   Shortfall  Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------
 A-1      0.00       0.00          0.00               0.00
 A-2      0.00       0.00          0.00               0.00
A-2FL     0.00       0.00          0.00               0.00
 A-3      0.00       0.00          0.00               0.00
 A-AB     0.00       0.00          0.00               0.00
 A-4      0.00       0.00          0.00               0.00
 A-5      0.00       0.00          0.00               0.00
 A-1A     0.00       0.00          0.00               0.00
 A-M      0.00       0.00          0.00               0.00
 XW       0.00       0.00          0.00               0.00
A-MFL     0.00       0.00          0.00               0.00
 A-J      0.00       0.00          0.00               0.00
  B       0.00       0.00          0.00               0.00
  C       0.00       0.00          0.00               0.00
  D       0.00       0.00          0.00               0.00
  E       0.00       0.00          0.00               0.00
  F       0.00       0.00          0.00               0.00
  G       0.00       0.00          0.00               0.00
  H       0.00       0.00          0.00               0.00
  J       0.00       0.00          0.00               0.00
  K       0.00       0.00          0.00               0.00
  L       0.00       0.00          0.00               0.00
  M       0.00       0.00          0.00               0.00
  N       0.00       0.00          0.00               0.00
  O       0.00       0.00          0.00               0.00
  P       0.00       0.00          0.00               0.00
  Q       0.00       0.00          0.00               0.00
  S       0.00       0.00          0.00               0.00
-----------------------------------------------------------------
Totals    0.00       0.00          0.00               0.00
-----------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                      0.00





Master Servicing Fee Summary

     Current Period Accrued Master Servicing Fees                      0.00

     Less Delinquent Master Servicing Fees                             0.00

     Less Reductions to Master Servcing Fees                           0.00

     Plus Master Servicing Fees for Delinquent Payments Received       0.00

     Plus Adjustments for Prior Master Servicing Calculation           0.00

     Total Master Servicing Fees Collected                             0.00


(1) The Available Distribution Amount includes any Prepayment Premiums.



Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number    Effected      Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
        A-1
        A-2
       A-2FL
        A-3
        A-AB
        A-4
        A-5
        A-1A
        A-M
       A-MFL
        A-J
         B
         C
         D
         E
         F
         G
         H
         J
         K
         L
         M
         N
         O
         P
         Q
         S
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 9 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 11 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------
                                                                        Principal Prepayment Amount
                                          Offering Document       --------------------------------------
Loan Number       Loan Group              Cross-Reference         Payoff Amount     Curtailment Amount
--------------------------------------------------------------------------------------------------------
























--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------
--------------------------------------------------------------------
                             Prepayment Penalties
                  --------------------------------------------------
Loan Number       Prepayment Premium    Yield Maintenance Premium
--------------------------------------------------------------------
























--------------------------------------------------------------------
Totals
--------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principal     Servicing       Bankruptcy     REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              Advance Summary


                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group    Advances        Advances             Advances               Advances Paid
----------   -----------   ---------------   ---------------------   -----------------------
         1          0.00              0.00                    0.00                      0.00
         2          0.00              0.00                    0.00                      0.00
----------   -----------   ---------------   ---------------------   -----------------------
Totals              0.00              0.00                    0.00                      0.00





-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Offering
Loan          Document          Pre-Modification     Post-Modification     Pre-Modification     Post-Modification     Modification
Number      Cross-Reference         Balance              Balance             Interest Rate        Interest Rate           Date
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Loan        Modification
Number       Description
------------------------






















------------------------
Totals
------------------------

------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Historical Liquidated Loan Detail
--------------------------------------------------------------------------------------------------------------------
                                    Beginning        Fees,            Most Recent     Gross Sales      Net Proceeds
Distribution                        Scheduled        Advances,         Appraised      Proceeds or      Received on
Date               ODCR             Balance          and Expenses*    Value or BPO    Other Proceeds   Liquidation
--------------------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                   Net Proceeds                   Date of Current   Current Period   Cumulative         Loss to Loan
Distribution       Available for       Realized     Period Adj.       Adjustment     Adjustment           with Cum
Date               Distribution     Loss to Trust     to Trust        to Trust       to Trust           Adj. to Trust
---------------------------------------------------------------- ----------------------------------------------------------------











---------------------------------------------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                        Historical Bond/Collateral Reallized Loss Reconciliation Detail


                  Offering         Beginning        Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution      Document          Balance       Realized Loss    Loss Applied       Covered By     (Shortages)/     /Appraisal
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                Additional       Realized Loss        Recoveries of       (Recoveries)/
Distribution   (Recoveries)        Applied to        Realized Losses    Losses Applied to
    Date        /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1

   Offering       Stated Principal   Current Ending        Special Servicing Fees                               Non-Recoverable
   Document          Balance at        Scheduled      --------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess      Interest)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

   Offering                     Modified Interest   Additional
   Document       Interest on   Rate (Reduction)    Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------



Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                 0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference               Balance             Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information please contact  |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-3                         |  Reports Available @ www.ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:                     08/10/2007
9062 Old Annapolis Road                                                              Record Date:                      07/31/2007
Columbia, MD 21045-1951                                                              Determination Date:               08/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Page 31 of 31

                                    EXHIBIT H

                           FORM OF REQUEST FOR REVIEW

                                                     __________________, 20_____

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
     Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

      Re: Pooling and Servicing Agreement dated as of July 1, 2007 (the "Agreement") by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, for the Certificateholders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the above referenced Agreement, [_________________] requests a review of the following Mortgage file:

            Property Name:    ________________________________________

            Property Address: ________________________________________

            Loan Number :     ________________________________________

            The results of such review should be returned to [___________________] at the following address:

            ________________________________

            ________________________________

            ________________________________

            Phone:__________________________

            Fax:____________________________

                                    EXHIBIT I

                FORM OF NOTICE REGARDING PURCHASE OPTION EXERCISE

                         [Letterhead of Master Servicer]

                                     [Date]

[Option Holder]

      Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

            You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section
3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of July 1, 2007, by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _________, a copy of which is attached hereto, is effective. Pursuant to Section 3.18(d) of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [_________'s] acquisition of Mortgage Loan number ___ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

            [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

            Upon payment of the Option Price, Mortgage Loan number ___ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [__________] or at [your] [_________'s] direction.

            Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [________] the ownership of Mortgage Loan ____, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [____________] for review as soon as is practicable.

            [Provide Master Servicer contact information.]

            Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                   Sincerely,



                                   By:____________________________________
                                      Name:
                                      Title:

Option Holder's Acknowledgment



By:_______________________________
   Name:
   Title:
   Date:

                                    EXHIBIT J

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

 For any loan that is not among ten (10) largest loans in pool, and that has an outstanding balance less than both (a) $35,000,000 and (b) 5.0% of outstanding pool balance

To:   Standard & Poor's Ratings Services
      a division of The McGraw Hill Companies, Inc.
      55 Water Street
      New York, New York  10041
      Attn: Commercial Mortgage Surveillance

From: Bank of America, National Association, in its capacity as Master Servicer
      (the "Master Servicer") under the Pooling and Servicing Agreement dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), among the Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator.

Date: _________, 20___

      Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates

            Series 2007-3

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________
                                           ____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this Certification must be conformed to terms used in the Pooling and Servicing Agreement]

            As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            (1) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            ______ a full defeasance of the entire principal balance of the Mortgage Loan; or

            ______ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

            (2) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                  (A) The Mortgage Loan Documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                  (B) The defeasance was consummated on __________, 20__.

                  (C) The defeasance collateral consists of securities that (i)
            constitute "government securities" as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

                  (D) The Master Servicer received an opinion of counsel (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC event.

                  (E) The Master Servicer determined that the defeasance
            collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                  (F) The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

                  (G) The agreements executed in connection with the defeasance
            (i) grant control of the pledged securities account to the trustee,
            (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the Defeasance Collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                  (H) The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date, (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                  (I) The Mortgage Loan is not among the ten (10) largest loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $35,000,000 and 5.0% of pool balance, which is less than 5.0% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by us (the "Current Report").

                  (J) The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate Certificate Balance of the Certificates as of the date of the Current Report.

            (3) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (4) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (5) Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                       BANK OF AMERICA, NATIONAL ASSOCIATION



                                       By:____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT K

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

                    Banc of America Commercial Mortgage Inc.,
                 Commercial Mortgage Pass-Through Certificates,
                           Series 2007-3 (the "Trust")

            I, [identify the certifying individual], certify that:

            (1) I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K (the "Exchange Act Periodic Reports"), of the Trust formed pursuant to the Pooling and Servicing Agreement (the ("Pooling and Servicing Agreement") dated as of July 1, 2007 among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator;

            (2) Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            (3) Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in Exchange Act Periodic Reports;

            (4) Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Report, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects;

            (5) All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K; and

            (6) I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's or Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: ________, as Special Servicer, ________, as Trustee and REMIC Administrator, ________, as Sub-Servicer, ________, and as Sub-Servicer, ________.



Date: _________________________



_______________________________
[Signature]
[Title]

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE

                              PROVIDED TO DEPOSITOR

      Re: Banc of America Commercial Mortgage Trust 2007-3 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-3

            I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer/Special Servicer] under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of July 1, 2007, among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, Midland Loan Services, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, certify to [identify the individual signing the Sarbanes-Oxley Certification], the Depositor and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

            (1) [To be certified by the Trustee] [I have reviewed the information provided by the Master Servicer and Special Servicer for inclusion in the annual report on Form 10-K relating to the Trust for the fiscal year [___] (the "Annual Report"), and all reports provided for inclusion on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

            (2) [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by the Master Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

            (3) [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

            (4) [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information required to be provided under Section 3.15 of the Pooling and Servicing Agreement is included in such servicing reports delivered by the Special Servicer to the Depositor;]

            (5) [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information delivered by the Special Servicer to the Trustee for inclusion in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such Reports;]

            (6) [To be certified by the Master Servicer and Special Servicer] [I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in such reports under Item 1123 of Regulation AB with respect to the Special Servicer, and except as disclosed in the compliance certificate delivered by the Special Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;]

            (7) [To be certified by the Master Servicer and Special Servicer] [The accountant's statement delivered pursuant to Section 11.11 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement;]

            (8) [To be certified by the Master Servicer and Special Servicer] [I am responsible for reviewing the activities performed by [the Master Servicer] [the Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review conducted in preparing the servicer compliance statement provided by the Master Servicer or Special Servicer, as the case may be, required under the Pooling and Servicing Agreement, and except as disclosed in such compliance statement, [the Master Servicer] [the Special Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, including the provision of all Reports required to be submitted to the Trustee thereunder, and that, to the knowledge of [the Master Servicer] [the Special Servicer], based upon the review required under the Pooling and Servicing Agreement with respect to [the Master Servicer] [the Special Servicer], such reports do not contain any material misstatements or omissions; and]

            (9) [To be certified by the Master Servicer and Special Servicer] [All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Special Servicer required to be delivered by the Special Servicer under the Pooling and Servicing Agreement in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been delivered pursuant to the terms of the Pooling and Servicing Agreement. Any material instances of noncompliance with the servicing criteria have been disclosed in such reports.]



Date: _________________________

[NAME OF COMPANY]



_______________________________
[Signature]
[Title]

                                    EXHIBIT M

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

Bank of America, National Association
NC1-026-06-01
900 West Trade Street
Charlotte, North Carolina  28258
Attention: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

      Re: Information Regarding Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

      Re:   Ladies and Gentlemen:

            In connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3 (the "Certificates"), we acknowledge that we will be furnished by the [Servicer][Special Servicer] (and may have been previously furnished) with certain information (the "Information"), provided by Wells Fargo Bank, N.A. , as trustee (the "Trustee"), Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor") and the borrowers under certain of the Mortgage Loans. For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

            Notwithstanding anything to the contrary contained herein, we (and each of our employees, representative or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the above-referenced Certificates, any fact relevant to understanding the federal tax treatment or tax structure of the above-referenced Certificates, and all materials of any kind (including opinions or other tax analysis) relating to such federal tax treatment or tax structure other than the identity of the Depositor and information that would permit the identification of the Depositor.

            Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of July 1, 2007, by and among the Depositor, the Trustee, Bank of America, National Association, as Servicer (the "Servicer") and Midland Loan Services, Inc., as Special Servicer (the "Special Servicer").

            The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicer, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                Very truly yours,
                                          [NAME OF ENTITY]



                                By:____________________________________
                                   Name:
                                   Title:

                                    EXHIBIT N

                        FORM OF REGULATION S CERTIFICATE

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
     Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class [__ ]

Ladies and Gentlemen:

            Reference is made to the Pooling and Servicing Agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No. ).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States,]*

            [2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                      [Insert Name of Transferor]



                                      By:____________________________________
                                         Name:
                                         Title:

Dated: _________ __, __

----------

* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT O

                          FORM OF TRANSFER CERTIFICATE
                          FOR EXCHANGE OR TRANSFER FROM
                   DOMESTIC GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

                       (Exchanges or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
     Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class [__]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ____________) to be held with [Euroclear] [Clearstream]* (ISIN No. _____________) through the Depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,]**

            [2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



Dated: _____________, ___

----------

** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT P

                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM DOMESTIC
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD

                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
     Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class [__ ]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]

            (3) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



Dated: ____ __, ____

----------

* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT Q

                          FORM OF TRANSFER CERTIFICATE
                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO DOMESTIC GLOBAL CERTIFICATE

                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America Commercial
     Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3, Class [__ ]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), Midland Loan Services, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. __________) with [Euroclear] [Clearstream]* (ISIN No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Domestic Global Certificate (CUSIP No. __________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and Banc of America Securities LLC, the Placement Agent of the offering of the Certificates.

                                       [Insert Name of Transferor]



                                       By:____________________________________
                                          Name:
                                          Title:



Dated: ____ __, ____

                                   SCHEDULE I

                             Mortgage Loan Schedule


             Loan       Loan
Sequence    Number     Seller                              Property Name
--------   --------   --------   ----------------------------------------------------------------------
       1    3406070   BofA       Presidential Towers
       2        101   HRECC      Renaissance Mayflower Hotel
       3    3405209   BofA       One Park Avenue
       4    3406713   BofA       Pacific Shores Building 9 & 10
       5    3406386   BofA       Hilton Anatole
       6        104   HRECC      Rockwood Ross Multifamily (Rollup)
     6.1        104   HRECC      Cypress Creek
     6.2        104   HRECC      Glen Oaks
     6.3        104   HRECC      Park at Landmark
     6.4        104   HRECC      Summerlyn Place
     6.5        104   HRECC      Cambridge Crossing
     6.6        104   HRECC      Sutton Walk
     6.7        104   HRECC      Lenox Court
       7    3406646   BofA       Second & Seneca
       8    3406563   BofA       Pacifica Tower
       9        100   Eurohypo   HPI - GSA Portfolio (Rollup)
     9.1     100.10   Eurohypo   6501 Beacon Drive Office Building
     9.2     100.02   Eurohypo   Immigration & Naturalization Services
     9.3     100.01   Eurohypo   U.S Treasury Financial Management
     9.4     100.03   Eurohypo   Social Security Administration Building
     9.5     100.09   Eurohypo   U.S. Courthouse
     9.6     100.04   Eurohypo   IRS Files Building
     9.7     100.06   Eurohypo   USDA Forest Service Building
     9.8     100.05   Eurohypo   Corps of Engineers
     9.9     100.08   Eurohypo   Sheppard Federal Building
    9.10     100.07   Eurohypo   U.S. National Parks Service
      10        200   Eurohypo   JQH Hotel Portfolio (Rollup)
    10.1     200.01   Eurohypo   Embassy Suites-Franklin
    10.2     200.03   Eurohypo   Renaissance Dallas Richardson Hotel
    10.3     200.05   Eurohypo   Embassy Suites-St. Charles
    10.4     200.04   Eurohypo   Residence Inn by Marriott
    10.5     200.02   Eurohypo   Courtyard by Marriott
      11        102   HRECC      Metropolis Shopping Center
      12        300   Eurohypo   Owings Mills 3
      13    3405751   BofA       Marketplace at Mill Creek
      14    3400017   BofA       Cascade Village Phase I
      15        400   Eurohypo   ChampionsGate Hotel
      16    3405766   BofA       Overlook at King of Prussia
      17    3405845   BofA       The Heights on West Campus
      18    3405753   BofA       Winslow Bay Commons
      19    3405768   BofA       Hiram Pavilion
      20    3405754   BofA       Stonecrest Marketplace
      21    3405755   BofA       Woodstock Square
      22    3405961   BofA       40 Court Street
      23    3405756   BofA       Boynton Commons
      24      23582   Bridger    Yuba City Marketplace
      25    3405932   BofA       Philly Self Storage Portfolio (Rollup)
    25.1    3405932   BofA       Philly Self Storage Portfolio - Philly Self Storage of Oregon
    25.2    3405932   BofA       Philly Self Storage Portfolio - Philly Self Storage of Lancaster
    25.3    3405932   BofA       Philly Self Storage Portfolio - Philly Self Storage of Germantown
    25.4    3405932   BofA       Philly Self Storage Portfolio - Philly Self Storage of Kensington
      26    3405772   BofA       Bartow Marketplace
      27    3405773   BofA       Gateway Market Center
      28        500   Eurohypo   252 7th Ave
      29    3404645   BofA       One Main Plaza
      30        600   Eurohypo   Cranberry Commons
      31    3406314   BofA       20285 Western Avenue
      32    3403893   BofA       Empire Self Storage Portfolio (Rollup)
    32.1    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Fontana
    32.2    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Etiwanda
    32.3    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Lake Elsinore
    32.4    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Bloomington Cedar
    32.5    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Hesperia
    32.6    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Victorville
    32.7    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Claremont
    32.8    3403893   BofA       Empire Self Storage Portfolio - Empire Self Storage Bloomington Linden
      33    3404734   BofA       12th & Walnut Streets Garage
      34    3404317   BofA       Airway Properties
      35        700   Eurohypo   Nantucket Creek
      36    3406182   BofA       Belk II
      37    3405700   BofA       Raley's at the Parkway
      38        800   Eurohypo   Garin Ranch
      39    3405457   BofA       Brandon Centre South
      40      59758   BofA       Montecito Marketplace
      41      20953   Bridger    North Park Business Park Portfolio 3
      42        900   Eurohypo   1001-1007 Third Ave
      43    3405759   BofA       Market Place
      44       1000   Eurohypo   Argosy Apartments
      45    3404076   BofA       Somerset I and II (Rollup)
    45.1    3404076   BofA       Somerset I and II - Somerset I - Alsip, IL
    45.2    3404076   BofA       Somerset I and II - Somerset II
      46    3402392   BofA       Tracy Pavilion II
      47    3405760   BofA       Anderson Central
      48   90001146   SunTrust   Doubletree Augusta
      49    3403580   BofA       Marsh Warehouse 858
      50    3404871   BofA       Moreno Valley Business Park
      51   90001158   SunTrust   Hilton Garden Chattanooga
      52    3405887   BofA       Schneider Electric
      53    3405454   BofA       Heritage Heights
      54       1100   Eurohypo   375 Ballardvale Street
      55      22651   Bridger    The Shops at Dove Valley Ranch
      56    3405684   BofA       Crown Distributing Headquarters
      57    3405449   BofA       Custer Creek
      58    3405776   BofA       Paradise Place
      59    3405466   BofA       Riverview Village
      60    3402090   BofA       Marlboro Self Storage
      61    3405762   BofA       Gateway Plaza - Jacksonville
      62    9000655   SunTrust   ezStorage Corp. - Ruxton
      63    3406322   BofA       259-261 Broome Street
      64    3406266   BofA       6851 Veterans Boulevard
      65    3405691   BofA       655 Engineering
      66    9000658   SunTrust   ezStorage Corp. - Glen Burnie
      67    9000606   SunTrust   ezStorage Corp. - Lanham
      68    3405458   BofA       Hunters Glen Crossing
      69    3405456   BofA       The Highlands
      70    3401449   BofA       Fubonn Shopping Center
      71       1200   Eurohypo   Aspen Gardens
      72    3405460   BofA       Josey Oaks
      73   90001059   SunTrust   R Street Storage
      74       1400   Eurohypo   Howland (Rollup)
    74.1    1400.01   Eurohypo   87 Concord Street
    74.2    1400.02   Eurohypo   7 Lopez Road
      75       1300   Eurohypo   Huntsville Office & Retail Portfolio (Rollup)
    75.1    1300.01   Eurohypo   6820 Moquin Drive
    75.2    1300.02   Eurohypo   Staples Center
      76   90001232   SunTrust   Surgical Associates of Richmond
      77      22442   Bridger    Alpine Village Apartments
      78    3400184   BofA       The Store Room - Pompano Beach
      79    3405459   BofA       Scofield Crossing
      80       1500   Eurohypo   Bella Vista Apartments
      81    3405451   BofA       Flower Mound Crossing
      82    3403583   BofA       Marsh Warehouse 851
      83    3405447   BofA       Cross Timbers Court
      84    3402366   BofA       Marsh Store 83
      85    3406097   BofA       23-25 & 27-29 East 124th Street
      86    3405077   BofA       Banco Plaza
      87    3405888   BofA       Market at Morse
      88    3405452   BofA       Hugh Howell
      89    3405445   BofA       14th Street Market
      90    3404899   BofA       El Mercado Center
      91    3405462   BofA       Park West Plaza
      92       1600   Eurohypo   14 Jewel Drive
      93    3404238   BofA       340 Flatbush Avenue Extension
      94    9000504   SunTrust   Hampton Inn Gainesville
      95      23596   Bridger    Hillsboro Center
      96    9000502   SunTrust   Freeman White
      97      23127   Bridger    Old Port Buildings
      98    3402757   BofA       Sierra Meadows Plaza
      99   90001274   SunTrust   Highland Pavilion
     100    3405448   BofA       East Gate
     101    3406643   BofA       Old Peachtree Commons
     102   90001170   SunTrust   Holiday Inn San Antonio
     103    3405985   BofA       Comfort Inn - Fairfield, NJ
     104    3405455   BofA       Fury's Ferry
     105    3405450   BofA       Bellerive Plaza
     106    3405879   BofA       Shallotte Commons
     107       1700   Eurohypo   Convention Center Garage
     108    9000389   SunTrust   East Village
     109    3405667   BofA       La Plaza Business Center - Bldg E
     110       1800   Eurohypo   500-506 West 172nd Street
     111    3403586   BofA       Marsh Store 53
     112    3405461   BofA       Market at Westlake
     113      23688   Bridger    Quietwater Business Park
     114       2000   Eurohypo   1701 Lake Robbins Drive
     115       1900   Eurohypo   5661-5669 Broadway
     116    3406000   BofA       Capitol Distributors
     117    3402374   BofA       Marsh Store 91
     118      19512   Bridger    Central Self-Storage Lafayette
                                 Dexter Magnetic Technologies Crossed Loans
     119    3404557   BofA       Dexter Magnetic Technologies - Hicksville NY
     120    3404556   BofA       Dexter Magnetic Technologies - Elk Grove, IL
     121    3403007   BofA       Walgreens-Broadway
     122      23871   Bridger    Sleep Inn - Durham
     123      22608   Bridger    West Oaks Square
     124   90001195   SunTrust   Laurel Forest
     125      23907   Bridger    Sleep Inn Lake Norman
     126       2100   Eurohypo   Bishop Street
     127    3403584   BofA       Marsh Store 18
     128      23448   Bridger    Second Dimension Apartments
     129   90001217   SunTrust   Mercantile Bank
     130    3406597   BofA       Briarwood Shopping Village
     131   90001210   SunTrust   Newnan Medical Office
     132      23816   Bridger    Viona Ave Industrial
     133       2200   Eurohypo   70 E Lake Street
     134   90001289   SunTrust   All American Self Storage
     135   90001182   SunTrust   Hardin Apartments
     136    3406220   BofA       731 North St. Andrews Place
     137   90001207   SunTrust   Cheroot & Superior Building
     138    3405465   BofA       Shiloh Square
     139      22322   Bridger    ChemTreat Building
     140   90001224   SunTrust   AC White
     141    3405463   BofA       Suncreek Village
     142    9000273   SunTrust   Schaefer Industrial
     143   90001155   SunTrust   Grand K Warehouse
     144    3405446   BofA       Donelson Plaza
     145    3405464   BofA       Pioneer Plaza
     146      19187   Bridger    Islip Industrial
     147    9000481   SunTrust   Scottish Rite Building
     148      23625   Bridger    Wilcrest Retail
     149   90001294   SunTrust   Whiskey Bottom Bus Center
     150    9000882   SunTrust   Lafitte Square Office
     151   90001100   SunTrust   Rutledge Hill



                                                                                                                       Zip
Sequence                              Street Address                                         City           State      Code
--------   ------------------------------------------------------------------------   ------------------   -------   -------
       1   555 West Madison Street                                                    Chicago              IL          60661
       2   1127 Connecticut Avenue Northwest                                          Washington           DC          20036
       3   One Park Avenue                                                            New York             NY          10016
       4   1400 & 1500 Seaport Boulevard                                              Redwood City         CA          94063
       5   2201 North Stemmons Freeway                                                Dallas               TX          75207
       6   Various                                                                    Various              Various   Various
     6.1   5603 Cypress Creek Drive                                                   Hyattsville          MD          20782
     6.2   7509 Mandan Road                                                           Greenbelt            MD          20770
     6.3   225 South Whiting Street and 200 Yoakum Parkway                            Alexandria           VA          22304
     6.4   14706 Normandy Court                                                       Laurel               MD          20708
     6.5   5309 85th Avenue                                                           New Carrollton       MD          20784
     6.6   5306 85th Avenue                                                           New Carrollton       MD          20784
     6.7   5306 85th Avenue                                                           New Carrollton       MD          20784
       7   1101 and 1191 Second Avenue                                                Seattle              WA          98101
       8   4365 Executive Drive                                                       San Diego            CA          92121
       9   Various                                                                    Various              Various   Various
     9.1   6501 Beacon Drive                                                          Kansas City          MO          64133
     9.2   126 Northpoint Drive                                                       Houston              TX          77060
     9.3   13000 Townsend Road                                                        Philadelphia         PA          19154
     9.4   605 North Arrowhead Avenue                                                 San Bernardino       CA          92401
     9.5   801 East Sherman Street                                                    Pocatello            ID          83201
     9.6   1950 G Street                                                              Fresno               CA          93706
     9.7   333 Broadway Boulevard Southeast                                           Albuquerque          NM          87102
     9.8   4101 Jefferson Court Northeast                                             Albuquerque          NM          87109
     9.9   103 Sheppard Drive                                                         Durango              CO          81303
    9.10   491 Scenic View Drive                                                      Page                 AZ          86040
      10   Various                                                                    Various              Various   Various
    10.1   820 Crescent Centre Drive                                                  Franklin             TN          37067
    10.2   900 East Lookout Drive                                                     Richardson           TX          75082
    10.3   Two Convention Center Plaza                                                St. Charles          MO          63303
    10.4   1303 East Kingsley Street                                                  Springfield          MO          65804
    10.5   3527 West Kearney Street                                                   Springfield          MO          65803
      11   2499 Futura Parkway                                                        Plainfield           IN          46168
      12   10455 Mill Run Circle                                                      Owings Mills         MD          21117
      13   1600-1700 Mall of Georgia Boulevard Northeast                              Buford               GA          30519
      14   63455 North Highway 97                                                     Bend                 OR          97701
      15   1400 & 1500 Masters Boulevard                                              ChampionsGate        FL          33896
      16   301 Goddard Boulevard                                                      King of Prussia      PA          19406
      17   125 Southwest Campus Drive                                                 Federal Way          WA          98023
      18   590 River Highway (NC 150)                                                 Mooresville          NC          28117
      19   5220 Jimmy Lee Smith Parkway                                               Hiram                GA          30141
      20   8000-8180 Mall Parkway                                                     Lithonia             GA          30038
      21   120-180 Woodstock Square Avenue                                            Woodstock            GA          30189
      22   40 Court Street                                                            Boston               MA          02108
      23   333-399 North Congress Avenue                                              Boynton Beach        FL          33426
      24   1060-1140 Harter Road                                                      Yuba City            CA          95993
      25   Various                                                                    Philadelphia         PA        Various
    25.1   2990 South 20th Street                                                     Philadelphia         PA          19145
    25.2   5134 Lancaster Avenue                                                      Philadelphia         PA          19131
    25.3   335 East Price Street                                                      Philadelphia         PA          19144
    25.4   3100 C Street                                                              Philadelphia         PA          19134
      26   101-301 Marketplace Boulevard                                              Cartersville         GA          30121
      27   7751- 8299 9th Street North                                                St. Petersburg       FL          33702
      28   252 7th Avenue                                                             New York             NY          10001
      29   2200 Main Street                                                           Wailuku              HI          96793
      30   1659, 1691, 1713 and 1717 Route 228                                        Cranberry Township   PA          16066
      31   20285 Western Avenue                                                       Torrance             CA          90501
      32   Various                                                                    Various              CA        Various
    32.1   13475 Baseline Avenue                                                      Fontana              CA          92336
    32.2   13473 Foothill Boulevard                                                   Etiwanda             CA          91730
    32.3   18791 Collier Avenue                                                       Lake Elsinore        CA          92530
    32.4   18777 Bloomington Avenue                                                   Bloomington          CA          92316
    32.5   9353 Mariposa Avenue                                                       Hesperia             CA          92344
    32.6   15555 Yates Road                                                           Victorville          CA          92395
    32.7   525 Arrow Highway                                                          Claremont            CA          91711
    32.8   10192 Linden Avenue                                                        Bloomington          CA          92316
      33   1201 Walnut Street                                                         Philadelphia         PA          19107
      34   3030 and 3080 Airway Avenue                                                Costa Mesa           CA          92626
      35   9225 Topanga Canyon Boulevard                                              Chatsworth           CA          91311
      36   2801 West Tyvola Road                                                      Charlotte            NC          28217
      37   25005, 25015, 25035, 25055, 25065, 25075, 25085 & 25095 Blue Ravine Road   Folsom               CA          95630
      38   8610, 8630, 8640, 8650, and 8660 Brentwood Boulevard                       Brentwood            CA          94513
      39   1903 Lumsden Road                                                          Brandon              FL          33511
      40   7120-7170 North Durango Drive                                              Las Vegas            NV          89149
      41   11819 Miami Street, 2520 North 117th Avenue and 2533 North 117th Avenue    Omaha                NE          68164
      42   1001-1007 Third Avenue                                                     New York             NY          10022
      43   13711 South Tamiami Trail                                                  Fort Myers           FL          33912
      44   1003 Justin Lane                                                           Austin               TX          78757
      45   Various                                                                    Various              IL          60803
    45.1   4127 West 127th Street                                                     Alsip                IL          60803
    45.2   3040-3060 West 119th Street                                                Merrionette Park     IL          60803
      46   2477 Naglee Road                                                           Tracy                CA          95304
      47   651 Highway 28 Bypass                                                      Anderson             SC          29624
      48   2651 Perimeter Parkway                                                     Augusta              GA          30909
      49   245 South Franklin Road                                                    Indianapolis         IN          46219
      50   14300-14340 Elsworth Street & 22620-22640 Goldencrest Drive                Moreno Valley        CA          92553
      51   311 Chestnut Street                                                        Chattanooga          TN          37402
      52   1354 Clifford Avenue                                                       Loves Park           IL          61111
      53   4000-4020 William D. Tate Avenue                                           Grapevine            TX          76051
      54   375 Ballardvale Street                                                     Wilmington           MA          01887
      55   4705 East Carefree Highway                                                 Cave Creek           AZ          85331
      56   17117 59th Avenue Northeast                                                Arlington            WA          98223
      57   3411-3501 Custer Parkway and 710 West Renner Road                          Richardson           TX          75080
      58   4065-4086 Haverhill Road                                                   West Palm Beach      FL          33417
      59   1050 Northeast Green Oaks Boulevard                                        Arlington            TX          76006
      60   409 Highway 9 South                                                        Englishtown          NJ          07726
      61   1335 Western Boulevard                                                     Jacksonville         NC          28546
      62   7401 Old Pimlico Road                                                      Baltimore            MD          21209
      63   259-261 Broome Street                                                      New York             NY          10002
      64   6851 Veterans Boulevard                                                    Metairie             LA          70003
      65   655 Engineering Drive                                                      Norcross             GA          30092
      66   6704 Ritchie Highway                                                       Glen Burnie          MD          21061
      67   5201 Forbes Boulevard                                                      Lanham               MD          20706
      68   3941, 3945 and 3949 Legacy Drive and 7120 Coit Road                        Plano                TX          75023
      69   FM 407 & Morris Road                                                       Flower Mound         TX          75028
      70   2850 Southeast 82nd Avenue                                                 Portland             OR          97266
      71   314 Sawdust Road                                                           The Woodlands        TX          77380
      72   4112 North Josey Lane                                                      Carrollton           TX          75007
      73   175 R Street Northeast                                                     Washington           DC          20002
      74   Various                                                                    Various              MA          01887
    74.1   87 Concord Street                                                          North Reading        MA          01887
    74.2   7 Lopez Road                                                               Wilmington           MA          01887
      75   Various                                                                    Huntsville           AL        Various
    75.1   6820 Moquin Drive                                                          Huntsville           AL          35806
    75.2   1201 North Memorial Parkway                                                Huntsville           AL          35801
      76   1051 Johnston Willis Drive                                                 Richmond             VA          23235
      77   301 T Street Southwest                                                     Tumwater             WA          98501
      78   500 South Andrews Avenue                                                   Pompano Beach        FL          33069
      79   1700 West Parmer Lane                                                      Austin               TX          78727
      80   350 University Lane                                                        Batavia              OH          45105
      81   2600-2650 Flower Mound Road                                                Flower Mound         TX          75028
      82   2801 South Marsh Avenue                                                    Yorktown             IN          47396
      83   745 Cross Timbers Road                                                     Flower Mound         TX          75028
      84   6965 West 38th Street                                                      Indianapolis         IN          46254
      85   23-25 & 27-29 East 124th Street                                            New York             NY          10035
      86   4801 West Fullerton                                                        Chicago              IL          60639
      87   4919 Morse Road                                                            Columbus             OH          43230
      88   4420 Hugh Howell Road                                                      Tucker               GA          30084
      89   2200 East 14th Street                                                      Plano                TX          75074
      90   511 West Cordova Road                                                      Santa Fe             NM          87505
      91   302-322 South Park Boulevard                                               Grapevine            TX          76051
      92   14 Jewel Drive                                                             Wilmington           MA          01887
      93   340 Flatbush Avenue Extension                                              Brooklyn             NY          11201
      94   4225 Southwest 40th Boulevard                                              Gainesville          FL          32608
      95   465 Southeast 10th Avenue                                                  Hillsboro            OR          97123
      96   8805 Red Oak Boulevard                                                     Charlotte            NC          28217
      97   432, 434, 436 & 446 Fore Street, 42 & 50 Wharf Street                      Portland             ME          04101
      98   7111 South Virginia Street                                                 Reno                 NV          89511
      99   76 Highland Pavilion Court                                                 Hiram                GA          30141
     100   250 East Gate Road                                                         Aiken                SC          29803
     101   1611 Satellite Boulevard                                                   Duluth               GA          30097
     102   4800 Woodstone Drive                                                       San Antonio          TX          78230
     103   286 Route 46 East                                                          Fairfield            NJ          07004
     104   403 Fury's Ferry Road                                                      Augusta              GA          30907
     105   170 Bellerive Boulevard                                                    Nicholasville        KY          40356
     106   5051 Main Street                                                           Shallotte            NC          28470
     107   911 North 9th Street                                                       St. Louis            MO          63101
     108   239 and 241 Marich Lane                                                    Boone                NC          28607
     109   4270 South Maryland Parkway                                                Las Vegas            NV          89119
     110   500-506 West 172nd Street                                                  New York             NY          10032
     111   3633 Kentucky Avenue                                                       Indianapolis         IN          46221
     112   3700 Bee Caves Road                                                        West Lake Hills      TX          78746
     113   1101 Gulf Breeze Parkway                                                   Gulf Breeze          FL          32561
     114   1701 Lake Robbins Drive                                                    The Woodlands        TX          77380
     115   5661-5669 Broadway                                                         Bronx                NY          10463
     116   510 Hall Street                                                            Bow                  NH          03304
     117   2940 North Broadway                                                        Anderson             IN          46012
     118   3330 Mount Diablo Boulevard                                                Lafayette            CA          94549
     119   400 Karin Lane                                                             Hicksville           NY          11801
     120   1050 Morse Avenue                                                          Elk Grove            IL          60007
     121   1531 Broadway Avenue                                                       Seattle              WA          98122
     122   5208 New Page Road                                                         Durham               NC          27703
     123   9470 West Colonial Drive                                                   Ocoee                FL          34761
     124   1721 8th Street Northeast                                                  Hickory              NC          28601
     125   16508 Northcross Drive                                                     Huntersville         NC          28078
     126   1822 South Bishop Street                                                   Chicago              IL          60608
     127   1240 North State Street                                                    Greenfield           IN          46140
     128   5901 Calloway Drive South                                                  Fort Worth           TX          76114
     129   10509 Judicial Drive                                                       Fairfax              VA          22030
     130   2450-2452 Kuser Road                                                       Hamilton Township    NJ          08690
     131   710 Newnan Crossing Bypass                                                 Newnan               GA          30263
     132   3100 Viona Avenue                                                          Baltimore            MD          21230
     133   70 East Lake Street                                                        Chicago              IL          60601
     134   460 Central Florida Parkway                                                Longwood             FL          32750
     135   287 Hardin Street                                                          Boone                NC          28607
     136   731 North Saint Andrews Place                                              Los Angeles          CA          90038
     137   1901 & 2000-2006 East Franklin Street                                      Richmond             VA          23223
     138   2645 Arapaho Road                                                          Garland              TX          75044
     139   4301 Dominion Boulevard                                                    Glen Allen           VA          23060
     140   1775 Founders Parkway                                                      Alpharetta           GA          30004
     141   7801 Alma Drive                                                            Plano                TX          75025
     142   3300-3399 Southwest 13th Avenue                                            Fort Lauderdale      FL          33315
     143   111 Coleman Boulevard                                                      Pooler               GA          31408
     144   2500, 2510, and 2512 Lebanon Pike                                          Nashville            TN          37214
     145   701 East Cartwright Road                                                   Mesquite             TX          75149
     146   1 & 51-99 Roebling Court                                                   Ronkonkoma           NY          11779
     147   321 West Hill Street                                                       Decatur              GA          30030
     148   1968 & 1988 Wilcrest Drive                                                 Houston              TX          77042
     149   9855 Washington Boulevard                                                  Laurel               MD          20723
     150   217 East Kaliste Saloom Road                                               Lafayette            LA          70508
     151   101 Lea Avenue                                                             Nashville            TN          37210


                                                                      Remaining
                                                                        Term
                                                                         To
                                                                        Stated     Stated
           Mortgage    Amortization     Original        Cut-off        Maturity    Maturity    Due        Monthly
Sequence     Rate          Basis        Balance       Date Balance     (months)      Date      Date       Payment
--------   --------    ------------   ------------   --------------   ---------   ---------   -------   ------------
       1      5.389%   Actual/360     $325,000,000     $325,000,000         118   5/1/2017    First     1,479,654.66
       2      5.665%   Actual/360      200,000,000      200,000,000          56   3/1/2012    First       957,280.09
       3      6.281%   Actual/360      187,500,000      187,500,000          56   3/1/2012    First       994,957.68
       4      5.621%   Actual/360      183,750,000      183,750,000         118   5/1/2017    First       872,592.38
       5      5.545%   Actual/360      175,000,000      175,000,000         119   6/1/2017    First       819,803.10
       6      5.800%   Actual/360      175,000,000      175,000,000          55   2/1/2012    First       857,581.02
     6.1                                49,060,694       49,060,694
     6.2                                44,002,890       44,002,890
     6.3                                36,416,185       36,416,185
     6.4                                22,760,116       22,760,116
     6.5                                 9,104,046        9,104,046
     6.6                                 9,104,046        9,104,046
     6.7                                 4,552,023        4,552,023
       7      5.538%   Actual/360      175,000,000      175,000,000         118   5/1/2017    First       818,768.08
       8      5.611%   Actual/360      166,250,000      166,250,000         123   10/1/2017   First       788,219.61
       9      5.620%   Actual/360      125,000,000      125,000,000         118   5/6/2017    Sixth       593,547.45
     9.1                                43,595,607       43,595,607
     9.2                                14,664,389       14,664,389
     9.3                                14,502,155       14,502,155
     9.4                                11,500,000       11,500,000
     9.5                                10,520,082       10,520,082
     9.6                                 8,038,462        8,038,462
     9.7                                 7,779,057        7,779,057
     9.8                                 7,608,980        7,608,980
     9.9                                 3,596,379        3,596,379
    9.10                                 3,194,890        3,194,890
      10      5.701%   Actual/360      100,000,000      100,000,000         118   5/6/2017    Sixth       481,681.71
    10.1                                33,066,667       33,066,667
    10.2                                29,333,333       29,333,333
    10.3                                16,200,000       16,200,000
    10.4                                11,866,667       11,866,667
    10.5                                 9,533,333        9,533,333
      11      6.470%   Actual/360       86,000,000       86,000,000          84   7/1/2014    First       470,123.38
      12      5.472%   Actual/360       58,400,000       58,400,000          57   4/6/2012    Sixth       270,002.67
      13      5.448%   Actual/360       57,307,446       57,307,446         116   3/1/2017    First       263,765.15
      14      5.710%   Actual/360       50,000,000       50,000,000         119   6/1/2017    First       290,517.15
      15      6.720%   Actual/360       50,000,000       50,000,000         103   2/1/2016    First       323,302.58
      16      5.448%   Actual/360       47,065,383       47,065,383         116   3/1/2017    First       216,624.69
      17      5.423%   Actual/360       37,750,000       37,750,000         117   4/1/2017    First       172,967.97
      18      5.448%   Actual/360       37,680,787       37,680,787         116   3/1/2017    First       173,430.84
      19      5.448%   Actual/360       37,609,248       37,609,248         116   3/1/2017    First       173,101.57
      20      5.448%   Actual/360       34,515,625       34,515,625         116   3/1/2017    First       158,862.76
      21      5.448%   Actual/360       29,006,478       29,006,478         116   3/1/2017    First       133,506.18
      22      5.647%   Actual/360       28,100,000       28,100,000          83   6/1/2014    First       134,070.50
      23      5.448%   Actual/360       27,854,444       27,854,444         116   3/1/2017    First       128,203.79
      24      5.895%   Actual/360       27,000,000       27,000,000         179   6/1/2022    First       160,060.48
      25      5.737%   Actual/360       25,620,000       25,620,000         118   5/1/2017    First       124,186.13
    25.1                                10,968,101       10,968,101
    25.2                                 6,959,483        6,959,483
    25.3                                 5,185,683        5,185,683
    25.4                                 2,506,733        2,506,733
      26      5.448%   Actual/360       23,297,527       23,297,527         116   3/1/2017    First       107,229.97
      27      5.448%   Actual/360       23,172,886       23,172,886         116   3/1/2017    First       106,656.29
      28      5.508%   Actual/360       22,000,000       22,000,000         118   5/1/2017    First       102,382.50
      29      5.701%   Actual/360       21,700,000       21,700,000         119   6/1/2017    First       125,960.64
      30      5.614%   Actual/360       21,450,000       21,450,000         117   4/6/2017    Sixth       101,744.00
      31      5.697%   Actual/360       19,800,000       19,800,000         117   4/1/2017    First       114,875.37
      32      5.890%   Actual/360       19,000,000       19,000,000          76   11/1/2013   First       112,574.39
    32.1                                 3,597,000        3,597,000
    32.2                                 3,458,000        3,458,000
    32.3                                 2,522,000        2,522,000
    32.4                                 2,414,000        2,414,000
    32.5                                $2,250,000       $2,250,000
    32.6                                 1,894,000        1,894,000
    32.7                                 1,570,000        1,570,000
    32.8                                 1,295,000        1,295,000
      33      5.675%   Actual/360       18,500,000       18,500,000         115   2/1/2017    First       107,081.17
      34      5.655%   Actual/360       17,700,000       17,700,000         114   1/1/2017    First       102,226.69
      35      6.010%   Actual/360       17,300,000       17,300,000          58   5/6/2012    Sixth        87,847.56
      36      5.716%   Actual/360       17,000,000       17,000,000         118   5/1/2017    First        82,101.34
      37      5.839%   Actual/360       17,000,000       17,000,000         117   4/1/2017    First       100,170.62
      38      5.910%   Actual/360       16,750,000       16,750,000          56   3/6/2012    Sixth        83,639.50
      39      5.410%   30/360           16,133,156       16,133,156         119   6/1/2017    First        72,733.64
      40      5.724%   Actual/360       16,000,000       16,000,000         114   1/1/2017    First        93,107.56
      41      5.702%   Actual/360       15,915,000       15,915,000         117   4/1/2017    First        92,390.90
      42      6.725%   Actual/360       15,000,000       15,000,000          60   7/1/2012    First        85,230.03
      43      5.448%   Actual/360       14,649,463       14,649,463         116   3/1/2017    First        67,426.10
      44      5.490%   Actual/360       14,000,000       14,000,000          59   6/1/2012    First        64,939.58
      45      6.150%   Actual/360       13,900,000       13,900,000         120   7/1/2017    First        84,682.71
    45.1                                10,973,684       10,973,684
    45.2                                 2,926,316        2,926,316
      46      5.973%   Actual/360       13,700,000       13,700,000         117   4/1/2017    First        81,900.76
      47      5.448%   Actual/360       13,653,259       13,653,259         116   3/1/2017    First        62,840.94
      48      6.140%   Actual/360       12,500,000       12,477,852         118   5/1/2017    First        76,072.61
      49      5.880%   Actual/360       12,395,086       12,309,507         113   12/1/2016   First        73,361.23
      50      5.798%   Actual/360       12,100,000       12,100,000         118   5/1/2017    First        70,981.71
      51      5.700%   Actual/360       11,500,000       11,477,530         118   5/1/2017    First        66,746.05
      52      5.761%   30/360           11,000,000       11,000,000          59   6/1/2012    First        52,809.17
      53      5.410%   30/360           10,719,085       10,719,085         119   6/1/2017    First        48,325.21
      54      5.654%   Actual/360       10,600,000       10,600,000         118   5/7/2017    Seventh      61,213.80
      55      5.734%   Actual/360       10,300,000       10,300,000         119   6/1/2017    First        60,003.35
      56      5.827%   Actual/360       10,200,000       10,200,000         118   5/1/2017    First        50,217.41
      57      5.410%   30/360           10,148,677       10,148,677         119   6/1/2017    First        45,753.62
      58      5.448%   Actual/360       10,148,501       10,148,501         116   3/1/2017    First        46,709.83
      59      5.410%   30/360           10,120,995       10,120,995         119   6/1/2017    First        45,628.82
      60      6.129%   Actual/360       10,100,000       10,100,000         119   6/1/2017    First        61,394.79
      61      5.448%   Actual/360       10,098,326       10,098,326         116   3/1/2017    First        46,478.89
      62      6.170%   Actual/360       10,060,000       10,060,000         109   8/1/2016    First        52,443.57
      63      5.480%   Actual/360       10,050,000       10,050,000         119   6/1/2017    First        46,532.43
      64      5.802%   Actual/360       10,000,000       10,000,000         119   6/1/2017    First        58,688.04
      65      5.616%   Actual/360        9,900,000        9,900,000         118   5/1/2017    First        56,933.74
      66      6.170%   Actual/360        9,890,000        9,890,000         109   8/1/2016    First        51,557.35
      67      6.170%   Actual/360        9,870,000        9,870,000         109   8/1/2016    First        51,453.09
      68      5.410%   30/360            9,789,751        9,789,751         119   6/1/2017    First        44,135.46
      69      5.410%   30/360            9,745,034        9,745,034         119   6/1/2017    First        43,933.86
      70      6.014%   Actual/360        9,500,000        9,500,000         108   7/1/2016    First        57,042.84
      71      5.740%   Actual/360        9,440,000        9,440,000         116   3/6/2017    Sixth        55,029.32
      72      5.410%   30/360            9,346,170        9,346,170         119   6/1/2017    First        42,135.65
      73      5.930%   Actual/360        9,100,000        9,100,000          60   7/1/2012    First        45,593.74
      74      5.654%   Actual/360        9,000,000        9,000,000         118   5/7/2017    Seventh      51,973.98
    74.1                                 4,837,004        4,837,004
    74.2                                 4,162,996        4,162,996
      75      5.842%   Actual/360        9,000,000        9,000,000         119   6/6/2017    Sixth        53,048.73
    75.1                                 5,750,000        5,750,000
    75.2                                 3,250,000        3,250,000
      76      5.990%   Actual/360        8,600,000        8,600,000         120   7/1/2017    First        52,846.45
      77      5.636%   Actual/360        8,500,000        8,500,000         118   5/1/2017    First        48,989.84
      78      6.365%   Actual/360        8,466,255        8,458,398         107   6/1/2016    First        52,763.06
      79      5.410%   30/360            8,434,692        8,434,692         119   6/1/2017    First        38,026.40
      80      5.720%   Actual/360        8,400,000        8,400,000         117   4/6/2017    Sixth        48,860.15
      81      5.410%   30/360            8,341,692        8,341,692         119   6/1/2017    First        37,607.13
      82      5.880%   Actual/360        8,396,093        8,338,124         113   12/1/2016   First        49,692.89
      83      5.410%   30/360            8,192,687        8,192,687         119   6/1/2017    First        36,935.36
      84      5.880%   Actual/360        8,155,667        8,099,358         113   12/1/2016   First        48,269.92
      85      5.772%   Actual/360        8,000,000        8,000,000          82   5/1/2014    First        39,014.44
      86      5.688%   Actual/360        8,000,000        8,000,000         118   5/1/2017    First        46,371.22
      87      5.765%   30/360           $7,892,542       $7,892,542          59   6/1/2012    First        37,917.09
      88      5.410%   30/360            7,721,653        7,721,653         119   6/1/2017    First        34,811.79
      89      5.410%   30/360            7,711,759        7,711,759         119   6/1/2017    First        34,767.18
      90      5.969%   Actual/360        7,600,000        7,600,000         119   6/1/2017    First        45,414.48
      91      5.410%   30/360            7,531,973        7,531,973         119   6/1/2017    First        33,956.64
      92      5.654%   Actual/360        7,500,000        7,500,000         118   5/7/2017    Seventh      43,311.65
      93      5.872%   Actual/360        7,500,000        7,500,000         119   6/1/2017    First        37,209.72
      94      6.140%   Actual/360        7,500,000        7,500,000         115   2/1/2017    First        45,643.57
      95      5.768%   Actual/360        7,500,000        7,492,196         119   6/1/2017    First        43,853.76
      96      6.450%   Actual/360        7,500,000        7,459,712         114   1/1/2017    First        47,158.75
      97      5.786%   Actual/360        7,300,000        7,300,000         119   6/1/2017    First        42,767.91
      98      6.169%   Actual/360        7,300,000        7,300,000         111   10/1/2016   First        44,563.49
      99      5.680%   Actual/360        7,200,000        7,185,870         118   5/1/2017    First        41,697.62
     100      5.410%   30/360            6,800,038        6,800,038         119   6/1/2017    First        30,656.84
     101      5.848%   Actual/360        6,684,000        6,684,000         118   5/1/2017    First        39,423.12
     102      5.970%   Actual/360        6,400,000        6,388,219         118   5/1/2017    First        38,247.88
     103      5.862%   Actual/360        6,400,000        6,387,933         118   5/1/2017    First        37,805.26
     104      5.410%   30/360            6,380,929        6,380,929         119   6/1/2017    First        28,767.35
     105      5.410%   30/360            6,092,460        6,092,460         119   6/1/2017    First        27,466.84
     106      5.765%   30/360            6,077,500        6,077,500          59   6/1/2012    First        29,197.32
     107      6.113%   Actual/360        6,000,000        6,000,000         119   6/6/2017    Sixth        36,410.08
     108      6.160%   Actual/360        5,800,000        5,794,401         119   6/1/2017    First        35,372.79
     109      5.640%   Actual/360        5,500,000        5,500,000         118   5/1/2017    First        26,209.03
     110      5.911%   Actual/360        5,100,000        5,100,000          58   5/6/2012    Sixth        25,470.66
     111      5.880%   Actual/360        4,873,218        4,839,572         113   12/1/2016   First        28,842.50
     112      5.410%   30/360            4,802,876        4,802,876         119   6/1/2017    First        21,652.97
     113      5.948%   Actual/360        4,755,000        4,750,219         119   6/1/2017    First        28,349.85
     114      5.807%   Actual/360        4,600,000        4,600,000         117   4/6/2017    Sixth        22,569.34
     115      5.790%   Actual/360        4,600,000        4,600,000         119   6/6/2017    Sixth        22,503.26
     116      5.617%   Actual/360        4,560,000        4,560,000         118   5/1/2017    First        21,641.05
     117      5.880%   Actual/360        4,573,091        4,541,517         113   12/1/2016   First        27,066.18
     118      5.652%   Actual/360        4,500,000        4,500,000         119   6/1/2017    First        25,981.30
                                         4,500,000        4,500,000
     119      5.920%   Actual/360        2,300,000        2,300,000         119   6/1/2017    First        13,671.59
     120      5.920%   Actual/360        2,200,000        2,200,000         119   6/1/2017    First        13,077.17
     121      6.105%   Actual/360        4,500,000        4,500,000         113   12/1/2016   First        27,284.30
     122      5.821%   Actual/360        4,400,000        4,393,473         119   6/1/2017    First        27,869.78
     123      5.926%   Actual/360        4,282,500        4,282,500         116   3/1/2017    First        25,472.36
     124      5.540%   Actual/360        4,300,000        4,280,601         117   4/1/2017    First        26,508.58
     125      5.878%   Actual/360        4,250,000        4,250,000         120   7/1/2017    First        27,066.74
     126      5.904%   Actual/360        4,200,000        4,200,000          59   6/6/2012    Sixth        20,951.00
     127      5.880%   Actual/360        4,219,658        4,190,524         113   12/1/2016   First        24,974.36
     128      5.533%   Actual/360        4,000,000        3,995,649         119   6/1/2017    First        22,794.45
     129      5.760%   Actual/360        4,000,000        3,992,286          58   5/1/2012    First        23,368.33
     130      5.852%   Actual/360        3,900,000        3,900,000         119   6/1/2017    First        23,012.68
     131      6.350%   Actual/360        3,825,000        3,825,000         120   7/1/2017    First        23,800.52
     132      6.163%   Actual/360        3,600,000        3,600,000         120   7/1/2017    First        21,962.52
     133      5.630%   Actual/360        3,500,000        3,500,000         116   3/6/2017    Sixth        16,648.90
     134      5.780%   Actual/360        3,400,000        3,400,000         119   6/1/2017    First        19,906.32
     135      6.160%   Actual/360        3,400,000        3,396,718         119   6/1/2017    First        20,735.77
     136      5.846%   Actual/360        3,350,290        3,346,855         119   6/1/2017    First        19,756.18
     137      5.980%   Actual/360        3,315,000        3,311,687         119   6/1/2017    First        19,832.49
     138      5.410%   30/360            3,238,160        3,238,160         119   6/1/2017    First        14,598.70
     139      5.725%   Actual/360        3,220,000        3,220,000         118   5/1/2017    First        18,739.94
     140      5.990%   Actual/360        2,700,000        2,696,098         179   6/1/2022    First        17,379.64
     141      5.410%   30/360            2,683,331        2,683,331         119   6/1/2017    First        12,097.35
     142      5.960%   Actual/360        2,500,000        2,489,472         117   4/1/2017    First        16,046.46
     143      5.960%   Actual/360        2,350,000        2,345,664         118   5/1/2017    First        14,029.06
     144      5.410%   30/360            2,314,703        2,314,703         119   6/1/2017    First        10,435.45
     145      5.410%   30/360            2,250,179        2,250,179         119   6/1/2017    First        10,144.56
     146      6.171%   Actual/360        2,150,000        2,146,217         118   5/1/2017    First        13,127.65
     147      6.330%   Actual/360        1,850,000        1,841,258         115   2/1/2017    First        11,487.20
     148      6.028%   Actual/360        1,600,000        1,598,416         119   6/1/2017    First         9,621.63
     149      6.150%   Actual/360        1,500,000        1,500,000         120   7/1/2017    First         9,138.42
     150      6.680%   Actual/360        1,265,000        1,265,000         180   7/1/2022    First         8,145.99
     151      6.500%   Actual/360        1,220,000        1,218,371         119   6/1/2017    First         8,237.53
                            Total                    $3,515,654,613


                              Primary      Master                                               Original
           Administrative    Servicing    Servicing      Ownership     Cross-Collateralized   Amortization
Sequence      Fee Rate       Fee Rate     Fee Rate       Interest            Loans              (months)     ARD Loan   Grace Period
--------   --------------    ---------    ---------    -------------   --------------------   ------------   --------   ------------
       1            0.071%       0.050%       0.020%   Fee             No                                0   No                    0
       2            0.021%       0.010%       0.010%   Fee             No                                0   No                    5
       3            0.031%       0.010%       0.020%   Fee             No                                0   No                    5
       4            0.071%       0.050%       0.020%   Fee             No                                0   No                    5
       5            0.051%       0.030%       0.020%   Fee/Leasehold   No                                0   No                    5
       6            0.021%       0.010%       0.010%   Fee             No                                0   No                    5
     6.1                                               Fee
     6.2                                               Fee
     6.3                                               Fee
     6.4                                               Fee
     6.5                                               Fee
     6.6                                               Fee
     6.7                                               Fee
       7            0.071%       0.050%       0.020%   Fee             No                                0   No                    5
       8            0.071%       0.050%       0.020%   Fee             No                                0   No                    0
       9            0.021%       0.010%       0.010%   Fee/Leasehold   No                                0   No                    0
     9.1                                               Fee
     9.2                                               Fee
     9.3                                               Fee
     9.4                                               Fee
     9.5                                               Leasehold
     9.6                                               Fee/Leasehold
     9.7                                               Leasehold
     9.8                                               Fee
     9.9                                               Fee/Leasehold
    9.10                                               Fee
      10            0.021%       0.010%       0.010%   Fee/Leasehold   No                                0   No                    0
    10.1                                               Fee
    10.2                                               Fee
    10.3                                               Leasehold
    10.4                                               Fee
    10.5                                               Fee
      11            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
      12            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
      13            0.071%       0.050%       0.020%   Fee             No                                0   No                    0
      14            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
      15            0.021%       0.010%       0.010%   Fee/Leasehold   No                              360   No                    5
      16            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      17            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      18            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      19            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      20            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      21            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      22            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      23            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      24            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      25            0.041%       0.020%       0.020%   Fee/Leasehold   No                                0   No                    5
    25.1                                               Leasehold
    25.2                                               Fee
    25.3                                               Fee
    25.4                                               Fee
      26            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      27            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      28            0.021%       0.010%       0.010%   Fee             No                                0   No                    5
      29            0.041%       0.020%       0.020%   Leasehold       No                              360   No                    5
      30            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
      31            0.061%       0.040%       0.020%   Fee             No                              360   No                    5
      32            0.041%       0.020%       0.020%   Fee             No                              360   No                    0
    32.1                                               Fee
    32.2                                               Fee
    32.3                                               Fee
    32.4                                               Fee
    32.5                                               Fee
    32.6                                               Fee
    32.7                                               Fee
    32.8                                               Fee
      33            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      34            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      35            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
      36            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      37            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      38            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
      39            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      40            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
      41            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      42            0.021%       0.010%       0.010%   Fee             No                                0   No                    5
      43            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      44            0.021%       0.010%       0.010%   Fee             No                                0   No                    5
      45            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
    45.1                                               Fee
    45.2                                               Fee
      46            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      47            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      48            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      49            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
      50            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      51            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      52            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      53            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      54            0.021%       0.010%       0.010%   Fee             No                              360   No                    0
      55            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      56            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      57            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      58            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      59            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      60            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      61            0.041%       0.020%       0.020%   Fee             No                                0   No                    0
      62            0.041%       0.020%       0.020%   Fee             No                                0   No                    7
      63            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      64            0.041%       0.020%       0.020%   Fee             No                              360   No                    0
      65            0.041%       0.020%       0.020%   Fee             No                              360   No                    0
      66            0.041%       0.020%       0.020%   Fee             No                                0   No                    7
      67            0.041%       0.020%       0.020%   Fee             No                                0   No                    7
      68            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      69            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      70            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
      71            0.021%       0.010%       0.010%   Fee             No                              360   No                    0
      72            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      73            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      74            0.021%       0.010%       0.010%   Fee             No                              360   No                    0
    74.1                                               Fee
    74.2                                               Fee
      75            0.021%       0.010%       0.010%   Fee             No                              360   No                    0
    75.1                                               Fee
    75.2                                               Fee
      76            0.041%       0.020%       0.020%   Fee             No                              336   No                    5
      77            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      78            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      79            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      80            0.021%       0.010%       0.010%   Fee             No                              360   No                    0
      81            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      82            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
      83            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      84            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
      85            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      86            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      87            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      88            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      89            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      90            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      91            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      92            0.021%       0.010%       0.010%   Fee             No                              360   No                    0
      93            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
      94            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      95            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      96            0.041%       0.020%       0.020%   Fee             No                              360   No                   15
      97            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      98            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
      99            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     100            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     101            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     102            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     103            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     104            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     105            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     106            0.041%       0.020%       0.020%   Fee             No                                0   No                   15
     107            0.021%       0.010%       0.010%   Fee             No                              360   No                    0
     108            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     109            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     110            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
     111            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
     112            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     113            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     114            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
     115            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
     116            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     117            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
     118            0.041%       0.020%       0.020%   Leasehold       No                              360   No                    5
     119            0.041%       0.020%       0.020%   Fee             Yes                             360   No                    5
     120            0.041%       0.020%       0.020%   Fee             Yes                             360   No                    5
     121            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     122            0.101%       0.080%       0.020%   Fee             No                              300   No                    5
     123            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     124            0.041%       0.020%       0.020%   Fee             No                              300   No                    5
     125            0.101%       0.080%       0.020%   Fee             No                              300   No                    5
     126            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
     127            0.071%       0.050%       0.020%   Fee             No                              360   No                    5
     128            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     129            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     130            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     131            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     132            0.101%       0.080%       0.020%   Fee             No                              360   No                    5
     133            0.021%       0.010%       0.010%   Fee             No                                0   No                    0
     134            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     135            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     136            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     137            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     138            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     139            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     140            0.041%       0.020%       0.020%   Fee             No                              300   No                    5
     141            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     142            0.041%       0.020%       0.020%   Fee             No                              300   No                    5
     143            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     144            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     145            0.041%       0.020%       0.020%   Fee             No                                0   No                    5
     146            0.041%       0.020%       0.020%   Leasehold       No                              360   No                    5
     147            0.041%       0.020%       0.020%   Fee             No                              360   No                    7
     148            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     149            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     150            0.041%       0.020%       0.020%   Fee             No                              360   No                    5
     151            0.041%       0.020%       0.020%   Fee             No                              300   No                    5


Sequence   Loan Group
--------   ----------
       1            2
       2            1
       3            1
       4            1
       5            1
       6            2
     6.1            2
     6.2            2
     6.3            2
     6.4            2
     6.5            2
     6.6            2
     6.7            2
       7            1
       8            1
       9            1
     9.1            1
     9.2            1
     9.3            1
     9.4            1
     9.5            1
     9.6            1
     9.7            1
     9.8            1
     9.9            1
    9.10            1
      10            1
    10.1            1
    10.2            1
    10.3            1
    10.4            1
    10.5            1
      11            1
      12            1
      13            1
      14            1
      15            1
      16            1
      17            2
      18            1
      19            1
      20            1
      21            1
      22            1
      23            1
      24            1
      25            1
    25.1            1
    25.2            1
    25.3            1
    25.4            1
      26            1
      27            1
      28            1
      29            1
      30            1
      31            1
      32            1
    32.1            1
    32.2            1
    32.3            1
    32.4            1
    32.5            1
    32.6            1
    32.7            1
    32.8            1
      33            1
      34            1
      35            2
      36            1
      37            1
      38            1
      39            1
      40            1
      41            1
      42            1
      43            1
      44            2
      45            2
    45.1            2
    45.2            2
      46            1
      47            1
      48            1
      49            1
      50            1
      51            1
      52            1
      53            1
      54            1
      55            1
      56            1
      57            1
      58            1
      59            1
      60            1
      61            1
      62            1
      63            2
      64            1
      65            1
      66            1
      67            1
      68            1
      69            1
      70            1
      71            1
      72            1
      73            1
      74            1
    74.1            1
    74.2            1
      75            1
    75.1            1
    75.2            1
      76            1
      77            2
      78            1
      79            1
      80            2
      81            1
      82            1
      83            1
      84            1
      85            2
      86            1
      87            1
      88            1
      89            1
      90            1
      91            1
      92            1
      93            1
      94            1
      95            1
      96            1
      97            1
      98            1
      99            1
     100            1
     101            1
     102            1
     103            1
     104            1
     105            1
     106            1
     107            1
     108            2
     109            1
     110            2
     111            1
     112            1
     113            1
     114            1
     115            1
     116            1
     117            1
     118            1
     119            1
     120            1
     121            1
     122            1
     123            1
     124            2
     125            1
     126            2
     127            1
     128            2
     129            1
     130            1
     131            1
     132            1
     133            1
     134            1
     135            2
     136            2
     137            1
     138            1
     139            1
     140            1
     141            1
     142            1
     143            1
     144            1
     145            1
     146            1
     147            1
     148            1
     149            1
     150            1
     151            1

                                   SCHEDULE II

            Sub-Servicing Agreements in Effect as of the Closing Date


            1. Sub-Servicing Agreement, dated as of July 1, 2007, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and HOLLIDAY FENOGLIO FOWLER, L.P., as Sub-Servicer.

            2. Sub-Servicing Agreement, dated as of July 1, 2007, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and HYPO REAL ESTATE CAPITAL CORPORATION, as Sub-Servicer.

            3. Sub-Servicing Agreement, dated as of July 1, 2007 by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and MIDLAND LOAN SERVICES, INC., as Sub-Servicer.

            4. Sub-Servicing Agreement, dated as of July 1, 2007 by and between BANK OF AMERICA, NATIONAL ASSOCIATION., as Master Servicer, and SUNTRUST BANK, as Sub-Servicer.

            5. Sub-Servicing Agreement, dated as of July 1, 2007, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Sub-Servicer.

            6. Sub-Servicing Agreement, dated as of July 1, 2007 by and between BANK OF AMERICA, NATIONAL ASSOCIATION., as Master Servicer, LAUREATE CAPITAL LLC, CBRE MELODY OF TEXAS, LP, and NORTHMARQ CAPITAL, INC., as Sub-Servicers.

                                  SCHEDULE III

                  Schedule of Exceptions under Section 2.02(a)

------------ ---------------------------- ---------- -------------- --------- ----------- --------------- -----------------------
 Collateral                                Investor                                        Exception
     ID       Property Name                   ID      Loan Amount    DocType   Exception   Description     Notation
------------ ---------------------------- ---------- -------------- --------- ----------- --------------- -----------------------
 1120073      Metropolis Shopping Center    HRECC     86,000,000.00    ALN1       01       MISSING         @RECEIVED COPY, NEED
                                                                                                           ORIGINAL;  HRECC TO
                                                                                                           HPFU
------------ ---------------------------- ---------- -------------- --------- ----------- --------------- -----------------------
 1520073      CG (Championsgate) Golf        Euro     50,000,000.00    ALNV       01       MISSING         EURO TO BLANK
              LLC & Omni-Championsgate
              Resort Hotel
------------ ---------------------------- ---------- -------------- --------- ----------- --------------- -----------------------
 2820073      252 Seventh Avenue SPE         Euro     22,000,000.00    ALNV       01       MISSING         EURO TO BLANK
              Owner LLC
------------ ---------------------------- ---------- -------------- --------- ----------- --------------- -----------------------
 5420073      NEW 375 BVALE LLC              Euro     10,600,000.00    ALNV       46       LOAN            NOTE:
                                                                                           REFERENCE       $10,600,000.00;
                                                                                           MISSING/        ALLONGE:
                                                                                           INCORRECT       $9,000,000.00
------------ ---------------------------- ---------- -------------- --------- ----------- --------------- -----------------------
                                                                                           LOAN
                                                                                           REFERENCE       NOTE: $5,100,000.00;
              500-506 W 172ND ST.                                                          MISSING/        ALLONGE:
 11020073     HOLDINGS LP                    Euro     5,100,000.00     ALNV       46       INCORRECT       $5,000,000.00
------------ ---------------------------- ---------- -------------- --------- ----------- --------------- -----------------------

                                   SCHEDULE IV

                                   [Reserved]

                                   SCHEDULE V


                 Mortgage Loans that Initially Pay Interest Only

-----------------------------------------------------------------------------------------------------------------------------------
Loan Number       Property Name                                 Loan Transaction     Cut-off Balance  Amortization Type  IO Period
-----------------------------------------------------------------------------------------------------------------------------------
3406070           Presidential Towers                               BACM 07-3            325,000,000    Interest Only        120
101               Renaissance Mayflower Hotel                       BACM 07-3            200,000,000    Interest Only         60
3405209           One Park Avenue                                   BACM 07-3            187,500,000    Interest Only         60
3406713           Pacific Shores Building 9 & 10                    BACM 07-3            183,750,000    Interest Only        120
104               Rockwood Ross Multifamily Portfolio               BACM 07-3            175,000,000    Interest Only         60
3406386           Hilton Anatole                                    BACM 07-3            175,000,000    Interest Only        120
3406646           Second & Seneca                                   BACM 07-3            175,000,000    Interest Only        120
3406563           Pacifica Tower                                    BACM 07-3            166,250,000    Interest Only        126
100               HPI - GSA Portfolio                               BACM 07-3            125,000,000    Interest Only        120
200               JQH Hotel Portfolio                               BACM 07-3            100,000,000    Interest Only        120
102               Metropolis Shopping Center                        BACM 07-3             86,000,000    Interest Only         84
300               Owings Mills 3                                    BACM 07-3             58,400,000    Interest Only         60
3405751           Marketplace at Mill Creek                         BACM 07-3             57,307,446    Interest Only        120
400               ChampionsGate Hotel                               BACM 07-3             50,000,000     IO, Balloon          24
3400017           Cascade Village Phase I                           BACM 07-3             50,000,000     IO, Balloon          60
3405766           Overlook at King of Prussia                       BACM 07-3             47,065,383    Interest Only        120
3405845           The Heights on West Campus                        BACM 07-3             37,750,000    Interest Only        120
3405753           Winslow Bay Commons                               BACM 07-3             37,680,787    Interest Only        120
3405768           Hiram Pavilion                                    BACM 07-3             37,609,248    Interest Only        120
3405754           Stonecrest Marketplace                            BACM 07-3             34,515,625    Interest Only        120
3405755           Woodstock Square                                  BACM 07-3             29,006,478    Interest Only        120
3405961           40 Court Street                                   BACM 07-3             28,100,000    Interest Only         84
3405756           Boynton Commons                                   BACM 07-3             27,854,444    Interest Only        120
23582             Yuba City Marketplace                             BACM 07-3             27,000,000     IO, Balloon         120
3405932           Philly Self Storage Portfolio                     BACM 07-3             25,620,000    Interest Only        120
3405772           Bartow Marketplace                                BACM 07-3             23,297,527    Interest Only        120
3405773           Gateway Market Center                             BACM 07-3             23,172,886    Interest Only        120
500               252 7th Ave                                       BACM 07-3             22,000,000    Interest Only        120
3404645           One Main Plaza                                    BACM 07-3             21,700,000     IO, Balloon          48
600               Cranberry Commons                                 BACM 07-3             21,450,000    Interest Only        120
3406314           20285 Western Avenue                              BACM 07-3             19,800,000     IO, Balloon          39
3403893           Empire Self Storage Portfolio                     BACM 07-3             19,000,000     IO, Balloon          60
3404734           12th & Walnut Streets Garage                      BACM 07-3             18,500,000     IO, Balloon          60
3404317           Airway Properties                                 BACM 07-3             17,700,000     IO, Balloon          36
700               Nantucket Creek                                   BACM 07-3             17,300,000    Interest Only         60
3405700           Raley's at the Parkway                            BACM 07-3             17,000,000     IO, Balloon          60
3406182           Belk II                                           BACM 07-3             17,000,000    Interest Only        120
800               Garin Ranch                                       BACM 07-3             16,750,000    Interest Only         60
3405457           Brandon Centre South                              BACM 07-3             16,133,156    Interest Only        120
59758             Montecito Marketplace                             BACM 07-3             16,000,000     IO, Balloon          24
20953             North Park Business Park Portfolio 3              BACM 07-3             15,915,000     IO, Balloon          60
900               1001-1007 Third Ave                               BACM 07-3             15,000,000    Interest Only         60
3405759           Market Place                                      BACM 07-3             14,649,463    Interest Only        120
1000              Argosy Apartments                                 BACM 07-3             14,000,000    Interest Only         60
3402392           Tracy Pavilion II                                 BACM 07-3             13,700,000     IO, Balloon          60
3405760           Anderson Central                                  BACM 07-3             13,653,259    Interest Only        120
3404871           Moreno Valley Business Park                       BACM 07-3             12,100,000     IO, Balloon          60
3405887           Schneider Electric                                BACM 07-3             11,000,000    Interest Only         60
3405454           Heritage Heights                                  BACM 07-3             10,719,085    Interest Only        120
1100              375 Ballardvale Street                            BACM 07-3             10,600,000     IO, Balloon          60
22651             The Shops at Dove Valley Ranch                    BACM 07-3             10,300,000     IO, Balloon          36
3405684           Crown Distributing Headquarters                   BACM 07-3             10,200,000    Interest Only        120
3405449           Custer Creek                                      BACM 07-3             10,148,677    Interest Only        120
3405776           Paradise Place                                    BACM 07-3             10,148,501    Interest Only        120
3405466           Riverview Village                                 BACM 07-3             10,120,995    Interest Only        120
3402090           Marlboro Self Storage                             BACM 07-3             10,100,000     IO, Balloon          36
3405762           Gateway Plaza - Jacksonville                      BACM 07-3             10,098,326    Interest Only        120
9000655           ezStorage Corp. - Ruxton                          BACM 07-3             10,060,000    Interest Only        120
3406322           259-261 Broome Street                             BACM 07-3             10,050,000    Interest Only        120
3406266           6851 Veterans Boulevard                           BACM 07-3             10,000,000     IO, Balloon          60
3405691           655 Engineering                                   BACM 07-3              9,900,000     IO, Balloon          60
9000658           ezStorage Corp. - Glen Burnie                     BACM 07-3              9,890,000    Interest Only        120
9000606           ezStorage Corp. - Lanham                          BACM 07-3              9,870,000    Interest Only        120
3405458           Hunters Glen Crossing                             BACM 07-3              9,789,751    Interest Only        120
3405456           The Highlands                                     BACM 07-3              9,745,034    Interest Only        120
3401449           Fubonn Shopping Center                            BACM 07-3              9,500,000     IO, Balloon          36
1200              Aspen Gardens                                     BACM 07-3              9,440,000     IO, Balloon          60
3405460           Josey Oaks                                        BACM 07-3              9,346,170    Interest Only        120
90001059          R Street Storage                                  BACM 07-3              9,100,000    Interest Only         60
1300              Huntsville Office & Retail Portfolio              BACM 07-3              9,000,000     IO, Balloon          36
1400              Howland                                           BACM 07-3              9,000,000     IO, Balloon          60
22442             Alpine Village Apartments                         BACM 07-3              8,500,000     IO, Balloon          36
3400184           The Store Room - Pompano Beach                    BACM 07-3              8,458,398     IO, Balloon          12
3405459           Scofield Crossing                                 BACM 07-3              8,434,692    Interest Only        120
1500              Bella Vista Apartments                            BACM 07-3              8,400,000     IO, Balloon          24
3405451           Flower Mound Crossing                             BACM 07-3              8,341,692    Interest Only        120
3405447           Cross Timbers Court                               BACM 07-3              8,192,687    Interest Only        120
3405077           Banco Plaza                                       BACM 07-3              8,000,000     IO, Balloon          24
3406097           23-25 & 27-29 East 124th Street                   BACM 07-3              8,000,000    Interest Only         84
3405888           Market at Morse                                   BACM 07-3              7,892,542    Interest Only         60
3405452           Hugh Howell                                       BACM 07-3              7,721,653    Interest Only        120
3405445           14th Street Market                                BACM 07-3              7,711,759    Interest Only        120
3404899           El Mercado Center                                 BACM 07-3              7,600,000     IO, Balloon          36
3405462           Park West Plaza                                   BACM 07-3              7,531,973    Interest Only        120
9000504           Hampton Inn Gainesville                           BACM 07-3              7,500,000     IO, Balloon          60
1600              14 Jewel Drive                                    BACM 07-3              7,500,000     IO, Balloon          60
3404238           340 Flatbush Avenue Extension                     BACM 07-3              7,500,000    Interest Only        120
3402757           Sierra Meadows Plaza                              BACM 07-3              7,300,000     IO, Balloon          60
23127             Old Port Buildings                                BACM 07-3              7,300,000     IO, Balloon          60
3405448           East Gate                                         BACM 07-3              6,800,038    Interest Only        120
3406643           Old Peachtree Commons                             BACM 07-3              6,684,000     IO, Balloon          60
3405455           Fury's Ferry                                      BACM 07-3              6,380,929    Interest Only        120
3405450           Bellerive Plaza                                   BACM 07-3              6,092,460    Interest Only        120
3405879           Shallotte Commons                                 BACM 07-3              6,077,500    Interest Only         60
1700              Convention Center Garage                          BACM 07-3              6,000,000     IO, Balloon          60
3405667           La Plaza Business Center - Bldg E                 BACM 07-3              5,500,000    Interest Only        120
1800              500-506 West 172nd Street                         BACM 07-3              5,100,000    Interest Only         60
3405461           Market at Westlake                                BACM 07-3              4,802,876    Interest Only        120
1900              5661-5669 Broadway                                BACM 07-3              4,600,000    Interest Only        120
2000              1701 Lake Robbins Drive                           BACM 07-3              4,600,000    Interest Only        120
3406000           Capitol Distributors                              BACM 07-3              4,560,000    Interest Only        120
3403007           Walgreens-Broadway                                BACM 07-3              4,500,000     IO, Balloon          24
19512             Central Self-Storage Lafayette                    BACM 07-3              4,500,000     IO, Balloon          60
22608             West Oaks Square                                  BACM 07-3              4,282,500     IO, Balloon          72
2100              Bishop Street                                     BACM 07-3              4,200,000    Interest Only         60
3406597           Briarwood Shopping Village                        BACM 07-3              3,900,000     IO, Balloon          36
2200              70 E Lake Street                                  BACM 07-3              3,500,000    Interest Only        120
90001289          All American Self Storage                         BACM 07-3              3,400,000     IO, Balloon          24
3405465           Shiloh Square                                     BACM 07-3              3,238,160    Interest Only        120
22322             ChemTreat Building                                BACM 07-3              3,220,000     IO, Balloon          36
3405463           Suncreek Village                                  BACM 07-3              2,683,331    Interest Only        120
3405446           Donelson Plaza                                    BACM 07-3              2,314,703    Interest Only        120
3404557           Dexter Magnetic Technologies - Hicksville NY      BACM 07-3              2,300,000     IO, Balloon          36
3405464           Pioneer Plaza                                     BACM 07-3              2,250,179    Interest Only        120
3404556           Dexter Magnetic Technologies - Elk Grove, IL      BACM 07-3              2,200,000     IO, Balloon          36


-------------------------------------------------------------
Loan Number         Loan Group   % of Loan Group   % of Pool
-------------------------------------------------------------
3406070                 2             50.2%          9.2%
101                     1              7.0%          5.7%
3405209                 1              6.5%          5.3%
3406713                 1              6.4%          5.2%
104                     2             27.0%          5.0%
3406386                 1              6.1%          5.0%
3406646                 1              6.1%          5.0%
3406563                 1              5.8%          4.7%
100                     1              4.4%          3.6%
200                     1              3.5%          2.8%
102                     1              3.0%          2.4%
300                     1              2.0%          1.7%
3405751                 1              2.0%          1.6%
400                     1              1.7%          1.4%
3400017                 1              1.7%          1.4%
3405766                 1              1.6%          1.3%
3405845                 2              5.8%          1.1%
3405753                 1              1.3%          1.1%
3405768                 1              1.3%          1.1%
3405754                 1              1.2%          1.0%
3405755                 1              1.0%          0.8%
3405961                 1              1.0%          0.8%
3405756                 1              1.0%          0.8%
23582                   1              0.9%          0.8%
3405932                 1              0.9%          0.7%
3405772                 1              0.8%          0.7%
3405773                 1              0.8%          0.7%
500                     1              0.8%          0.6%
3404645                 1              0.8%          0.6%
600                     1              0.7%          0.6%
3406314                 1              0.7%          0.6%
3403893                 1              0.7%          0.5%
3404734                 1              0.6%          0.5%
3404317                 1              0.6%          0.5%
700                     2              2.7%          0.5%
3405700                 1              0.6%          0.5%
3406182                 1              0.6%          0.5%
800                     1              0.6%          0.5%
3405457                 1              0.6%          0.5%
59758                   1              0.6%          0.5%
20953                   1              0.6%          0.5%
900                     1              0.5%          0.4%
3405759                 1              0.5%          0.4%
1000                    2              2.2%          0.4%
3402392                 1              0.5%          0.4%
3405760                 1              0.5%          0.4%
3404871                 1              0.4%          0.3%
3405887                 1              0.4%          0.3%
3405454                 1              0.4%          0.3%
1100                    1              0.4%          0.3%
22651                   1              0.4%          0.3%
3405684                 1              0.4%          0.3%
3405449                 1              0.4%          0.3%
3405776                 1              0.4%          0.3%
3405466                 1              0.4%          0.3%
3402090                 1              0.4%          0.3%
3405762                 1              0.4%          0.3%
9000655                 1              0.4%          0.3%
3406322                 2              1.6%          0.3%
3406266                 1              0.3%          0.3%
3405691                 1              0.3%          0.3%
9000658                 1              0.3%          0.3%
9000606                 1              0.3%          0.3%
3405458                 1              0.3%          0.3%
3405456                 1              0.3%          0.3%
3401449                 1              0.3%          0.3%
1200                    1              0.3%          0.3%
3405460                 1              0.3%          0.3%
90001059                1              0.3%          0.3%
1300                    1              0.3%          0.3%
1400                    1              0.3%          0.3%
22442                   2              1.3%          0.2%
3400184                 1              0.3%          0.2%
3405459                 1              0.3%          0.2%
1500                    2              1.3%          0.2%
3405451                 1              0.3%          0.2%
3405447                 1              0.3%          0.2%
3405077                 1              0.3%          0.2%
3406097                 2              1.2%          0.2%
3405888                 1              0.3%          0.2%
3405452                 1              0.3%          0.2%
3405445                 1              0.3%          0.2%
3404899                 1              0.3%          0.2%
3405462                 1              0.3%          0.2%
9000504                 1              0.3%          0.2%
1600                    1              0.3%          0.2%
3404238                 1              0.3%          0.2%
3402757                 1              0.3%          0.2%
23127                   1              0.3%          0.2%
3405448                 1              0.2%          0.2%
3406643                 1              0.2%          0.2%
3405455                 1              0.2%          0.2%
3405450                 1              0.2%          0.2%
3405879                 1              0.2%          0.2%
1700                    1              0.2%          0.2%
3405667                 1              0.2%          0.2%
1800                    2              0.8%          0.1%
3405461                 1              0.2%          0.1%
1900                    1              0.2%          0.1%
2000                    1              0.2%          0.1%
3406000                 1              0.2%          0.1%
3403007                 1              0.2%          0.1%
19512                   1              0.2%          0.1%
22608                   1              0.1%          0.1%
2100                    2              0.6%          0.1%
3406597                 1              0.1%          0.1%
2200                    1              0.1%          0.1%
90001289                1              0.1%          0.1%
3405465                 1              0.1%          0.1%
22322                   1              0.1%          0.1%
3405463                 1              0.1%          0.1%
3405446                 1              0.1%          0.1%
3404557                 1              0.1%          0.1%
3405464                 1              0.1%          0.1%
3404556                 1              0.1%          0.1%

                                   SCHEDULE VI

                    Mortgage Loans Containing Additional Debt

-----------------------------------------------------------------------------------------------------------------------------------
Loan Number     Property Name                                Loan Transaction        Cut-off Balance    Existing Additional Debt
-----------------------------------------------------------------------------------------------------------------------------------
  3405209       One Park Avenue                                  BACM 07-3               187,500,000              Yes
  3406386       Hilton Anatole                                   BACM 07-3               175,000,000              Yes
    104         Rockwood Ross Multifamily Portfolio              BACM 07-3               175,000,000              Yes
  3406563       Pacifica Tower                                   BACM 07-3               166,250,000              Yes
    200         JQH Hotel Portfolio                              BACM 07-3               100,000,000              Yes
    102         Metropolis Shopping Center                       BACM 07-3                86,000,000              Yes
    400         ChampionsGate Hotel                              BACM 07-3                50,000,000              Yes
    700         Nantucket Creek                                  BACM 07-3                17,300,000              Yes
    900         1001-1007 Third Ave                              BACM 07-3                15,000,000              Yes
   23688        Quietwater Business Park                         BACM 07-3                 4,750,219              Yes
    300         Owings Mills 3                                   BACM 07-3                58,400,000               No
  3405751       Marketplace at Mill Creek                        BACM 07-3                57,307,446               No
  3405766       Overlook at King of Prussia                      BACM 07-3                47,065,383               No
  3405845       The Heights on West Campus                       BACM 07-3                37,750,000               No
  3405753       Winslow Bay Commons                              BACM 07-3                37,680,787               No
  3405768       Hiram Pavilion                                   BACM 07-3                37,609,248               No
  3405754       Stonecrest Marketplace                           BACM 07-3                34,515,625               No
  3405755       Woodstock Square                                 BACM 07-3                29,006,478               No
  3405756       Boynton Commons                                  BACM 07-3                27,854,444               No
  3405772       Bartow Marketplace                               BACM 07-3                23,297,527               No
  3405773       Gateway Market Center                            BACM 07-3                23,172,886               No
    500         252 7th Ave                                      BACM 07-3                22,000,000               No
  3404645       One Main Plaza                                   BACM 07-3                21,700,000               No
    600         Cranberry Commons                                BACM 07-3                21,450,000               No
  3403893       Empire Self Storage Portfolio                    BACM 07-3                19,000,000               No
  3404317       Airway Properties                                BACM 07-3                17,700,000               No
  3406182       Belk II                                          BACM 07-3                17,000,000               No
    800         Garin Ranch                                      BACM 07-3                16,750,000               No
  3405759       Market Place                                     BACM 07-3                14,649,463               No
  3404076       Somerset I and II                                BACM 07-3                13,900,000               No
  3405760       Anderson Central                                 BACM 07-3                13,653,259               No
  3405684       Crown Distributing Headquarters                  BACM 07-3                10,200,000               No
  3405776       Paradise Place                                   BACM 07-3                10,148,501               No
  3405762       Gateway Plaza - Jacksonville                     BACM 07-3                10,098,326               No
  3405691       655 Engineering                                  BACM 07-3                 9,900,000               No
  3405667       La Plaza Business Center - Bldg E                BACM 07-3                 5,500,000               No
    1800        500-506 West 172nd Street                        BACM 07-3                 5,100,000               No
  3406000       Capitol Distributors                             BACM 07-3                 4,560,000               No


-----------------------------------------------------------------------------------------------------------------------------------
               Existing Additional
Loan Number         Debt Amount      Existing Additional Debt Description
-----------------------------------------------------------------------------------------------------------------------------------
  3405209           262,900,000      Pari Passu (187,500,000); Mezzanine (75,400,000)
  3406386           195,000,000      Pari Passu (175,000,000); Unsecured (20,000,000)
    104             134,711,640      Pari Passu (100,000,000); First Tier Mezzanine (9,711,640); Second Tier Mezzanine (25,000,000)
  3406563            17,250,000      B-Note
    200              50,000,000      Pari Passu
    102               9,000,000      B-Note
    400             100,000,000      Pari Passu
    700               3,950,000      Mezzanine
    900              21,855,052      Unsecured
   23688                345,000      Subordinate Secured
    300
  3405751
  3405766
  3405845
  3405753
  3405768
  3405754
  3405755
  3405756
  3405772
  3405773
    500
  3404645
    600
  3403893
  3404317
  3406182
    800
  3405759
  3404076
  3405760
  3405684
  3405776
  3405762
  3405691
  3405667
    1800
  3406000


-----------------------------------------------------------------------------------------------------------------------------------

Loan Number  Future Debt Permitted?  Future Debt Amount Permitted  Future Debt Description  Loan Group  % of Loan Group  % of Pool
-----------------------------------------------------------------------------------------------------------------------------------
  3405209    Yes                              32,600,000           Junior Mezzanine              1            6.5%           5.3%
  3406386    Yes                       LTV <= 80%, DSCR >= 1.80x   Mezzanine                     1            6.1%           5.0%
    104      Yes                              32,288,360           Mezzanine                     2            27.0%          5.0%
  3406563    Yes                       LTV <= 90%, DSCR >= 1.15x   Mezzanine                     1            5.8%           4.7%
    200      Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            3.5%           2.8%
    102      Yes                       LTV <= 90%, DSCR >= 1.05x   Mezzanine                     1            3.0%           2.4%
    400      No                                                                                  1            1.7%           1.4%
    700      No                                                                                  2            2.7%           0.5%
    900      No                                                                                  1            0.5%           0.4%
   23688     No                                                                                  1            0.2%           0.1%
    300      Yes                       LTV <= 80%, DSCR >= 1.20x   Mezzanine                     1            2.0%           1.7%
  3405751    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            2.0%           1.6%
  3405766    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            1.6%           1.3%
  3405845    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     2            5.8%           1.1%
  3405753    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            1.3%           1.1%
  3405768    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            1.3%           1.1%
  3405754    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            1.2%           1.0%
  3405755    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            1.0%           0.8%
  3405756    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            1.0%           0.8%
  3405772    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            0.8%           0.7%
  3405773    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            0.8%           0.7%
    500      Yes                       LTV <= 85%, DSCR >= 1.15x   Mezzanine                     1            0.8%           0.6%
  3404645    Yes                       LTV <= 80%, DSCR >= 1.20x   Mezzanine                     1            0.8%           0.6%
    600      Yes                       LTV <= 80%, DSCR >= 1.20x   Mezzanine                     1            0.7%           0.6%
  3403893    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            0.7%           0.5%
  3404317    Yes                       LTV <= 80%, DSCR >= 1.20x   Mezzanine                     1            0.6%           0.5%
  3406182    Yes                       LTV <= 85%, DSCR >= 1.15x   Mezzanine                     1            0.6%           0.5%
    800      Yes                       LTV <= 85%, DSCR >= 1.20x   Junior Mezzanine              1            0.6%           0.5%
  3405759    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            0.5%           0.4%
  3404076    Yes                       LTV <= 90%, DSCR >= 1.20x   Mezzanine                     2            2.1%           0.4%
  3405760    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            0.5%           0.4%
  3405684    Yes                       LTV <= 80%, DSCR >= 1.05x   Mezzanine                     1            0.4%           0.3%
  3405776    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            0.4%           0.3%
  3405762    Yes                       LTV <= 75%, DSCR >= 1.20x   Mezzanine                     1            0.4%           0.3%
  3405691    Yes                       LTV <= 80%, DSCR >= 1.23x   Mezzanine                     1            0.3%           0.3%
  3405667    Yes                       LTV <= 75%, DSCR >= 1.25x   Mezzanine                     1            0.2%           0.2%
    1800     Yes                       LTV <= 90%, DSCR >= 1.00x   Mezzanine                     2            0.8%           0.1%
  3406000    Yes                       LTV <= 80%, DSCR >= 1.05x   Mezzanine                     1            0.2%           0.1%

                                  SCHEDULE VII

         Schedule of Initial Controlling Holders and Operating Advisors

(1) The initial Metropolis Shopping Center Controlling Holder is Anthracite Capital, Inc., at Anthracite Capital, Inc., 40 East 52nd Street, 7th Floor, New York, New York 10022, Attention: Richard Shea and Daniel Sefcik, telecopy number: (212) 754-8758.

(2) The initial Pacifica Tower Controlling Holder is Bank of America, National Association, at 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, Attention: Stephen Hogue, telecopy number: (704) 386-1094 (with copies to Paul E. Kurzeja, Esq., Assistant General Counsel, at Bank of America Corporate Center, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255 and to Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202).

                                  SCHEDULE VIII

         Servicing Criteria to be Addressed in Assessment of Compliance

      The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria", as such criteria may be expanded, limited or otherwise updated by the Commission or its staff (including, without limitation, not requiring delivery of certain of the items set forth on this schedule based on interpretive guidance relating to Item 1122 of Regulation AB provided by the Commission or its staff:

---------------------------------------------------------------------------------------------------- -------------------
                                                                                                         Applicable
                                            Relevant Servicing Criteria                                  Party(ies)
---------------------------------------------------------------------------------------------------- -------------------
     Reference                                          Criteria
-------------------- ------------------------------------------------------------------------------- -------------------
                                            General Servicing Considerations
--------------------                                                                                 -------------------
--------------------                                                                                 -------------------
1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance or other           Trustee
                     triggers and events of default in accordance with the transaction agreements.    Master Servicer
                                                                                                      Special Servicer
                                                                                                      Primary Servicer
--------------------                                                                                 -------------------
1122(d)(1)(ii)       If any material servicing activities are outsourced to third parties,                Trustee
                     policies and procedures are instituted to monitor the third party's              Master Servicer
                     performance and compliance with such servicing activities.                       Special Servicer
                                                                                                      Primary Servicer
--------------------                                                                                 -------------------
1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up servicer          N/A
                     for the mortgage loans are maintained.
--------------------                                                                                 -------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the party            Trustee
                     participating in the servicing function throughout the reporting period in       Master Servicer
                     the amount of coverage required by and otherwise in accordance with the terms    Special Servicer
                     of the transaction agreements.                                                   Primary Servicer
--------------------                                                                                 -------------------
                                           Cash Collection and Administration
--------------------                                                                                 -------------------
                                                                                                          Trustee
1122(d)(2)(i)        Payments on mortgage loans are deposited into the appropriate custodial bank     Master Servicer
                     accounts and related bank clearing accounts no more than two business days       Special Servicer
                     following receipt, or such other number of days specified in the transaction     Primary Servicer
                     agreements.
--------------------                                                                                 -------------------
1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to an                Trustee
                     investor are made only by authorized personnel.
--------------------                                                                                 -------------------
1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows or             Master Servicer
                     distributions, and any interest or other fees charged for such advances, are        (only with
                     made, reviewed and approved as specified in the transaction agreements.             respect to
                                                                                                      transactions for
                                                                                                     which the related
                                                                                                        transaction
                                                                                                         agreements
                                                                                                        specifically
                                                                                                       require it to
                                                                                                      advance property
                                                                                                       protection or
                                                                                                        payments of
                                                                                                      interest and/or
                                                                                                         principal)
                                                                                                      Special Servicer
                                                                                                          Trustee
--------------------                                                                                 -------------------
1122(d)(2)(iv)       The related accounts for the transaction, such as cash reserve accounts or           Trustee
                     accounts established as a form of overcollateralization, are separately          Master Servicer
                     maintained (e.g., with respect to commingling of cash) as set forth in the       Special Servicer
                     transaction agreements.                                                          Primary Servicer
--------------------                                                                                 -------------------
1122(d)(2)(v)        Each custodial account is maintained at a federally insured depository               Trustee
                     institution as set forth in the transaction agreements. For purposes of this     Master Servicer
                     criterion, "federally insured depository institution" with respect to a          Special Servicer
                     foreign financial institution means a foreign financial institution that         Primary Servicer
                     meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
--------------------                                                                                 -------------------
1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized access.            Master Servicer
                                                                                                      Special Servicer
                                                                                                          Trustee
                                                                                                      Primary Servicer
--------------------                                                                                 -------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all asset-backed                 Trustee
                     securities related bank accounts, including custodial accounts and related       Master Servicer
                     bank clearing accounts. These reconciliations are (A) mathematically             Special Servicer
                     accurate; (B) prepared within 30 calendar days after the bank statement          Primary Servicer
                     cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
--------------------                                                                                 -------------------
                                           Investor Remittances and Reporting
--------------------                                                                                 -------------------
1122(d)(3)(i)        Reports to investors, including those to be filed with the Commission, are           Trustee
                     maintained in accordance with the transaction agreements and applicable
                     Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
--------------------                                                                                 -------------------
1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance with               Trustee
                     timeframes, distribution priority and other terms set forth in the transaction agreements.
--------------------                                                                                 -------------------
1122(d)(3)(iii)      Disbursements made to an investor are posted within two business days to the         Trustee
                     Servicer's investor records, or such other number of days specified in the transaction agreements.
--------------------                                                                                 -------------------
1122(d)(3)(iv)       Amounts remitted to investors per the investor reports agree with cancelled          Trustee
                     checks, or other form of payment, or custodial bank statements.
--------------------                                                                                 -------------------
                                               Pool Asset Administration
--------------------                                                                                 -------------------
1122(d)(4)(i)        Collateral or security on mortgage loans is maintained as required by the            Trustee
                     transaction agreements or related mortgage loan documents.                       Master Servicer
                                                                                                      Special Servicer
                                                                                                      Primary Servicer
--------------------                                                                                 -------------------
1122(d)(4)(ii)       Mortgage loan and related documents are safeguarded as required by the               Trustee
                     transaction agreements.
--------------------                                                                                 -------------------
1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are made, reviewed        Trustee
                     and approved in accordance with any conditions or requirements in the            Master Servicer
                     transaction agreements.                                                          Special Servicer
                                                                                                      Primary Servicer
--------------------                                                                                 -------------------
1122(d)(4)(iv)       Payments on mortgage loans, including any payoffs, made in accordance with       Master Servicer
                     the related mortgage loan documents are posted to the Servicer's obligor         Primary Servicer
                     records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
--------------------                                                                                 -------------------
1122(d)(4)(v)        The Servicer's records regarding the mortgage loans agree with the Servicer's    Master Servicer
                     records with respect to an obligor's unpaid principal balance.                   Primary Servicer
--------------------                                                                                 -------------------
1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's mortgage loans       Master Servicer
                     (e.g., loan modifications or re-agings) are made, reviewed and approved by       Special Servicer
                     authorized personnel in accordance with the transaction agreements and           Primary Servicer
                     related pool asset documents.
--------------------                                                                                 -------------------
1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans, modifications      Special Servicer
                     and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
--------------------                                                                                 -------------------
1122(d)(4)(viii)     Records documenting collection efforts are maintained during the period a        Master Servicer
                     mortgage loan is delinquent in accordance with the transaction agreements.        (only for the
                     Such records are maintained on at least a monthly basis, or such other period   period prior to a
                     specified in the transaction agreements, and describe the entity's activities       servicing
                     in monitoring delinquent mortgage loans including, for example, phone calls,      transfer event
                     letters and payment rescheduling plans in cases where delinquency is deemed       (as defined in
                     temporary (e.g., illness or unemployment).                                       the transaction
                                                                                                        agreements))
                                                                                                      Special Servicer
                                                                                                      Primary Servicer
--------------------                                                                                 -------------------
1122(d)(4)(ix)       Adjustments to interest rates or rates of return for mortgage loans with         Master Servicer
                     variable rates are computed based on the related mortgage loan documents.        Primary Servicer
--------------------                                                                                 -------------------
1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow accounts):      Master Servicer
                     (A) such funds are analyzed, in accordance with the obligor's mortgage loan      Primary Servicer
                     documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
--------------------                                                                                 -------------------

1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance payments) are    Master Servicer
                     made on or before the related penalty or expiration dates, as indicated on       Primary Servicer
                     the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
--------------------                                                                                 -------------------
1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be made on          Master Servicer
                     behalf of an obligor are paid from the servicer's funds and not charged to       Primary Servicer
                     the obligor, unless the late payment was due to the obligor's error or omission.
--------------------                                                                                 -------------------
1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted within two business        Master Servicer
                     days to the obligor's records maintained by the servicer, or such other          Primary Servicer
                     number of days specified in the transaction agreements.
--------------------                                                                                 -------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are recognized and         Master Servicer
                     recorded in accordance with the transaction agreements.                          Primary Servicer
--------------------                                                                                 -------------------
1122(d)(4)(xv)       Any external enhancement or other support, identified in Item 1114(a)(1)               N/A
                     through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
-------------------- ------------------------------------------------------------------------------- -------------------

                                   SCHEDULE IX
                         Additional Form 10-D Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.4 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).

---------------------------------------------------------- ----------------------------------------------------------
                    Item on Form 10-D                                        Party Responsible
---------------------------------------------------------- ----------------------------------------------------------
Item 1A: Distribution and Pool Performance Information:    o    Master Servicer
    o    Item 1121(a)(13) of Regulation AB                 o    Trustee

---------------------------------------------------------- ----------------------------------------------------------
Item 1B: Distribution and Pool Performance Information:    o    Trustee
    o    Item 1121 (a)(14) of Regulation AB                o    Depositor

---------------------------------------------------------- ----------------------------------------------------------
Item 2:  Legal Proceedings:                                o    Master Servicer (as to itself)
    o    Item 1117 of Regulation AB (to the extent         o    Special Servicer (as to itself)
         material to Certificateholders)                   o    Trustee (as to itself)
                                                           o    Depositor (as to itself)
                                                           o    Primary Servicer (as to itself)
                                                           o    Any other Reporting Servicer (as to itself)
                                                           o    Trustee/Master Servicer/Depositor/Special Servicer
                                                                as to the Trust in the case of the Master Servicer
                                                                and Special Servicer, to be reported by the party
                                                                controlling such litigation pursuant to Section
                                                                3.32.
                                                           o    Each Seller as sponsor (as defined in Regulation AB)
                                                           o    Originators under Item 1110 of Regulation AB
                                                           o    Party under Item 1100(d)(1) of Regulation AB
---------------------------------------------------------- ----------------------------------------------------------
Item 3:  Sale of Securities and Use of Proceeds            o    Depositor

---------------------------------------------------------- ----------------------------------------------------------
Item 4:  Defaults Upon Senior Securities                   o    Trustee

---------------------------------------------------------- ----------------------------------------------------------
Item 5:  Submission of Matters to a Vote of Security       o    Trustee
Holders

---------------------------------------------------------- ----------------------------------------------------------
Item 6:  Significant Obligors of Pool Assets               o    Depositor
                                                           o    Sponsor
                                                           o    Mortgage Loan Seller
                                                           o    Master Servicer
                                                           o    Primary Servicer (as to loans serviced by it)
---------------------------------------------------------- ----------------------------------------------------------
Item 7:  Significant Enhancement Provider Information      o    Depositor

---------------------------------------------------------- ----------------------------------------------------------
Item 8:  Other Information (information required to be     o    Trustee
disclosed on Form 8-K that was not properly disclosed)     o    Any other party responsible for disclosure items on
                                                                 Form 8-K
---------------------------------------------------------- ----------------------------------------------------------
Item 9:  Exhibits                                          o    Depositor
                                                           o    Master Servicer
                                                           o    Trustee
                                                           o    Primary Servicer
---------------------------------------------------------- ----------------------------------------------------------

                                   SCHEDULE X
                         Additional Form 10-K Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.5 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).

---------------------------------------------------------- ------------------------------------------------------------
                    Item on Form 10-K                                         Party Responsible
---------------------------------------------------------- ------------------------------------------------------------
Item 1B: Unresolved Staff Comments                         o    Depositor


---------------------------------------------------------- ------------------------------------------------------------
Item 9B:  Other Information (information required to be    o    Trustee
disclosed on Form 8-K that was not properly disclosed)     o    Any other party responsible for disclosure items on
                                                                Form 8-K
---------------------------------------------------------- ------------------------------------------------------------
Item 15:  Exhibits, Financial Statement Schedules          o    Trustee
                                                           o    Depositor
---------------------------------------------------------- ------------------------------------------------------------
Additional Item:                                           o    Master Servicer (as to itself)
                                                           o    Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB (to the extent   o    Trustee (as to itself)
material to Certificateholders)                            o    Depositor (as to itself)
                                                           o    Primary Servicer (as to itself)
                                                           o    Any other Reporting Servicer (as to itself)
                                                           o    Trustee/Master Servicer/Depositor/Special Servicer as
                                                                to the Trust in the case of the Master Servicer and
                                                                Special Servicer, to be reported by the party
                                                                controlling such litigation pursuant to Section 3.32.
                                                           o    Each Seller as sponsor (as defined in Regulation AB)
                                                           o    Originators under Item 1110 of Regulation AB
                                                           o    Party under Item 1100(d)(1) of Regulation AB
---------------------------------------------------------- ------------------------------------------------------------
Additional Item:                                           o    Master Servicer (as to itself)
Disclosure per Item 1119 of Regulation AB                  o    Special Servicer (as to itself) (to the extent
                                                                material to Certificateholders and only as to
                                                                affiliations  under 1119(a))
                                                           o    Trustee (as to itself)
                                                           o    Depositor (as to itself)
                                                           o    Primary Servicer (as to itself)
                                                           o    Trustee/Master Servicer/Depositor/Special Servicer as
                                                                to the Trust
                                                           o    Each Seller as sponsors (as defined in Regulation AB)
                                                           o    Originators under Item 1110 of Regulation AB
                                                           o    Party under Item 1100(d)(1) of Regulation AB
---------------------------------------------------------- ------------------------------------------------------------
Additional Item:                                           o    Depositor
Disclosure per Item 1112(b) of Regulation AB               o    Each Seller as sponsor (as defined in Regulation AB)
                                                           o    Master Servicer
---------------------------------------------------------- ------------------------------------------------------------
Additional Item:                                           o    Depositor
Disclosure per Items 1114(b)(2) and 1115(b) of             o    Master Servicer
Regulation AB
---------------------------------------------------------- ------------------------------------------------------------

                                   SCHEDULE XI
                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.7 of the Pooling and Servicing Agreement to report to the Depositor and the Trustee the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).

---------------------------------------------------------- --------------------------------------------------------
                    Item on Form 8-K                                          Party Responsible
---------------------------------------------------------- --------------------------------------------------------
Item 1.01- Entry into a Material Definitive Agreement            All parties (only as to the agreements such
                                                                 entity is a party to or entered into on behalf
                                                                 of the Trust)
---------------------------------------------------------- --------------------------------------------------------
Item 1.02- Termination of a Material Definitive Agreement       All parties (only as to the agreements such
                                                                entity is a party to or entered into on behalf of
                                                                the Trust)
---------------------------------------------------------- --------------------------------------------------------
Item 1.03- Bankruptcy or Receivership                           o   Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase        o   Depositor
a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement
---------------------------------------------------------- --------------------------------------------------------
Item 3.03- Material Modification to Rights of Security
Holders                                                         o   Trustee
---------------------------------------------------------- --------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation or           o   Depositor
Bylaws; Change of Fiscal Year
---------------------------------------------------------- --------------------------------------------------------
Item 6.01- ABS Informational and Computational Material         o   Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 6.02- Change of Servicer or Trustee                        o   Master Servicer
                                                                o   Special Servicer (as to itself or a servicer
                                                                    retained by it)
                                                                o   Primary Servicer
                                                                o   Trustee
                                                                o   Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External             o   Depositor
Support                                                         o   Trustee
---------------------------------------------------------- --------------------------------------------------------
Item 6.04- Failure to Make a Required Distribution              o   Trustee
---------------------------------------------------------- --------------------------------------------------------
Item 6.05- Securities Act Updating Disclosure                   o   Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 7.01- Regulation FD Disclosure                             o   Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 8.01                                                       o   Depositor
---------------------------------------------------------- --------------------------------------------------------
Item 9.01                                                       o   Depositor
                                                                o   Master Servicer
                                                                o   Primary Servicer
---------------------------------------------------------- --------------------------------------------------------

                                  SCHEDULE XII

                   Form of Additional Disclosure Notification

     **SEND VIA FAX TO (410) 716-2380 AND VIA OVERNIGHT MAIL TO WELLS FARGO
            AND BANK OF AMERICA AT THE ADDRESSES IMMEDIATELY BELOW**

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services (CMBS), Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-3

Banc of America Commercial Mortgage Inc.
214 North Tryon Street, NC1-027-22-03
Charlotte, North Carolina 28255
Attention:  Stephen L. Hogue

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

            In accordance with Section [ ] of the pooling and servicing agreement, dated as of July 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc. (the "Company"), as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. The undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:
------------------------------------------------------------



List of any Attachments hereto to be included in the Additional Form
--------------------------------------------------------------------
[10-D][10-K][8-K] Disclosure:
-----------------------------




            Any inquiries related to this notification should be directed to
[            ], phone number: [          ]; email address: [                  ].




                                            [NAME OF PARTY],
                                                as [role]



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

cc:     Depositor